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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Amendment No. 2)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CHINA FIRE & SECURITY GROUP, INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: China Fire & Security Group, Inc. common stock, par value $0.001 ("common stock")
(2)	Aggregate number of securities to which transaction applies:
28,640,321 shares of common stock (including 27,890,321 shares outstanding and 750,000 shares of restricted stock) and 1,731,220 shares of common stock underlying options of the Company with an exercise price of $6.81 or less
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
The proposed maximum aggregate value of the transaction for purposes of calculating the filing fee is $265,584,025. The maximum aggregate value of the transaction was calculated based upon the sum of (A) (1) 28,640,321 shares of common stock (including shares of restricted stock) issued and outstanding and owned by persons other than the Company, Parent and Merger Sub on June 8, 2011, multiplied (2) by $9.00 per share (the "per share merger consideration") and (B) (1) 1,731,220 shares of common stock underlying outstanding options of the Company with an exercise price of $6.81 or less, as of June 8, 2011, multiplied by (2) the excess of the per share merger consideration over the weighted average exercise price of $4.48. The filing fee equals the product of 0.00011610 multiplied by the maximum aggregate value of the transaction.
	(4)	Proposed maximum aggregate value of transaction: $265,584,025
	(5)	Total fee paid: $30,834.31
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PRELIMINARY PROXY MATERIAL SUBJECT TO COMPLETION

[            ], 2011

To the Shareholders of China Fire & Security Group, Inc.:

        You are cordially invited to attend a special meeting of shareholders of China Fire & Security Group, Inc., a Florida corporation (the "Company," "we," "us" or "our") to be held at [      ], local time, on [      ], 2011, at [      ].

        On May 20, 2011, we entered into an Agreement and Plan of Merger (the "merger agreement") with Amber Parent Limited, an exempted company incorporated in the Cayman Islands ("Parent"), and Amber Mergerco, Inc., a Florida corporation and a wholly owned subsidiary of Parent ("Merger Sub"), providing for the merger of Merger Sub with and into the Company (the "merger"), with the Company surviving the merger as a wholly owned subsidiary of Parent. Parent and Merger Sub are both affiliates of funds managed by Bain Capital Partners, LLC. At the special meeting, we will ask you to approve the merger agreement.

        If the merger is completed, each share of the Company's common stock, par value $0.001 ("Company common stock"), other than as provided below, will be converted into the right to receive $9.00 in cash, without interest and less any applicable withholding taxes. We refer to this amount as the "per share merger consideration." The following shares of Company common stock will not be converted into the right to receive the per share merger consideration in connection with the merger: (a) shares owned by the Company, any subsidiary of the Company, Parent or Merger Sub, immediately prior to the effective time of the merger, (b) shares that the Rollover Investors (as defined below) agreed to contribute to Parent and/or Merger Sub, and (c) shares owned by shareholders who have perfected and not withdrawn a demand for appraisal rights under the Florida Business Corporation Act (the "FBCA").

        A special committee of our board of directors, consisting entirely of independent directors, reviewed and considered the terms and conditions of the merger agreement and the transactions contemplated by the merger agreement, including the merger. This special committee determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable, fair (both substantively and procedurally) to and in the best interests of the Company and its unaffiliated shareholders, recommended that our board of directors approve, adopt and declare the advisability of the merger agreement and the transactions contemplated by the merger agreement, including the merger, and recommend that our shareholders approve the merger agreement. Our board of directors, after careful consideration and acting on the unanimous recommendation of the special committee, deemed it advisable and in the best interests of the Company and our shareholders that the Company enter into the merger agreement, determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable, fair (both substantively and procedurally) to and in the best interests of the Company and its unaffiliated shareholders, approved and adopted the merger agreement and recommended that our shareholders approve the merger agreement at the special meeting. Our board of directors recommends that you vote "FOR" the proposal to approve the merger agreement.

        The merger cannot be completed unless the merger agreement is approved by the affirmative vote of (i) shareholders holding at least seventy-five percent (75%) of the outstanding shares of the Company common stock at the close of business on the record date and (ii) unaffiliated shareholders holding more than fifty percent (50%) of the outstanding shares of the Company common stock at the close of business on the record date (other than shares owned by the Rollover Investors (as defined below), certain holders of Company common stock who have entered into voting agreements with Parent and Merger Sub, and/or any holders of Company common stock who have entered into voting agreements or other similar shareholder support agreements with Parent, Merger Sub or their affiliates following May 20, 2011, agreeing to vote in favor of the merger). More information about the merger is contained in the accompanying proxy statement and the merger agreement attached thereto as Annex A.

        In considering the recommendation of the special committee and the board of directors, you should be aware that some of the Company's directors and executive officers have interests in the merger that are different from, or in addition to, the interests of our shareholders generally. Certain special purpose companies (collectively, the "Rollover Investors") controlled by Mr. Weigang Li (our chairman of the board of directors) in whole or in part, Mr. Brian Lin (our chief executive officer and one of our directors), and Mr. Weishe Zhang (our vice president of strategic planning and one of our directors) have agreed with Parent and Merger Sub to contribute to Parent a portion of the shares of Company common stock owned by them, aggregating approximately 19.9% of the outstanding shares of Company common stock as of June 8, 2011 (the "Rollover Shares"), in exchange for a certain equity interest in Parent at the same price per share as is paid by the shareholders of Parent affiliated with the Sponsors at closing. In addition, Li Brothers Holdings Inc. ("Li Brothers"), a Rollover Investor controlled in part by Mr. Weigang Li, agreed to contribute an additional portion of the Company common stock owned by it representing approximately 4.3% of the outstanding shares of Company common stock as of June 8, 2011 (the "Cashed-Out Shares") to Merger Sub in exchange for a per share amount equal to the per share merger consideration, which will be paid after our shareholders generally receive their merger consideration. The surviving corporation is required to pay Li Brothers the consideration for the Cashed-Out Shares as soon as practicable following such time as it has funds sufficient to make such payment and to use its reasonable best efforts to make such payment within three months following the completion of the merger. The accompanying proxy statement includes additional information regarding certain interests of the Company's directors and executive officers that may be different from, or in addition to, the interests of our shareholders generally.

        We encourage you to read the accompanying proxy statement in its entirety because it explains the proposed merger, the documents related to the merger and other related matters.

        Regardless of the number of shares of Company common stock you own, your vote is important. The failure to vote will have the same effect as a vote against the proposal to approve the merger agreement. Whether or not you plan to attend the special meeting, please take the time to submit a proxy by following the instructions on your proxy card as soon as possible. If your shares of Company common stock are held in an account at a broker, dealer, commercial bank, trust company or other nominee, you should instruct your broker, dealer, commercial bank, trust company or other nominee how to vote in accordance with the voting instruction form furnished by your broker, dealer, commercial bank, trust company or other nominee.

        We appreciate your continued support of the Company.

Sincerely,
Weigang Li Chairman

        The merger has not been approved or disapproved by the Securities and Exchange Commission or any state securities commission. Neither the Securities and Exchange Commission nor any state securities commission has passed upon the merits or fairness of the merger or upon the adequacy or accuracy of the information contained in this document or the accompanying proxy statement. Any representation to the contrary is a criminal offense.

        The accompanying proxy statement is dated [            ], 2011 and is first being mailed to shareholders on or about [            ], 2011.

CHINA FIRE & SECURITY GROUP, INC.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD [      ], 2011

        NOTICE IS HEREBY GIVEN that the special meeting of shareholders of China Fire & Security Group, Inc. (the "Company," "we," "us" or "our") will be held at [      ], local time, on [      ], 2011, at [      ], for the following purposes:

  1.
  To approve the Agreement and Plan of Merger, dated May 20, 2011 (the "merger agreement"), by and among the Company, Amber Parent Limited, an exempted company incorporated in the Cayman Islands ("Parent"), and Amber Mergerco, Inc., a Florida corporation and a wholly owned subsidiary of Parent ("Merger Sub") providing for the merger of Merger Sub with and into the Company (the "merger"), with the Company surviving the merger as a wholly owned subsidiary of Parent. Parent and Merger Sub are affiliates of funds managed by Bain Capital Partners, LLC; and

  2.
  To approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement.

        For more information about the merger and the other transactions contemplated by the merger agreement, please review the accompanying proxy statement and the merger agreement attached thereto as Annex A.

        A special committee of our board of directors, consisting entirely of independent directors, reviewed and considered the terms and conditions of the merger agreement and the transactions contemplated by the merger agreement, including the merger. This special committee determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable, fair (both substantively and procedurally) to and in the best interests of the Company and its unaffiliated shareholders, recommended that our board of directors approve, adopt and declare the advisability of the merger agreement and the transactions contemplated by the merger agreement, including the merger, and recommend that our shareholders approve the merger agreement. Our board of directors, after careful consideration and acting on the unanimous recommendation of the special committee, deemed it advisable and in the best interests of the Company and our shareholders that the Company enter into the merger agreement, determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable, fair (both substantively and procedurally) to and in the best interests of the Company and its unaffiliated shareholders, approved and adopted the merger agreement and recommended that our shareholders approve the merger agreement at the special meeting. Our board of directors recommends that you vote "FOR" the proposal to approve the merger agreement.

        Certain special purpose companies (collectively, the "Rollover Investors") controlled by Mr. Weigang Li (our chairman of the board of directors) in whole or in part, Mr. Brian Lin (our chief executive officer and one of our directors) and Mr. Weishe Zhang (our vice president of strategic planning and one of our directors) have agreed with Parent and Merger Sub to contribute to Parent a portion of the shares of the Company's common stock, par value $0.001 ("Company common stock") owned by them, aggregating approximately 19.9% of the outstanding shares of Company common stock as of June 8, 2011 (the "Rollover Shares"), in exchange for a certain equity interest in Parent at the same price per share as is paid by the shareholders of Parent affiliated with the Sponsors at closing. In addition, Li Brothers Holdings Inc. ("Li Brothers"), a Rollover Investor controlled in part by Mr. Weigang Li, agreed to contribute an additional portion of the Company common stock owned by it, representing approximately 4.3% of the outstanding shares of Company common stock as of June 8, 2011 (the "Cashed-Out Shares"), to Merger Sub in exchange for a per share amount equal to the per share merger consideration, which will be paid after our shareholders generally receive their merger consideration. The surviving corporation is required to pay Li Brothers the consideration for the Cashed-Out Shares as soon as practicable following such time as it has funds sufficient to make such payment and to use its reasonable best efforts to make such payment within three months following the completion of the merger. Messrs. Weigang Li and Brian Lin will also enter into new three-year employment agreements (with two conditional one-year extensions) with Parent or one of its subsidiaries following the merger.

        Only shareholders of record at the close of business on [      ], 2011 are entitled to notice of and to vote at the special meeting and at any and all adjournments or postponements thereof.

        The approval of the merger agreement requires the affirmative vote of (i) shareholders holding at least seventy-five percent (75%) of the outstanding shares of the Company common stock at the close of business on the record date and (ii) unaffiliated shareholders holding more than fifty percent (50%) of the outstanding shares of the Company common stock at the close of business on the record date (other than shares owned by the Rollover Investors, certain holders of Company common stock who have entered into voting agreements with Parent and Merger Sub, and/or any holders of Company common stock who have entered into voting agreements or other similar shareholder support agreements with Parent, Merger Sub or their affiliates following May 20, 2011, agreeing to vote in favor of the merger). The approval of the adjournment of the special meeting requires the affirmative vote of the holders of at least a majority of the shares of the Company common stock present and entitled to vote at the special meeting as of the record date, whether or not a quorum is present. Notice of the adjourned meeting need not be given if the time and place to which the meeting is adjourned is announced at the meeting before an adjournment is taken and our board of directors does not fix a new record date for the adjourned meeting.

        Regardless of the number of shares of Company common stock you own, your vote is important. The failure to vote will have the same effect as a vote against the proposal to approve the merger agreement. Whether or not you plan to attend the special meeting, please take the time to submit a proxy by following the instructions on your proxy card as soon as possible. If your shares of Company common stock are held in an account at a broker, dealer, commercial bank, trust company or other nominee, you should instruct your broker, dealer, commercial bank, trust company or other nominee how to vote in accordance with the voting instruction form furnished by your broker, dealer, commercial bank, trust company or other nominee.

        Company common shareholders who do not vote in favor of approval of the merger agreement will have the right to seek appraisal and receive the fair value of their shares in lieu of receiving the per share merger consideration if the merger closes but only if they perfect their appraisal rights by complying with the required procedures under Florida law, which are summarized in the accompanying proxy statement. The procedure for dissent and appraisal is described in Sections 607.1301 to 607.1333 of the Florida Business Corporation Act, which are attached as Annex C to the proxy statement accompanying this notice. We are providing this notice and a copy of such sections pursuant to Section 607.1320 of the Florida Business Corporation Act. Florida law requires strict adherence to the procedures set forth therein, and failure to do so may result in the loss of all dissenters' appraisal rights. Accordingly, each shareholder who might desire to exercise dissenter's appraisal rights should carefully consider and comply with the provisions of those sections and consult his or her legal advisor.

        If you plan to attend the special meeting, please note that you may be asked to present valid photo identification, such as a driver's license or passport. If you wish to attend the special meeting and your shares of Company common stock are held in an account at a broker, dealer, commercial bank, trust company or other nominee (i.e., in "street name"), you will need to bring a copy of your voting instruction card or statement reflecting your share ownership as of the record date.

By Order of the Board of Directors,
Weigang Li Chairman
Beijing, China
[ ], 2011

Important Notice of Internet Availability

        This proxy statement for the special meeting to be held on [      ], 2011, is available free of charge at http://www.myproxyonline.com/chinafire

YOUR VOTE IS IMPORTANT

        WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, YOU ARE ENCOURAGED TO VOTE AS SOON AS POSSIBLE. YOU MAY VOTE YOUR SHARES OF COMPANY COMMON STOCK BY TELEPHONE, OVER THE INTERNET, OR IF YOU RECEIVED A PAPER COPY OF THE PROXY CARD, BY SIGNING AND DATING IT AND RETURNING IT PROMPTLY. VOTING BY PROXY WILL NOT PREVENT YOU FROM ATTENDING THE MEETING AND VOTING IN PERSON IF YOU SO DESIRE.

 SUMMARY VOTING INSTRUCTIONS

        Ensure that your shares of Company common stock can be voted at the special meeting by submitting your proxy or contacting your broker, dealer, commercial bank, trust company or other nominee.

        If your shares of Company common stock are registered in the name of a broker, dealer, commercial bank, trust company or other nominee:    check the voting instruction card forwarded by your broker, dealer, commercial bank, trust company or other nominee to see which voting options are available or contact your broker, dealer, commercial bank, trust company or other nominee in order to obtain directions as to how to ensure that your shares of Company common stock are voted at the special meeting.

        If your shares of Company common stock are registered in your name:    submit your proxy as soon as possible by telephone, via the Internet or by signing, dating and returning the enclosed proxy card in the enclosed postage-paid envelope, so that your shares of Company common stock can be voted at the special meeting.

        Instructions regarding telephone and Internet voting are included on the proxy card.

        The failure to vote will have the same effect as a vote against the proposal to approve the merger agreement. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be voted in favor of the proposal to approve the merger agreement and the proposal to adjourn the special meeting, if necessary and appropriate, to solicit additional proxies.

If you have any questions, require assistance with voting your proxy card, or need additional copies of proxy material, please call Okapi Partners LLC at the phone numbers listed below.

Toll Free: (877) 869-0171
Collect: (212) 297-0720

i

ii

CHINA FIRE & SECURITY GROUP, INC.

SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON [    ], 2011

PROXY STATEMENT

        This proxy statement contains information related to a special meeting of shareholders of China Fire & Security Group, Inc. which will be held at [    ], local time, on [    ], 2011, at [    ] and any adjournments or postponements thereof. We are furnishing this proxy statement to shareholders of China Fire & Security Group, Inc. as part of the solicitation of proxies by the Company's board of directors for use at the special meeting. This proxy statement is dated [    ], 2011 and is first being mailed to shareholders on or about [    ], 2011.

SUMMARY TERM SHEET

        This summary term sheet, together with the section of this proxy statement entitled "Questions and Answers About the Special Meeting and the Merger" beginning on page 15 of this proxy statement, highlights selected information in this proxy statement and may not contain all of the information about the merger that is important to you. We have included page references in parentheses to direct you to more complete descriptions of the topics presented in this summary term sheet. You should carefully read this proxy statement in its entirety, including the annexes and the other documents to which we have referred you, for a more complete understanding of the matters being considered at the special meeting. In addition, this proxy statement incorporates by reference important business and financial information about the Company. You are encouraged to read all of the documents incorporated by reference into this proxy statement and you may obtain without charge copies of such documents incorporated by reference into this proxy statement by following the instructions under "Where You Can Find More Information" beginning on page 102.

        In this proxy statement, the terms "we," "us," "our," "CFSG," or the "Company" refer to China Fire & Security Group, Inc. and its subsidiaries. We refer to Bain Capital Partners, LLC as "Bain Capital," Bain Capital Asia Fund, L.P. as the "Guarantor," and Guarantor and Bain Capital Fund X, L.P. collectively as the "Sponsors." We refer to Amber Parent Limited as "Parent" and Amber Mergerco, Inc. as "Merger Sub." We refer to Li Brothers Holdings Inc. ("Li Brothers"), Jin Zhan Limited, Vyle Investment Inc. and Small Special Technology Inc. collectively as the "Rollover Investors." We refer to Li Brothers Holdings Inc., China Honour Investment Limited, Jin Zhan Limited, Vyle Investment Inc., Small Special Technology Inc., Mr. Weigang Li, Mr. Brian Lin and Mr. Weishe Zhang collectively as the "Voting Shareholders." We refer to Messrs. Weigang Li, Brian Lin and Weishe Zhang collectively as the "Management Shareholders." When we refer to the "merger agreement," we mean the Agreement and Plan of Merger, dated as of May 20, 2011, among the Company, Parent and Merger Sub.

The Parties (page 20)

        China Fire & Security Group, Inc. is a Florida corporation, engaged primarily in the design, development, manufacturing and sale of fire protection products and services for large industrial firms in China and international markets. We have developed a proprietary product line that addresses all aspects of industrial fire safety from fire detection to fire system control and extinguishing.

        Parent is a Cayman exempted limited company newly formed for the purpose of entering into and consummating transactions of the type contemplated by the merger agreement. Merger Sub was formed for the sole purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement. Both Parent and Merger Sub are affiliates of the Sponsors.

        The Rollover Investors are a group of special purpose companies controlled by Mr. Weigang Li (our chairman of the board of directors) in whole or in part, Mr. Brian Lin (our chief executive officer and one of our directors) and Mr. Weishe Zhang (our vice president of strategic planning and one of our directors). The Rollover Investors have agreed with Parent and Merger Sub to contribute to Parent a portion of the shares of the Company's common stock, par value $0.001 ("Company common stock") owned by them, aggregating approximately 19.9% of the outstanding shares of Company common stock as of June 8, 2011 (the "Rollover Shares"), in exchange for a certain equity interest in Parent at the same price per share as is paid by the shareholders of Parent affiliated with the Sponsors at closing. In addition, Li Brothers, a Rollover Investor controlled in part by Mr. Weigang Li, agreed to contribute an additional portion of the Company common stock owned by it representing approximately 4.3% of the outstanding shares of Company common stock as of June 8, 2011 (the "Cashed-Out Shares") to Merger Sub in exchange for a per share amount equal to the per share merger consideration, which will be paid after our shareholders generally receive their merger consideration. The surviving corporation is required to pay Li Brothers the consideration for the Cashed-Out Shares as soon as practicable following such time as it has funds sufficient to make such payment and to use its reasonable best efforts to make such payment within three months following the completion of the merger.

Overview of the Transaction (page 72)

        The Company, Parent and Merger Sub entered into the merger agreement on May 20, 2011. Under the terms of the merger agreement, Merger Sub will be merged with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Parent. The following will occur pursuant to the merger:

  •
  each share of Company common stock issued and outstanding immediately prior to the closing (other than (a) shares owned by the Company, any subsidiary of the Company, Parent or Merger Sub, (b) shares that the Rollover Investors (as defined below) have agreed to contribute to Parent and/or Merger Sub, and (c) shares owned by shareholders who have perfected and not withdrawn a demand for, or lost the right to, appraisal rights under the Florida Business Corporation Act (the "FBCA")) will be converted into the right to receive the per share merger consideration, as described below; and

  •
  all shares of Company common stock so converted will, at the closing of the merger, be canceled, and each holder of a certificate representing any shares of Company common stock shall cease to have any rights with respect thereto, except the right to receive the per share merger consideration upon surrender of such certificate (if such shares are certificated).

        Following and as a result of the merger:

  •
  holders of Company common stock (other than the Rollover Investors), will no longer have any interest in, and will no longer be shareholders of, the Company, and will not participate in any of the Company's future earnings or growth;

  •
  shares of Company common stock will cease to be listed on The NASDAQ Capital Market (the "NASDAQ"), and price quotations with respect to shares of Company common stock in the public market will no longer be available; and

  •
  the registration of shares of Company common stock under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), will be terminated.

The Special Meeting (page 67)

  Place, Date and Time of the Special Meeting

        The special meeting will be held at [    ], local time, on [    ], 2011, at [    ].

  Purpose of the Special Meeting

        At the special meeting, you will be asked to, among other things, approve the merger agreement and to adjourn the special meeting to a later date to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement. A copy of the merger agreement is attached as Annex A to this proxy statement.

  Votes Required for Approval of the Proposals

        Approval of the merger agreement requires the affirmative vote of (i) shareholders holding at least seventy-five percent (75%) of the outstanding shares of the Company common stock at the close of business on the record date and (ii) unaffiliated shareholders holding more than fifty percent (50%) of the outstanding shares of the Company common stock at the close of business on the record date (other than shares owned by the Rollover Investors, the Voting Shareholders, and/or any holders of Company common stock who have entered into voting agreements or other similar shareholder support agreements with Parent, Merger Sub or their affiliates following May 20, 2011, agreeing to vote in favor of the merger).

        Approval of any proposal to adjourn the special meeting to a later date to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement requires the affirmative vote of holders representing a majority of the shares present in person or represented by proxy and entitled to vote at the special meeting. Notice of the adjourned meeting need not be given if the time and place to which the meeting is adjourned is announced at the meeting before an adjournment is taken and our board of directors does not fix a new record date for the adjourned meeting.

  Record Date and Quorum

        You may vote at the special meeting if you owned any shares of Company common stock at the close of business on [    ], 2011, the record date for the special meeting. On that date, there were [    ] shares of Company common stock outstanding and entitled to vote at the special meeting. You may cast one vote for each share of Company common stock that you owned on that date. Shareholders who held a majority of the outstanding shares of Company common stockon the record date must be present in person or represented by proxy in order to constitute a quorum to conduct business at the special meeting.

  Procedure for Voting

        If you are a shareholder of record and submit a proxy, your shares will be voted at the special meeting as you indicate on your proxy card. If no instructions are indicated on your proxy card, your shares of Company common stockwill be voted for the approval of the merger agreement and for adjournment of the special meeting to a later date to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement.

        If your shares of Company common stock are held in "street name," you will receive instructions from your broker, dealer, commercial bank, trust company or other nominee that you must follow in order to have your shares voted. Your broker, dealer, commercial bank, trust company or other nominee will be entitled to vote your shares only if you provide instructions on how to vote by filling out the voting instruction form sent to you by your broker, dealer, commercial bank, trust company or other nominee with this proxy statement or by submitting a proxy or voting instructions by telephone or the Internet if that option is offered by your broker, dealer, commercial bank, trust company or other nominee.

  Revocability of Proxies

        You may revoke your proxy at any time before the vote is taken at the special meeting. To revoke your proxy, you must (1) prior to the vote at the special meeting, advise the Company's corporate secretary of the revocation by delivering a notice of revocation to B-2508 TYG Center, C2, Dongsanhuanbeilu, Chaoyang District, Beijing 100027, People's Republic of China, Attention: Corporate Secretary, (2) prior to the vote at the special meeting, properly deliver a later-dated proxy either by mail, the Internet, or telephone, or (3) attend the special meeting and vote your shares in person. Attendance at the special meeting will not by itself constitute revocation of a proxy.

        If you hold your shares in street name and you have instructed your broker, dealer, commercial bank, trust company or other nominee to vote your shares, the options for revoking your proxy described in the preceding paragraph do not apply and instead you must follow the directions provided by your broker, dealer, commercial bank, trust company or other nominee to revoke your proxy.

Merger Consideration (page 72)

        If the merger is completed, each share of Company common stock, other than as provided below, will be converted into the right to receive $9.00 in cash, without interest and less any applicable withholding taxes. We refer to this amount as the "per share merger consideration." Common stock owned by Parent or Merger Sub (including the Rollover Shares and the Cashed-Out Shares) will be canceled without payment of the per share merger consideration. Shares of Company common stock owned by shareholders who have perfected and not withdrawn a demand for appraisal rights under the FBCA will be canceled without payment of the per share merger consideration and such shareholders will instead be entitled to appraisal rights under the FBCA.

        A paying agent will send written instructions for surrendering your certificates representing shares of Company common stock (if your shares of Company common stock are certificated) and obtaining the per share merger consideration after we have completed the merger. Do not return your stock certificates with your proxy card and do not forward your stock certificates to the paying agent prior to receipt of the written instructions. If you hold uncertificated shares of Company common stock (i.e., you hold your shares in book entry), you will automatically receive your per share merger consideration as soon as practicable after the effective time of the merger without any further action required on your part.

Rollover Commitment (Annex D)

        Concurrently with the execution and delivery of the merger agreement, the Rollover Investors entered into a rollover agreement, which we refer to as the "rollover agreement," with Parent and Merger Sub, pursuant to which the Rollover Investors have agreed, among other things, to contribute to Parent the Rollover Shares, aggregating approximately 19.9% of the outstanding shares of Company common stock as of June 8, 2011, immediately prior to the effective time of the merger and such shares will be cancelled and will not be converted into the right to receive the merger consideration. As consideration, each of the Rollover Investors will receive a certain equity interest in Parent at the same price per share paid by the shaderholders of Parent affiliated with the Sponsors at closing. In addition, Li Brothers, a Rollover Investor controlled in part by Mr. Weigang Li, agreed to contribute to Merger Sub the Cashed-Out Shares, representing approximately 4.3% of the outstanding shares of Company common stock as of June 8, 2011, in exchange for a per share amount equal to the per share merger consideration, which will be paid after our shareholders generally receive their merger consideration. Messrs. Weigang Li and Brian Lin will also enter into new three-year employment agreements (with two conditional one-year extensions) with Parent or one of its subsidiaries following the merger. The rollover agreement automatically terminates upon the termination of the merger agreement. A copy of the rollover agreement is attached as Annex D to this proxy statement.

 Voting Agreement (Annex E)

        Concurrently with the execution and delivery of the merger agreement, each of the Voting Shareholders entered into a voting agreement, which we refer to collectively as the "voting agreements," with Parent and Merger Sub, pursuant to which the Voting Shareholders, from and after the date of the merger agreement and until the earlier of the effective time or the termination of the merger agreement pursuant to its terms, irrevocably and unconditionally granted to, and appointed Parent or its designee, such Voting Shareholder's proxy and attorney-in-fact, to vote or cause to be voted 16,789,100 shares of Company common stock and 127,500 shares of restricted stock owned by them, aggregating approximately 59.1% of the outstanding voting securities of the Company as of June 8, 2011, among other things, in favor of the approval of the merger agreement and the transactions contemplated by the merger agreement and against any acquisition proposal from any third party without regard to its terms. If for any reason the proxy granted therein is not irrevocable, the Voting Shareholders have also agreed to, among other things, vote the shares of Company common stock and shares of restricted stock subject to the voting agreements in favor of the approval of the merger agreement and the transactions contemplated by the merger agreement, and against any acquisition proposal from any third party without regard to its terms. The voting agreements automatically terminate upon the termination of the merger agreement. A form of such voting agreements is attached as Annex E to this proxy statement.

Treatment of Common Stock, Options and Restricted Stock (page 73)

        At the effective time of the merger, each outstanding stock option will be canceled in exchange for a cash payment equal to the excess, if any, of the per share merger consideration over the exercise price per share of such stock option, less any required withholding taxes. Payment to holders of a vested outstanding stock option will be made at the effective time, and payment(s) to holders of an unvested outstanding stock option will be made on the dates such unvested stock options would have vested (subject to the same conditions on vesting as applied to the unvested stock options immediately prior to the effective time if such unvested stock options had not been cancelled at the effective time), without any crediting of interest for the period from the effective time until vesting.

        At the effective time of the merger, each outstanding share of restricted stock will be converted into the right to receive, on the date such share of restricted stock would have vested (subject to the same conditions on vesting as applied to each share of restricted stock immediately prior to the effective time if such share of restricted stock had not been converted at the effective time), an amount in cash equal to the per share merger consideration, less any required withholding taxes and without any crediting of interest for the period from the effective time until vesting.

Recommendation of Our Board of Directors and Special Committee; Reasons for Recommending the Approval of the Merger Agreement; Fairness of the Merger (page 28)

        Our board of directors, after careful consideration and acting on the unanimous recommendation of the special committee composed entirely of independent directors, recommends that our shareholders vote "FOR" the proposal to approve the merger agreement and "FOR" the proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement. Our board of directors and the special committee believe that the merger is fair (both substantively and procedurally) to our unaffiliated shareholders. For a discussion of the material factors considered by our board of directors and the special committee in determining to recommend the approval of the merger agreement and in determining that the merger is fair (both substantively and procedurally) to our unaffiliated shareholders, see "Special Factors—Recommendation of Our Board of Directors and Special Committee; Reasons for Recommending the Approval of the Merger Agreement; Fairness of the Merger" beginning on page 28 for additional information.

 Opinion of Barclays Capital, Financial Advisor to the Special Committee (page 36 and Annex B)

        Barclays Capital Asia Limited, or "Barclays Capital," rendered its oral opinion, subsequently confirmed in writing, to the special committee that, on May 20, 2011, and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations set forth in the opinion, the $9.00 cash per share merger consideration to be received by the holders of shares of Company common stock (other than the Rollover Investors) in the merger was fair, from a financial point of view, to such holders.

        The full text of Barclays Capital's written opinion, dated May 20, 2011, which sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken by Barclays Capital, is attached as Annex B and is incorporated by reference herein. Holders of shares of Company common stock are urged to read the opinion carefully and in its entirety. The opinion does not address the Company's underlying business decision to proceed with or effect the merger or the likelihood of consummation of the merger. In addition, Barclays Capital expressed no opinion on, and its opinion did not in any manner address, the fairness of the amount or the nature of any compensation to any officers, directors or employees of any parties to the merger, or any class of such persons, relative to the per share merger consideration to be offered to the holders of the Company common stock (other than the Rollover Investors) in connection with the merger.

 Positions of Sponsors, Parent and Merger Sub Regarding the Fairness of the Merger (page 47)

        Each of the Sponsors, Parent and Merger Sub believes that the merger is fair (both substantively and procedurally) to our unaffiliated shareholders. However, none of the Sponsors, Parent or Merger Sub has performed, or engaged a financial advisor to perform, any valuation or other analysis for the purposes of assessing the fairness of the merger to our unaffiliated shareholders. Their belief is based upon the factors discussed under the captions, "Special Factors—Positions of the Sponsors, Parent and Merger Sub Regarding the Fairness of the Merger" beginning on page 47 of this proxy statement.

Positions of the Management Shareholders and the Rollover Investors Regarding the Fairness of the Merger (page 50)

        Each Rollover Investor believes that the merger is both procedurally and substantively fair to our unaffiliated shareholders. The Rollover Investors' belief is based upon their knowledge and analysis of the Company, as well as the other factors discussed under the captions, "Special Factors—Positions of the Management Shareholders and the Rollover Investors Regarding the Fairness of the Merger" beginning on page 50 of this proxy statement.

Recent Prices of Company Common Stock (page 28)

        Our common stock is traded on NASDAQ under the symbol "CFSG." The merger consideration of $9.00 per share represents a 44% premium over the Company's closing price on March 4, 2011 (which represents the "undisturbed" share price prior to the Company's announcement regarding receipt of a "going private" proposal), a 24% premium over the closing price of our common stock of $7.26 on May 19, 2011 (the last trading day prior to the public announcement of the execution of the merger agreement) and a 38% premium over the Company's 90-trading day volume weighted average price calculated as of May 19, 2011.

Financing of the Merger (page 57)

        The Company and Parent estimate that the total amount of funds required to complete the merger and related transactions, including payment of fees and expenses in connection with the merger, is anticipated to be approximately $290,400,000. This amount is expected to be provided through a combination of (i) equity contributions from the Sponsors totaling approximately $160,700,000, (ii) rollover financing from the Rollover Investors totaling approximately $51,300,000, (iii) debt financing of approximately $60,000,000 and (iv) cash of the Company totaling approximately $18,400,000.

Limited Guarantee (page 59)

        The Guarantor has agreed to guarantee the obligation of Parent under the merger agreement to pay, if and when due and subject to the conditions and limitations set forth therein and in the merger agreement, a reverse termination fee to the Company.

Interests of the Company's Directors and Executive Officers in the Merger (page 59)

        In considering the recommendation of our board of directors, you should be aware that certain of our executive officers and directors have interests in the merger that may be different from, or in addition to, your interests as a shareholder. These interests include, among others:

  •
  cash payments with respect to stock options that have an exercise price of less than $9.00 per share;

  •
  cash payments with respect to shares of restricted stock and other Company common stock held by them;

  •
  the expected ownership of equity interests in Parent by the Rollover Investors;

  •
  the fact that Messrs. Weigang Li and Brian Lin will also enter into new three-year employment agreements (with two conditional one-year extensions) with Parent or one of its subsidiaries following the merger;

  •
  the compensation of members of the special committee in exchange for their services in such capacity of $5,000 per month for the chairman of the special committee and RMB15,000 per month for each other member of the special committee, or approximately $2,300 per month based on a rate of RMB6.671 to $1.00 as of October 8, 2010 as set forth in the H.10 statistical release of the Federal Reserve Board, see "Special Factors—Interests of the Company's Directors and Executive Officers in the Merger—Special Committee Compensation," and

  •
  continued indemnification and liability insurance for directors and officers following completion of the merger.

Conditions to the Completion of the Merger (page 88)

        The respective obligations of each of the Company, Parent and Merger Sub to consummate the merger are subject to the satisfaction or waiver of certain conditions. For a description of these conditions, please see "The Merger Agreement—Conditions to the Completion of the Merger" beginning on page 88.

Regulatory Approvals (page 62)

        Pursuant to the PRC Anti-Monopoly Law, the Company and Parent are required to make a pre-closing competition filing with the Ministry of Commerce of the PRC, which we refer to as "MOFCOM." The filing with MOFCOM was made on May 23, 2011.

Solicitation of Acquisition Proposals (page 80)

        Until 11:59 p.m., New York City time, on July 14, 2011, the Company is permitted to:

  •
  solicit, initiate, facilitate and encourage any acquisition proposal from any third party, including by way of providing access to information pursuant to one or more acceptable confidentiality agreements, (provided that the Company promptly make any material non-public information provided to any such third party available to Parent and Merger Sub if not previously made available to Parent or Merger Sub); and

  •
  enter into, continue or otherwise participate in any discussions or negotiations with respect to any acquisition proposal or otherwise cooperate with or assist or participate in or facilitate any such discussions or negotiations or any effort or attempt to make any acquisition proposal.

        Except as may relate to any continuing party (as defined below), from and after 12:00 a.m., New York City time, on July 15, 2011, the Company is required to immediately cease all discussions and negotiations with any persons that may be ongoing with respect to an acquisition proposal, and must deliver a written notice to each such person to the effect that the Company is ending all discussions and negotiations with such person with respect to any acquisition proposal, and the notice shall also request such person to promptly return or destroy all confidential information concerning the Company and the Company's subsidiaries. Until the effective time or, if earlier, the termination of the merger agreement, the Company, its subsidiaries and its representatives may not:

  •
  initiate, solicit, propose or knowingly encourage or facilitate any inquiries or the making of an acquisition proposal;

  •
  engage in, continue or otherwise participate in any discussions or negotiations regarding, or provide any non-public information concerning the Company relating to, any acquisition proposal with or to any person;

  •
  grant any waiver, amendment or release under any standstill or confidentiality agreement or takeover statutes;

  •
  approve, endorse, recommend, execute or enter into any letter of intent, agreement in principle, merger agreement, acquisition agreement or other similar agreement with respect to any acquisition proposal, or that requires the Company to abandon the merger agreement or the merger; or

  •
  resolve, agree or publicly announce an intention to do any of the foregoing.

        Notwithstanding the foregoing, until 11:59 p.m., New York City time, on July 29, 2011, the Company may continue to engage in the activities permitted during the period prior to 11:59 p.m., New York City time, on July 14, 2011 as described above with respect to any acquisition proposal submitted by a continuing party (as defined below) on or before 11:59 p.m., New York City time, on July 14, 2011.

        At any time from and after 12:00 a.m., New York City time, on July 15, 2011 and prior to the time the Company's shareholders approve the merger agreement, if the Company receives an unsolicited written acquisition proposal from any other person, the Company may contact such person to clarify the terms and conditions of such proposal, to the extent the special committee has determined in good faith that such contact is necessary to determine whether such acquisition proposal constitutes or is reasonably likely to result in a superior proposal. The merger agreement also contains a customary "window-shop" exception to non-solicitation which provides that, prior to the time the Company's shareholders approve the merger agreement, the Company may provide information in response to the request of such person pursuant to an acceptable confidentiality agreement (provided that the Company promptly makes such information available to Parent and Merger Sub if not previously made available to Parent or Merger Sub), or engage or participate in any discussions or negotiations with such person who has made such acquisition proposal, if, and only if, prior to taking such action, the special committee has determined in good faith, (i) after consultation with outside legal counsel, that failure to take such action would be inconsistent with the directors' fiduciary duties under applicable laws, and (ii) based on the information then available and after consultation with its independent nationally recognized financial advisor and outside legal counsel, that such acquisition proposal either constitutes a superior proposal or is reasonably likely to result in a superior proposal.

        Notwithstanding anything contained in the merger agreement, at any time prior to the obtaining of the shareholder approval, the special committee may effect a company adverse recommendation change (as defined below) and/or authorize the Company to terminate the merger agreement (i) in response to an intervening event or (ii) if the Company has received an acquisition proposal from any person that is not withdrawn and that the special committee concludes in good faith constitutes a superior proposal; provided that prior to effecting a company adverse recommendation change or terminating the merger agreement pursuant to (ii), the Company is required to provide prior written notice to Parent at least five (5) business days in advance and cause its advisors to negotiate with Parent to make necessary adjustments to the merger agreement so that the acquisition proposal would cease to constitute a superior proposal. The Company shall have paid a termination fee prior to or concurrently with the termination of the merger agreement under clause (i) or (ii) of the preceding sentence.

        Pursuant to the voting agreements, the Voting Shareholders, in their capacities as shareholders of the Company, may not, among other things, initiate, solicit, propose, encourage or knowingly facilitate any inquiries, proposals or offers with respect to an acquisition proposal from any third party or engage, continue or participate in any discussions concerning, or provide any non-public information relating to the Company in connection with any person relating to, an acquisition proposal, except that the Voting Shareholders may engage or participate in discussions with any person who has submitted a bona fide written acquisition proposal during the permitted go-shop period; if, prior to any Voting Shareholder taking any such action, the special committee has confirmed in writing to such Voting Shareholders that it has determined in good faith, (x) after consultation with outside legal counsel, that, if such acquisition proposal had been submitted after the permitted go-shop period failure by the Company to engage or participate in discussions with the person who has made such acquisition proposal would have been inconsistent with the directors' fiduciary duties under applicable laws, and (y) based on the information then available and after consultation with its independent nationally recognized financial advisor and outside legal counsel, that such acquisition proposal either constitutes a superior proposal or is reasonably likely to result in a superior proposal.

        In this proxy statement, a "continuing party" refers to any person (i) that submits (x) an acquisition proposal after the execution of the merger agreement and prior to 11:59 p.m., New York City time, on July 14, 2011 that the special committee determines, as of July 14, 2011, in good faith (after consultation with its independent financial advisor and outside legal counsel) is bona fide and would reasonably be expected to result in a superior proposal; and (y) a written representation by such person to the effect that such person will provide at least 50% of the equity financing (measured by both voting power and value) at all times from the date of the making of the acquisition proposal through the consummation of the acquisition proposal, and (ii) that is engaged in good faith discussions with the Company with respect to such acquisition proposal immediately prior to 11:59 p.m., New York City time, on July 14, 2011.

        In this proxy statement, a "company adverse recommendation change" refers to any of the following actions of the Board: (i) withhold, withdraw, qualify or modify, in a manner adverse to Parent or Merger Sub, its recommendation with respect to the merger, (ii) adopt, approve or recommend or propose to adopt, approve or recommend (publicly or otherwise) an acquisition proposal from a third party, (iii) publicly take, disclose a position with regard to or issue any statement referencing an acquisition proposal (other than a "stop, look and listen" communication or a statement that the board of directors has received and is currently evaluating such acquisition proposal) that is not an express rejection of any applicable acquisition proposal or an express reaffirmation of its recommendation in favor of the transactions contemplated by the merger agreement, (iv) fail to include its recommendation in this proxy statement, (v) cause or permit the Company or any of its subsidiaries to enter into any letter of intent, memorandum of understanding or similar document or contract relating to any acquisition proposal.

Termination of the Merger Agreement (page 90)

        The Company and Parent may, by mutual written consent duly authorized by, in the case of the Company, the special committee, and in the case of Parent, its board of directors, terminate the merger agreement and abandon the merger at any time prior to the effective time, whether before or after the approval of the merger agreement by the Company's shareholders.

        The merger agreement may also be terminated at any time (whether before or after the approval of the merger agreement by the Company's shareholders, except as specified below) under the following circumstances, subject to the terms and conditions specified in the merger agreement regarding any such termination:

        by either Parent or the Company, if:

  •
  the merger has not been completed on or before 11:59 p.m., Hong Kong time, on November 15, 2011, provided that a party may not terminate the merger agreement for this reason if the failure to complete the merger by that date was primarily due to such party's material breach of any of its obligations under the merger agreement;

  •
  (i) any order of any governmental entity having competent jurisdiction is entered enjoining the Company, Parent or Merger Sub from consummating the merger and such order has become final and nonappealable or (ii) a law has been enacted or promulgated or become applicable to the parties or the transactions contemplated by the merger agreement that makes consummation of the merger illegal or otherwise prohibited;

  •
  our shareholders do not approve the merger agreement at the special meeting or any adjournment thereof at which the merger agreement has been voted upon;

        by the Company, if:

  •
  Parent or Merger Sub has breached any of its representations, warranties or covenants contained in the merger agreement, such that its breach would result in the failure of a condition to the Company's obligation to complete the merger and subject to specified notice and cure rights, so long as the Company has not breached any of its representations, warranties or covenants contained in the merger agreement, which would result in the failure of the closing condition relating to the Company's representations, warranties or covenants to be satisfied;

  •
  all of the conditions to closing have been satisfied or waived by Parent, and Parent and Merger Sub fail to complete the closing within two (2) business days following the date the closing should have occurred pursuant to the merger agreement (depending on the circumstances, the amount of the termination fee paid by Parent shall be $8.5 million or $10.7 million);

  •
  prior to the obtaining of the shareholder approval, (i) the board of directors has, upon recommendation of the special committee, authorized the Company to enter into an alternative acquisition agreement with respect to a superior proposal and (ii) the Company has concurrently with the termination of the merger agreement entered into, or immediately after the termination of the merger agreement, enters into an alternative acquisition agreement with respect to such superior proposal, provided that the Company has paid the termination fee concurrently or in advance of termination; or

  •
  prior to the obtaining of the shareholder approval, the Company has effected a company adverse recommendation change, provided that the Company has paid the termination fee concurrently or in advance of termination.

        by Parent, if:

  •
  the Company has breached any of its representations, warranties or covenants contained in the merger agreement such that the closing condition relating to the Company's representations, warranties or covenants would not be satisfied and subject to specified notice and cure rights, so long as Parent or Merger Sub has not breached any of its representations, warranties or covenants contained in the merger agreement, which would result in the failure of the closing condition relating to Parent and Merger Sub's representations, warranties or covenants to be satisfied;

  •
  the board of directors of the Company or any committee thereof has effected a company adverse recommendation change.

Termination Fees and Reimbursement of Expenses (page 91)

        Upon the termination of the merger agreement under specified circumstances, the Company will be required to pay Parent a termination fee of $8.5 million or $6.4 million. The merger agreement also provides that Parent will be required to pay the Company a reverse termination fee of $10.7 million or $8.5 million, depending on specified circumstance.

        Under certain circumstances, the Company will be required to reimburse Parent for reasonably documented out-of-pocket fees and expenses actually incurred in connection with the transactions contemplated by the merger agreement. The expense reimbursement is subject to a cap of $3 million, and any expenses reimbursed will be off-set against the termination fee subsequently payable by the Company, if any. In addition, Parent or Merger Sub will be required to reimburse the Company for reasonably documented out-of-pocket fees and expenses actually incurred by the Company or its subsidiaries or of their respective representatives in connection with financing cooperation requested by Parent.

        See "The Merger Agreement—Termination Fees; Reimbursement of Expenses" beginning on page 91 of this proxy statement for a more detailed description of the circumstances in connection with the termination fees and reimbursement of expenses provided under the merger agreement.

Limitations on Liabilities (page 93)

        The Company's right to receive the reverse termination fee from Parent (or the Guarantor, pursuant to the limited guarantee) will be, subject to certain rights to equitable relief, including specific performance, described below, the sole and exclusive remedy of the Company Group (as defined below) against the Parent Group (as defined below) for any loss or damage suffered as a result of any breach of any representation, warranty, covenant or agreement or failure to perform under the merger agreement or other failure of the merger to be consummated. Other than the reverse termination fee, neither Parent nor any member of the Parent Group will have any liability for monetary damages of any kind or nature or arising in any circumstance in connection with the merger agreement or any of the transactions contemplated thereby. While the Company may pursue both a grant of specific performance as and only to the extent expressly permitted by the merger agreement and the payment of the reverse termination fee from Parent, under no circumstances will the Company (or any member of the Company Group or any other person) be permitted or entitled to receive both such grant of specific performance and payment of the reverse termination fee (or any other money damages).

        Parent's right to receive payment from the Company of the applicable termination fee and certain permitted expenses will be, subject to certain rights to equitable relief, including specific performance, described below, the sole and exclusive remedy of any member of the Parent Group against the Company Group (other than the Rollover Investors pursuant to the terms of the rollover agreement and/or the Voting Shareholders pursuant to the terms of the voting agreements) for any loss or damage suffered as a result of any breach of any representation, warranty, covenant or agreement or failure to perform under the merger agreement or other failure of the merger to be consummated. Other than the applicable termination fee and certain permitted expenses, neither the Company nor any member of the Company Group (other than the Rollover Investors pursuant to the terms of the rollover agreement and/or the Voting Shareholders pursuant to the terms of the voting agreements) will have any liability for monetary damages of any kind or nature or arising in any circumstance in connection with the merger agreement or any of the transactions contemplated thereby (including the financing and the limited guarantee) and in no event shall any of the members of the Parent Group seek, or permit to be sought, any monetary damages from any member of the Company Group (other than the Rollover Investors pursuant to the terms of the rollover agreement and/or the Voting Shareholders pursuant to the terms of the voting agreements) in connection with the merger agreement or any of the transactions contemplated thereby (including the financing and the limited guarantee). While Parent may pursue both a grant of specific performance and the payment of the applicable termination fee and certain expenses as permitted by the merger agreement, respectively, under no circumstances will Parent (or any member of the Parent Group or any other person) be permitted or entitled to receive both such grant of specific performance and payment of the termination fee and/or the permitted expenses (or any other money damages).

        The parties are entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of the merger agreement and to enforce specifically the terms and provisions thereof, in addition to any other remedy to which they are entitled under the merger agreement. However, the right of the Company to seek an injunction, specific performance or other equitable remedies to prevent breaches of the merger agreement is limited to seeking (i) an injunction, specific performance or other equitable remedies to enforce Parent's obligation to cause the equity financing to be funded at the effective time, but only in the event that (A) Parent and Merger Sub are required to consummate the closing under the merger agreement, (B) the debt financing has been funded or the lenders party to the debt financing commitment letter have irrevocably confirmed in writing that all conditions to funding of the debt financing commitment letter have been satisfied (other than funding of the equity financing), (C) the Company has irrevocably confirmed in writing that if the financing is funded, then it would take such actions that are within its control to cause the consummation of the transactions contemplated by the merger agreement to occur, and (D) the equity financing has not been funded and Parent and Merger Sub have not consummated the merger; and (ii) an injunction to specifically enforce certain obligations of Parent and Merger Sub relating to arranging the financing as provided in the merger agreement. In no event will the Company be entitled to enforce or seek to enforce specifically Parent's right to cause the equity financing to be funded if the debt financing has not been funded (or will not be funded at the effective time if the equity financing is funded at the effective time).

        In this proxy statement, the "Company Group" refers to, collectively, the Company, its subsidiaries, the direct or indirect shareholders of the Company or any other person, or any of their respective affiliates or representatives.

        In this proxy statement, the "Parent Group" refers to, collectively, (A) Parent, Merger Sub or the Sponsors, (B) the former, current and future holders of any equity, partnership or limited liability company interest, controlling persons, directors, officers, employees, agents, attorneys, affiliates, members, managers, general or limited partners, shareholders, assignees of Parent, Merger Sub or the Sponsors, (C) any lender or prospective lender, lead arranger, arranger, agent or representative of or to Parent, Merger Sub or the Sponsors, or (D) any holders or future holders of any equity, stock, partnership or limited liability company interest, controlling persons, directors, officers, employees, agents, attorneys, affiliates, members, managers, general or limited partners, shareholders, assignees of any of the foregoing.

Appraisal Rights (page 98 and Annex C)

        Each shareholder who satisfies the requirements of Sections 607.1301 through 607.1333 of the FCBA is entitled to appraisal rights under Florida law in connection with the merger. These requirements are summarized in this proxy statement and the full text of Sections 607.1301 through 607.1333 of the Florida Business Corporation Act is set forth in Annex C to this proxy statement. The judicially determined fair value of the shareholder's shares resulting from an appraisal proceeding could be greater than, equal to or less than the $9.00 per share that our shareholders are entitled to receive in the merger. Any shareholder who intends to exercise appraisal rights must, among other things, submit to us a written notice of intent to demand payment of fair value prior to the vote by our shareholders on the merger agreement and must NOT vote or submit a proxy in favor of the approval of the merger agreement. Failure to follow exactly the statutory procedures set forth in Sections 607.1301 through 607.1333 of the Florida Business Corporation Act regarding the exercise of appraisal rights may result in a termination or waiver of your appraisal rights. Accordingly, each shareholder who might desire to exercise dissenter's appraisal rights should carefully consider and comply with the provisions of those sections and consult his or her legal advisor.

Litigation Relating to the Merger (page 65)

        The Company and certain officers and directors of the Company were named as defendants in nine putative class action lawsuits filed in Florida courts by shareholders of the Company in connection with the proposed merger. The lawsuits allege, among other things, that the members of the board of directors breached their fiduciary duties owed to the Company's public shareholders and seek, among other things, to enjoin the consummation of the merger. The Company and the board of directors believe that the claims in these lawsuits are without merit and intend to defend against them vigorously.

        One of the conditions to the closing of the merger is that no order by a court or other governmental entity shall be in effect that prohibits the consummation of the merger or that makes the consummation of the merger illegal. As such, if the plaintiffs are successful in obtaining an injunction prohibiting the defendants from completing the merger on the agreed-upon terms, then such injunction may prevent the merger from becoming effective, or from becoming effective within the expected timeframe.

Material United States Federal Income Tax Consequences (page 62)

        A U.S. Holder (as defined under "Special Factors—Certain Material United States Federal Income Tax Consequences") generally will recognize gain or loss for United States federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received in the merger and the U.S. Holder's adjusted tax basis in the shares of Company common stock exchanged. A non-U.S. Holder (as defined under "Special Factors—Certain Material United States Federal Income Tax Consequences") generally will not be subject to United States federal income tax in respect of cash received in the merger, unless such non-U.S. Holder has certain connections to the United States. Shareholders of Company common stock should consult their tax advisors to determine the particular tax consequences to them (including the application and effect of any state, local or foreign income and other tax laws) of the merger.

 Additional Information (page 102)

        You can find more information about the Company in the periodic reports and other information we file with the SEC. The information is available at the website maintained by the SEC at www.sec.gov. For a more detailed description of the additional information available, please see the section entitled "Where You Can Find More Information" beginning on page 102.

        For additional questions about the merger, assistance in submitting proxies or voting shares of the Company's common stock, or to request additional copies of the proxy statement or the enclosed proxy card, please contact our proxy solicitor Okapi Partners LLC at 437 Madison Avenue, 28th Fl., New York, NY 10022, U.S.A., toll free number at 1-877-869-0171, collect at 1-212-297-0720 or by e-mail to info@okapipartners.com.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

        The following questions and answers are intended to address briefly some commonly asked questions regarding the merger and the special meeting. These questions and answers may not address all questions that may be important to you as a shareholder. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents that we have incorporated by reference into this proxy statement, all of which you should read carefully.

Q:    Why am I receiving this proxy statement?

A:
On May 20, 2011, we entered into the merger agreement, with Parent and Merger Sub providing for the merger of Merger Sub with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Parent. Both Parent and Merger Sub are affiliates of funds managed by Bain Capital. You are receiving this proxy statement in connection with the solicitation of proxies by the board of directors of the Company in favor of the approval of the merger agreement.

Q:    What matters will be voted on at the special meeting?

A:
You will be asked to consider and vote on the following proposals:

•
Approval of the merger agreement; and

•
Approval of the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement.

Q:    As a shareholder, what will I receive in the merger?

A:
If the merger is completed, unless you properly exercise appraisal rights, you will be entitled to receive $9.00 in cash, without interest thereon and less any required withholding taxes, for each share of Company common stock that you own immediately prior to the effective time of the merger as described in the merger agreement.

  See "Special Factors—Certain Material United States Federal Income Tax Consequences" beginning on page 62 for a more detailed description of the United States federal tax consequences of the merger. You should consult your own tax advisor for a full understanding of how the merger will affect your federal, state, local and/or non-U.S. taxes.

Q:    When and where is the special meeting of our shareholders?

A:
The special meeting of shareholders will be held at [      ], local time, on [      ], 2011, at [      ].

Q:    What vote of our shareholders is required to approve the merger agreement?

A:
For us to complete the merger, both (i) shareholders holding at least seventy-five percent (75%) of the outstanding shares of the Company common stock at the close of business on the record date and (ii) unaffiliated shareholders holding more than fifty percent (50%) of the outstanding shares of the Company common stock at the close of business on the record date (other than shares owned by the Rollover Investors, the Voting Shareholders, and/or any holders of Company common stock who have entered into voting agreements or other similar shareholder support agreements with Parent, Merger Sub or their affiliates following May 20, 2011, agreeing to vote in favor of the merger) must vote "FOR" the proposal to approve the merger agreement. At the close of business on [      ], 2011, the record date, [      ] shares of Company common stock were outstanding and entitled to vote at the special meeting.

Q:    How will votes be counted?

A:
Votes will be counted by the inspector of election appointed for the special meeting, who will separately count "for" and "against" votes, abstentions and broker non-votes. A "broker non-vote" occurs when a broker, bank or other nominee holding shares does not vote because it has no discretionary authority to vote shares it holds for a beneficial owner and does not receive voting instructions with respect to the proposal from the beneficial owner. The failure to vote, broker non-votes and abstentions will have the same effect as votes against the approval of the merger agreement. However, with respect to the proposal to adjourn the special meeting to a later date to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement, the failure to vote and broker non-votes will have no effect on the proposal, while abstentions will have the same effect as votes against the proposal. You have one vote for each share of common stock that you owned as of the close of business on the record date of [      ], 2011.

Q:    Who can attend and vote at the special meeting?

A:
All shareholders of record as of the close of business on [      ], 2011, the record date for the special meeting, are entitled to receive notice of and to attend and vote at the special meeting, or any postponement or adjournment thereof. If you wish to attend the special meeting and your shares of Company common stock are held in an account at a broker, dealer, commercial bank, trust company or other nominee (i.e., in "street name"), you will need to bring a copy of your voting instruction card or statement reflecting your share ownership as of the record date. "Street name" holders who wish to vote at the special meeting will need to obtain a proxy from the broker, dealer, commercial bank, trust company or other nominee that holds their shares of Company common stock.

Q:    How does our board of directors recommend that I vote?

A:
Our board of directors, after careful consideration and acting on the unanimous recommendation of the special committee composed entirely of independent directors, recommends that our shareholders vote "FOR" the proposal to approve the merger agreement and "FOR" the proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement. In connection with the approval of the merger agreement by the Company's board of directors, Mr. Weigang Li, Mr. Brian Lin and Mr. Weishe Zhang recused themselves from the voting.

  You should read "Special Factors—Recommendation of Our Board of Directors and Special Committee; Reasons for Recommending the Approval of the Merger Agreement; Fairness of the Merger" beginning on page 28 for a discussion of the factors that our special committee and our board of directors considered in deciding to recommend the approval of the merger agreement. In addition, in considering the recommendation of the special committee and the board of directors with respect to the merger agreement, you should be aware that some of the Company's directors and executive officers may have interests that are different from, or in addition to, the interests of our shareholders generally. See "Special Factors—Interests of the Company's Directors and Executive Officers in the Merger," beginning on page 59.

Q:    How will our directors and executive officers vote on the proposal to approve the merger agreement?

A:
Our directors and current executive officers who are also holders of Company common stock have informed us that, as of the date of this proxy statement, they intend to vote all of their shares of

  Company common stock in favor of the approval of the merger agreement. As of [      ], 2011, the record date for the special meeting, our directors (including Mr. Weigang Li, Mr. Brian Lin and Mr. Weishe Zhang) and current executive officers owned, in the aggregate, [      ] shares of Company common stock, or collectively approximately [      ]% of the outstanding shares of Company common stock, including shares they have or share the power to vote.

Q:    Am I entitled to exercise appraisal rights instead of receiving the per share merger consideration for my shares of Company common stock?

A:
Holders of Company common stock who do not vote in favor of approval of the merger agreement will have the right to seek appraisal and receive the fair value of their shares of Company common stock in lieu of receiving the per share merger consideration if the merger closes but only if they exercise and perfect their appraisal rights by complying with the required procedures under Florida law. If a shareholder properly exercises appraisal rights, the shareholder would have the right to litigate a proceeding in court, at the conclusion of which the shareholder will receive the judicially determined fair value of their shares of our common stock. The fair value of our common stock may be more than, equal to or less than the merger consideration to be paid to non-dissenting shareholders in the merger. To preserve your appraisal rights, if you wish to exercise them, you must NOT vote in favor of the approval of the merger agreement and you must follow specific procedures, including, but not limited to, delivering to us at China Fire & Security Group, Inc., B-2502 TYG Center, C2 Dongsanhuanbeilu, Chaoyang District, Beijing 100027, People's Republic of China, attention: Company Secretary, before the vote is taken at the special meeting (i.e., before [                ], 2011) a written notice of intent to demand payment of fair value pursuant to Section 607.1321 of the Florida Business Corporation Act. Failure to follow the steps required by law for perfecting appraisal rights may lead to the loss of those rights, in which case the dissenting shareholder will be treated in the same manner as a non-dissenting shareholder. See "Appraisal Rights" beginning on page 98. For the full text of Sections 607.1301 through 607.1333 of the Florida Business Corporation Act, please see Annex C hereto. Because of the complexity of the law relating to appraisal rights, shareholders who are considering objecting to the merger are encouraged to read these provisions carefully and consult their own legal advisors.

Q:    How do I cast my vote if I am a holder of record?

A:
If you were a holder of record on [      ], 2011, you may vote in person at the special meeting or by submitting a proxy for the special meeting. You can submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed, postage paid envelope. Holders of record may also vote by telephone or the Internet by following the instructions on the proxy card.

  If you properly transmit your proxy, but do not indicate how you want to vote, your proxy will be voted "FOR" the approval of the merger agreement and "FOR" the proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement.

Q:    How do I cast my vote if my shares of Company common stock are held in "street name" by my broker, dealer, commercial bank, trust company or other nominee?

A:
If you hold your shares in "street name," which means your shares of Company common stock are held of record on [      ], 2011 by a broker, dealer, commercial bank, trust company or other nominee, you must provide the record holder of your shares of Company common stock with instructions on how to vote your shares of Company common stock in accordance with the voting directions provided by your broker, dealer, commercial bank, trust company or other nominee. If you do not provide your broker, dealer, commercial bank, trust company or other nominee with instructions on how to vote your shares, your shares of Company common stock will not be voted, which will have the same effect as voting "AGAINST" the proposal to approve the merger agreement. Please refer to the voting instruction card used by your broker, dealer, commercial bank, trust company or other nominee to see if you may submit voting instructions using the Internet or telephone.

Q:    What will happen if I abstain from voting or fail to vote on the proposal to approve the merger agreement?

A:
If you abstain from voting, fail to cast your vote in person or by proxy or fail to give voting instructions to your broker, dealer, commercial bank, trust company or other nominee, it will have the same effect as a vote against the approval of the merger agreement.

Q:    Can I change my vote after I have delivered my proxy?

A:
Yes. If you are a record holder, you may revoke your proxy at any time before the vote is taken at the special meeting. To revoke your proxy, you must (1) prior to the vote at the special meeting, advise the Company's corporate secretary of the revocation by delivering a notice of revocation to B-2508 TYG Center, C2, Dongsanhuanbeilu, Chaoyang District, Beijing 100027, People's Republic of China, Attention: Corporate Secretary, (2) prior to the vote at the special meeting, properly deliver a later-dated proxy either by mail, the Internet or telephone, or (3) attend the special meeting and vote your shares in person.

  Attendance at the special meeting will not by itself constitute revocation of a proxy. If your shares of Company common stock are held in street name, you must contact your broker, dealer, commercial bank, trust company or other nominee to revoke your proxy.

Q:    What should I do if I receive more than one set of voting materials?

A.
You may receive more than one set of voting materials, including multiple copies of this proxy statement or multiple proxy or voting instruction cards. For example, if you hold your shares of Company common stock in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares of Company common stock. If you are a holder of record and your shares of Company common stock are registered in more than one name, you will receive more than one proxy card. Please submit each proxy and voting instruction card that you receive.

Q:    If I am a holder of certificated shares of Company common stock, should I send in my share certificates now?

A:
No. Promptly after the merger is completed, each holder of record as of the time of the merger will be sent written instructions for exchanging their stock certificates for the per share merger consideration. These instructions will tell you how and where to send in your stock certificates in order to receive your cash consideration. You will receive your cash payment after the paying agent receives your share certificates and any other documents requested in the instructions. Please do not send stock certificates with your proxy.

  Holders of uncertificated shares of Company common stock (i.e., holders whose shares are held in book entry) will automatically receive their cash consideration as soon as practicable after the effective time of the merger without any further action required on the part of such holders.

Q:    What happens if the merger is not completed?

A:
If the merger agreement is not approved by our shareholders, or if the merger is not completed for any other reason, our shareholders will not receive any payment for their Company common stock pursuant to the merger agreement. Instead, we will remain as a public company and our common stock will continue to be registered under the Exchange Act and listed and traded on the NASDAQ. Under specified circumstances, we may be required to pay an affiliate of Parent a termination fee of $8.5 million or $6.4 million or reimburse an affiliate of Parent for up to $3 million of Parent's reasonably documented out-of-pocket fees and expenses which will be off-set against the termination fee subsequently payable by the Company, if any, or Parent may be required to pay us a reverse termination fee of $10.7 million or $8.5 million. See "The Merger Agreement—Termination Fees and Reimbursement of Expenses."

Q:    Will a proxy solicitor be used?

A:
We have retained Okapi Partners LLC ("Okapi") to assist in the solicitation of proxies for the special meeting.

Q:    When is the merger expected to be completed?

A:
The merger agreement may be terminated by either Parent or the Company, subject to certain conditions under the merger agreement, if the merger is not consummated by 11:59 p.m., Hong Kong time, on November 15, 2011. We are working to complete the merger as quickly as possible. We currently expect the transaction to close in the third quarter of 2011; however, we cannot predict the exact timing of the merger. In order to complete the merger, we must obtain shareholder approvals and the other closing conditions under the merger agreement must be satisfied or waived.

Q:    What is householding and how does it affect me?

A:
The Securities and Exchange Commission ("SEC") permits companies to send a single set of certain disclosure documents to any household at which two or more shareholders reside, unless contrary instructions have been received, but only if the company provides advance notice and follows certain procedures. In such cases, each shareholder continues to receive a separate notice of the meeting and proxy card. This householding process reduces the volume of duplicate information and reduces printing and mailing expenses. We have instituted householding for shareholders of record. Only one copy of this proxy statement will be delivered to an address where two or more shareholders reside unless we have received contrary instructions from a shareholder at the address. A separate proxy card will be delivered to each shareholder at the shared address. If you are a shareholder who lives at a shared address and you would like additional copies of this proxy statement, contact the Company Secretary at B-2508 TYG Center, C2 Dongsanhuanbeilu, Chaoyang District, Beijing 100027, People's Republic of China, telephone number 86-10-8441-7400, or Okapi at 437 Madison Avenue, 28th Fl., New York, NY 10022, U.S.A., toll free number at 1-877-869-0171, collect at 1-212-297-0720 or by e-mail to info@okapipartners.com and we or Okapi will promptly mail you copies.

Q:    Who can help answer my questions?

A:
If you have any questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card, you should contact Okapi toll-free at (877) 869-0171, collect at (212) 297-0720, by email at info@okapipartners.com or at 437 Madison Avenue, 28th Fl., New York, NY 10022.

SPECIAL FACTORS

The Parties

  China Fire & Security Group, Inc.

        China Fire & Security Group, Inc., which is referred to as the "Company," "us" or "we," is a Florida corporation, engaged primarily in the design, development, manufacturing and sale of fire protection products and services for large industrial firms in China and international markets. We have developed a proprietary product line that addresses all aspects of industrial fire safety from fire detection to fire system control and extinguishing. The Company's principal executive offices are located at B-2502 TYG Center, C2 Dongsanhuanbeilu, Chaoyang District, Beijing 100027, People's Republic of China. Our telephone number is +8610.8441.7400.

  Amber Parent Limited

        Amber Parent Limited, which we refer to as "Parent," is an exempted company incorporated in the Cayman Islands and an affiliate of the Sponsors. Parent was formed for the purpose of entering into and consummating transactions of the type contemplated by the merger agreement. The principal executive offices of Parent are located at c/o Bain Capital Partners, LLC, 111 Huntington Avenue, Boston, MA, 02199. The telephone number of Parent is +1.617.516.2000.

        Bain Capital Asia Integral Investors, L.P., a Cayman Islands limited partnership, which we refer to as "Asia Integral," owns all of the interest in Parent. Bain Capital Investors, LLC, a Delaware limited liability company, which we refer to as "Bain Capital Investors," is the general partner of Asia Integral. Asia Integral is principally engaged in the business of investment in securities. Bain Capital investors is principally engaged in the business of acting as the general partner of persons primarily engaged in the business of making private equity or other types of investments. The principal executive office for each of Asia Integral and Bain Capital Investors is c/o Bain Capital Partners, LLC, 111 Huntington Avenue, Boston, MA, 02199. The telephone number for each of Asia Integral and Bain Capital Investors is +1 617.516.2000.

  Amber Mergerco, Inc.

        Amber Mergerco, Inc., which we refer to as "Merger Sub," is a Florida corporation and was formed by an affiliate of Parent solely for the purpose of completing the merger. Merger Sub is wholly owned by Parent and has not engaged in any business except for activities incidental to its formation and in connection with the merger and the other transactions contemplated by the merger agreement. Upon the completion of the merger, Merger Sub will cease to exist. The principal executive offices of Merger Sub are located at c/o Bain Capital Partners, LLC, 111 Huntington Avenue, Boston, MA, 02199. The telephone number of Merger Sub is +1.617.516.2000.

  Sponsors

        Bain Capital Asia Fund, L.P. and Bain Capital Fund X, L.P., which we collectively refer to as the "Sponsors," are both Cayman Islands limited partnerships and private equity funds managed by Bain Capital Partners, LLC. Each of Bain Capital Asia Fund, L.P., whose general partner is Bain Capital Partners Asia, L.P., and Bain Capital Fund X, L.P., whose general partner is Bain Capital Partners X, L.P., are principally engaged in the business of investment in securities. The principal executive offices of the Sponsors are located at c/o Bain Capital Partners, LLC, 111 Huntington Avenue, Boston, MA, 02199. The telephone number of the Sponsors is +1.617.516.2000.

        The general partner for both Bain Capital Partners Asia, L.P., which we refer to as "Bain Capital Asia," and Bain Capital Partners X, L.P., which we refer to as "Bain Capital X," is Bain Capital Investors, LLC. Both Bain Capital Asia and Bain Capital X are Cayman Islands limited partnerships principally engaged in the business of investment in securities. The principal executive offices for each of Bain Capital Asia and Bain Capital X is c/o Bain Capital Partners, LLC, 111 Huntington Avenue, Boston, MA, 02199. The telephone number for each of Bain Capital Asia and Bain Capital X is +1.617.516.2000.

        Bain Capital Partners, LLC, which we refer to as "Bain Capital," is a Delaware limited liability company. Bain Capital is a subsidiary of Bain Capital, LLC. The principal executive offices of Bain Capital are located at 111 Huntington Avenue, Boston, MA, 02199. The telephone number of Bain Capital is +1.617.516.2000.

        Bain Capital and Bain Capital, LLC are principally engaged in the business of investment in securities.

  Rollover Investors

        The Rollover Investors are a group of special purpose companies which are controlled by the chairman of our board of directors and certain other members of senior management of the Company, namely Li Brothers, Jin Zhan Limited, Vyle Investment Inc. and Small Special Technology Inc.

  Li Brothers

        Li Brothers is a holder of approximately 41.9% of the total number of outstanding shares of Company common stock as of June 8, 2011. Mr. Weigang Li, our chairman of the Board, beneficially owned 46.8% of Li Brothers through LWG Family Trust, a trust for the family of Mr. Weigang Li, in which Mr. Weigang Li has 100% voting power. The remaining 53.2% of Li Brothers was beneficially owned by LGJ Family Trust, a trust for the family of Mr. Gangjin Li, Mr. Weigang Li's late brother and our former chairman of the board, over which Mr. Weigang Li shares voting control with his sister Ms. Jincai Li, as co-trustees. The business address of Li Brothers is P.O.Box 3321, Drake Chambers, Road Town, Tortola, British Virgin Islands and their telephone number is +86-10-84417400.

  Jin Zhan Limited

        Jin Zhan Limited is a holder of approximately 2.7% of the total number of outstanding shares of Company common stock as of June 8, 2011. Jin Zhan Limited is 100% beneficially owned by Mr. Weigang Li, our chairman of the Board. The business address of Jin Zhan Limited is P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands and their telephone number is +86-10-84417400.

  Vyle Investment Inc.

        Vyle Investment Inc. is a holder of approximately 2.7% of the total number of outstanding shares of Company common stock as of June 8, 2011. Vyle Investment Inc. is 100% beneficially owned by Mr. Brian Lin, our chief executive officer and one of our directors. The business address of Vyle Investment Inc. is P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands and their telephone number is +86-10-84417400.

  Small Special Technology Inc.

        Small Special Technology Inc. is a holder of approximately 1.8% of the total number of outstanding shares of Company common stock as of June 8, 2011, was 100% beneficially owned by Mr. Weishe Zhang, our vice president of strategic planning and one of our directors. The business address of Small Special Technology Inc. is Morgan & Morgan Building, Pasea Estate, Road Town, Tortola, British Virgin Islands and their telephone number is +86-10-84417400.

        Each of Li Brothers, Vyle Investment Inc. and Small Special Technology Inc. is a British Virgin Islands corporation and Jin Zhan Limited is an exempted company incorporated in the British Virgin Islands.

        Each of the Rollover Investors' principal business is to act as a holding company in order to engage in strategic business operations and activities.

Background of the Merger

        Our board of directors and management have periodically reviewed and assessed strategic alternatives for the Company with the goal of maximizing shareholder value. From time to time over the last two years, a number of parties approached the Company with respect to possible transactions involving the Company.

        On January 14, 2010, Mr. Brian Lin, our chief executive officer and one of our directors, was first introduced to Mr. Danny Lee of Bain Capital via email by a mutual friend of Mr. Lin and Mr. Lee. On January 18, 2010, Mr. Lin and Mr. Lee had their first face-to-face meeting. The purpose of the meeting was to determine whether Bain Capital would be interested in investing in the Company as a strategic minority investor. Bain Capital expressed interest in exploring the opportunity and requested more information. Mr. Lin and Mr. Lee did not discuss any specific issues, including deal structure or price, at the meeting.

        On January 29, 2010, the Company and Bain Capital signed a non-disclosure agreement and subsequently, the Company provided Bain Capital with an information memorandum regarding its business, products, financial condition and results of operations. There was no further discussion between the Company and Bain Capital after the non-disclosure agreement was signed.

        At about the same time in January 2010, the Company had similar discussions with two other private equity firms, both of which signed non-disclosure agreements with the Company and were provided with an information memorandum containing the same information previously provided to Bain Capital. The discussions with those two private equity firms ended in the middle of 2010.

        In April 2010, the Company received an expression of interest letter from a multinational company to acquire all of the outstanding shares of the Company. Under a then-effective non-disclosure agreement, this company commenced due diligence. During the due diligence process, this company terminated discussions without providing a reason.

        In August 2010, Party A, a company listed on the Hong Kong Stock Exchange, contacted the Company and expressed its interest in acquiring a controlling interest in the Company, including possibly all of the outstanding shares of the Company. The Company and Party A executed a non-disclosure agreement in August 2010 and Party A was granted the right to negotiate with the Company on an exclusive basis for eight weeks. Party A commenced its business, financial and legal due diligence following the execution of the non-disclosure agreement.

        In September 2010, the Company engaged Barclays Capital as its financial advisor and engaged Shearman & Sterling LLP ("Shearman & Sterling") as its legal counsel in connection with a possible transaction with Party A.

        On October 7, 2010, our board of directors decided, by written resolution, that it was in the best interest of the Company and its shareholders to form a special committee (the "special committee"), consisting of Messrs. Albert McLelland, Xianghua Li and Guoyou Zhang, each an independent director of the Company, to consider and take further actions with respect to the proposed transaction with Party A. Our board of directors authorized the special committee to, among other things, (i) explore, review and determine the best course or courses of action for the Company in order to maximize the Company's value in the best interest of the Company and its shareholders; (ii) review and evaluate the terms and conditions and determine the advisability of the transaction proposed by Party A or any alternative proposals from other interested parties; (iii) negotiate the price, structure, form, terms and conditions of the proposed transaction with Party A or any alternative proposals; (iv) determine whether the proposed transaction with Party A or any alternative proposal is fair to, and in the best interest of, the Company and its public shareholders that are unaffiliated with the Rollover Investors; (v) disapprove the proposed transaction or any alternative proposals on behalf of the Company if the special committee deemed it appropriate in its sole discretion; and (vi) recommend to our board of directors what action, if any, should be taken by the Company with respect to the proposed transaction with Party A or any alternative proposal.

        On October 8, 2010, Party A submitted to the special committee a term sheet regarding the proposed transaction with a proposed offering price range of US$10.00 to 13.00 per share.

        On October 10, 2010, the special committee held its first meeting via teleconference. Barclays Capital and Shearman & Sterling also attended the meeting. During the meeting, Mr. Albert McLelland was elected as the chairman of the special committee. The special committee also ratified the appointment of Barclays Capital and Shearman & Sterling as its independent financial advisor and lead legal counsel, respectively, and appointed Bilzin Sumberg Baena Price & Axelrod LLP as its Florida legal counsel.

        During the next several days, Mr. Albert McLelland, the Chairman of the special committee, discussed extensively the possible next steps in the process with Barclays Capital and Shearman & Sterling via telephone and decided to engage Party A in further discussions and conduct a concurrent market check.

        On October 19, 2010, Barclays Capital commenced a market check upon the request of the special committee, and contacted nine potential strategic buyers and one potential financial buyer over the course of that week. Four potential buyers signed non-disclosure agreements. Of these four potential buyers, only one proceeded to conduct significant due diligence on the Company (via an online data-room), and following due diligence this potential buyer decided not to proceed with a transaction with the Company.

        On October 20, 2010, Party A submitted a revised term sheet to the special committee with the same proposed price range as previously offered. During the next several weeks, Barclays Capital and Shearman & Sterling, on behalf of the special committee, discussed key terms of the term sheet with Party A and its financial and legal advisors.

        On November 1, 2010, the special committee held a face-to-face meeting with Barclays Capital and Shearman & Sterling to discuss Party A's proposal and the status of the market check.

        In the middle of November 2010, Party A ceased discussions in connection with the proposed transaction without providing a reason.

        During the week of December 6, 2010, Sheng Wu, Managing Director of Barclays Capital, called Ms. Lihong Wang of Bain Capital to assess Bain Capital's interest in a potential transaction. On December 16, 2010, Ms. Wang had a face-to-face meeting with Mr. Lin in Beijing. Mr. Lin briefly introduced the business of the Company and indicated that the Company was still interested in new investors. Ms. Wang and Mr. Lin agreed to sign a non-disclosure agreement before any further discussion. No specific issues, including deal structure or price, were discussed at that meeting.

        On December 24, 2010, the Company and Bain Capital entered into a confidentiality agreement. Subsequently, the Company provided Bain Capital with a management presentation on its business, products, financial condition and results of operations, and the Company granted Bain Capital access to the online data-room in order for Bain Capital to access the Company's due diligence materials.

        On January 6, 2011, representatives from Bain Capital had an in-person meeting with certain members of our management to gather basic information about our business. Since January 6, 2011,

Bain Capital, PricewaterhouseCoopers LLP, the accounting firm engaged by Bain Capital, Kirkland & Ellis International LLP ("K&E"), the legal counsel engaged by Bain Capital, and six potential financing sources for the potential transaction have conducted accounting, financial, business and legal due diligence on the Company, including document review, site visits, supplier and customer interviews and management interviews.

        On January 27, 2011, Mr. Jonathan Zhu, Ms. Wang and Mr. Frank Su from Bain Capital met with Mr. Weigang Li, the chairman of our board of directors, and Mr. Brian Lin, our chief executive officer and one of our directors, to discuss a possible transaction.

        On February 9, 2011, the special committee received a non-binding proposal from Bain Capital to acquire all of the outstanding shares of the Company common stock at a price of $9.00 per share, in cash, subject to the satisfaction of a number of conditions, including satisfactory completion of Bain Capital's due diligence and negotiation and execution of a definitive merger agreement and other customary agreements. The proposal letter also stated that Bain Capital would be willing to structure the proposed transaction to allow the Rollover Investors to exchange all or part of their current equity interest in the Company into equity interest in the post-acquisition company. The proposal letter further noted that Bain Capital requested that due diligence and negotiations be conducted on an exclusive basis for six weeks with no solicitation of other proposals or negotiation with other bidders, which request was granted by the special committee.

        Following discussions with Barclays Capital and Shearman & Sterling regarding Bain Capital's proposal, the special committee believed that it was in the best interest of the Company's shareholders to publicly disclose that the Company had received a proposal. On March 7, 2011, the Company issued a press release announcing that it had received a proposal from a private equity fund to acquire all of the outstanding shares of the Company common stock.

        On April 1, 2011, the special committee received from Bain Capital another non-binding proposal letter, as well as a draft merger agreement and a debt financing commitment letter executed by Bank of America, N.A. and The Hongkong and Shanghai Banking Corporation Limited. In this proposal letter, Bain Capital restated its desire to acquire all of the outstanding shares of the Company at a price of $9.00 per share. The proposal letter also stated that Bain Capital had completed its due diligence investigation of the Company and its proposal was not contingent upon any further due diligence. Bain Capital further requested in this proposal letter that negotiations with the Company be conducted on an exclusive basis for an additional three weeks with no solicitation of other proposals or negotiation with other bidders.

        Over the next three weeks, the special committee, Barclays Capital and Shearman & Sterling held various meetings via teleconference to discuss the material issues arising from the draft merger agreement and determine the proposed positions of the special committee with respect to those issues. During these meetings, the special committee discussed Bain Capital's proposed $9.00 offer price and key transaction terms extensively with Barclays Capital and Shearman & Sterling. The special committee also proposed, among other things, to (i) add a meaningful "go shop" period to allow the Company to actively solicit alternative transaction proposals for a certain period following execution of the merger agreement, (ii) add a "majority of the minority" voting requirement to better protect the public shareholders unaffiliated with the Rollover Investors and the Voting Shareholders, (iii) modify the "fiduciary out" provision to give the special committee more latitude to terminate the merger agreement or withdraw, withhold or modify its recommendation in favor of the proposal if it, in the exercise of its fiduciary duty, determined to pursue a superior proposal, (iv) provide for a substantial reverse termination fee payable by Parent to create a disincentive for Parent to terminate the merger agreement and increase the level of certainty that the transaction would close, and (v) reduce the amount of the termination fee payable by the Company.

        During the same time, Barclays Capital submitted preliminary valuation materials to the special committee to assist the special committee in evaluating Bain Capital's $9.00 offer price. These preliminary valuation materials were essentially identical in all material respects to the final presentation that Barclays Capital made to the special committee on May 20, 2011, except that the preliminary valuation presentation necessarily used market data covering an earlier period of time, and it included a preliminary illustrative leveraged buyout analysis that Barclays Capital later determined was not relevant or appropriate for purposes of its fairness opinion since a leveraged buyout analysis performed in this situation is necessarily illustrative in nature depending on potentially highly uncertain assumptions as to Bain Capital's eventual exit strategy and Bain Capital's own internal projections and financial models relating to the Company, and is not considered an intrinsic valuation methodology. The special committee had a number of discussions with Barclays Capital regarding the valuation materials and the offer price. Shearman & Sterling also had a number of conference calls with K&E to discuss the other material issues. On April 17, 2011, following discussions with Barclays Capital, the special committee decided to ask Bain Capital to increase the offer price to $10.00 per share in order to maximize value for the Company's shareholders.

        On April 18, 2011, Shearman & Sterling sent a list of material issues to Bain Capital and K&E, setting forth the special committee's positions on certain key issues, including the request to increase the offer price to $10.00 per share. Later on the same day, Bain Capital indicated to Barclays Capital that Bain Capital would not increase the offer price because it believed that the offer price of $9.00 per share would represent a fair and attractive price for the Company's shareholders.

        On April 19, 2011, the special committee, Barclays Capital and Shearman & Sterling had a conference call to discuss Bain Capital's unwillingness to increase its offer price, as well as the respective positions of the special committee and Bain Capital on other key outstanding deal terms. The special committee indicated that it would be agreeable to the $9.00 per share offer price, subject to Bain Capital's acceptance of the special committee's positions on the other key outstanding issues in the draft merger agreement.

        On April 20, 2011, the parties reached agreement with respect to most of these key issues, including, among others, the offer price, the duration of the "go shop" period and the amount of the termination fees payable by the Company and Parent. The special committee and Bain Capital also executed an exclusivity letter to grant Bain Capital the right to negotiate with the Company on an exclusive basis until May 9, 2011.

        On April 21, 2011, K&E distributed a revised draft merger agreement and the initial drafts of the equity commitment letter and the limited guarantee. The special committee also permitted Bain Capital to commence discussions with the Rollover Investors and the Voting Shareholders on the rollover and voting arrangements. Soon thereafter, Mr. Weigang Li engaged DLA Piper UK LLP ("DLA Piper") to represent his personal interests including in connection with the rollover and voting arrangements. In anticipation of face-to-face negotiation sessions among all parties scheduled in early May, Shearman & Sterling and K&E conducted several rounds of negotiations on the draft merger agreement. The special committee was actively involved in these negotiations and had a number of conference calls with Shearman & Sterling discussing the outstanding issues in the draft merger agreement.

        From May 2 through May 4, 2011, the parties held face-to-face meetings in Beijing to negotiate the terms of the draft merger agreement, equity commitment letter and limited guarantee, while Bain Capital and the Rollover Investors along with their respective advisors negotiated the terms of the rollover and voting arrangements. Mr. Albert McLelland, the chairman of the special committee, traveled to Beijing to attend these meetings in person together with other members of the special committee. During the same time, the Rollover Investors also held face-to-face meetings with Bain Capital in Beijing to separately negotiate the terms of the draft rollover agreement and the draft voting agreements. By the end of May 4, 2011, the parties reached agreement in principle on all major issues in the draft merger agreement, including, among others, adding a "majority of the minority" voting requirement. The parties also reached consensus on most of the issues in the draft limited guarantee and the draft equity commitment letter. By May 9, 2011, the draft merger agreement was largely finalized while the draft rollover agreement and voting agreements were still under negotiation.

        On May 10, 2011, the financial advisor to Party A sent an email to Barclays Capital and Shearman & Sterling stating that Party A proposed an acquisition of all of the outstanding shares of the Company at $9.05 per share. Party A's financial advisor indicated that Party A's proposed offer was subject to the completion of confirmatory due diligence. The email also included certain draft transaction documents prepared by Party A's legal counsel, including a draft merger agreement (the "Party A Merger Agreement"), a draft share exchange agreement that would allow the Rollover Investors to exchange their shareholding in the Company into the shares of Party A, a draft voting agreement to be executed by certain shareholders of the Company and a draft voting agreement to be executed by the controlling shareholder of Party A.

        On May 11, 2011, the special committee, Barclays Capital and Shearman & Sterling held a meeting via teleconference to discuss the proposal received from Party A. During the meeting, Barclays Capital explained to the special committee that, based on the $9.05 per share price and the terms of the share exchange agreement, as well as publicly available information regarding Party A's financial position, Party A's existing available sources of funding may be insufficient to pay the total amount of cash consideration at closing and therefore there would be enhanced risks for Party A to consummate the proposed merger. At the conclusion of the meeting, given that the exclusivity period granted to Bain Capital expired on May 9, 2011, the special committee decided to take the following actions:

  •
  Given that Party A's proposed offer price was slightly higher than Bain Capital's offer price, the special committee and its advisors would engage Party A in further discussions. The special committee and its advisors would simultaneously continue to negotiate with Bain Capital and to finalize all transaction documents as soon as possible.

  •
  Barclays Capital would discuss with Party A's financial advisor and get clarification on Party A's sources of funds and request Party A to provide more certainty with respect to its funding capabilities.

  •
  Shearman & Sterling would revise the Party A Merger Agreement to reflect the key terms agreed upon with Bain Capital.

        On May 12, 2011, Party A executed a confidentiality agreement and started confirmatory due diligence.

        From May 12, 2011 through May 17, 2011, the special committee, Barclays Capital and Shearman & Sterling negotiated extensively with Party A and its financial and legal advisors through conference calls and face-to-face meetings. These negotiations focused on Party A's funding sources and financing arrangement and certain key issues relating to the Party A Merger Agreement, including, among other things, the "go shop", a majority of the minority approval condition and the amount of termination fees payable by the Company and Party A in certain circumstances. During the same time, the Rollover Investors engaged in separate negotiations with Party A on the draft share exchange agreement and voting agreements. By the end of May 17, 2011, the special committee and Party A reached agreement on substantially all of the material issues in the Party A Merger Agreement, and Party A confirmed that they were satisfied with the results of the confirmatory due diligence. However, Party A was unable to provide any evidence to demonstrate that it had sufficient funds to close the proposed transaction. Furthermore, certain material issues remained unresolved on the share exchange and voting arrangements between the Rollover Investors and Party A. On the same day, the draft merger agreement between the Company and Bain Capital was finalized and the draft rollover agreement and voting agreements were largely finalized.

        On May 18, 2011, all members of the special committee, Barclays Capital, Shearman & Sterling and DLA Piper held a meeting via teleconference to discuss Bain Capital's offer. DLA Piper, which had represented the interests of Mr. Weigang Li in the transaction, summarized the key terms of the draft voting agreements and rollover agreement and explained to the special committee the conflict of interest between the public shareholders and the Rollover Investors. DLA Piper left the meeting after its presentation. Shearman & Sterling summarized the key terms of the draft merger agreement, equity commitment letter, debt commitment letter and limited guarantee. Barclays Capital then made a financial presentation to the special committee regarding the $9.00 per share merger consideration that would be paid to the Company's shareholders upon the consummation of Bain Capital's offer and delivered its oral opinion to the special committee as to the fairness, from a financial point of view, of the per share merger consideration to the Company's shareholders (excluding the Rollover Investors).

        From May 18, 2011 through May 20, 2011, the Rollover Investors continued to work with Bain Capital to finalize the rollover agreement and the voting agreements. During that time, the special committee and the Rollover Investors continued their negotiations with Party A and Party A, upon the special committee's request for evidence of financing and enhanced deal certainty, agreed to provide a debt commitment letter for a $60 million loan facility to the special committee before close of business on May 20, 2011 (Beijing time).

        Before close of business on May 20, 2011 (Beijing time), all transaction documents in connection with Bain Capital's offer were finalized while Party A failed to deliver a debt commitment letter to the special committee.

        On May 20, 2011, Barclays Capital informed Bain Capital of a competing offer and requested Bain Capital to increase its offer price. Later on the same day, Bain Capital informed Barclays Capital that after internal discussions Bain Capital had decided not to increase its offer price. Bain Capital also indicated that it was ready to sign the transaction documents immediately and was not prepared to wait any further. All members of the special committee, Barclays Capital, Shearman & Sterling and DLA Piper held a meeting via teleconference at 8:30 pm (Beijing time) on May 20, 2011. Barclays Capital updated the special committee on the status of the negotiations, including the request for a price increase that had been declined by Bain Capital and Party A's failure to provide a debt commitment letter before close of business on that day. Thereafter, DLA Piper described certain changes that were made to the rollover agreement since it had last briefed the special committee on May 18, 2011, after which DLA Piper was excused from the meeting. Shearman & Sterling summarized the material differences between the Party A Merger Agreement and the draft merger agreement with Bain Capital. Barclays Capital then delivered its oral opinion to the special committee as to fairness, from a financial point of view, of the per share merger consideration to the Company's shareholders (excluding the Rollover Shareholders). After considering the proposed terms of these two agreements and other transaction documents and the facts that (i) Party A failed to provide adequate evidence to demonstrate that it had sufficient funds to complete the merger, (ii) the draft merger agreement with Bain Capital included a full and robust "go shop" provision that would allow the Company to continue its discussions with Party A during the "go shop" period, (iii) Party A's offer price did not represent a material premium over Bain Capital's offer price, (iv) all the transaction documents in connection with Bain Capital's offer were finalized and Bain Capital was ready to sign the transaction documents immediately, and (v) certain key issues in connection with the share exchange and voting arrangements between Party A and the Rollover Investors remained unresolved and the Rollover Investors indicated their preference to enter into an agreement with Bain Capital over Party A, the special committee unanimously resolved to recommend that the Company's board of directors adopt and approve the merger agreement and the limited guarantee with Bain Capital and the transactions contemplated thereby.

        Separately, the Management Shareholders and the Rollover Investors evaluated the relative merits of the Bain Capital and the Party A transactions. The Management Shareholders and Rollover

Investors noted that while Party A's offer price was marginally higher, the Bain Capital transaction still represented a more attractive alternative for the following reasons: (i) the uncertainty surrounding Party A's financial ability to complete the merger, (ii) the fact that any material adverse effect Party A could suffer, which would diminish the value of the merger, would be more likely to arise out of Party A's own business operation, (iii) the fact that such operations would be an integral part of the surviving entity after merger and over which the Management Shareholders and Rollover Investors have no control, and the inability of the Management Shareholders and the Rollover Investors to terminate their obligations to complete the merger if such material adverse event happens prior to the merger, (iv) given Party A's consideration to the Rollover Investors would be in the form of stock, the additional risk associated with adverse changes to the trading price of Party A's stock, (v) the Management Shareholders and certain Rollover Investors' greater ability to achieve partial liquidity in the Bain Capital transaction and (vi) Bain Capital's willingness to give the Management Shareholders a greater degree of management control versus a more limited role within Party A's business.

        Following the meeting of the special committee, all members of our board of directors, Barclays Capital, Shearman & Sterling and DLA Piper held a meeting via teleconference. At the beginning of the meeting, the special committee presented its recommendation of Bain Capital's offer to our board of directors. Shearman & Sterling and DLA Piper summarized the key terms of the transaction documents and explained the conflict of interests between the Rollover Investors and the public shareholders. Barclays Capital made a financial presentation to the board of directors and delivered its oral opinion as to the fairness, from a financial point of view, of the $9.00 per share merger consideration to the Company's shareholders (excluding the Rollover Investors). Messrs. Weigang Li, Brian Lin and Weishe Zhang and DLA Piper were then excused from the meeting. The other members of our board of directors discussed the terms of the proposed merger and unanimously approved and declared fair and advisable the merger agreement and the transactions contemplated thereby, and resolved to recommend the approval of the merger agreement by the Company's shareholders. See "Special Factors—Reasons for the Merger and Recommendation of the Special Committee and Our Board of Directors" for a description of the resolutions of our board of directors at this meeting. Immediately after the meeting, Barclays Capital delivered to the special committee a written opinion as to the fairness, from a financial point of view, of the $9.00 per share merger consideration to the Company's shareholders (excluding the Rollover Investors), confirming the oral opinion delivered to the special committee and our board of directors during the special committee meeting and the board meeting, respectively.

        After the conclusion of the board meeting, Parent, Merger Sub, the Rollover Investors, the Voting Shareholders and the Company executed all transaction documents, including the merger agreement, the rollover agreement and the voting agreements.

Recommendation of Our Board of Directors and Special Committee; Reasons for Recommending the Approval of the Merger Agreement; Fairness of the Merger

  The recommendation of the Special Committee

        The special committee, at a meeting held on May 20, 2011, unanimously determined that the proposed merger agreement, the merger and the other transactions contemplated by the merger agreement were advisable, fair to and in the best interest of the Company and its unaffiliated shareholders, and recommended that our board of directors adopt a resolution adopting and approving the merger agreement, the merger and the other transactions contemplated by the merger agreement and recommending that the shareholders of the Company vote for the approval of the merger agreement and the consummation of the merger and all other transactions contemplated in the merger agreement.

        In reaching its determination, the special committee consulted with and received the advice of its financial and legal advisors, discussed certain issues with the Company's senior management team, and considered a number of factors that it believed supported its determination and recommendation, including, but not limited to, the following material factors (not in any relative order of importance):

  •
  the current and historical market prices of the Company common stock, including the fact that the per share merger consideration of $9.00 represented (i) a 24% premium over the closing price of $7.26 per share on May 19, 2011, the last trading day before the merger agreement was signed, (ii) a 44% premium over the closing price of $6.26 per share on March 4, 2011, the last trading day prior to the Company's announcement regarding receipt of a "going private" proposal, and (iii) a 38% premium over the Company's 90-trading day volume weighted average price calculated as of May 19, 2011;

  •
  the fact that the per share merger consideration of $9.00 represented a valuation of the Company at a 12.9 multiple to the Company's EBITDA for the 12 months ended December 31, 2010;

  •
  the possibility that it could take a considerable period of time before the trading price of the Company common stock would reach and sustain at least the per share merger consideration of $9.00, as adjusted for present value, taking into consideration Company management's outlook of the business based on management's projected financial information;

  •
  the fact that the consideration to be paid in the proposed merger is all cash, which provides certainty of value and liquidity to the Company's shareholders, and the shareholders will not be exposed to the risks and uncertainties relating to the Company's prospects (including the prospects described in management's projections summarized under "Special Factors—Management's Projected Financial Information");

  •
  the financial analyses presented to the special committee by Barclays Capital, as well as the opinion of Barclays Capital delivered to the special committee to the effect that, based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations set forth therein, the $9.00 per share merger consideration to be received by the Company's shareholders (other than the Rollover Investors) pursuant to the merger agreement was fair, from a financial point of view, to such shareholders. The full text of the written opinion of Barclays Capital is attached as Annex B to this proxy statement;

  •
  the facts that Party A failed to provide adequate evidence of sufficient funding to complete a transaction in a timely manner, that the Company is permitted to continue its discussion with Party A during the go shop period (as defined below), that Party A's offer price did not represent a material premium over Bain Capital's offer price, and that certain key issues in connection with the share exchange and voting arrangements between Party A and the Rollover Investors remained unresolved and the Rollover Investors indicated their preference to enter into an agreement with Bain Capital over Party A, as described under "Special Factors—Background of the Merger,";

  •
  the possible alternatives to a sale to Bain Capital, including continuing as a standalone company, which alternatives the special committee, upon consultation with Barclays Capital and Shearman & Sterling, determined were less favorable to the Company's shareholders than the proposed merger given the potential risks, rewards and uncertainties associated with those alternatives;

  •
  the likelihood that the merger would be completed based on, among other things:

  •
  Bain Capital's reputation, financial resources and proven experience in completing similar transactions;

    •
    the fact that Parent and Merger Sub had obtained committed debt and equity financing commitment letters for the transaction, the limited number and nature of the conditions to the debt and equity financings, the reputation of the financing sources and the obligation of Parent to use its reasonable best efforts to obtain the debt financing, each of which, in the reasonable judgment of the special committee, increases the likelihood of such financings being completed;

    •
    the absence of a financing condition in the merger agreement;

    •
    the fact that the merger agreement provides that, in the event of a failure of the proposed merger to be consummated under certain circumstances, Parent will pay the Company a termination fee of $10.7 million or $8.5 million, as applicable, without the Company having to establish any damages, and the guarantee of such payment obligation by the Guarantor pursuant to the limited guarantee;

    •
    the Company's ability, under certain circumstances pursuant to the merger agreement and the equity commitment letter, to seek specific performance of Parent's obligation to cause the equity financing to be funded and the Sponsors' obligation to fund the equity financing; and

  •
  the other terms of the merger agreement and related agreements, including:

  •
  the Company's ability during the period beginning on the date of the merger agreement and continuing until 11:59 p.m., New York City time, on July 14, 2011 (the "go shop period") to initiate, solicit and encourage any alternative acquisition proposals from third parties, and to provide non-public information to and engage in discussions or negotiations with third parties with respect to alternative acquisition proposals;

  •
  the Company's ability to continue discussions after the end of the go shop period until 11:59 p.m., New York City time, on July 29, 2011 (the "cut-off date"), with parties from whom the Company has received during the go shop period an acquisition proposal that the special committee determines in good faith, as of the end of the go shop period, would reasonably be expected to result in a superior proposal;

  •
  the Voting Shareholders' ability to engage in discussions with potential bidders during the go shop period under certain limited circumstances;

  •
  the Company's ability, at any time from and after the end of the go shop period but prior to the time the Company shareholders approve the merger agreement, to provide information to third parties with respect to unsolicited alternative acquisition proposals under certain circumstances and participate in discussions or negotiations with the third party that submitted such acquisition proposal, if the special committee determines that any such acquisition proposal constitutes or is reasonably likely to result in a superior proposal;

  •
  the ability of our board of directors (acting upon the recommendation of the special committee), under certain circumstances, to withhold, withdraw, qualify or modify its recommendation that the Company's shareholders vote to approve the merger agreement;

  •
  the fact that our board of directors is not required to submit the merger proposal to a vote of the Company's shareholders if the board of directors or the special committee were to withdraw, withhold or modify its recommendation in favor of the merger agreement;

  •
  the Company's ability, under certain circumstances, to terminate the merger agreement and to enter into an agreement providing for a superior proposal, provided that the Company prior to or concurrently with the termination of the merger agreement pays to Parent a termination fee of $6.4 million, in connection with an agreement for a superior proposal entered into prior to the end of the go shop period or with a continuing party prior to the cut-off date, or $8.5 million in all other circumstances;

    •
    the termination fee and expenses payable by the Company to Parent under certain circumstances, which the special committee concluded were reasonable in the context of termination fees and expenses payable in comparable transactions and in light of the overall terms of the merger agreement including the per share merger consideration; and

  •
  the availability of appraisal rights under Florida law to holders of Company common stock who comply with all of the required procedures under Florida law, which allows such holders to seek appraisal of the fair value of their shares of Company common stock as determined by the appropriate court in and for Broward County, Florida (i.e., as required under Section 607.1330(2) of the Florida Business Corporation Act, the county in which the Company's registered office in Florida is located).

        The special committee noted that the opinion of Barclays Capital addressed fairness with respect to the Company's shareholders other than the Rollover Investors rather than to the Company's unaffiliated shareholders. The special committee also noted that the Company's shareholders other than the Rollover Investors include all unaffiliated shareholders and, to the extent that the Company's shareholders other than the Rollover Investors may also include one or more affiliated shareholders that are not Rollover Investors, the consideration to be received by such affiliated shareholders is identical in all respects as the consideration to be received by the unaffiliated shareholders. The special committee believed that there was no meaningful distinction to be drawn between the concepts of "fairness to the unaffiliated shareholders of the Company" and "fairness to the Company's shareholders other than the Rollover Investors." As a result, the special committee believed that, even though the opinion of Barclays Capital addressed fairness with respect to the Company's shareholders other than the Rollover Investors rather than to the unaffiliated shareholders directly, it is still reasonable and appropriate to consider the fairness opinion of Barclays Capital as a material factor in its determination as to the fairness of the transaction to the unaffiliated shareholders of the Company.

        The special committee believed that in the Company's current state, the U.S. public equity markets do not provide an adequate platform for the Company to raise capital on reasonable terms nor do the U.S. public equity markets provide the existing shareholders with adequate levels of liquidity while imposing regulatory and other market burdens, both in terms of the expense and the management resources needed for the maintenance of a U.S. public company, that are not sufficiently justifiable in light of the benefits received by the Company as a U.S. public company. As a result, the special committee believed that it is appropriate for the Company to undertake the merger and the going private transaction at this time and it is in the long-term best interest of the Company to operate as a privately held entity in order to allow greater operational flexibility and to focus on its long-term growth and continuing improvements to its business absent the regulatory burden imposed upon public companies and the distractions caused by the public equity market's valuation of the Company common stock.

        The special committee also believed that sufficient procedural safeguards were and are present to ensure the fairness of the proposed merger and to permit the special committee to represent effectively the interests of the Company's unaffiliated shareholders. These procedural safeguards include:

  •
  the fact that the special committee is comprised of three independent directors who are not affiliated with either the Rollover Investors, the Voting Shareholders, Bain Capital, the Guarantor, the Sponsors, Parent, Merger Sub or any direct or indirect wholly owned subsidiary of Parent (together with Parent and Merger Sub, the "Parent Affiliates") and are not employees of the Company or any of its subsidiaries;

  •
  the fact that, other than their receipt of compensation as members of the board of directors and the special committee (which are not contingent upon the consummation of the merger or the special committee's recommendation of the merger) and their interests described under "Special Factors—Interests of the Company's Directors and Executive Officers in the Merger," members of the special committee do not have interests in the merger different from, or in addition to, those of the Company's unaffiliated shareholders;

  •
  the fact that the determination to engage in discussions related to the proposed merger and the consideration and negotiation of the price and other terms of the proposed merger was conducted entirely under the oversight of the members of the special committee and without any limitation on the authority of the special committee to act with respect to any alternative transaction or any related matters, the Rollover Investors commenced discussions on the rollover and voting arrangements after the special committee and Bain Capital had reached agreement on material commercial terms of the merger agreement, the Rollover Investors were not present at most meetings between the special committee and Bain Capital, and the Rollover Investors recused themselves from voting at and from a part of the board meeting held on May 20, 2011 to give the other members of our board of directors an opportunity to fully discuss and approve the merger agreement and the transactions contemplated by the merger agreement;

  •
  the recognition by the special committee that it had the authority not to recommend the approval of the merger or any other transaction;

  •
  extensive negotiations between the special committee and Bain Capital, which resulted in significantly better contractual terms to the Company and its shareholders than initially proposed by Bain Capital;

  •
  the fact that the special committee was advised by Barclays Capital, as financial advisor, and Shearman & Sterling, as legal advisor, each an internationally recognized firm, and the fact that the special committee requested and received from Barclays Capital an opinion (based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations set forth therein), dated May 20, 2011, with respect to the fairness of the per share merger consideration to be received by the holders of Company common stock (other than the Rollover Investors);

  •
  the fact that the merger agreement must be approved by the affirmative vote of (i) shareholders holding at least seventy-five percent (75%) of the outstanding shares of the Company common stock at the close of business on the record date and (ii) unaffiliated shareholders holding more than fifty percent (50%) of the outstanding shares of the Company common stock at the close of business on the record date (other than shares owned by the Rollover Investors, the Voting Shareholders and/or any holders of Company common stock who have entered into voting agreements or other similar shareholder support agreements with Parent, Merger Sub or their affiliates following May 20, 2011);

  •
  the fact that the terms and conditions of the merger agreement were designed to encourage a superior proposal, including a 55-day go-shop period during which the Company may solicit and consider alternative proposals, which may be extended with respect to any continuing parties, and the Company's ability, at any time from and after the end of the go-shop period but prior to the time the Company shareholders approve the merger agreement, to provide information to third parties with respect to unsolicited alternative acquisition proposals under certain circumstances and participate in discussions or negotiations with the third party that submitted such acquisition proposal, if the special committee determines that any such acquisition proposal constitutes or is reasonably likely to result in a superior proposal.

        In the course of its deliberations, the special committee also considered a variety of risks and other countervailing factors related to entering into the merger agreement and the proposed merger, including:

  •
  the risk that the proposed merger might not be completed in a timely manner or at all, including the risk that the proposed merger will not occur if the financings contemplated by the equity and debt financing commitments, described under "Special Factors—Financing of the Merger," are not obtained;

  •
  the fact that Party A had submitted to the Company a firm offer to acquire all of the outstanding shares of Company common stock at $9.05 per share, described under "Special Factors—Background of the Merger;"

  •
  the fact that the shareholders of the Company (other than the Rollover Investors) will have no ongoing equity in the surviving corporation following the proposed merger, meaning that the shareholders (other than the Rollover Investors) will cease to participate in the Company's future earnings or growth of, or to benefit from any increases in, the value of the Company common stock;

  •
  the restrictions on the conduct of the Company's business prior to the completion of the proposed merger, which may delay or prevent the Company from undertaking business opportunities that may arise or any other action it would otherwise take with respect to the operations of the Company pending completion of the proposed merger;

  •
  the risks and costs to the Company if the proposed merger does not close, including the diversion of our management and employee attention, the potential negative impact on our ability to attract and retain key employees and the potential disruptive effect on our business and customer relationships;

  •
  the fact that the Company will be required to, under certain circumstances, pay Parent a termination fee of $6.4 million or $8.5 million, as applicable, or reimburse Parent's expenses (up to $3 million), which could discourage other potential acquirers from making a competing bid to acquire the Company;

  •
  the fact that if the proposed merger is not completed, the Company will be required to pay its own expenses associated with the merger agreement, the merger and the other transactions contemplated by the merger agreement as well as, under certain circumstances, pay Parent a termination fee of $6.4 million or $8.5 million, as applicable, or reimburse Parent's expenses (up to a $3 million), in connection with the termination of the merger agreement;

  •
  the fact that Parent and Merger Sub are newly formed corporations with essentially no assets other than the equity commitments of the Sponsors, that the Company's remedy in the event of breach of the merger agreement by Parent or Merger Sub may be limited to receipt of a termination fee of $8.5 million or $10.7 million, as applicable, which is guaranteed by the Guarantor, and that under certain circumstances the Company may not be entitled to a termination fee at all;

  •
  the fact that an all cash transaction would be taxable to the Company's shareholders that are U.S. holders for U.S. federal income tax purposes; and

  •
  the terms of the Rollover Investors' participation in the merger and the fact that the Rollover Investors and our other executive officers and directors may have interests in the transaction that are different from, or in addition to, those of our unaffiliated shareholders; see "Special Factors—Interests of the Company's Directors and Executive Officers in the Merger."

        In the course of reaching its determination and recommendation regarding the fairness of the merger and its decision to recommend to the board of directors that it approve the merger, the special committee considered valuation analyses presented by Barclays Capital related to the going concern value of the Company. These analyses included, among others, a selected publicly traded comparable company analysis, a discounted cash flow analysis and a selected comparable transaction analysis. These analyses are summarized under "Special Factors—Opinion of Barclays Capital, Financial Advisor to the Special Committee." The special committee expressly adopted the analyses and the opinion of Barclays Capital, among other factors considered, in reaching its determination as to the fairness of the transactions contemplated by the merger agreement. In the course of reaching its determination, the special committee did not consider the liquidation value of the Company's assets because it considers the Company to be a viable going concern business where value is derived from cash flows generated from its continuing operations. In addition, the special committee believed that the value of the Company's assets that might be realized in a liquidation would be significantly less than its going concern value. Further, the special committee did not consider the Company's net book value as a factor because it believed that net book value is not a material indicator of the value of the Company as a going concern but rather is indicative of historical costs. The Company's net book value per common share as of March 31, 2011, was $4.77, which is substantially below the $9.00 per share merger consideration. In addition, the special committee did not consider the prices paid by us for past purchases of our common stock because no such purchases have been made during the last two years other than in connection with our equity incentive plans.

        The foregoing discussion of the information and factors considered by the special committee is not intended to be exhaustive, but includes the material factors considered by the special committee. In view of the wide variety of factors considered by the special committee in evaluating the merger agreement and the merger, the special committee did not find it practicable, and did not attempt, to quantify, rank or otherwise assign relative weights to the foregoing factors in reaching its conclusion. In addition, individual members of the special committee may have given different weights to different factors and may have viewed some factors more positively or negatively than others. The special committee recommended that our board of directors adopt and approve the merger agreement based upon the totality of the information presented to and considered by it.

  Recommendation of the Company's Board of Directors

        Our board of directors, acting upon the unanimous recommendation of the special committee, at a meeting held on May 20, 2011:

  •
  determined that the merger and the other transactions contemplated by the merger agreement were substantively and procedurally fair and advisable to and in the best interest of the Company and its unaffiliated shareholders, approved and adopted the merger agreement and the consummation of the transactions contemplated by the merger agreement and resolved to recommend the approval of the merger agreement by the Company's shareholders; and

  •
  directed the merger agreement be submitted to the Company' shareholders for their approval at a meeting of the Company's shareholders.

        In reaching these determinations, our board of directors considered and adopted:

  •
  the special committee's analysis, conclusions and unanimous determination that the merger agreement, the merger and the other transactions contemplated by the merger agreement were fair and advisable to and in the best interest of the Company and its shareholders; and

  •
  the special committee's unanimous recommendation that the board of directors adopt and approve the merger agreement, submit the merger agreement to the Company's shareholders for approval at a meeting of the Company's shareholders and recommend that the shareholders vote for the approval of the merger agreement and the consummation of the merger and other transactions contemplated by the merger agreement.

        Our board of directors also considered a number of other factors, including the following material factors:

  •
  the fact that, other than their receipt of compensation as members of the board of directors and the special committee (which are not contingent upon the consummation of the merger or the special committee's recommendation of the merger) and their interest described under "Special Factors—Interests of the Company's Directors and Executive Officers in the Merger," members of the special committee do not have interests in the merger different from, or in addition to, those of the Company's unaffiliated shareholders;

  •
  the opinion of Barclays Capital, dated May 20, 2011, to the special committee to the effect that, based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations set forth therein, the $9.00 per share merger consideration to be received by the holders of shares of Company common stock (other than the Rollover Investors) pursuant to the merger agreement was fair, from a financial point of view, to such holders;

  •
  the process undertaken by the special committee and its advisors in connection with evaluating the proposed merger, as described in "Special Factors—Background of the Merger;"

  •
  the availability of appraisal rights under Florida law for our shareholders who oppose the merger.

        Our board of directors noted that the opinion of Barclays Capital addressed fairness with respect to the Company's shareholders other than the Rollover Investors rather than to the Company's unaffiliated shareholders. Our board of directors also noted that the Company's shareholders other than the Rollover Investors include all unaffiliated shareholders and, to the extent that the Company's shareholders other than the Rollover Investors may also include one or more affiliated shareholders that are not Rollover Investors, the consideration to be received by such affiliated shareholders is identical in all respects as the consideration to be received by the unaffiliated shareholders. Our board of directors believed that there was no meaningful distinction to be drawn between the concepts of "fairness to the unaffiliated shareholders of the Company" and "fairness to the Company's shareholders other than the Rollover Investors." As a result, our board of directors believed that, even though the opinion of Barclays Capital addressed fairness with respect to the Company's shareholders other than the Rollover Investors rather than to the unaffiliated shareholders directly, it is still reasonable and appropriate to consider the fairness opinion of Barclays Capital as a material factor in its determination as to the fairness of the transaction to the unaffiliated shareholders of the Company.

        The Rollover Investors recused themselves from the foregoing determination and approval due to their interests in the merger different from, or in addition to, those of the Company's unaffiliated shareholders resulting from the agreements they have entered into with the Parent Affiliates.

        The foregoing discussion of the information and factors considered by our board of directors is not intended to be exhaustive, but includes a number of the material factors considered by our board of directors. In view of the wide variety of factors considered by our board of directors in evaluating the merger agreement and the merger, our board of directors did not find it practicable, and did not attempt, to quantify, rank or otherwise assign relative weights to the foregoing factors in reaching its conclusion. In addition, individual members of our board of directors may have given different weights to different factors and may have viewed some factors more positively or negatively than others. Our board of directors approved the merger agreement and recommends it to the Company's shareholders based upon the totality of the information presented to and considered by it.

        In connection with the consummation of the merger, certain of the Company's directors and officers may receive benefits and compensation that may differ from the per share merger consideration you would receive. See "Special Factors—Interests of the Company's Directors and Executive Officers in the Merger."

        The Board recommends that the shareholders of the Company vote "FOR" the approval of the merger agreement and "FOR" the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies.

 Opinion of Barclays Capital, Financial Advisor to the Special Committee

        Pursuant to an engagement letter dated September 17, 2010, the special committee retained Barclays Capital to render an opinion to the special committee as to the fairness, from a financial point of view, to the unaffiliated holders of the Company common stock of the consideration to be received in connection with the merger by such shareholders.

        On May 20, 2011, Barclays Capital rendered its oral opinion, subsequently confirmed in writing, to the special committee that, as of such date, and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations set forth in the opinion, the $9.00 cash per share merger consideration to be received by the holders of shares of Company common stock (other than the Rollover Investors) in the merger was fair, from a financial point of view, to such holders.

        The full text of Barclays Capital's written opinion, dated May 20, 2010, which sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken by Barclays Capital, is attached as Annex B and is incorporated by reference herein. Holders of shares of Company common stock are urged to read the opinion carefully and in its entirety. The opinion does not address the Company's underlying business decision to proceed with or effect the merger or the likelihood of consummation of the merger. In addition, Barclays Capital expressed no opinion on, and its opinion did not in any manner address, the fairness of the amount or the nature of any compensation to any officers, directors or employees of any parties to the merger, or any class of such persons, relative to the per share merger consideration to be offered to the holders of the Company common stock (other than the Rollover Investors) in connection with the merger.

        In arriving at its opinion, Barclays Capital reviewed and analyzed:

  •
  the final draft of merger agreement dated May 20, 2011 and the specific terms of the merger agreement;

  •
  certain publicly available information concerning the Company that it believed to be relevant to its analysis, including the Company's financial statements;

  •
  financial and operating information with respect to the business, operations and prospects of the Company furnished to it by the Company, including financial projections of the Company prepared by management of the Company dated April 7, 2011;

  •
  estimates of independent broker research analysts with respect to the future price targets of the Company common stock and financial projections of the Company;

  •
  a comparison of the trading history of the Company common stock with that of securities of certain publicly-traded companies that it deemed to be generally relevant;

  •
  a comparison of the financial performance of the Company with that of certain publicly-traded companies that it deemed to be generally relevant;

  •
  a comparison of the financial terms of the merger with the financial terms of certain other recent transactions that it deemed to be generally relevant; and

  •
  the premia paid in certain publicly available transactions that it deemed to be generally relevant.

        In addition, Barclays Capital discussed with the management of the Company concerning our business, operations, assets, liabilities, financial condition and prospects and undertook such other studies, analyses and investigations as it deemed appropriate.

        In arriving at its opinion, Barclays Capital assumed and relied upon the accuracy and completeness of the financial and other information used by the Company without any independent verification of such information and further relied upon the assurances of the management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections provided by the management, upon the advice of the Company, Barclays Capital assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company and it has relied upon such projections in performing its analysis.

        In arriving at its opinion, Barclays Capital did not conduct a physical inspection of the properties and facilities of the Company and did not make or obtain any evaluations or appraisals of the assets or liabilities of the Company. Barclays Capital's opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of the date of its opinion. Barclays Capital assumes no responsibility for updating, revising or reaffirming its opinion based on events or circumstances that may occur thereafter.

        In arriving at its opinion, Barclays Capital assumed that the final executed merger agreement will not differ in any material respect from the final draft merger agreement it reviewed and that the merger will be consummated in accordance with the terms set forth in the merger agreement, without material modification, waiver or delay. Barclays Capital also assumed that the representations and warranties made by the Company in the merger agreement are and will be true and correct in all respects material to its analysis. Barclays Capital has further assumed, upon advice of the Company, that all material governmental, regulatory or other consents or approvals necessary for the consummation of the merger will be obtained as contemplated by the merger agreement. Barclays Capital is not legal, regulatory or tax expert and has relied on the assessments made by advisors to the Company with respect to such issues. Barclays Capital did not express any opinion as to any tax or other consequences that might result from the merger, nor does its opinion address any legal, tax, regulatory or accounting matters, as to which the Company has obtained such advice as it deemed necessary from qualified professionals.

        Barclays Capital's opinion addressed only the fairness from a financial point of view, as of the date thereof, of the $9.00 cash per share merger consideration to be received by the holders of shares of Company common stock (other than the Rollover Investors) in the proposed transaction is fair to such shareholders. The issuance of Barclays Capital's opinion was approved by a fairness opinion committee of Barclays Capital.

  Summary of Material Financial Analysis

        The following is a summary of the material financial analyses performed by Barclays Capital and reviewed by the special committee in connection with Barclays Capital' opinion relating to the merger and does not purport to be a complete description of the financial analyses performed by Barclays Capital. The order of analyses described below does not represent the relative importance or weight given to those analyses by Barclays Capital. Some of the summaries of the financial analyses include information presented in tabular format. In order to fully understand Barclays Capital' financial analyses, the tables must be read together with the text of each summary, as the tables alone do not constitute a complete description of the financial analyses. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Barclays Capital' financial analyses.

        In performing its analyses, Barclays Capital made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company or any other parties to the merger agreement. None of the Company, Parent, Merger Sub, Barclays Capital or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below.

        Analyses of Implied Premia and Multiples.    Barclays Capital analyzed the implied premia based on the merger consideration of $9.00 per share as compared to the following:

  •
  the closing price of the Company common stock on March 4, 2011 ("Undisturbed Share Price"), the last trading day prior to the announcement of a "going private" proposal received by the Company; and

  •
  the volume weighted average price ("VWAP") of the Company common stock for each of the one-month, three-month, six-month and twelve-month periods ended on May 13, 2011 (referred to herein as the "Reference Date"). May 13, 2011 was selected as the Reference Date as it was the latest practicable date for Barclays Capital to update the financial presentation before it was presented to the special committee on May 18, 2011.

        The results of this analysis are summarized in the following table:

Time Period	Price for Period Ended on the Reference Date	Implied Premium / (Discount)
March 4, 2011 (Undisturbed Share Price)	$6.26	43.8%
1-month VWAP	$6.94	29.7%
3-month VWAP	$6.53	37.7%
6-month VWAP	$6.62	36.0%
12-month VWAP	$8.20	9.8%

        Barclays Capital also analyzed the implied historical and forecast multiples of the Company's enterprise value (calculated as the aggregate value of the Company's fully diluted equity based on the total number of fully diluted outstanding shares of Company common stock, plus debt at book value, less cash and cash equivalents) to earnings before interest, taxes, depreciation and amortization, or EBITDA, based on the share price as of the Reference Date and based on the merger consideration of $9.00 per share. Barclays Capital also calculated the implied historical and forecast earnings per share multiples (commonly referred to as a price earnings ratio, or P/E) based on the share price as of the Reference Date and based on the merger consideration of $9.00 per share. Where relevant, Barclays Capital used Company balance sheet information and last twelve month (LTM) EBITDA and earnings as of December 31, 2010. The estimated EBITDA and earnings for fiscal years 2011 and 2012 are based on the consensus forecasts available in the Institutional Brokers' Estimate System, or I/B/E/S, and management projections provided by the Company's management on April 7, 2011 ("Management

Plan"), as referred separately where relevant below. The results of these analyses are summarized in the table below:

Financial Multiple	Price on the Reference Date ($7.25 per share)	Merger Consideration ($9.00 per share)
EV/ EBITDA LTM	10.0x	12.9x
P/E LTM	13.8x	17.2x
I/B/E/S Consensus Estimates
EV/EBITDA FY2011E	9.7x	12.5x
EV/EBITDA FY2012E	8.0x	10.3x
P/E FY2011E	13.1x	16.4x
P/E FY2012E	11.0x	13.8x
Management Plan
EV/EBITDA FY2011E	9.4x	12.2x
EV/EBITDA FY2012E	8.2x	10.5x
P/E FY2011E	12.5x	15.7x
P/E FY2012E	10.9x	13.6x

        Historical Share Price Analysis.    Barclays Capital reviewed the historical trading price per share of the Company common stock for the twelve month period ended on the Reference Date and compared such data with the relative stock price performances during the same periods of the NASDAQ Index, Hang Seng China Enterprise Index and Shanghai Composite Index, and a composite of the selected companies listed under the caption "Selected Publicly Traded Comparable Company Analysis" below.

        Barclays Capital noted that the Company common stock had fallen by 50% over the last twelve months, compared to: the NASDAQ Index, which increased 21%; the Hang Seng China Enterprise Index, which increased 11%; the Shanghai Composite Index, which increased 7%; selected China industrial technology companies, namely China Automation Group, China Security & Surveillance Technology and Hollysys Automation Technologies, which increased 2%, 3% and 12%, respectively; the equal weighted index of selected U.S.-listed Chinese stocks, which was down 41%; and the equal weighted index of global fire products and services companies, which increased 17%.

        Equity Research Analyst Price Targets.    Barclays Capital reviewed the most recent publicly available research analyst price targets for the Company common stock prepared and published by equity research analysts prior to the Reference Date. Barclays Capital noted that there is only one equity research analyst covering the Company for which its research report is available to Barclays Capital, and the price target was $8.00 per share which had assumed certain buy-out premium per the equity research analyst's commentaries.

        The public market trading price targets published by equity research analysts do not necessarily reflect current market trading prices for shares of the Company common stock and these estimates are subject to uncertainties, including future financial performance of the Company and future financial market conditions. Furthermore, the public market trading price targets published by equity research analysts typically represent price targets to be achieved over a six to twelve month period.

        Barclays Capital noted that the per share merger consideration of $9.00 was higher than the latest research analyst price target available prior to the Reference Date.

        Selected Publicly Traded Comparable Company.    In order to assess how the public market values shares of similar publicly traded companies, Barclays Capital reviewed and compared certain financial information relating to the Company with selected companies, which, in the exercise of its professional judgment and based on its knowledge of the industry, Barclays Capital deemed relevant to the Company. Although none of the selected companies is identical to the Company, Barclays Capital selected these companies because they had publicly traded equity securities and were deemed to be similar to the Company in one or more respects including the nature of their business, size, financial performance, geographic concentration and listing jurisdiction. For the Company and each of the selected companies, Barclays Capital calculated and compared various financial multiples and ratios of the Company and the selected comparable companies based on each respective company's public filings for historical information and third-party research estimates from I/B/E/S for forecasted information. The selected comparable companies were:

	EV (US$mm)	EV/EBITDA FY2011E	P/E FY2011E
Selected China Industrial Technology Companies
China Automation Group	814	10.7x	14.8x
China Security & Surveillance Technology	757	5.2x	5.7x
Hollysys Automation technologies	529	10.0x	14.0x
Range		5.2x - 10.7x	5.7x - 14.8x
Median		10.0x	14.0x
Selected U.S.-listed Chinese Companies
China Information Technology	209	3.6x	3.1x
China Sunergy	286	3.6x	4.0x
China Valves Technology	116	1.7x	3.0x
China XD Plastics	205	3.3x	4.4x
Fushi Copperweld	170	2.4x	6.5x
Jinpan International	234	9.0x	11.5x
Lihua International	149	1.9x	4.3x
Range		1.7x - 9.0x	3.0x - 11.5x
Median		3.3x	4.3x
Selected Global Fire Products and Services Companies
Honeywell International	51,722	8.5x	15.3x
Tyco International	23,813	7.2x	15.7x
United Technologies Corp.	88,806	9.1x	16.4x
Range		7.2x - 9.1x	15.3x - 16.4x
Median		8.5x	15.7x
China Fire & Security Group (closing price as of Reference Date)	184	9.7x	13.1x
China Fire & Security Group (merger consideration $9.00 per share)	237	12.5x	16.4x

        With respect to the Company and each of the selected companies, Barclays Capital reviewed EV/EBITDA and P/E for fiscal year 2011, in each case as of the Reference Date. The results of these analyses are summarized in the following table:

	EV/EBITDA FY2011E	P/E FY2011E
Selected China Industrial Technology Companies
Range	5.2x - 10.7x	5.7x - 14.8x
Median	10.0x	14.0x
Selected U.S.-listed Chinese Companies
Range	1.7x - 9.0x	3.0x - 11.5x
Median	3.3x	4.3x
Selected Global Fire Products and Services Companies
Range	7.2x - 9.1x	15.3x - 16.4x
Median	8.5x	15.7x
China Fire & Security Group (closing price as of Reference Date)	9.7x	13.1x
China Fire & Security Group (merger consideration $9.00 per share)	12.5x	16.4x

        Barclays Capital noted that this analysis implied a per share equity reference range for the Company common stock of $5.16-$8.32, based on selected range of 7.0x - 10.0x EV/EBITDA FY2011E and 9.0x - 14.5x P/E FY2011E and applied such ranges to the Management Plan forecasts. Barclays Capital noted that although the selected companies were used for comparison purposes, no business of any selected company was either identical or directly comparable to the Company's business. Accordingly, Barclays Capital's comparison of selected companies to the Company and analyses of the results of such comparisons was not purely mathematical, but instead necessarily involved complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the relative values of the selected companies and the Company. In particular, Barclays Capital is of the view that setting the high end of the range at 14.5x P/E FY2011E is reasonable and appropriate because it is at the high end of the 5.7-14.8x P/E FY2011E range for selected China Industrial Technology Companies, and higher than the 3.0-11.5x P/E FY2011E range for selected U.S.-listed Chinese companies; the multiples for selected Global Fire Products and Services Companies are considered by Barclays Capital to be less relevant as comparables to the Company (but nonetheless an appropriate reference benchmark for the Company) because fire products and services only represent a relatively small portion of these global companies' overall business activities and/or their exposures in China are not significant.

        Barclays Capital noted that the per share merger consideration of $9.00 was higher than the high end of the implied value per share range calculated pursuant to the selected publicly traded comparable company analysis.

        Discounted Cash Flow Analysis.    Barclays Capital conducted a discounted cash flow analysis on the Company to calculate indicative value per share for the Company common stock assuming a valuation date of June 30, 2011. Barclays Capital combined the total present value of the estimated standalone unlevered free cash flows of the Company for the period fiscal year 2011 and 2015, and the present value of terminal values based on estimated EBITDA for fiscal year ending 2015 and using a range of terminal LTM EBITDA multiples of 8.0x to 12.0x. The range of terminal multiples was estimated by Barclays Capital utilizing its professional judgment and experience, taking into account the historical trading multiples of the Company. Note that this range is lower than the LTM EBITDA multiple range used in the Selected Comparable Transaction analysis below since in the discounted cash flow analysis this multiple is utilized to derive the terminal value of the Company in 2015 assuming the business would grow at a perpetual growth rate for 2015 onward, whereas in the Selected Comparable Transaction analysis this multiple is used to derive the value of the Company at the present time, rather than in 2015. Barclays Capital believes that, as is the case with growing companies generally, there is an inherent possibility that the Company's growth prospects over the next several years may not persist indefinitely into the future and that its future perpetual growth rate may be lower than its nearer-term growth rate. As a result, Barclays Capital believes that it is appropriate to use a lower multiple range to derive the Company's terminal value in 2015 in the discounted cash flow analysis to reflect the Company's perpetual growth prospects and a higher multiple range in the Selected Comparable Transaction analysis to reflect the Company's current growth prospects. Estimates of unlevered free cash flows and EBITDA used for this analysis are based on the Management Plan, which is disclosed on page 52 under the section "Special Factors—Management's Projected Financial Information".

        The calculation of the unlevered free cash flow for the fiscal years from 2011 to 2015 is set forth in the table below:

	(US$ in Millions)
Year ending December 31	2011E	2012E	2013E	2014E	2015E
EBITDA	$19.5	$22.6	$23.5	$24.6	$25.9
Add: Other Income	0.8	0.8	0.8	0.8	0.8
Less: Depreciation and Amortization	(0.9)	(1.1)	(1.2)	(1.2)	(1.3)

Adjusted EBIT	$19.4	$22.3	$23.1	$24.2	$25.4
Less: Taxes	(2.9)	(3.3)	(3.5)	(3.6)	(3.8)

After-tax Adjusted EBIT	$16.5	$19.0	$19.7	$20.6	$21.6
Add: Depreciation and Amortization	0.9	1.1	1.2	1.2	1.3
Add: Stock-based Compensation	4.0	4.0	4.0	—	—
Less: Change in Working Capital	(5.4)	(16.8)	(7.0)	(5.2)	(5.4)
Less: Change in Other Net Assets	(1.3)	(2.8)	(1.2)	(0.9)	(0.9)
Less: Capital Expenditure	(1.5)	(1.5)	(1.5)	(1.5)	(1.5)

Estimated Unlevered Free Cash Flow	$13.2	$3.0	$15.1	$14.3	$15.0

        The significant decline in estimated unlevered free cash flows from FY2011 to FY2012 is primarily due to the expected significant increase in net working capital caused by the expected high revenue growth for FY2012. For FY2012 to FY2013 and through FY2015, the annual revenue growth is projected to be relatively lower than FY2012 and therefore correspondingly the annual change in net working capital is projected to be significantly smaller, contributing to an increase in the estimated unlevered free cash flow in FY2013 which is maintained at a similar level through FY2015.

        Barclays Capital calculated the present value of both the unlevered free cash flows and the terminal values using discount rates ranging from 10.0% to 12.0%, reflecting Barclays Capital's estimates of the Company's weighted-average cost of capital. The weighted-average cost of capital is determined by the sum of (a) the market value of equity as a percentage of the total market value of the Company's capital multiplied by the Company's estimated cost of equity, and (b) the market value of debt as a percentage of the total market value of the Company's capital multiplied by the Company's estimated after-tax market cost of debt. The Company's estimated cost of equity was calculated using the Capital Asset Pricing Model which took into account the Company's beta, betas of comparable companies, the risk-free rate and a historical equity market risk premium which was sourced from the Ibbotson SBBI Valuation Yearbook.

        Combining the total present value of the estimated unlevered free cash flows and the present value of the terminal values resulted in a range of implied enterprise values for the Company. Barclays Capital then deducted outstanding debt and added outstanding cash and cash equivalents from the Company balance sheet as of December 31, 2010 to determine a range of implied equity values of the

Company. The discounted cash flow analysis implied an equity value range for the Company common stock of $6.80 to $9.59 per share. The low end of the range was derived based on a discount rate of 12.0% and a terminal LTM EBITDA multiple of 8.0x, and the high end of the range was derived based on a discount rate of 10.0% and a terminal LTM EBITDA multiple of 12.0x.

        Barclays Capital noted that the per share merger consideration of $9.00 was within the range of implied values per share calculated based on the discounted cash flow analysis.

        Selected Comparable Transaction Analysis.    Barclays Capital reviewed and compared the purchase prices and financial multiples paid in selected transactions primarily in the fire and safety sector from 1999 to present that Barclays Capital, in the exercise of its professional judgment, determined to be relevant. Barclays Capital selected transactions where purchase prices and financial multiples were publicly disclosed by the parties who entered into the transaction. For each of the selected transactions, Barclays Capital calculated and compared the resulting enterprise value in the transaction as a multiple of LTM EBITDA. Such multiples for the selected transactions were based on publicly available information at the time of the relevant transaction and where applicable EBITDA were adjusted for one-time and nonrecurring events. The selected transactions analyzed and the results of these analyses are set out the in the following table:

Date Announced	Acquirer	Target	Implied EV (for 100%) (US $mm)	EV/LTM EBITDA
November 2009	United Technologies	GE Security	1,820	9.0x
August 2009	United Technologies	GST Holdings	271	8.9x
August 2007	Schneider Electric	Pelco	1,220	22.0x
March 2007	United Technologies	Initial Electronic Security	1,160	11.8x
May 2006	Assa Abloy	Fargo Electronics	300	18.6x
March 2005	United Technologies	Lenel	400	20.0x
March 2005	Axsys Technologies	Diop	55	14.3x
November 2004	General Electric	Edwards Systems Technology	1,395	12.8x
May 2004	Schneider Electric	Andover Controls	403	11.8x
March 2004	General Electric	Invision Technologies	1,039	9.8x
October 2003	Honeywell	Silent Witness	57	9.1x
December 2001	General Electric	Interlogix	983	9.7x
August 2001	Tyco International	Sensormatic	2,300	14.1x
December 2000	Kaba Holding	Unican Security Systems	594	9.1x
December 2000	Tyco International	Simplex	1,150	N/A
November 2000	Assa Abloy	HID	250	N/A
December 1999	Honeywell	Pittway	2,200	10.3x
Average				12.8x
Median				11.8x
1st Quartile				9.4x
3rd Quartile				14.2x

        The reasons for and the circumstances surrounding each of the selected comparable transactions analyzed were diverse and there are inherent differences in the business, operations, financial conditions and prospects of the Company and the companies included in the selected comparable transaction analysis. Accordingly, Barclays Capital believed that a purely quantitative selected comparable transaction analysis would not be particularly meaningful in the context of considering the merger. Barclays Capital therefore made qualitative judgments concerning differences between the characteristics of the selected comparable transactions and the merger which would affect the acquisition values of the selected target companies and the Company. Based upon these judgments, Barclays Capital selected a range of 9.0x to 14.0x LTM EBITDA and applied such range to the Company's LTM EBITDA as of December 31, 2010 to calculate an implied valuation range for the Company common stock of $6.55 to $9.67 per share.

        Barclays Capital noted that the per share merger consideration of $9.00 was within the range of implied values per share calculated based on the selected comparable transaction analysis.

        Illustrative Premia Paid Analysis.    In order to assess the premia offered to the shareholders of the Company in the merger relative to the premia offered to shareholders in other transactions, Barclays Capital reviewed the premia paid in transactions involving U.S.-listed targets with deal consideration between $100 million and $500 million and where a more than 50% stake was acquired in cash since January 1, 2006. For each transaction, Barclays Capital calculated the premium per share paid by the acquirer by comparing the announced transaction value per share to the target company's closing stock price one day, one week and one month prior to the announcement of the transaction. For the merger, premia paid were calculated against one day, one week and one month prior to March 7, 2011, when the Company announced receipt of a "going private" proposal. The results of these transaction premia analyses are summarized below:

	Selected Transactions Premia Paid
	1 Day Prior	1 Week Prior	1 Month Prior
Average	32%	33%	35%
Implied premia based on merger consideration of $9.00 per share	44%	56%	57%

        Barclays Capital analyzed the average premia paid for the selected transactions for each year from 2006 to 2011 year to date and, accordingly, selected and applied a range of 25% to 40% to the Undisturbed Share Price, to calculate a range of implied prices per share of the Company. The illustrative premia paid analysis yielded an implied valuation range for the Company common stock of $7.83 to $8.76 per share.

        Barclays Capital noted that the per share merger consideration of $9.00 was higher than the high end of the implied value per share range based on the illustrative premia paid analysis.

        General.    Barclays Capital is an internationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. The Company's special committee of the board of directors selected Barclays Capital because of its familiarity with the Company and its qualifications, reputation and experience in the valuation of businesses and securities in connection with mergers and acquisitions generally, as well as substantial experience in transactions comparable to the merger.

        Barclays Capital is acting as financial advisor to the special committee of the board of directors of the Company in connection with the merger, including in connection with the solicitation of third party indications of interest in the possible acquisition of all or a part of the Company's business for a specified period after the date of the merger agreement as permitted by the provisions thereof. As compensation for its services in connection with the merger, a fee of $750,000 became payable to Barclays Capital by the Company upon the delivery of Barclays Capital's opinion. An additional fee of $2,250,000 will be payable on completion of the merger; however, such additional fee, if any, will be reduced by the amount of the fee previously paid by the Company to Barclays Capital upon delivery of its opinion. In addition, the Company has agreed to reimburse Barclays Capital for a portion of its reasonable expenses incurred in connection with the merger and to indemnify Barclays Capital for certain liabilities that may arise out of its engagement by the special committee and the rendering of Barclays Capital's opinion. Apart from such arrangements, no material relationships have existed between Barclays Capital or any of its affiliates, on the one hand, and the Company or any of its affiliates, on the other hand, during the past two years, and no such material relationship is mutually contemplated at this time. Barclays Capital and its affiliates engage in a wide range of businesses from investment and commercial banking, lending, asset management and other financial and non-financial services. In the ordinary course of its business, Barclays Capital and its affiliates may actively trade and effect transactions in the equity, debt and/or other securities (and any derivatives thereof) and financial instruments (including loans and other obligations) of the Company or Parent or any of their respective affiliates for its own account and for the accounts of its customers and, accordingly, may at any time hold long or short positions and investments in such securities and financial instruments. Barclays Capital and its affiliates have had commercial or investment banking relationships with the sponsor and certain of its portfolio companies and other affiliates, for which Barclays Capital and such affiliates have received customary compensation. In addition, Barclays Capital's commercial banking affiliate is an agent bank and a lender under outstanding credit facilities of certain portfolio companies and other affiliates of the sponsor, for which it receives customary compensation or other financial benefits.

Purposes and Reasons of the Sponsors, Parent and Merger Sub for the Merger

        Each of Parent and Merger Sub is required to express its reasons for the merger to the Company's unaffiliated shareholders. Parent and Merger Sub are making the statements included in this section solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act.

        Parent and Merger Sub believe that, if the Company is a privately held entity, the Company's management will have greater flexibility to focus on improving the Company's long-term profitability without the constraints caused by the public equity market's valuation of the Company and emphasis on short-term period-to-period performance. As a privately-held entity, the Company will have greater flexibility to make decisions that might negatively affect short-term results but that could increase the Company's value over the long term. In contrast, as a publicly-traded entity, the Company currently faces pressure from public shareholders and investment analysts to make decisions that might produce improved short-term results, but which are not necessarily beneficial in the long term.

        As a privately-held entity, the Company will be relieved of many of the other expenses, burdens and constraints imposed on companies that are subject to the public reporting requirements under the federal securities laws of the United States, including the Exchange Act and Sarbanes-Oxley Act of 2002. The need for the management of the Company to be responsive to unaffiliated shareholders' concerns and to engage in dialogue with unaffiliated shareholders can also at times distract management's time and attention from the effective operation and improvement of the business.

        For Parent and Merger Sub, the purpose of the merger is to enable Parent to acquire control of the Company, in a transaction in which the unaffiliated shareholders will be cashed out for $9.00 per share, so Parent will bear the rewards and risks of the ownership of the Company after shares of Company common stock cease to be publicly traded.

        Parent and Merger Sub observed and reviewed the Company's common stock share price leading up to the announcement of the proposed merger and beyond. On March 4, 2011, the Company's common stock closed at a price of $6.26 per share (which represents the "undisturbed" share price prior to the Company's announcement regarding receipt of a "going private" proposal). On May 19, 2011 (the last trading day prior to the public announcement of the execution of the merger agreement), the Company's common stock closed at a price of $7.26 per share. Following the Merger, the Company would be relieved of the various expenses, burdens and constraints imposed on companies that are subject to public reporting requirements, many of which are ongoing, comprise a significant component of the Company's corporate overhead expense, and are difficult to reduce. As a result, Parent and Merger Sub view the Company as an excellent investment opportunity at this time.

Purposes and Reasons of the Management Shareholders and the Rollover Investors for the Merger

        Each of the Management Shareholders and each of the Rollover Investors are deemed to be affiliates of the Company and, therefore, required to express their reasons for the Merger to the Company's unaffiliated shareholders, as defined in Rule 13e-3 of the Exchange Act. The Management Shareholders and the Rollover Investors are making the statements included in this section solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act.

        The Management Shareholders and the Rollover Investors believe that in the Company's current state, the U.S. public equity markets do not provide an adequate platform for the Company to raise capital on reasonable terms nor do the U.S. public equity markets provide the existing shareholders with adequate levels of liquidity while imposing regulatory and other market burdens, both in terms of the expense and the management resources needed for the maintenance of a U.S. public company, that are not sufficiently justifiable in light of the benefits received as a U.S. public company. As a result, the Management Shareholders and the Rollover Investors believe it is in the long-term best interest of the Company to operate as a privately held entity in order to allow greater operational flexibility and to focus on its long-term growth and continuing improvements to its business absent the regulatory burden imposed upon public companies and the distractions caused by the public equity market's valuation of the Company common stock. While the Company began exploring its strategic alternatives, including potential sales of control, as early as 2009, prior opportunities did not mature into viable transactions and/or were deemed not to be in the best interest of the Company and its shareholders. The conversations with Bain Capital and with Party A offered the Management Shareholders and the Rollover Investors viable strategic alternatives that would address the concerns mentioned above, and coincided with a particularly negative outlook for Chinese companies accessing the U.S. public equity markets.

        The Management Shareholders and the Rollover Investors further believe that the merger provides the unaffiliated shareholders, the Management Shareholders, the Rollover Investors and certain other entities that are deemed affiliates of the Company the opportunity to achieve significant liquidity at a substantial premium over the price of the Company common stock prior to the announcement of the transaction.

        In addition, with respect to the Rollover Investors, the merger will allow the Rollover Investors to maintain a portion of their investment in the Company through their respective commitments to hold continuing equity interest in Parent. At the same time, under the terms of the rollover agreement, the merger will enable Messrs. Weigang Li, Brian Lin and potentially other members of management to maintain a leadership role with the surviving corporation, while also leveraging the expertise, reputation and other resources of Bain Capital. As a result, each of the Management Shareholders and the Rollover Investors has decided to undertake the merger and the going-private transaction at this time.

        For the Management Shareholders and Rollover Investors, the purpose of the merger is to enable Parent to acquire control of the Company, in a transaction in which the unaffiliated shareholders will be cashed out for $9.00 per share, the same price at which the Management Shareholders and the Rollover Investors and certain parties that are deemed affiliates will receive for their portion of the shares that they will not be exchanging for securities of Parent. Following the merger, Parent will bear the rewards and risks of the ownership of the Company after shares of Company common stock cease to be publicly traded.

Position of the Sponsors, Parent and Merger Sub Regarding the Fairness of the Merger

        Under SEC rules governing going-private transactions, each of the Sponsors, Parent and Merger Sub is required to express their beliefs as to the fairness of the proposed merger to the Company's unaffiliated shareholders. Each of the Sponsors, Parent and Merger Sub is making the statements included in this section solely for the purposes of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act.

        Each of the Sponsors, Parent and Merger Sub believes the interests of the Company's unaffiliated shareholders were represented by the special committee, which negotiated the terms and conditions of the merger agreement with the assistance of its independent legal and financial advisors. The Sponsors, Parent and Merger Sub attempted to negotiate a transaction that would be most favorable to them, and not to the Company's unaffiliated shareholders and, accordingly, did not negotiate the merger agreement with a goal of obtaining terms that were substantively and procedurally fair to such shareholders. The Sponsors, Parent and Merger Sub did not participate in the deliberations of the special committee regarding, and did not receive any advice from the special committee's independent legal or financial advisors as to, the fairness of the proposed merger to the Company's unaffiliated shareholders. The Sponsors, Parent and Merger Sub did not perform, or engage a financial advisor to perform, any independent valuation or other analysis to assist them in assessing the substantive and procedural fairness of the proposed merger to the Company's unaffiliated shareholders.

        Based on their knowledge and analysis of available information regarding the Company, as well as discussions with the Company's senior management regarding the Company and its business and the factors considered by, and findings of, the special committee and the Company's board of directors discussed in "Special Factors—Recommendation of Our Board of Directors and Special Committee; Reasons for Recommending the Approval of the Merger Agreement; Fairness of the Merger" beginning on page 28 of this proxy statement, the Sponsors, Parent and Merger Sub believe the proposed merger is substantively and procedurally fair to the Company's unaffiliated shareholders based upon the following factors:

  •
  the special committee, consisting entirely of directors who are not officers or employees of the Company and who are not affiliated with the Sponsors, Parent and Merger Sub, was established and given authority to, among other things, review, evaluate and negotiate the terms of the proposed merger and to recommend to the Company's board of directors what action should be taken by the Company, including not to engage in the merger;

  •
  the members of the special committee do not have any interests in the proposed merger different from, or in addition to, those of the Company's unaffiliated shareholders, other than the members' receipt of the board of directors and special committee compensation (which are not contingent upon the consummation of the proposed merger or special committee's or the board of directors' recommendation of the proposed merger);

  •
  the special committee retained and was advised by its independent legal and financial advisors who are experienced in advising committees such as the special committee in similar transactions;

  •
  the special committee and the Company's board of directors had no obligation to recommend the approval of the merger agreement and the transactions contemplated thereby, including the merger, or any other transaction;

  •
  the merger was unanimously approved by each member of the special committee and the board of directors although neither the special committee nor the board of directors had any obligation to recommend approval of the merger or approval of the merger agreement or any other transaction;

  •
  in connection with its decision to recommend to the board of directors that it approve the merger, the special committee considered valuation analyses presented by Barclays Capital related to the on-going concern value of the Company. These analyses included, among others, a selected publicly traded comparable company analysis, a discounted cash flow analysis and a selected comparable transaction analysis. These analyses are summarized under "Special Factors—Opinion of Barclays Capital, Financial Advisor to the Special Committee";

  •
  the special committee had the opportunity to negotiate with and consider the competing offer from Party A and unanimously determined that the proposed merger agreement, the merger and the other transactions contemplated by the merger agreement were advisable, fair to and in the best interest of the Company and its unaffiliated shareholders. In reaching its determination, the special committee considered a number of factors that it believed supported its determination, including, but not limited to, (i) the fact that the special committee found Party A had failed to provide adequate evidence of sufficient funding to complete a transaction in a timely manner, as described under "Special Factors—Background of the Merger," (ii) that the Company is permitted to continue its discussion with Party A during the "go-shop" period, (iii) that Party A's offer price did not represent a material premium over Bain Capital's offer price, and (iv) that certain key issues in connection with the share exchange and voting arrangements between Party A and the Rollover Investors remained unresolved and the Rollover Investors indicated their preference to enter into an agreement with Bain Capital over Party A, as described under "Special Factors—Background of the Merger";

  •
  the per share merger consideration of $9.00 represents a premium over the current and historical market prices of the Company common stock, including a premium of approximately 22.8% over the $7.33 closing price of the Company common stock on March 20, 2010, the date on which the merger agreement was signed by parties thereto;

  •
  the merger consideration and other terms and conditions of the merger agreement were the result of extensive negotiations over an extended period of time between the special committee and its advisors and Bain Capital;

  •
  the merger agreement must be approved by the affirmative vote of (i) shareholders holding at least seventy-five percent (75%) of the outstanding shares of the Company common stock at the close of business on the record date and (ii) unaffiliated shareholders holding more than fifty percent (50%) of the outstanding shares of the Company common stock at the close of business on the record date (other than shares owned by the Rollover Investors, the Voting Shareholders, and/or any holders of Company common stock who have entered into voting agreements or other similar shareholder support agreements with Parent, Merger Sub or their affiliates following May 20, 2011, agreeing to vote in favor of the merger);

  •
  that the terms and conditions of the merger agreement were designed to encourage a superior proposal, including a negotiated 55-day "go-shop" period during which the Company may solicit and consider alternative proposals, which may be extended with respect to any continuing parties, and the Company's ability, at any time from and after the end of the go-shop period but prior to the time the Company shareholders approve the merger agreement, to provide information to third parties with respect to unsolicited alternative acquisition proposals under certain circumstances and participate in discussions or negotiations with the third party that submitted such acquisition proposal, if the special committee determines that any such acquisition proposal constitutes or is reasonably likely to result in a superior proposal;

  •
  the special committee received from its financial advisor an opinion, dated May 20, 2011, with respect to the fairness of the per share merger consideration to be received by the holders of Company common stock (other than the Rollover Investors);

  •
  the opinion received by the special committee from its financial advisor took into consideration various factors, including, among others: (i) certain relevant financial and operating information concerning the Company's business and prospects of the Company; (ii) independent broker research analysis with respect to the future price targets of the Company's common stock and financial projections of the Company; (iii) a trading history of the Company's common stock, and compared with that of securities of certain publicly-traded companies that the financial advisor deemed to be generally relevant; (iv) a comparison of the financial performance of the Company with that of certain publicly-traded companies that the financial advisor deemed to be generally relevant; and (v) the premia paid in certain publicly available transactions that the financial advisor deemed to be generally relevant;

  •
  under the terms of the merger agreement, in certain circumstances prior to obtaining the requisite shareholder approvals of the merger, the Company is permitted to provide information to third parties with respect to unsolicited alternative acquisition proposals;

  •
  the ability of the Company to terminate the merger agreement (in accordance with the terms of the merger agreement) upon acceptance of a superior proposal; and

  •
  the availability of appraisal rights to the unaffiliated shareholders who comply with all of the required procedures under Florida law for exercising appraisal rights, which allow such holders to seek appraisal of the fair value of their stock in lieu of receiving the merger consideration.

        In addition to the foregoing, the Sponsors, Parent and Merger Sub considered the primary detriments of the merger to the Company's unaffiliated shareholders (as described in further detail below), which included, without limitation, the following:

  •
  that such shareholders would cease to have an interest in the Company; and

  •
  that, in general, the receipt of the merger consideration will be a taxable transaction under applicable United States federal, state, local, foreign and other tax laws.

        The Sponsors, Parent and Merger Sub did not consider whether the per share merger consideration offered to unaffiliated security holders constituted fair value in relation to net book value or liquidation value. The unaffiliated shareholders of the Company were represented by the special committee and, as noted previously, in the course of reaching its determination the special committee did not consider the liquidation value of the Company's assets because it considered the Company to be a viable going concern business where value is derived from cash flows generated from its continuing operations. In addition, the special committee believed that the value of the Company's assets that might be realized in a liquidation would be significantly less than its going concern value. Further, the special committee did not consider the Company's net book value as a factor because it believed that net book value is not a material indicator of the value of the Company as a going concern but rather is indicative of historical costs. The Company's net book value per common share as of March 31, 2011, was $4.77, which is substantially below the $9.00 per share merger consideration. In addition, the special committee did not consider the prices paid by the Company for past purchases of its common stock because no such purchases were made during the last two years other than in connection with its equity incentive plans.

        The foregoing discussion of the information and factors considered and given weight by the Sponsors, Parent and Merger Sub in connection with their evaluation of the substantive and procedural fairness to the Company's unaffiliated shareholders of the merger agreement and the transactions contemplated by the merger agreement, including the proposed merger, is not intended to be exhaustive, but is believed by the Sponsors, Parent and Merger Sub to include all material factors considered by them. The Sponsors, Parent and Merger Sub did not find it practicable to and did not quantify or otherwise attach relative weights to the foregoing factors in reaching their position as to the substantive and procedural fairness of the merger agreement and the proposed merger to the Company's unaffiliated shareholders. Rather, the Sponsors, Parent and Merger Sub made the fairness determinations after considering all of the foregoing as a whole.

        The Sponsors, Parent and Merger Sub believe these factors provide a reasonable basis for their belief that the proposed merger is both substantively and procedurally fair to the Company's unaffiliated shareholders. This belief, however, is not intended to be and should not be construed as a recommendation by the Sponsors, Parent and Merger Sub to any shareholder of the Company as to how such shareholder should vote with respect to the approval of the merger agreement.

Position of the Management Shareholders and the Rollover Investors Regarding the Fairness of the Merger

        Under the SEC rules governing "going-private" transactions, each of the Management Shareholders and the Rollover Investors is deemed to be affiliates of the Company, and thus required to express their beliefs as to the fairness of the merger to the unaffiliated shareholders of the Company.

        The unaffiliated shareholders of the Company were represented by the special committee, which negotiated the terms and conditions of the merger agreement on their behalf, with the assistance of the special committee's financial and legal advisors. Accordingly, none of the Management Shareholders or the Rollover Investors has performed, or engaged a financial advisor to perform any independent valuation or other analysis for the purpose of assessing the fairness of the merger to the Company's unaffiliated shareholders.

        Each of the Management Shareholders and the Rollover Investors believes, however, that the merger agreement and the merger are substantively and procedurally fair to the unaffiliated shareholders on the basis of the following factors:

  •
  the current and historical market prices of the Company's common stock, including the fact that the estimated merger consideration of $9.00 per share represents a premium of (i) approximately 44% over the $6.26 closing price of the Company common stock on March 4, 2011, the last trading day prior to the public announcement of Bain Capital's going-private proposal; (ii) approximately 24% over the $7.26 closing price of the Company common stock on May 19, 2011, the date on which the merger agreement was signed by parties thereto; (iii) approximately 89% over the $4.77 book value per common share based on the historical financial data for the period ended March 31, 2011; (iv) approximately 38% over the Company's 90-trading day volume weighted average price calculated as of May 13, 2011; (v) approximately 36% over the Company's six-month volume weighted average price calculated as of May 13, 2011; and (vi) approximately 10% over the Company's 12-month volume weighted average price calculated as of May 13, 2011;

  •
  the fact that the competing offer the Company received from Party A does not provide as much certainty as to Party A's ability to finance the acquisition;

  •
  the belief of the Management Shareholders and the Rollover Investors that the Company may face similar pressures as those faced by many small- and medium-cap Chinese companies listed on U.S. exchanges from short sellers, negative press, rumors and innuendos and other related risks, which may present a short-term drag on the trading price of the Company common stock;

  •
  the fact that the Company has not received any other offers (including from Party A) that value the Company at a materially higher price;

  •
  the fact that the merger agreement contains a "go-shop" provision permitting the special committee and its advisors to test the market and thus verifying the substantive fairness of the transaction;

  •
  the financial and other terms and conditions of the merger agreement were the product of arm's-length negotiations between the special committee and its advisors, on the one hand, and the Bain Capital and its advisors, on the other hand;

  •
  none of the Management Shareholders or the Rollover Investors participated in the deliberations of the special committee or the Board regarding, or received advice from the special committee's legal or financial advisor as to, the fairness of the merger;

  •
  each member of the special committee and the Board unanimously determined that the merger agreement and the merger are fair to and in the best interests of the Company and its unaffiliated shareholders;

  •
  neither the special committee nor the Board had any obligation to recommend approval of the merger or adoption of the merger agreement or any other transaction;

  •
  each of the Management Shareholders and the Rollover Investors has interests in the merger, directly or indirectly, that are the same as those of the unaffiliated shareholders of the Company by virtue of the receipt of the per share merger consideration for a portion of the Management Shareholders and/or the Rollover Investors' equity interests in the Company that are not to be exchanged for equity interests in the Parent upon completion of the merger;

  •
  the belief of the Management Shareholders that in the short-term, after analyzing all available information, a more viable offer that also presents a higher price is less likely than not;

  •
  the structure of the merger as an all-cash transaction for the unaffiliated shareholders will provide certainty of value to the unaffiliated shareholders;

  •
  the merger agreement must be approved by the affirmative vote of (i) shareholders holding at least seventy-five percent (75%) of the outstanding shares of the Company common stock at the close of business on the record date and (ii) unaffiliated shareholders holding more than fifty percent (50%) of the outstanding shares of the Company common stock at the close of business on the record date (other than shares owned by the Rollover Investors, the Voting Shareholders, and/or any holders of Company common stock who have entered into voting agreements or other similar shareholder support agreements with Parent, Merger Sub or their affiliates following May 20, 2011, agreeing to vote in favor of the merger); and

  •
  the availability of appraisal rights to the unaffiliated shareholders who comply with all of the required procedures under Florida law for exercising appraisal rights, which allow such holders to seek appraisal of the fair value of their stock in lieu of receiving the merger consideration.

        In addition to the foregoing, the Management Shareholders and the Rollover Investors considered the primary detriments of the merger to the Company's unaffiliated shareholders, which included, without limitation, the following:

  •
  that such shareholders would cease to have an interest in the Company; and

  •
  that, in general, the receipt of the merger consideration will be a taxable transaction under applicable United States federal, state, local, foreign and other tax laws.

        The foregoing discussion of the information and factors considered and given weight by the Management Shareholders or the Rollover Investors in connection with the fairness of the merger agreement and the merger is not intended to be exhaustive but is believed to include all material factors considered by them. The Management Shareholders or the Rollover Investors did not find it practicable to, and did not, quantify or otherwise attach relative weights to the foregoing factors in reaching their position as to the fairness of the merger agreement and the merger. Rather, the Management Shareholders and the Rollover Investors made the fairness determinations after considering all of the foregoing as a whole. The Management Shareholders and the Rollover Investors believe these factors provide a reasonable basis upon which to form their belief that the merger is fair to the Company's unaffiliated shareholders. This belief should not, however, be construed as a recommendation to any Company shareholder to approve the merger agreement. The Management Shareholders and the Rollover Investors do not make any recommendation as to how shareholders of the Company should vote their shares of Company common stock relating to the merger.

Management's Projected Financial Information

        The Company does not, as a matter of course, publicly disclose financial forecasts as to future financial performance, earnings or other results (other than guidance regarding revenues, net income and EPS for current fiscal years and certain long term guidance) and is especially cautious of making financial forecasts because of unpredictability of the underlying assumptions and estimates. However, in connection with the evaluation of a possible transaction, the Company provided the special committee and its financial advisor with the Management Plan, which contained certain non-public financial forecasts that were prepared by the management.

        A summary of the financial forecasts included in the Management Plan has been included below in this proxy statement. This summary is not being included in this document to influence your decision whether to vote for or against the proposal to approve the merger agreement, but is being included because these financial forecasts were made available to the special committee and its financial advisor. The inclusion of this information should not be regarded as an indication that the special committee or its financial advisor or any other person considered, or now considers, such financial forecasts to be material or to be necessarily predictive of actual future results, and these forecasts should not be relied upon as such. Our management's internal financial forecasts, upon which the financial forecasts were based, are subjective in many respects. There can be no assurance that these financial forecasts will be realized or that actual results will not be significantly higher or lower than forecasted.

        In addition, the financial forecasts were not prepared with a view toward public disclosure or toward complying with generally accepted accounting principles, which we refer to as GAAP, the published guidelines of the SEC regarding projections and the use of non-GAAP financial measures or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Neither our independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the financial forecasts contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability.

        These financial forecasts were based on numerous variables and assumptions that are inherently uncertain and may be beyond our control. We believe the assumptions that our management used as a basis for this projected financial information were reasonable at the time our management prepared these financial forecasts, given the information our management had at the time. Important factors that may affect actual results and cause these financial forecasts not to be achieved include, but are not limited to, risks and uncertainties relating to our business (including its ability to achieve strategic goals, objectives and targets over the applicable periods), industry performance, the regulatory environment, general business and economic conditions and other factors described or referenced under "Cautionary Statement Regarding Forward-Looking Statements" beginning on page 66 of this proxy statement. In addition, the forecasts also reflect assumptions that are subject to change and do not reflect revised prospects for our business, changes in general business or economic conditions, or any other transaction or event that has occurred or that may occur and that was not anticipated at the time the financial forecasts were prepared. Accordingly, there can be no assurance that these financial forecasts will be realized or that our Company's future financial results will not materially vary from these financial forecasts.

        No one has made or makes any representation to any shareholder regarding the information included in the financial forecasts set forth below. Readers of this proxy statement are cautioned not to rely on the forecasted financial information. Some or all of the assumptions which have been made regarding, among other things, the timing of certain occurrences or impacts, may have changed since the date such forecasts were made. We have not updated and do not intend to update, or otherwise revise the financial forecasts to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions on which such forecasts were based are shown to be in error. We have made no representation to Parent or Merger Sub in the merger agreement concerning these financial forecasts.

        The financial forecasts are forward-looking statements. For information on factors that may cause the Company's future financial results to materially vary, see "Cautionary Statement Regarding Forward-Looking Statements" beginning on page 66.

        The following is a summary of the Management Plan financial forecasts for the Company prepared by our management and provided to the special committee's financial advisor:

	(US$ in Millions)
Year ending December 31	2011E	2012E	2013E	2014E	2015E
Revenues	$88.9	$107.6	$115.5	$121.3	$127.4
Gross Profit	$44.2	$50.7	$53.3	$56.0	$58.8
EBITDA(1)	$19.5	$22.6	$23.5	$24.6	$25.9
Depreciation and Amortization	$0.9	$1.1	$1.2	$1.2	$1.3
Operating Income	$18.6	$21.5	$22.3	$23.4	$24.6
Other Income	$0.8	$0.8	$0.8	$0.8	$0.8
Tax Rate	15%	15%	15%	15%	15%
Net Income	$16.9	$19.5	$20.3	$21.4	$22.6
Capital Expenditure	$1.5	$1.5	$1.5	$1.5	$1.5
Stock-based Compensation	$4.0	$4.0	$4.0	—	—
Working Capital	$79.7	$96.5	$103.6	$108.8	$114.2

(1)
"EBITDA" refers to earnings before interest, taxes, depreciation and amortization.

        EBITDA is a non-GAAP measure that is used by management as supplemental financial measures to evaluate the Company's operational trends. It should not be relied upon as an alternative to net income. EBITDA is not defined under U.S. GAAP and, accordingly, it may not be comparable measurements to those used by other companies.

        Pursuant to the requirements of Regulation G, the Company sets forth below a reconciliation of projected EBITDA to the most comparable financial measure prepared in accordance with GAAP.

	(US$ in Millions)
Year ending December 31	2011E	2012E	2013E	2014E	2015E
Operating Income	$18.6	$21.5	$22.3	$23.4	$24.6
Add
Depreciation and Amortization	$0.9	$1.1	$1.2	$1.2	$1.3

EBITDA	$19.5	$22.6	$23.5	$24.6	$25.9

Certain Effects of the Merger

Private Ownership

        If the merger agreement is approved by our shareholders and the other conditions to the closing of the merger are either satisfied or waived, Merger Sub will be merged with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Parent.

Directors and Management of the Surviving Corporation

        After the effective time of the merger, the directors of Merger Sub immediately prior to the effective time of the merger will become the directors of the Company, and the officers of the Company immediately prior to the effective time of the merger will remain the officers of the Company, in each case until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

        At the effective time, the articles of incorporation and by-laws of the surviving corporation will be in the form of the certificate of incorporation and by-laws of Merger Sub (except with respect to the name of the Company), until amended in accordance with their terms or by applicable law.

Primary Benefits and Detriments of the Merger

        As a result of the merger, we will be a privately-owned company and there will be no public market for our common stock. Following the completion of the merger, the shares of Company common stock will be delisted from the NASDAQ and deregistered under the Exchange Act.

        The primary benefits of the merger to the Company's unaffiliated shareholders include, without limitation, the following:

  •
  the receipt by such shareholders of $9.00 per share in cash, representing a substantial premium (44%) over the Company's closing price on March 4, 2011 (which represents the "undisturbed" share price prior to the Company's announcement regarding receipt of a "going private" proposal), and a 38% premium over the Company's 90-trading day volume weighted average price calculated as of May 19, 2011.

  •
  the avoidance of the risk associated with any possible decrease in our future revenues and free cash flow, growth or value, the risks associated with fire protection solutions industry, such as the avoidance of the risk associated with any possible decrease in our future revenues and free cash flow, growth or value, the risks associated with fire protection solutions industry, such as market cyclicality and competition, and the risks related to our substantial leverage, following the merger.

        The primary detriments of the merger to the Company's unaffiliated shareholders include, without limitation, the following:

  •
  such shareholders will cease to have an interest in the Company and, therefore, will no longer benefit from possible increases in the future revenues and free cash flow, growth or value of the Company or payment of dividends on the Company common stock, if any.

  •
  in general, the receipt of cash pursuant to the merger will be a taxable transaction for United States federal income tax purposes and may also be a taxable transaction under applicable state, local, foreign and other tax laws. As a result, a U.S. Holder (as defined under "Special Factors—Certain Material United States Federal Income Tax Consequences") generally will recognize gain or loss for United States federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received in the merger and the U.S. Holder's adjusted tax basis in the shares of Company common stock exchanged. A non-U.S. Holder (as defined under "Special Factors—Certain Material United States Federal Income Tax Consequences") generally will not be subject to United States federal income tax in respect of cash received in the merger, unless such non-U.S. Holder has certain connections to the United States.

        The primary benefits of the merger to the Sponsors, the Management Shareholders and the Rollover Investors include, without limitation, the following:

  •
  if the Company successfully executes its business strategies, the value of their respective investment could increase because of possible increases in future revenues and free cash flow, increases in the underlying value of the Company or the payment of dividends, if any, that will accrue to Parent.

  •
  the Company will no longer have continued pressure to meet quarterly forecasts set by analysts. In contrast, as a publicly-traded company, the Company currently faces public shareholder and investment analyst pressure to make decisions that may produce better short term results, but which may not over the long term lead to a maximization of its equity value.

  •
  the Company will have more freedom to focus on long-term strategic planning in a highly competitive business with increasing competition and regulation.

  •
  the Company will have more flexibility to change its capital spending strategies without public market scrutiny or analysts' quarterly expectations.

  •
  the Company will be able to deploy new services or change its pricing strategies to attract customers without public market scrutiny or the pressure to meet quarterly forecasts set by analysts.

        The primary detriments of the merger to the Sponsors, the Management Shareholders and the Rollover Investors include, without limitation, the following:

  •
  all of the risk of any possible decrease in the Company's revenues, free cash flow or value following the merger will be borne by them.

  •
  the business risks facing the Company, including increased competition, will be borne by them.

  •
  an equity investment in the surviving corporation by them following the merger will involve substantial risk resulting from the limited liquidity of such an investment.

  •
  following the merger, there will be no trading market for the surviving corporation's equity securities.

  •
  Messrs. Weigang Li and Brian Lin will have lock-up commitments in connection with their employment agreements with Parent that will further limit their mobility.

  •
  the change of controlling shareholder in the surviving entity (i.e., Parent) may have an adverse effect on the Management Shareholders' flexibility in making key decisions with respect to the future business.

The Company's Net Book Value and Net Earnings

        Parent does not currently own any interest in the Company. Following consummation of the merger, Parent will directly own 100% of our outstanding common stock and will have a corresponding interest in our net book value and net earnings. Our net income for the fiscal year ended

December 31, 2010 was approximately $15,437,935 and our net book value as of December 31, 2010 was approximately $127,979,666.

        Each shareholder of Parent will have an interest in our net book value and net earnings in proportion to such shareholder's ownership interest in Parent.

        The table below sets forth the interests in our voting shares and the interest in our net book value and net earnings for the Sponsors and the Rollover Investors before and after the merger, based on our historical net book value as of December 31, 2010 of approximately $127.98 million and our historical net earnings for the year ended December 31, 2010 of approximately $15.44 million. All dollar figures are in the thousands and rounded to the nearest dollar amount.

	Ownership of the Company Prior to the Merger			Fully Diluted Ownership of the Company After the Merger(1)
	% Ownership	Net earnings for the fiscal year ended December 31, 2010 (in thousands)	Net book value as of December 31, 2010 (in thousands)	% Ownership	Net earnings for the fiscal year ended December 31, 2010 (in thousands)	Net book value as of December 31, 2010 (in thousands)
Sponsors(2)	0%	$0	$0	75.8%	$11,702	$97,011
Rollover Investors(3)	49.16%	$7,589	$62,915	24.2%	$3,736	$30,969
Total	49.16%	$7,589	$62,915	100.0%	$15,438	$127,980

	Fully Diluted Ownership of Parent After the Merger(1)(2)
	% Ownership	Net earnings for the fiscal year ended December 31, 2010 (in thousands)	Net book value as of December 31, 2010 (in thousands)
Sponsors(2)	75.8%	$11,702	$97,011
Rollover Investors(3)	24.2%	$3,736	$30,969
Total	100%	$15,438	$127,980

(1)
Interest in net earnings and net book value of the Company after the merger does not take into account the effect of the transaction (other than the change in ownership percentage) and does not take into account any additional debt that may be incurred by the Company or any resulting interest expense, which would have the effect of decreasing net earnings and net book value of the Company after the merger.

(2)
Following the merger, (i) Parent will directly or indirectly own 100% of the capital stock of the Company, (ii) Sponsors will own approximately 75.8% of Parent, and (iii) the Rollover Investors will own approximately 24.2% of Parent. These ownership percentages are subject to change as a result of each of the Sponsors' respective equity commitments being increased or decreased by amounts required to be paid pursuant to the merger agreement and related fees and expenses pursuant to the merger agreement.

(3)
The aggregate number of shares of Company common stock beneficially owned by the Rollover Investors as of June 8, 2011, includes shares of restricted stock. The aggregate share ownership percentage of the Rollover Investors prior to the merger is based on the 28,640,321 shares outstanding as of June 8, 2011.

Effects on the Company if Merger is not Completed

        If our shareholders do not approve the merger agreement or if the merger is not completed for any other reason, our shareholders will not receive any payment for their shares of Company common stock unless the Company is sold to a third party. Instead, unless the Company is sold to a third party, we will remain an independent public company, our common stock will continue to be listed and traded on the NASDAQ, and our shareholders will continue to be subject to similar risks and opportunities as they currently are with respect to their ownership of our common stock. If the merger is not completed, there is no assurance as to the effect of these risks and opportunities on the future value of your shares of Company common stock, including the risk that the market price of our common stock may decline to the extent that the current market price of our stock reflects a market assumption that the merger will be completed. From time to time, the board of directors will evaluate and review the business operations, properties, dividend policy and capitalization of the Company and, among other things, make such changes as are deemed appropriate and continue to seek to maximize shareholder value. If our shareholders do not approve the merger agreement or if the merger is not completed for any other reason, there is no assurance that any other transaction acceptable to the Company will be offered or that the business, prospects or results of operations of the Company will not be adversely impacted. Pursuant to the merger agreement, under certain circumstances the Company is permitted to terminate the merger agreement and recommend an alternative transaction. See "The Merger Agreement—Termination of the Merger Agreement."

        Under certain circumstances, if the merger is not completed, the Company may be obligated to pay to Parent a termination fee and/or reimburse certain of Parent's expenses. See "The Merger Agreement—Termination Fees; Reimbursement of Expenses."

Plans for the Company

        After the effective time of the merger, Parent anticipates that the Company will continue its current operations, except that it will (i) cease to be an independent public company and will instead be a wholly owned subsidiary of Parent and (ii) have substantially more debt than it currently has. There are no current plans to repay the debt taken out to finance the merger. After the effective time of the merger, the directors of Merger Sub immediately prior to the effective time of the merger will become the directors of the Company, and the officers of the Company immediately prior to the effective time of the merger will remain the officers of the Company, in each case until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be. At the effective time, the articles of incorporation and by-laws of the surviving corporation will be in the form of the certificate of incorporation and bylaws of Merger Sub (except with respect to the name of the Company), until amended in accordance with their terms or by applicable law.

Financing of the Merger

        The Company and Parent estimate that the total amount of funds required to complete the merger and related transactions and pay related fees and expenses will be approximately $290,400,000 assuming no exercise of appraisal rights by shareholders of the Company. Parent expects this amount to be provided through a combination of the proceeds of: (i) equity contributions from the Sponsors totaling approximately $160,700,000, which are described below under the subheading "Equity Financing"; (ii) the contribution of 5,700,000 shares of Company common stock to Parent (the equivalent of an investment of approximately $51,300,000 based upon the per share merger consideration of $9.00) immediately prior to the effective time of the merger by the Rollover Investors, which is described below under the subheading "Rollover Financing"; (iii) debt financing of approximately $60,000,000, which is described below under the subheading "Debt Financing"; and (iv) cash of the Company totaling approximately $18,400,000.

  Equity Financing

        Concurrently with the execution of the merger agreement, the Sponsors entered into an equity commitment letter with Parent and Merger Sub, pursuant to which the Sponsors have committed, simultaneously with the closing of the merger, that they would purchase, or cause the purchase of, equity interests of Parent for an aggregate amount equal to $160,700,000, and cause Parent, upon receipt of such commitment, to purchase equity interests of Merger Sub for an aggregate amount equal to such commitment. The equity commitment is conditioned upon (i) the satisfaction or waiver at the closing of each of the conditions to Parent's and Merger Sub's obligations to consummate the transactions contemplated by the merger agreement, (ii) the contemporaneous consummation of the closing and (iii) the contemporaneous funding of the debt financing on the terms and conditions described in the debt financing commitment letter. The obligation of the Sponsors to fund the commitment will automatically terminate upon the earliest to occur of (a) the valid termination of the merger agreement, (b) the closing of the merger (subject to performance of the Sponsors' obligation to contribute the equity commitment), and (c) the Company or any of its affiliates asserting a claim against the Sponsors or certain of their related parties under the merger agreement or ancillary agreements, other than certain specified retained claims. The Company is an express third-party beneficiary of the equity commitment letter having the right to enforce the Sponsors' obligation to fund the equity financing, but only in the event that (A) Parent and Merger Sub are required to consummate the closing under the merger agreement, (B) the debt financing has been funded or the lenders party to the debt financing commitment letter have irrevocably confirmed in writing that all conditions to funding of the debt financing commitment letter have been satisfied (other than funding of the equity financing), (C) the Company has irrevocably confirmed in writing that if the financing is funded, then it would take such actions that are within its control to cause the consummation of the transactions contemplated by the merger agreement to occur, and (D) the equity financing has not been funded and Parent and Merger Sub have not consummated the Merger.

  Rollover Financing

        Concurrently with the execution of the merger agreement, the Rollover Investors entered into a rollover agreement with Parent and Merger Sub pursuant to which the Rollover Investors have agreed, among other things, to contribute to Parent the Rollover Shares (aggregating approximately 19.9% of the outstanding shares of Company common stock as of June 8, 2011, which is the equivalent of a $51,300,000 investment based upon the per share merger consideration of $9.00) immediately prior to the effective time of the merger and such shares will be cancelled and will not be converted into the right to receive the merger consideration. As consideration, each of the Rollover Investors will receive a certain equity interest in Parent at the same price per share as is paid by the shareholders of Parent affiliated with the Sponsors at closing. The consummation of the contribution by each Rollover Investor of the Rollover Shares held by it is subject to the satisfaction or (in the case of clauses (i), (ii) and (iii)), waiver by such Rollover Investor, of each of the following conditions: (i) the execution and delivery by Parent of a copy of a shareholders' agreement governing the relationship among the shareholders of Parent after the closing; (ii) that the representations and warranties of Parent contained in the rollover agreement be true and correct in all material respects as of the closing; (iii) that Parent have performed or complied with in all material respects all covenants required to be performed or complied with by it under the rollover agreement; (iv) the issuance of equity securities of Parent to which the Rollover Investor is entitled concurrently with such contribution; and (v) the consummation of the merger immediately following such contribution. The rollover agreement automatically terminates upon the termination of the merger agreement.

  Debt Financing

        In connection with Parent's entry into the merger agreement, Merger Sub entered into a debt financing commitment letter with Bank of America N.A., The Hong Kong and Shanghai Banking Corporation Limited and Citigroup Global Markets Asia Limited. The debt financing commitment letter provides an aggregate of $80,000,000 in debt financing to Merger Sub, consisting of a $60,000,000 term loan facility and a $20,000,000 revolving credit facility, the former to be used to finance the merger and related transactions and the latter of which will be used for general corporate purposes and to finance the working capital needs of the Company following the closing of the merger. The revolving credit facility may be utilized by way of (i) drawing of loans or rollover drawings, (ii) issuing bank guarantees and documentary credits and (iii) ancillary facilities.

        Interest under the facilities will be payable for all drawings (other than in RMB) at LIBOR plus a margin and will be payable at the end of each interest period set forth in the credit agreement. Until December 31, 2011, the margin will be 5.0% and, after December 31, 2011 the margin will vary according to the ratio of total gross debt to EBITDA of the Company and its subsidiaries, but will never exceed 5.0%. For all drawings in RMB, the agreed rate shall be no more than 100% to 120% of the People's Bank of China rate.

        The borrower under the facilities will be Merger Sub, and upon consummation of the merger, the rights and obligations under the facilities will be assumed by the Company. The facilities will be guaranteed and secured by the relevant borrower, save that an onshore guarantor will grant guarantees and security to secure borrowings of any onshore borrower only. Due to certain regulatory restrictions, Merger Sub will provide security over no more than 65% of the Company's directly owned subsidiary's shares.

Limited Guarantee

        Concurrently with the execution of the merger agreement, the Guarantor entered into a limited guarantee with the Company, pursuant to which the Guarantor agreed to guarantee the obligations of Parent under the merger agreement to pay, if and when due and subject to the conditions and limitations set forth therein and in the merger agreement, a reverse termination fee to the Company. The limited guarantee will terminate on the earliest of (a) the effective time of the merger, (b) the termination of the merger agreement in accordance with its terms in circumstances in which Parent would not be obligated to pay the reverse termination fee, and (c) the 120th day after the termination of the merger agreement in circumstances in which a reverse termination fee is due and owing by Parent, unless the Company has commenced a legal proceeding against Parent or Merger Sub alleging a reverse termination fee is due and owning or against the Guarantor alleging amounts payable by the Guarantor pursuant to the terms of the limited guarantee. However, if the Company or any of its affiliates institutes any suit, action or proceeding or makes any claim (A) asserting that any of the provisions of the limited guarantee are illegal, invalid or unenforceable in whole or in part or that the Guarantor is liable in excess of or to a greater extent than the amount of the termination fee or (B) arising under, or in connection with, the equity commitment letter, the merger agreement or any other document or agreement entered into in connection with the merger agreement (other than for certain retained claims), then (1) the obligation of the Guarantor under the limited guarantee will terminate ab initio and be null and void, (2) if the Guarantor has previously made any payments under the limited guarantee, it will be entitled to recover such payments from the Company, and (3) neither the Guarantor, Parent, Merger Sub nor certain specified non-recourse parties will have any liability to the Company or any of its affiliates with respect to the transactions contemplated by the merger agreement, the equity commitment letter or under the limited guarantee.

Interests of the Company's Directors and Executive Officers in the Merger

        In considering the recommendation of our board of directors with respect to the merger agreement, you should be aware that certain of the Company's directors and executive officers have interests in the merger that are different from or in addition to, the interests of our shareholders generally, as more fully described below. Our board of directors and the special committee were aware of these interests and considered them, among other matters, in reaching the decision to approve the merger agreement and recommend that the Company's shareholders vote in favor of approving the merger agreement. See "Special Factors—Background of the Merger" and "Special Factors—Recommendation of Our Board of Directors and Special Committee; Reasons for Recommending the Approval of the Merger Agreement; Fairness of the Merger" for a further discussion of these matters.

Post-merger Employment

        Messrs. Weigang Li and Brian Lin will also enter into new three-year employment agreements (with two conditional one-year extensions) with Parent or one of its subsidiaries following the merger. The employment agreements are expected to provide for an aggregate compensation package substantially consistent, in all material respects, with Mr. Li's and Mr. Lin's current aggregate compensation with the Company. The titles for each of Messrs. Li and Lin with Parent shall not be changed nor shall their duties or responsibilities be materially diminished without the consent of Mr. Weigang Li other than for cause. Messrs. Li and Lin are also expected to become subject to non-compete obligations in favour of Parent.

Special Committee Compensation

        In consideration of the expected time and effort that would be required of the members of the special committee in evaluating the proposed merger, including negotiating the terms and conditions of the merger agreement, the board of directors determined that each member of the special committee shall receive a compensation of RMB 15,000 per month for the duration of their service on the special committee, or approximately $2,300 per month based on a rate of RMB 6.6710 to $1.00 as of October 8, 2010 as set forth in the H.10 statistical release of the Federal Reserve Board. The compensation of the chairman of the special committee was increased from RMB 15,000, or approximately $2,300, per month to $5,000 per month in April 2011 because the board felt that the chairman had more responsibilities and was, and would remain, more involved in the process as compared to the other members of the special committee. Such fees are payable whether or not the merger is completed and were approved by the board of directors prior to our receipt of Parent's proposal. No other meeting fees or other compensation (other than reimbursement for out-of-pocket expenses in connection with attending special committee meetings or negotiations) will be paid to the members of the special committee in connection with their service on the special committee.

Treatment of Outstanding Stock Options

        As described in "The Merger Agreement—Treatment of Common Stock, Options and Restricted Stocks" beginning on page 73, the merger agreement provides that, at the effective time of the merger, each outstanding stock option will be canceled in exchange for a cash payment equal to the excess, if any, of the per share merger consideration over the exercise price per share of such stock option, less any required withholding taxes. Payment to holders of a vested outstanding stock option will be made at the effective time, and payment to holders of an unvested outstanding stock option will be made on the dates such unvested stock options would have vested (subject to the same conditions on vesting as applied to the unvested stock options immediately prior to the effective time if such unvested stock options had not been cancelled at the effective time), without any crediting of interest for the period from the effective time until vesting.

        The following table sets forth, for each of our directors and executive officers holding stock option as of June 8, 2011, (a) the aggregate number of shares of Company common stock subject to vested stock options, (b) the value of such vested stock options on a pre-tax basis, calculated by multiplying (i) the excess, if any, of the $9.00 per share merger consideration over the respective per share exercise prices of those stock options by (ii) the number of shares of Company common stock subject to those stock options, (c) the aggregate number of unvested stock options, which will vest subject to the same conditions on vesting as applicable prior to the effective time, (d) the value of those unvested stock options on a pre-tax basis, calculated by multiplying (i) the excess, if any, of the $9.00 per share merger consideration over the respective per share exercise prices of those stock options by (ii) the number of shares of Company common stock subject to those stock options, (e) the aggregate number of shares of Company common stock subject to vested stock options and unvested stock options for such individual as of the effective time of the merger, assuming the director or executive officer remains employed by the Company at that date, and (f) the aggregate amount of consideration that we expect to offer for all such stock options in connection with the merger.

	Vested Stock Options		Unvested Stock Options		Aggregate Offer Consideration for All Stock Options
Name	Shares	Value	Shares	Value	Shares	Value
Weigang Li	184,375	$959,781.3	65,625	$143,718.75	250,000	$1,103,500
Brian Lin	318,750	1,532,063	131,250	287,437.5	450,000	1,819,500
Tongzhou Qin	0	0	0	0	0	0
Weishe Zhang	188,750	524,562.5	131,250	287,437.5	320,000	812,000
Xianghua Li	0	0	0	0	0	0
Yinqing Li	0	0	0	0	0	0
Guoyou Zhang	2,000	8,980	0	0	2,000	8,980
Albert McLelland	0	0	0	0	0	0

Treatment of Restricted Stocks

        As described in "The Merger Agreement—Treatment of Common Stock, Options and Restricted Stock" beginning on page 73, the merger agreement provides that, at the effective time of the merger, each outstanding share of restricted stock will be converted into the right to receive, on the date such share of restricted stock would have vested (subject to the same conditions on vesting as applied to each share of restricted stock immediately prior to the effective time if such share of restricted stock had not been converted at the effective time), an amount in cash equal to the per share merger consideration, less any required withholding taxes and without any crediting of interest for the period from the effective time until vesting.

        The following table identifies, for each of our directors and executive officers holding shares of restricted stock, the aggregate number of shares of restricted stock as of June 8, 2011, the pre-tax value of such shares of restricted stock as calculated by multiplying the $9.00 per share merger consideration by the number of shares of restricted stock.

Name	Aggregate Number of Shares of Restricted Stock	Value of Shares of Restricted Stock
Weigang Li	52,500	$472,500
Brian Lin	75,000	675,000
Tongzhou Qin	15,000	135,000
Weishe Zhang	0	0
Xianghua Li	0	0
Yinqing Li	0	0
Guoyou Zhang	0	0
Albert McLelland	0	0

Dividends

        Pursuant to the merger agreement, we are prohibited from declaring or paying any dividends without consent from Parent.

Determination of the Per Share Merger Consideration

        The per share merger consideration was determined through arm's-length negotiations between Parent, Merger Sub and the Company (acting through the special committee).

Regulatory Matters

        In connection with the merger, we are required to make certain filings with, and comply with certain laws of, various federal and state governmental agencies, including:

  •
  filing the certificate of merger with the Secretary of State of the State of Florida in accordance with the FBCA after the approval of the merger agreement by our shareholders; and

  •
  complying with U.S. federal securities laws.

        Pursuant to the PRC Anti-Monopoly Law, Parent was required to make a pre-closing competition filing with MOFCOM. The filing with MOFCOM was made on May 23, 2011. MOFCOM may ask for additional materials and is expected to complete its review within 30 calendar days from the date on which it deems the application to be complete. This initial review period may be extended for an additional 90 days and, under certain circumstances, a maximum of an additional 60 days.

        Although we do not expect MOFCOM to raise any significant concerns in connection with their review of the proposed merger, there is no assurance that the parties will obtain the required regulatory approval, or that the approval will not be subject to conditions or restrictions that may have an adverse effect on either the Company or Parent after the completion of the merger.

        None of the parties is aware of any other regulatory approvals required to consummate the merger.

Estimated Fees and Expenses

        The Company estimates that it will incur the following fees and expenses in connection with the merger agreement, the merger, the solicitation of proxies and the other transactions contemplated in the merger agreement.

Description	Amount (in thousands)
Financing fees and expenses and related professional fees	$0
Financial advisory fee and expenses	$2,250,000
Legal and accounting fees and expenses	$1,700,000
Printing, proxy solicitation, filing fees and mailing costs	$75,000
Special committee fees	$68,000
Miscellaneous	$0

Certain Material United States Federal Income Tax Consequences

        The following is a general summary of certain United States federal income tax consequences to shareholders that are U.S. Holders or are non-U.S. Holders (each as defined below) that exchange shares of Company common stock for cash pursuant to the merger. The discussion is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as in effect as of the date hereof and all of which are subject to change (possibly with retroactive effect). This discussion is for general information only and does not purport to consider all aspects of United States federal income taxation that may be relevant to shareholders. In particular, this discussion does not address United States federal income tax considerations that would apply to holders that hold shares of Company common stock acquired pursuant to the exercise of employee stock options or holders of shares of Company common stock that were otherwise received as compensation, holders that validly exercise their rights under Florida law to object to the merger, shares of Company common stock held as part of a "straddle," "hedge," "conversion transaction," "synthetic security" or other integrated investment, or certain types of shareholders (including, without limitation, financial institutions, insurance companies, tax-exempt organizations, U.S. Holders that have a "functional currency" other than the U.S. dollar, regulated investment companies, tax-deferred accounts, real estate investment trusts, taxpayers subject to the alternative minimum tax and dealers in securities) that may be subject to special United States federal income tax rules not discussed herein. In addition, this discussion does not discuss any consequences to Rollover Investors or other holders of Company common stock that will directly or indirectly hold an ownership interest in Parent or the Company after the merger, to holders of options or warrants to purchase shares of Company common stock, any aspect of state, local or foreign tax law that may be applicable to any holder of shares of Company common stock, or any United States federal tax considerations other than United States federal income tax considerations. This discussion is also limited to shareholders that hold shares of Company common stock as "capital assets" within the meaning of Section 1221 of the Code (generally, property held for investment).

        For purposes of this discussion, a "U.S. Holder" is a beneficial owner of shares of Company common stock that is (1) an individual citizen or resident of the United States; (2) a corporation (including any entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States or of any political subdivision of the United States; (3) an estate the income of which is subject to United States federal income taxation regardless of its source; or (4) a trust if it (i) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust, or (ii) has a valid election in effect under applicable Treasury regulations to be treated as a United States person. A "non-U.S. Holder" is a beneficial owner of shares of Company common stock that is not a U.S. Holder and is not treated as a partnership for United States federal income tax purposes.

        In the case of a shareholder that is treated as a partnership for United States federal income tax purposes, the tax consequences of the merger to a partner of the partnership generally will depend upon the tax status of the partner and the activities of the partnership. Shareholders who are partners of a partnership holding Company common stock should consult their own tax advisors.

        THIS DISCUSSION DOES NOT CONSIDER THE EFFECT OF ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS OR ANY FEDERAL TAX LAWS OTHER THAN INCOME TAX LAWS. EACH SHAREHOLDER SHOULD CONSULT ITS TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO IT OF THE MERGER, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS AND POSSIBLE CHANGES IN TAX LAWS.

U.S. Holders

        The exchange by a U.S. Holder of shares of Company common stock pursuant to the merger will be a taxable transaction for United States federal income tax purposes. Such a U.S. Holder generally will recognize capital gain or loss equal to the difference (if any) between the amount of cash received in exchange for such shares and the U.S. Holder's adjusted tax basis in the shares of Company common stock exchanged. Such capital gain or loss will be long-term capital gain or loss if the U.S. Holder had held such shares of Company common stock for more than one year. Long-term capital gain of non-corporate U.S. Holders (including individuals) generally is subject to preferential rates of United States federal income tax. There are limitations on the deductibility of capital losses.

        Payments for shares of Company common stock may be subject to "backup withholding" at a rate of 28% unless a U.S. Holder (1) provides a correct TIN (which, for an individual U.S. Holder, generally is such U.S. Holder's social security number) and any other required information or (2) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, and otherwise complies with applicable requirements of the backup withholding rules. U.S. Holders generally may prevent backup withholding by delivering a properly completed and executed

IRS Form W-9. Any amount paid as backup withholding does not constitute an additional tax and will be creditable against the U.S. Holder's United States federal income tax liability, provided that the required information is timely provided to the Internal Revenue Service ("IRS"). If backup withholding results in an overpayment of tax, a refund may be obtained from the IRS. Each U.S. Holder should consult its tax advisor as to such U.S. Holder's qualification for exemption from backup withholding and the procedure for obtaining such exemption.

Non-U.S. Holders

        Any gain on the exchange by a non-U.S. Holder of shares of Company common stock pursuant to the merger generally will not be subject to United States federal income tax unless:

  •
  the gain is effectively connected with the conduct by the non-U.S. Holder of a trade or business in the United States (and, if required by an applicable United States income tax treaty, is attributable to the non-U.S. Holder's permanent establishment in the United States);

  •
  the non-U.S. Holder is an individual who was present in the United States for 183 days or more in the taxable year of the exchange and certain other conditions are met; or

  •
  the non-U.S. Holder owned (actually or constructively) more than five percent of the Company common stock at any time during the five years preceding the merger, and the Company is or has been a "United States real property holding corporation" for United States federal income tax purposes during such time.

        A non-U.S. Holder whose gain is described in the first bullet point above generally will be subject to tax on its net gain in the same manner as if it were a U.S. Holder. In addition, such a non-U.S. Holder that is a corporation may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits (including such gain) or such lower rate as many be specified by an applicable tax treaty. An individual non-U.S. Holder described in the second bullet point above will be required to pay a flat 30% tax on the gain derived from the sale, which gain may be offset by United States source capital losses. The Company does not believe that it currently is a United States real property holding corporation or that it has been a United States real property holding corporation during the past five years.

        In general, a non-U.S. Holder will not be subject to backup withholding and information reporting with respect to a payment made with respect to shares of Company common stock exchanged for cash in the merger if the non-U.S. Holder has provided an IRS Form W-8BEN (or an IRS Form W-8ECI if the non-U.S. Holder's gain is effectively connected with the conduct of a United States trade or business). If shares of Company common stock are held through a foreign partnership or other flow-through entity, certain other documentation requirements may also apply to the partnership or other flow-through entity. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a non-U.S. Holder's United States federal income tax liability, if any, provided that such non-U.S. Holder furnishes the required information to the IRS in a timely manner.

        The United States federal income tax discussion set forth above is a summary and is included for general information only and is based upon current United States tax law. Company shareholders are urged to consult their tax advisors with respect to the specific tax consequences of the merger to them, including the application and effect of state, local and foreign tax laws.

 Accounting Treatment of the Merger

        The merger will be accounted for as a "purchase transaction" for financial accounting purpose.

 Delisting and Deregistration of the Company Common Stock

        If the merger is completed, the shares of Company common stock will be delisted from the NASDAQ and deregistered under the Exchange Act, and shares of Company common stock will no longer be publicly traded.

Litigation Relating to the Merger

        We are aware of nine putative class action complaints related to the merger (each a "Shareholder Action") filed in various Florida state and federal courts against, among others, the Company and certain officers and directors of the Company. Six Shareholder Actions were filed in the Circuit Court for the 17th Judicial Circuit In and For Broward County, Florida, and have been consolidated under the caption In re China Fire & Security Group, Inc. Shareholder Litigation, Case No. 11745 (07). One of the Shareholder Actions, Kashef v. China Fire & Security Group, Inc., et al., Case No. 50-2011 CA 007884, is currently pending in the Circuit Court for the 15th Judicial Circuit in and For Palm Beach County, Florida. The final two Shareholder Actions, Fuller v. China Fire & Security Group, Inc., et al., 11-cv-61400-WPD, and James P. Tessitore v. China Fire & Security Group, Inc. et al. 11-cv-61580-WPD, are currently pending in the United States District Court for the Southern District of Florida. All complaints allege among other things, that the Company and certain officers and directors of the Company breached their fiduciary duties, and seek, among other things, to enjoin consummation of the merger. The operative complaints also allege aiding and abetting claims against the Sponsors, Parent and Merger Sub.

        The Company and our board of directors believe that the claims in these Shareholder Actions are without merit and intend to defend against them vigorously.

        One of the conditions to the closing of the merger is that no order by a court or other governmental entity shall be in effect that prohibits the consummation of the merger or that makes the consummation of the merger illegal. As such, if the plaintiffs are successful in obtaining an injunction prohibiting the defendants from completing the merger on the agreed-upon terms, then such injunction may prevent the merger from becoming effective, or from becoming effective within the expected timeframe.

Provisions for Unaffiliated Shareholders

        No provision has been made to grant our unaffiliated shareholders access to the corporate files of the Company, any other party to the merger or any of their respective affiliates or to obtain counsel or appraisal services at the expense of the Company or any other such party or affiliate. Furthermore, the special committee believes that sufficient procedural safeguards were present, and will be present, to ensure the fairness of the merger to our unaffiliated shareholders without retaining an unaffiliated representative to act solely on behalf of such shareholders for purposes of negotiating a transaction or preparing a report concerning the fairness of the merger. The special committee believes that the independence of the members of the special committee and the retention by the special committee of its own legal counsel and financial advisor permitted the special committee to effectively represent the interests of unaffiliated shareholders. The special committee did consider the fact that the merger agreement requires the approval by the affirmative vote of (i) shareholders holding at least seventy-five percent (75%) of the outstanding shares of the Company common stock at the close of business on the record date and (ii) unaffiliated shareholders holding more than fifty percent (50%) of the outstanding shares of the Company common stock at the close of business on the record date (other than shares owned by the Rollover Investors, the Voting Shareholders and/or any holders of Company common stock who have entered into voting agreements or other similar shareholder support agreements with Parent, Merger Sub or their affiliates following May 20, 2011, agreeing to vote in favor of the merger).

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This proxy statement contains forward-looking statements that involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of the Company and its consolidated subsidiaries could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. In many cases you can identify forward-looking statements by the use of words such as "believe," "anticipate," "intend," "plan," "estimate," "may," "could," "predict," or "expect" and similar expressions, although the absence of such words does not necessarily mean that a statement is not forward-looking.

        You should be aware that forward-looking statements involve known and unknown risks and uncertainties. We cannot assure you that the actual results or developments reflected in these forward-looking statements will be realized or, even if they are realized, that they will have the expected effects on the merger or on our business or operations. These forward-looking statements speak only as of the date on which the statements were made, and we assume no obligation and do not intend to update these forward-looking statements, except as required by law.

        Risks, uncertainties and assumptions include the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the possibility that various closing conditions for the merger (including the shareholder approvals) may not be satisfied or waived; the possibility that alternative acquisition proposals will or will not be made; the failure to obtain sufficient funds to close the merger; the failure of the merger to close for any other reason; the amount of fees and expenses related to the merger; the diversion of management's attention from ongoing business concerns; the effect of the announcement of the merger on our business relationships, operating results and business generally, including our ability to retain key employees; the merger agreement's contractual restrictions on the conduct of our business prior to the completion of the merger; the possible adverse effect on our business and the price of our common stock if the merger is not completed in a timely matter or at all; the outcome of any legal proceedings, regulatory proceedings or enforcement matters that have been or may be instituted against us and others relating to the merger and other risks that are set forth in the Company's filings with the SEC, which are available without charge at www.sec.gov.

THE SPECIAL MEETING

        We are furnishing this proxy statement to the Company's shareholders as part of the solicitation of proxies by the board of directors for use at the special meeting.

 Date, Time and Place

        We will hold the special meeting at [    ], local time, [    ], 2011, at [    ]. If you plan to attend the special meeting, please note that you may be asked to present valid photo identification, such as a driver's license or passport. Shareholders owning stock in brokerage accounts must bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Purpose of the Special Meeting

        The special meeting is being held for the following purposes:

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  to approve the merger agreement (see "The Merger Agreement" beginning on page 72); and

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  to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement.

        A copy of the merger agreement is attached as Annex A to this proxy statement.

Recommendation of Our Board of Directors and Special Committee

        Our board of directors, after careful consideration and acting on the unanimous recommendation of the special committee composed entirely of independent directors, deemed it advisable and in the best interests of the Company and its unaffiliated shareholders that the Company enter into the merger agreement, determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable, fair (both substantively and procedurally) to and in the best interest of the Company and its unaffiliated shareholders and recommended that the Company's shareholders approve the merger agreement at the special meeting. The board of directors recommends that our shareholders vote "FOR" the approval of the merger agreement. In connection with the approval of the merger agreement by the board of directors, Mr. Weigang Li, Mr. Brian Lin and Mr. Weishe Zhang recused themselves from voting.

Record Date; Shareholders Entitled to Vote; Quorum

        Only holders of record of Company common stock at the close of business on [    ], 2011, the record date, are entitled to notice of and to vote at the special meeting. On the record date, [    ] shares of Company common stock were issued and outstanding and held by [    ] holders of record. Holders of record of shares of Company common stock on the record date are entitled to one vote per share of Company common stock at the special meeting on each proposal. For ten days prior to the meeting, a complete list of shareholders entitled to vote at the meeting will be available for examination by any shareholder, for any purpose relating to the meeting, during ordinary business hours at our offices located at China Fire & Security Group, Inc., B-2502 TYG Center, C2 Dongsanhuanbeilu, Chaoyang District, Beijing 100027, People's Republic of China.

        A quorum will be present at the special meeting if the holders of a majority of the shares of Company common stock outstanding and entitled to vote on the record date are present, in person or by proxy. In the event that a quorum is not present, or if there are insufficient votes to approve the merger agreement at the time of the special meeting, it is expected that the meeting will be adjourned or postponed to solicit additional proxies.

 Abstentions and "Broker Non-votes"

        Shares of Company common stock represented by proxies reflecting abstentions and properly executed broker non-votes will be counted as present and entitled to vote for purposes of determining a quorum. A broker non-vote occurs when a broker, dealer, commercial bank, trust company or other nominee does not vote on a particular matter because such broker, dealer, commercial bank, trust company or other nominee does not have the discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner. Brokers, dealers, commercial banks, trust companies and other nominees will not have discretionary voting power with respect to the proposal to approve the merger agreement.

Vote Required

  Approval of the Merger Agreement

        The approval of the merger agreement by our shareholders requires the affirmative vote of (i) shareholders holding at least seventy-five percent (75%) of the outstanding shares of the Company common stock at the close of business on the record date and (ii) unaffiliated shareholders holding more than fifty percent (50%) of the outstanding shares of the Company common stock at the close of business on the record date (other than shares owned by the Rollover Investors, the Voting Shareholders, and/or any holders of Company common stock who have entered into voting agreements or other similar shareholder support agreements with Parent, Merger Sub or their affiliates following May 20, 2011, agreeing to vote in favor of the merger). Failure to vote your shares of Company common stock will have the same effect as a vote "AGAINST" the proposal to approve the merger agreement.

        Concurrently with the execution and delivery of the merger agreement, the Voting Shareholders entered into voting agreements with Parent and Merger Sub, pursuant to which, among other things, they have agreed to vote [    ] shares of Company common stock owned by them, aggregating approximately [    ]% of the outstanding shares of Company common stock as of [record date], 2011, in favor of the approval of the merger agreement and the transactions contemplated by the merger agreement, and against any acquisition proposal without regard to its terms. From and after the date of the merger agreement and until the earlier of the effective time or the termination of the merger agreement pursuant to its terms, each of the Voting Shareholders has irrevocably and unconditionally granted to, and appointed Parent or its designee, such Voting Shareholder's proxy and attorney-in-fact, to vote or cause to be voted the shares of Company common stock subject to the voting agreements, among other things, in favor of the approval of the merger agreement and the transactions contemplated by the merger agreement.

  Approval of the Adjournment of the Special Meeting

        The approval of the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement requires the affirmative vote of the holders of at least of a majority of the shares of Company common stock present and entitled to vote at the special meeting as of the record date, whether or not a quorum is present. Notice of the adjourned meeting need not be given if the time and place to which the meeting is adjourned is announced at the meeting before an adjournment is taken and our board of directors does not fix a new record date for the adjourned meeting.

Stock Ownership and Interests of Certain Persons

        As of [    ], 2011, the record date for the special meeting, our directors (including Mr. Weigang Li, Mr. Brian Lin and Mr. Weishe Zhang) and current executive officers owned, in the aggregate, [    ] shares of Company common stock, or collectively approximately [    ]% of the outstanding shares of

Company common stock. Our directors and current executive officers have informed us that they intend, as of the date hereof, to vote all of their shares of Company common stock in favor of the approval of the merger agreement.

        Certain members of our management and our board of directors have interests that may be different from, or in addition to, those of our shareholders generally. Messrs. Weigang Li and Brian Lin have agreed to enter into a new three-year employment agreement, effective as of the closing of the merger, with Parent and the surviving corporation. For more information, please read "Special Factors—Interests of the Company's Directors and Executive Officers in the Merger" beginning on page 59.

Voting Procedures

        Ensure that your shares of Company common stock can be voted at the special meeting by submitting your proxy or contacting your broker, dealer, commercial bank, trust company or other nominee.

        If your shares of Company common stock are registered in the name of a broker, dealer, commercial bank, trust company or other nominee:    check the voting instruction card forwarded by your broker, dealer, commercial bank, trust company or other nominee to see which voting options are available or contact your broker, dealer, commercial bank, trust company or other nominee in order to obtain directions as to how to ensure that your shares of Company common stock are voted at the special meeting.

        If your shares of Company common stock are registered in your name:    submit your proxy as soon as possible by telephone, via the Internet or by signing, dating and returning the enclosed proxy card in the enclosed postage-paid envelope, so that your shares of Company common stock can be voted at the special meeting.

        Instructions regarding telephone and Internet voting are included on the proxy card.

        The failure to vote will have the same effect as a vote against the proposal to approve the merger agreement. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be voted in favor of the proposal to approve the merger agreement and the proposal to adjourn the special meeting, if necessary and appropriate, to solicit additional proxies.

  Voting by Proxy or in Person at the Special Meeting

        Holders of record can ensure that their shares of Company common stock are voted at the special meeting by completing, signing, dating and delivering the enclosed proxy card in the enclosed postage-paid envelope. Submitting by this method or voting by telephone or the Internet as described below will not affect your right to attend the special meeting and to vote in person. If you plan to attend the special meeting and wish to vote in person, you will be given a ballot at the special meeting. Please note, however, that if your shares of Company common stock are held in "street name" by a broker, dealer, commercial bank, trust company or other nominee and you wish to vote at the special meeting, you must bring to the special meeting a proxy from the record holder of those shares of Company common stock authorizing you to vote at the special meeting.

        If you vote your shares of Company common stock by submitting a proxy, your shares will be voted at the special meeting as you indicated on your proxy card or Internet or telephone proxy. If no instructions are indicated on your signed proxy card, all of your shares of Company common stock will be voted "FOR" the approval of the merger agreement and approval to postpone or adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve the proposal to approve the merger agreement. You should return a proxy by mail, by telephone or via the Internet even if you plan to attend the special meeting in person.

  Electronic Voting

        Our holders of record and many shareholders who hold their shares of Company common stock through a broker, dealer, commercial bank, trust company or other nominee will have the option to submit their proxy cards or voting instruction cards electronically by telephone or the Internet. Please note that there are separate arrangements for voting by telephone and Internet depending on whether your shares of Company common stock are registered in our records in your name or in the name of a broker, dealer, commercial bank, trust company or other nominee. If you hold your shares of Company common stock through a broker, bank or other nominee, you should check your voting instruction card forwarded by your broker, dealer, commercial bank, trust company or other nominee to see which options are available.

        Please read and follow the instructions on your proxy card or voting instruction card carefully.

Other Business

        We do not expect that any matter other than (a) the proposal to approve the merger agreement and (b) the approval of the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement, will be brought before the special meeting. If, however, other matters are properly presented at the special meeting, the persons named as proxies will vote in accordance with their best judgment with respect to those matters.

Revocation of Proxies

        Submitting a proxy on the enclosed form does not preclude a shareholder from voting in person at the special meeting. A shareholder of record may revoke a proxy at any time before it is voted by filing with our corporate secretary a duly executed revocation of proxy, by properly submitting a proxy by mail, the Internet or telephone with a later date or by appearing at the special meeting and voting in person. A shareholder of record may revoke a proxy by any of these methods, regardless of the method used to deliver the shareholder's previous proxy. Attendance at the special meeting without voting will not itself revoke a proxy. If your shares of Company common stock are held in street name, you must contact your broker, dealer, commercial bank, trust company or other nominee to revoke your proxy.

Rights of Shareholders Who Object to the Merger

        Holders of Company common stock who do not vote in favor of approval of the merger agreement will have the right to seek appraisal and receive the fair value of their shares of Company common stock in lieu of receiving the per share merger consideration if the merger closes but only if they perfect their appraisal rights by strictly complying with the required procedures under Florida law. This means that, if you properly exercise appraisal rights, you are entitled to have the value of your shares of Company common stock determined by the appropriate court in and for Broward County, Florida (i.e., as required under Section 607.1330(2) of the Florida Business Corporation Act, the county in which the Company's registered office in Florida is located), and to receive payment based on judicially determined fair value instead of receiving the merger consideration. The ultimate amount you would receive in an appraisal proceeding may be more than, the same as or less than the amount you would have received under the merger agreement.

        To preserve your appraisal rights, if you wish to exercise them, you must NOT vote in favor of the approval of the merger agreement and you must follow specific procedures, including, but not limited to, delivering to us at China Fire & Security Group, Inc., B-2502 TYG Center, C2 Dongsanhuanbeilu, Chaoyang District, Beijing 100027, People's Republic of China, attention: Company Secretary, before the vote is taken at the special meeting (i.e., before [                ], 2011) a written notice of intent to demand payment of fair value pursuant to Section 607.1321 of the Florida Business Corporation Act.

Your failure to follow exactly the procedures specified under Florida law will result in the loss of your appraisal rights, in which case the dissenting shareholder will be treated in the same manner as a non-dissenting shareholder. See "Appraisal Rights" beginning on page 98 and the text of the Florida appraisal rights statute, Sections 607.1301 through 607.1333 of the Florida Business Corporation Act, which is reproduced in its entirety as Annex C to this proxy statement. Because of the complexity of the law relating to appraisal rights, shareholder who are considering objecting to the merger are encouraged to read these provisions carefully and consult their own legal advisors.

Solicitation of Proxies

        This proxy solicitation is being made by the Company on behalf of the board of directors and will be paid for by the Company. In addition, we have retained Okapi Partners LLC ("Okapi") to assist in the solicitation of proxies for the special meeting. The company will pay Okapi a fee of $10,000 for its services plus an additional fee not exceeding $52,000 if the shareholders approve the merger proposal. The Company's directors, officers and employees may also solicit proxies by personal interview, mail, e-mail, telephone, facsimile or other means of communication. These persons will not be paid additional remuneration for their efforts. The Company will also request brokers, dealers, commercial banks, trust companies and other nominees to forward proxy solicitation material to the beneficial owners of shares of Company common stock that the brokers, dealers, commercial banks, trust companies and other nominees hold of record. Upon request, the Company will reimburse them for their reasonable out-of-pocket expenses.

Availability of Documents Incorporated by Reference

        Documents incorporated by reference (excluding exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents) will be provided without charge by first class mail, to each person to whom this proxy statement is delivered, upon written or oral request of such person to Okapi.

Questions and Additional Information

        If you need assistance in completing your proxy card or have questions regarding the merger or the special meeting, or to request additional copies of the proxy statement or the proxy card, please contact Okapi toll-free at (877) 869-0171, collect at (212) 297-0720, by email at info@okapipartners.com or at 437 Madison Avenue, 28th Fl., New York, NY 10022.

THE MERGER AGREEMENT

        The following is a summary of the material terms and conditions of the merger agreement. The description in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the Agreement and Plan of Merger, dated as of May 20, 2011, a copy of which is attached as Annex A and is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We encourage you to read the merger agreement carefully and in its entirety because it is the legal document that governs this merger.

 Explanatory Note Regarding the Merger Agreement

        The merger agreement and this summary of its terms have been included to provide you with information regarding the terms of the merger agreement. Factual disclosures about the Company contained in this proxy statement or in the Company's public reports filed with the SEC may supplement, update or modify the factual disclosures about the Company contained in the merger agreement and described in this summary. The representations, warranties and covenants made in the merger agreement by the Company, Parent and Merger Sub were qualified and subject to important limitations agreed to by the Company, Parent and Merger Sub in connection with negotiating the terms of the merger agreement. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the merger agreement may have the right not to close the merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the merger agreement, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to shareholders and reports and documents filed with the SEC and in some cases were qualified by disclosures that were made by each party to the other, which disclosures are not reflected in the merger agreement. Moreover, information concerning the subject matter of the representations and warranties, which does not purport to be accurate as of the date of this proxy statement, may have changed since the date of the merger agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement.

Effects of the Merger; Directors and Officers; Articles of Incorporation; By-laws

        The merger agreement provides for the merger of Merger Sub with and into the Company upon the terms, and subject to the conditions, set forth in the merger agreement. Except as otherwise provided in the merger agreement, at the effective time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub will vest in the Company as the surviving corporation, and all debts, liabilities and duties of the Company and Merger Sub will become the debts, liabilities and duties of the surviving corporation.

        The board of directors of the surviving corporation will, from and after the effective time, consist of the directors of Merger Sub at the effective time until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal. The officers of the surviving corporation will, from and after the effective time, be the officers of the Company at the effective time until their successors have been duly appointed and qualified or until their earlier death, resignation or removal.

        At the effective time, the articles of incorporation and by-laws of the surviving corporation will be in the form of the certificate of incorporation and bylaws of Merger Sub (except with respect to the name of the Company), until amended in accordance with their terms or by applicable law.

 Closing and Effective Time of the Merger

        The closing of the merger (which we refer to as the "closing") will take place (a) no later than the second business day following the date on which the last of the conditions to closing (described under "The Merger Agreement—Conditions to the Completion of the Merger") has been satisfied or waived (to the extent permitted by applicable law) (other than the conditions that by their nature are to be satisfied at closing, but subject to the satisfaction or waiver of those conditions); provided, however, if the debt financing period has not ended at the time of the satisfaction or waiver (by the party or parties for whose benefit such conditions exist) of all of the conditions to closing (excluding any such conditions which by their terms are not capable of being satisfied until the closing (but subject to their satisfaction or waiver prior to or at the closing)), the closing will not occur until the earlier of (A) a date during the debt financing period specified by Parent on two (2) business days' written notice to the Company and (B) the first (1st) business day immediately fol lowing the final day of the debt financing period (subject in each case to the satisfaction or waiver of all of the conditions to closing as of the date determined pursuant to this proviso); or (b) at such other place, time and/or date as the parties may otherwise agree. The debt financing period is the first period of ten consecutive business days commencing after May 20, 2011, the date of the merger agreement, and throughout which (i) Parent has received certain required financial information, (ii) the conditions to both parties' obligations under the merger agreement have been satisfied or waived by Parent, and (iii) nothing has occurred and no condition exists that would cause any of the conditions to Parent and Merger Sub's obligations to fail to be satisfied, assuming that such conditions were applicable at any time during such 10-consecutive-business-day period.

Treatment of Common Stock, Options and Restricted Stock

  Common Stock

        At the effective time of the merger, each share of Company common stock issued and outstanding immediately prior to the closing (other than excluded shares described in this subsection) will convert into the right to receive the per share merger consideration. Common stock owned by Parent, Merger Sub, the Company or any Company subsidiary immediately prior to the effective time and shares that the Rollover Investors have agreed to contribute to Parent and/or Merger Sub will be cancelled and extinguished without any conversion or payment of consideration. Common stock owned by shareholders who have perfected and not withdrawn a demand for appraisal rights under the FBCA will be canceled without payment of consideration and such shareholders will instead be entitled to the appraisal rights provided under the FBCA as described under "Appraisal Rights."

  Stock Options

        At the effective time of the merger, each outstanding stock option will be canceled in exchange for a cash payment equal to the excess, if any, of the per share merger consideration over the exercise price per share of such stock option, less any required withholding taxes. Payment to holders of vested outstanding stock options will be made at the effective time, and payment to holders of unvested outstanding stock options will be made on the dates such unvested stock options would have vested (subject to the same conditions on vesting as applied to the unvested stock options immediately prior to the effective time if such unvested stock options had not been cancelled at the effective time), without any crediting of interest for the period from the effective time until vesting.

  Restricted Stock

        At the effective time of the merger, each outstanding share of restricted stock will be converted into the right to receive, on the date such share of restricted stock would have vested (subject to the same conditions on vesting as applied to each share of restricted stock immediately prior to the effective time if such share of restricted stock had not been converted at the effective time), an amount in cash equal to the per share merger consideration, less any required withholding taxes and without any crediting of interest for the period from the effective time until vesting.

  Exchange and Payment Procedures

        Prior to the closing, Parent or Merger Sub will appoint a bank or trust company reasonably satisfactory to the Company to act as the paying agent (which we refer to as the "paying agent"), and Merger Sub will deposit or will cause to be deposited with the paying agent, for the benefit of the holders of Company common stocks and vested options, cash in U.S. dollars in an amount sufficient to pay the aggregate amount required to be made at the effective time.

        Promptly following the effective time (but in no event later than three (3) business days following the effective time), Parent will instruct the paying agent to mail to each holder of record of a certificate or certificates which immediately prior to the effective time represented outstanding Company common stock (i) a letter of transmittal in customary form, and (ii) instructions for use in effecting the surrender of the certificates in exchange for the per share merger consideration.

        You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the paying agent without a letter of transmittal.

        You will not be entitled to receive the per share merger consideration until you surrender to the paying agent your stock certificate or certificates, along with a duly completed and executed letter of transmittal and any other documents as may be required by the letter of transmittal. If your shares of Company common stock are held in book-entry or other uncertificated form, you will only be entitled to receive the per share merger consideration upon the entry through a book-entry transfer agent of the surrender of such shares on a book-entry account statement.

        No interest will be paid or accrued on the cash payable as the per share merger consideration as provided above. Parent, the surviving corporation and the paying agent will be entitled to deduct and withhold any applicable taxes from the per share merger consideration. Any sum that is withheld will be deemed to have been paid to the person with regard to whom it is withheld.

        At the effective time, the share transfer books of the Company will be closed and thereafter, there will be no further registration of transfers of Company common stock theretofore outstanding on the records of the Company. From and after the effective time, the holders of certificates will cease to have any rights with respect to such Company common stock except as otherwise provided in the merger agreement or by applicable law.

        Any portion of the per share merger consideration deposited with the paying agent which remains undistributed to the holders of Company common stock for nine (9) months after the effective time will be delivered to the surviving corporation upon demand, and any holders of Company common stock who have not theretofore complied with the above-described exchange and payment procedures will thereafter only look to the surviving corporation, and the surviving corporation will remain liable, for payment of their claims for the per share merger consideration, without any interest thereon, to which such holders may be entitled.

        If you have lost a certificate, or if it has been stolen or destroyed, then before you will be entitled to receive the per share merger consideration, you will have to make an affidavit of the loss, theft or destruction, and if required by Parent, post a bond in a customary amount as indemnity against any claim that may be made against it with respect to such certificate. These procedures will be described in the letter of transmittal that you will receive, which you should read carefully in its entirety.

 Representations and Warranties

        The merger agreement contains representations and warranties made by the Company, Parent and Merger Sub to each other as of specific dates. The statements embodied in those representations and warranties were made for purposes of the merger agreement and are subject to qualifications and limitations agreed by the parties in connection with negotiating the terms of the merger agreement (including the disclosure schedule delivered by the Company in connection therewith). In addition, some of those representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from that generally applicable to shareholders or may have been used for the purpose of allocating risk between the parties to the merger agreement rather than establishing matters as facts. The representations and warranties made by the Company were qualified by its public disclosure with the SEC since December 31, 2009 and prior to the date of the merger agreement and a Company disclosure schedule attached to the merger agreement. The representations and warranties made by the Company to Parent and Merger Sub include representations and warranties relating to, among other things:

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  due organization, existence, good standing of the Company and its subsidiaries and authority to carry on their respective businesses;

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  the Company's capitalization, the absence of preemptive or other similar rights or any debt securities that give its holders the right to vote with the Company's shareholders and the absence of encumbrances on the Company's ownership of the equity interests of its subsidiaries;

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  the Company's corporate power and authority to execute and deliver, to perform its obligations under and to consummate the transactions under the merger agreement, and the enforceability of the merger agreement against the Company;

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  the receipt of fairness opinion by and the recommendation from the special committee, the declaration of advisability of the merger agreement, the approval of the merger agreement and the merger by the board of directors;

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  the absence of violations of, or conflicts with, the governing documents of the Company and its subsidiaries, applicable law and certain agreements as a result of the Company entering into and performing under the merger agreement and consummating the transactions contemplated by the merger agreement;

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  the required consents and approvals of governmental entities in connection with the transactions contemplated by the merger agreement;

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  compliance with applicable laws, licenses and permits, including the United States Foreign Corrupt Practices Act and reporting and registration requirements under certain PRC foreign exchange administration rules;

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  the Company's SEC filings since December 31, 2009 and the financial statements included therein, as well as the Company's disclosure controls and procedures and internal controls over financial reporting;

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  the absence of certain undisclosed liabilities;

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  the absence of a Company "material adverse effect" (as defined below) and the absence of certain other changes or events since December 31, 2010;

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  employee and benefit plans;

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  labor matters;

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  the identification of certain material contracts and the absence of any breach, violation, default or termination of the material contracts;

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  the absence of legal proceedings and governmental orders against the Company or its subsidiaries;

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  environmental matters;

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  intellectual property;

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  tax matters;

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  insurance policies;

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  real property;

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  the absence of a shareholder rights plan and the inapplicability of any anti-takeover law to the merger;

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  customers;

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  the absence of any undisclosed broker's or finder's fees; and

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  acknowledgment as to absence of any other representations and warranties.

        Many of the Company's representations and warranties are qualified as to, among other things, "materiality" or "material adverse effect." For purposes of the merger agreement, "material adverse effect" means any fact, event, circumstance, development, condition, change, occurrence or effect, individually or in the aggregate with all other facts, events, circumstances, developments, conditions, changes, occurrences or effects, that (i) is or reasonably would be expected to be materially adverse to the business, assets, financial condition or results of operations of the Company and its subsidiaries taken as a whole, or (ii) prevents or reasonably would be expected to prevent the consummation of the transactions contemplated by the merger agreement in accordance with its terms; provided that none of the following, either alone or in combination, will constitute or be taken into account in determining whether a "material adverse effect" has occurred:

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  changes affecting the economic conditions or financial markets generally in any country or region in which the Company or any of its subsidiaries conducts business (it being understood that any fact, event, circumstance, development, condition, change, occurrence or effect giving rise to such changes may be taken into account in determining whether a Company material adverse effect has occurred or reasonably would be expected to occur, to the extent it has a materially disproportionate impact on the Company and its subsidiaries, taken as a whole, relative to the other participants in the industries and geographic markets in which the Company and its subsidiaries conduct their businesses);

  •
  changes in (i) GAAP, (ii) any applicable laws, rules or regulations or (iii) directives or policies of a governmental entity of general applicability that are binding on the Company or its subsidiaries other than as a result of any breach by the Company, any of its subsidiaries or any of their representatives of any such directives, policies or other laws or, in the case of (ii) or (iii), any interpretation thereof after the date of the merger agreement (it being understood that any fact, event, circumstance, development, condition, change, occurrence or effect giving rise to such changes may be taken into account in determining whether a Company material adverse effect has occurred or reasonably would be expected to occur, to the extent it has a materially disproportionate impact on the Company and its subsidiaries, taken as a whole, relative to the other participants in the industries and geographic markets in which the Company and its subsidiaries conduct their businesses);

  •
  changes that are the result of factors generally affecting the industries in which the Company and its subsidiaries operate (it being understood that any fact, event, circumstance, development, condition, change, occurrence or effect giving rise to such changes may be taken into account in determining whether a Company material adverse effect has occurred or reasonably would be expected to occur, to the extent it has a materially disproportionate impact on the Company and its subsidiaries, taken as a whole, relative to the other participants in the industries and geographic markets in which the Company and its subsidiaries conduct their businesses);

  •
  effects resulting from the public announcement of the merger agreement and the transactions contemplated thereby, including, without limitation, the initiation of litigation or other legal proceeding by any person with respect to the merger agreement or the transactions contemplated thereby or any losses of employees;

  •
  the Company's failure to meet any estimates, forecasts or expectations of the Company's revenue, earnings or other financial performance or results of operation or a change in the Company's credit ratings (it being understood that any fact, event, circumstance, development, condition, change, occurrence or effect causing, contributing to or resulting from such failure to meet any estimates, forecasts or expectations or such change in credit ratings may be taken into account in determining whether a Company material adverse effect has occurred or reasonably would be expected to occur);

  •
  natural disasters, declarations of war, acts of sabotage or terrorism or armed hostilities, in each case occurring after the date of the merger agreement (it being understood that any fact, event, circumstance, development, condition, change, occurrence or effect giving rise to such changes may be taken into account in determining whether a Company material adverse effect has occurred or reasonably would be expected to occur, to the extent it has a materially disproportionate impact on the Company and its subsidiaries, taken as a whole, relative to the other participants in the industries and geographic markets in which the Company and its subsidiaries conduct their businesses);

  •
  changes in the market price or trading volume of the Company common stock (it being understood that any fact, event, circumstance, development, condition, change, occurrence or effect causing or contributing to such change in market price or trading volume may be taken into account in determining whether a Company material adverse effect has occurred or reasonably would be expected to occur);

  •
  actions taken (or omitted to be taken) at the request of Parent; or

  •
  effects resulting from the identity of Parent or its affiliates.

        The representations and warranties made by Parent and Merger Sub to the Company include representations and warranties relating to, among other things:

  •
  their due organization, existence and good standing;

  •
  their corporate power and authority to execute and deliver, to perform their obligations under and to consummate the transactions contemplated by the merger agreement, and the enforceability of the merger agreement against them;

  •
  the absence of violations of, or conflicts with, their governing documents, applicable law and certain agreements as a result of entering into and performing under the merger agreement and consummating the transactions contemplated by the merger agreement;

  •
  governmental consents and approvals;

  •
  the absence of legal proceedings against Parent and Merger Sub;

  •
  Parent ownership of Merger Sub and the operations of Merger Sub;

  •
  sufficiency of funds in the financing contemplated by the debt financing commitment letter, the equity financing commitment letter and the rollover agreement;

  •
  the absence of contingencies related to the funding of the financing other than as set forth in the debt financing commitment letter or the equity financing commitment letter;

  •
  Parent not having any reason to believe the conditions to the financing and the rollover agreement will not be satisfied or that the financing and the equity rollover contribution will not be available;

  •
  the absence of any default under the debt financing commitment letter, the equity financing commitment letter and the rollover agreement;

  •
  the absence of any undisclosed broker's or finder's fees;

  •
  the execution and the validity and enforceability of a limited guarantee of certain obligations of Parent and the lack of any default thereunder;

  •
  solvency of Parent and the surviving corporation immediately following consummation of the merger;

  •
  the absence of ownership or any other economic interests in the Company, other than as result of the merger agreement and the other agreements contemplated thereby;

  •
  the absence of certain agreements;

  •
  the absence of any side letters or other agreements between the Sponsors or their affiliates and the Rollover Investors or their affiliates relating to the transactions contemplated by the merger agreement;

  •
  acknowledgement as to independent investigation, review and analysis of the Company and its subsidiaries and adequate access provided by the Company; and

  •
  acknowledgement as to non reliance of any estimates, forecasts, projections, forecasts, plans and budgets provided by the Company.

        The representations and warranties of each of the parties to the merger agreement will expire upon the effective time of the merger.

Conduct of Our Business Pending the Merger

        Under the merger agreement, the Company has agreed that, subject to certain exceptions in the merger agreement and disclosure schedules delivered by the Company in connection with the merger agreement, between the date of the merger agreement and the effective time, unless Parent gives its prior written consent (which cannot be unreasonably withheld, conditioned or delayed), the Company and its subsidiaries will cause their businesses to be conducted in the ordinary course consistent with past practice in all material respects and the Company and its subsidiaries will use their reasonable best efforts to keep available the services of the current officers, key employees and consultants of the Company and its subsidiaries and to preserve the current relationships of the Company and its subsidiaries with each of the key customers, suppliers and other persons with whom the Company or any of and its subsidiaries has material business relations.

        Subject to certain exceptions set forth in the merger agreement and disclosure schedules the Company delivered in connection with the merger agreement, unless the Parent consents in writing (which cannot be unreasonably withheld, conditioned or delayed), neither the Company nor its subsidiaries will, directly or indirectly, take any of the following actions:

  •
  amend or otherwise change the governing documents of the Company or its subsidiaries;

  •
  issue, deliver, sell, pledge, transfer, encumber or otherwise dispose of, or authorize, propose or agree to the issuance, delivery, sale, pledge, transfer, encumbrance or disposition of, any shares of any class or series of its capital stock or other equity interests, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of any class or series of its capital stock or other equity interests;

  •
  declare, set aside, establish a record date for, make or pay any dividend or other distribution with respect to any of its capital stock, or enter into any agreement with respect to the voting of its capital stock;

  •
  reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire or offer to acquire any of its capital stock or other equity or securities interests;

  •
  acquire any interest in any person or any assets thereof, or make any loan, advance or capital contribution to, or investment in, any person, except any such acquisitions, loans, advances, contributions or investments that are consistent with past practice and are for consideration not in excess of $300,000 individually or $1,000,000 in the aggregate for all such transactions by the Company and its subsidiaries;

  •
  redeem, repurchase, prepay, defease, cancel, incur or otherwise acquire, or modify the terms of, any indebtedness or issue any debt securities or other contracts evidencing indebtedness or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any person for indebtedness, except for (A) indebtedness incurred under the Company's or any of its subsidiary's existing credit facilities as in effect on the date of the merger agreement in an aggregate amount not to exceed the maximum amount authorized under the contracts evidencing such indebtedness, (B) indebtedness for borrowed money incurred in the ordinary course of business consistent with past practices in a principal amount not in excess of $1,000,000 for all such indebtedness by the Company and its subsidiaries in the aggregate and (C) indebtedness owed by any subsidiary to the Company or any wholly-owned subsidiary of the Company;

  •
  grant any lien on the assets of the Company or any of its subsidiaries having a value in excess of $3,500,000;

  •
  sell, transfer, lease, license, assign or otherwise dispose of any entity, business, tangible assets or tangible properties of the Company or any of its subsidiaries having a current value in excess of $1,000,000 in the aggregate (other than the sale of inventory in the ordinary course of business consistent with past practice);

  •
  sell, transfer, license, assign or otherwise dispose of, abandon, permit to lapse or fail to maintain or enforce any material Company intellectual property owned by the Company or its subsidiaries, or disclose to any person any confidential information;

  •
  authorize, or make any commitment with respect to, any single capital expenditure in excess of $100,000 or capital expenditures for the Company and its subsidiaries in excess of $400,000 in the aggregate;

  •
  enter into any new line of business outside of its existing business segments;

  •
  (A) grant or announce any stock option, equity, equity-linked or incentive awards or change the vesting dates of any Company option or Company restricted stock, (B) grant or announce any increase in the salaries, bonuses or other compensation and benefits payable by the Company or its subsidiaries to any of the employees, officers, directors, shareholders or other service providers of the Company or its subsidiaries having a total annual base salary and incentive compensation opportunity in excess of $100,000, other than in the ordinary course of business consistent with past practice, (C) hire (or enter into any employment agreements with) any employees having a total annual base salary and incentive compensation opportunity in excess of $100,000, (D) pay or agree to pay any pension, retirement allowance, termination or severance pay, bonus or other employee benefit not required by any existing benefit plan or (E) enter into or adopt any new, or materially increase benefits under or renew, amend or terminate any existing benefit plan or benefit arrangement or any collective bargaining agreement;

  •
  make any change in accounting principles, policies, practices, procedures or methods;

  •
  change any method of tax accounting, make or change any tax election, adopt or change any accounting method, file any amended tax return, settle or compromise any tax liability, agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of taxes, enter into any closing agreement with respect to any tax, surrender any right to claim a tax refund or fail to pay any material taxes as they become due and payable, except taxes which are being or may be contested in good faith after the date of the merger agreement;

  •
  settle, release, waive or compromise any pending or threatened action of or against the Company or any of its subsidiaries (A) for an amount in excess of $500,000 in the aggregate, (B) entailing the incurrence of (x) any obligation or liability of the Company or any of its subsidiaries in excess of such amount, or (y) obligations that would impose any material restrictions on the business or operations of the Company or any of its subsidiaries, or (C) that is brought by or on behalf of any current, former or purported holder of any capital stock or debt securities of the Company or any of its subsidiaries relating to the transactions contemplated by the merger agreement;

  •
  (A) enter into, terminate or materially amend or modify any material contract, or (B) waive any material default under, or release, settle or compromise any material claim against the Company or liability or obligation owing to the Company under any material contract, in each case, which would reasonably be expected to adversely impact the Company or any of its subsidiaries in any material respect;

  •
  adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its subsidiaries; or

  •
  knowingly commit, authorize or agree to take any of the foregoing actions or enter into any letter of intent (binding or non-binding) or similar agreement or arrangement with respect to any of the foregoing actions.

Solicitation of Acquisition Proposals

        Until 11:59 p.m., New York City time, on July 14, 2011, the Company is permitted to:

  •
  solicit, initiate, facilitate and encourage any acquisition proposal from any third party, including by way of providing access to information pursuant to one or more acceptable confidentiality agreements, (provided that the Company promptly make any material non-public information provided to any such third party available to Parent and Merger Sub if not previously made available to Parent or Merger Sub); and

  •
  enter into, continue or otherwise participate in any discussions or negotiations with respect to any acquisition proposal or otherwise cooperate with or assist or participate in or facilitate any such discussions or negotiations or any effort or attempt to make any acquisition proposal.

        Notwithstanding the foregoing, the Company should not provide any commercially sensitive non-public information to any competitor in connection with the actions contemplated by the foregoing, except in a manner consistent with the Company's past practice in dealing with the disclosure of such information in the context of considering acquisition proposals prior to the date of the merger agreement.

        From and after 12:00 a.m., New York City time, on July 15, 2011, the Company is required to immediately cease all discussions and negotiations with any persons that may be ongoing with respect to an acquisition proposal, except as may relate to any continuing party (as defined below), and must deliver a written notice to each such person to the effect that the Company is ending all discussions and negotiations with such person with respect to any acquisition proposal, and the notice will also request such person to promptly return or destroy all confidential information concerning the Company and the Company's subsidiaries. Until the effective time or, if earlier, the termination of the merger agreement, the Company, its subsidiaries and its representatives may not:

  •
  initiate, solicit, propose or knowingly encourage or facilitate any inquiries or the making of an acquisition proposal;

  •
  engage in, continue or otherwise participate in any discussions or negotiations with any person with respect to any acquisition proposal;

  •
  grant any waiver, amendment or release under any standstill or confidentiality agreement or takeover statutes;

  •
  approve, endorse, recommend, execute or enter into any letter of intent, agreement in principle, merger agreement, acquisition agreement or other similar agreement with respect to any acquisition proposal, or that requires the Company to abandon the merger agreement or the merger; or

  •
  resolve, agree or publicly announce an intention to do any of the foregoing.

        Notwithstanding the foregoing, until 11:59 p.m., New York City time, on July 29, 2011, the Company may continue to engage in the activities permitted during the period prior to 11:59 p.m., New York City time, on July 14, 2011 as described above with respect to any acquisition proposal submitted by a continuing party (as defined below) on or before 11:59 p.m., New York City time, on July 14, 2011.

        At any time from and after 12:00 a.m., New York City time, on July 15, 2011 and prior to the time the Company's shareholders approve the merger agreement, if the Company receives a bona fide written acquisition proposal that did not result from a breach of the Company's "no-shop" obligations in any material respect, the Company and its representatives may, subject to compliance with the other provisions contained in the merger agreement and acting under the direction of the special committee: (i) contact the person who has made such acquisition proposal to clarify and understand the terms and conditions thereof to the extent the special committee will have determined in good faith that such contact is necessary to determine whether such acquisition proposal constitutes a superior proposal or is reasonably likely to result in a superior proposal; (ii) provide information in response to the request of the person who has made such acquisition proposal, if and only if, prior to providing such information, the Company has received from the person so requesting such information an executed acceptable confidentiality agreement, provided that the Company shall promptly make available to Parent any material non-public information concerning the Company and its subsidiaries that is provided to any person making such acquisition proposal that is given such access and that was not previously or concurrently made available to Parent or the Parent's representatives; or (iii) engage or participate in any discussions or negotiations with the person who has made such acquisition proposal; provided that prior to taking any action described in (ii) or (iii) above, (x) the special committee shall have determined in good faith, after consultation with outside legal counsel, that failure to take such action would be inconsistent with the directors' fiduciary duties under applicable laws, and (y) the special committee shall have determined in good faith, based on the information then available and after consultation with its independent nationally recognized financial advisor and outside legal counsel, that such acquisition proposal either constitutes a superior proposal or is reasonably likely to result in a superior proposal. Notwithstanding the foregoing, the Company shall not provide any commercially sensitive non-public information to any competitor in connection with the actions permitted by (ii) above, except in a manner consistent with the Company's past practice in dealing with the disclosure of such information in the context of considering acquisition proposals prior to the date of the merger agreement.

        Except as permitted by the terms of the merger agreement described below, the Company has agreed in the merger agreement that the board of directors will not (i) withhold, withdraw, qualify or modify, in a manner adverse to Parent or Merger Sub, its recommendation with respect to the merger, (ii) adopt, approve or recommend or propose to adopt, approve or recommend (publicly or otherwise) an acquisition proposal, (iii) publicly take, disclose a position with regard to or issue any statement referencing an acquisition proposal (other than a "stop, look and listen" communication or a statement that the board of directors has received and is currently evaluating such acquisition proposal) that is not an express rejection of any applicable acquisition proposal or an express reaffirmation of its recommendation in favor of the transactions contemplated by the merger agreement, (iv) fail to include its recommendation in this proxy statement, (v) cause or permit the Company or any of its subsidiaries to enter into any letter of intent, memorandum of understanding or similar document or contract relating to any acquisition proposal (any action listed in (i) through (v) is referred to herein as a "company adverse recommendation change"); or (vi) cause or permit the Company or any of its subsidiaries to enter into any acquisition agreement, merger agreement or other similar definitive agreement relating to any acquisition proposal.

        Prior to the time the Company receives the shareholder approval of the merger agreement, the special committee may (i) in response to certain intervening events, (A) effect a company adverse recommendation change and/or (B) authorize the Company to terminate the merger agreement or (ii) if the Company has received an acquisition proposal from any person (either before or after July 14, 2011) that is not withdrawn and that the special committee concludes in good faith constitutes a superior proposal, (A) effect a company adverse recommendation change with respect to such superior proposal and/or (B) authorize the Company to terminate the merger agreement to enter into an alternative acquisition agreement with respect to such superior proposal, in the case of both clause (i) and (ii), if and only if:

  •
  the special committee determines in good faith, after consultation with its independent nationally recognized financial advisor and outside legal counsel, that failure to do so would be inconsistent with the directors' fiduciary duties under applicable laws;

  •
  prior to effecting a company adverse recommendation change or terminating the merger agreement to enter into an alternative acquisition agreement in accordance with (ii) above, (A) the Company must have provided prior written notice to Parent at least five (5) business days in advance, to the effect that the Company has received an acquisition proposal that is not withdrawn and that the special committee concludes in good faith constitutes a superior proposal and, absent any revision to the terms and conditions of the merger agreement, the special committee has resolved to effect a company adverse recommendation change and/or to terminate the merger agreement, which notice shall specify the identity of the party making the superior proposal, the material terms thereof and copies of all relevant documents relating to such superior proposal, and (B) the Company must (1) negotiate with Parent and the Parent representatives in good faith (to the extent Parent desires to negotiate) to make such adjustments in the terms and conditions of the merger agreement, so that such acquisition proposal would cease to constitute a superior proposal, and (2) permit Parent and the Parent representatives to make a presentation to the board of directors and the special committee regarding the merger agreement and any adjustments with respect thereto (to the extent Parent desires to make such presentation); provided that in the event of any material revisions to the acquisition proposal that the board of directors has determined to be a superior proposal, the Company shall deliver a new written notice at least two (2) business days in advance to Parent and to comply with the applicable requirements.

  •
  prior to or concurrently with terminating the merger agreement to enter into an alternative acquisition agreement in accordance with (i) B or (ii) (B) above, the Company shall pay a termination fee to Parent.

        Nothing in the provisions of the merger agreement relating to acquisition proposals prohibits the Company, the board of directors or the special committee from (i) complying with its disclosure obligations under U.S. federal or state law with regard to an acquisition proposal, including taking and disclosing to its shareholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) under the Exchange Act; provided that any such disclosure that is not an express rejection of any applicable acquisition proposal or an express reaffirmation of its recommendation in favor of the transactions contemplated by the merger agreement shall be deemed to be a company adverse recommendation change, or (ii) making any "stop-look-and-listen" communication of the type contemplated by Rule 14d-9(f) under the Exchange Act.

        After July 14, 2011, the Company agrees that it will promptly (and, in any event, within 48 hours) notify Parent if any acquisition proposals are received by, any non-public information is requested from, or any discussions or negotiations are sought to be initiated or continued with, the Company, the board of directors, the special committee or any Company representative indicating, in connection with such notice, the identity of the Person or group of persons making such offer or proposal, the material terms and conditions of any proposals or offers and thereafter shall keep Parent reasonably informed, on a prompt basis (in any event, within 48 hours), of the status and terms of any such proposals or offers (including any amendments thereto that are material in any respect) and the status of any such discussions or negotiations, including any change in the Company's intentions as previously notified.

        None of the Company, the board of directors or any committee of the Board shall enter into any binding agreement or Contract with any Person to limit or not to give prior notice to Parent of its intention to effect a company adverse recommendation change or to terminate the merger agreement in light of a superior proposal.

        In this proxy statement, a "continuing party" refers to any person that submits to the Company (i) an acquisition proposal after the execution of the merger agreement and prior to 11:59 p.m., New York City time, on July 14, 2011 that the special committee determines, as of July 14, 2011, in good faith (after consultation with its independent financial advisor and outside legal counsel) is bona fide and would reasonably be expected to result in a superior proposal; and (ii) a written representation by such person to the effect that such person will provide at least 50% of the equity financing (measured by both voting power and value) at all times from the date of the making of the acquisition proposal through the consummation of the acquisition proposal, and is engaged in good faith discussions with the Company with respect to such acquisition proposal immediately prior to 11:59 p.m., New York City time, on July 14, 2011.

        In this proxy statement, an "acquisition proposal" means any proposal or offer relating to (i) the acquisition, directly or indirectly, of twenty percent (20%) or more of the outstanding Company common stock by any third party, (ii) any merger, consolidation, business combination, reorganization, share exchange, sale of assets, recapitalization, equity investment, joint venture, liquidation, dissolution or other transaction which would result in any third party directly or indirectly acquiring assets (including capital stock of or interest in any subsidiary or affiliate of the Company) representing twenty percent (20%) or more of the assets of the Company and its subsidiaries, taken as a whole, or to which twenty percent (20%) or more of the Company's consolidated revenues, net income and earnings before interest, taxes and depreciation are attributable, (iii) any tender offer or exchange offer, as such terms are defined under the Exchange Act, that, if consummated, would result in any third party beneficially owning directly or indirectly twenty percent (20%) or more of the outstanding Company common stock, or (iv) any combination of the foregoing, in each case other than the merger.

        In this proxy statement, a "superior proposal" means a bona fide written acquisition proposal (with all of the percentages included in the definition of acquisition proposal increased to fifty percent (50%)) that is not obtained in violation of the "go-shop" obligations of the merger agreement and which the board of directors (upon recommendation of the special committee) determines in good faith, if consummated, would result in a transaction more favorable to the shareholders of the Company from a financial point of view than the transactions provided for in the merger agreement after (i) consultation with its independent nationally recognized financial advisor and outside legal counsel and (ii) taking into consideration such factors as the special committee considers appropriate, which shall include, among other things, all of the terms, conditions, financing, regulatory approvals, expected timing and risk and likelihood of consummation and other relevant events and circumstances (in each case taking into account any revisions to the merger agreement made or proposed in writing by Parent prior to the time of determination).

Shareholders' Meeting

        The Company is required to take all reasonable action necessary to duly call, give notice of and hold a meeting of its shareholders in accordance with the FBCA and its governing documents as promptly as practicable after the SEC confirms that it has no further comments on this proxy statement for the purpose of obtaining the shareholder approvals required by the merger agreement, unless it is on or before July 14, 2011 or, in the event the Company is continuing to engage in activities with respect to an acquisition proposal submitted by a continuing party on or before July 29, 2011.

        The Company may adjourn or postpone the shareholders meeting to the extent necessary to ensure that any supplement or amendment to this proxy statement is provided to its shareholders within a reasonable number of days prior to the shareholders meeting and the Company may adjourn or postpone the shareholders meeting, and Parent may on only one occasion require the Company to, adjourn or postpone the shareholders meeting, if as of the time for which the shareholders meeting is originally scheduled there are insufficient shares of common stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the shareholders meeting or voting in favor of approval of the merger agreement and the transactions contemplated thereby to obtain the shareholder approval; provided that in no event shall any such adjournment or postponement (x) be longer than thirty (30) days after the originally scheduled meeting date or (y) result in the shareholders meeting being held later than November 10, 2011. Subject to the provisions of the merger agreement discussed above under "The Merger Agreement—Solicitation of Acquisition Proposals", the board of directors will make the recommendation and take all actions reasonably necessary to solicit and obtain the shareholder approvals required by the merger agreement. .

        In the event the Company effects a company adverse recommendation change, the Company will not be required to submit the merger agreement to the shareholders for the purpose of obtaining the shareholder approvals.

Reasonable Best Efforts

        Subject to the terms and conditions set forth in the merger agreement, Parent, Merger Sub and the Company have agreed to cooperate with each other and use (and shall cause their respective subsidiaries to use) their respective reasonable best efforts to take or cause to be taken all actions and do or cause to be done all things reasonably necessary, proper or advisable on its respective part under the merger agreement and applicable laws to cause the closing conditions to be satisfied and to consummate and make effective the merger and the other transactions contemplated thereby as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as practicable all consents, approvals, registrations, authorizations, waivers, permits and orders necessary or advisable to be obtained from any third party and/or any governmental entity in order to consummate the merger or any of the other transactions contemplated by the merger agreement.

Financing; Financing Assistance

        Each of Parent and Merger Sub agreed to use its reasonable best efforts to arrange the financing in a timely manner, including use its reasonable best efforts to (i) negotiate and enter into definitive debt financing agreements, (ii) satisfy, or cause its representatives to satisfy, all conditions in the debt financing agreements and the equity financing commitment letter that are within its control, (iii) cause the lenders and any other persons providing the debt financing to fund the debt financing at or prior to the closing, (iv) subject to the terms and conditions of the equity financing commitment letter, cause the sponsors to fund the equity financing at or prior to the closing, and (v) subject to the terms and conditions of the debt financing commitment letter and the equity financing commitment letter, draw upon and consummate the financing at or prior to the closing. Each of Parent and Merger Sub will also use its reasonable best efforts to consummate the transactions contemplated by the rollover agreement immediately prior to the closing.

        If any portion of the debt financing becomes unavailable on the terms and conditions contemplated in the debt financing commitment letter or the debt financing agreements, (i) Parent shall promptly so notify the Company, and (ii) each of Parent and Merger Sub shall use its reasonable best efforts to arrange to obtain alternative debt financing from the same or alternate sources, as promptly as practicable following the occurrence of such event (and in any event no later than November 1, 2011), on terms and conditions not materially less favorable, in the aggregate, to Parent and Merger Sub than those contained in the debt financing commitment letter, the debt financing agreements and any related fee letter, in an amount sufficient to consummate the merger and other transactions contemplated by the merger agreement, and to enter into new definitive agreements with respect to such alternate financing.

        For the purpose of the foregoing, Parent and Merger Sub shall, upon the request of the Company, execute requisite new financing documents or arrange for such alternate financing; provided that the terms and conditions thereof are not materially less favorable to Parent and Merger Sub, in the aggregate, than those included in the debt financing commitment letter and the debt financing agreements that such new financing documents are replacing.

        Neither Parent nor Merger Sub shall agree to or permit any amendments or modifications to, or grant any waivers of, any condition or other provision under the financing commitment letters and the debt financing agreements without the prior written consent of the Company (which shall not be unreasonably withheld, conditioned or delayed) if such amendments, modifications or waivers would (i) reduce the aggregate amount of the financing (unless the equity financing or debt financing, as the case may be, is increased by an amount corresponding to such reduction) or (ii) impose new or additional conditions that would reasonably be expected to (A) prevent or materially delay the ability of Parent or Merger Sub to consummate the merger and the other transactions contemplated by the merger agreement or (B) adversely impact the ability of Parent or Merger Sub to enforce its rights against the other parties to the financing commitment letters or debt financing agreements. Neither Parent nor Merger Sub shall release or consent to the termination of the obligations of the lenders or the sponsors under the financing commitment letters or debt financing agreements, except as expressly contemplated thereby.

        Each of Parent and Merger Sub acknowledges and agrees that neither the obtaining of the financing or any alternate financing is a condition to the closing, and reaffirms its obligation to consummate the transactions contemplated by the merger agreement irrespective and independently of the availability of the financing or any alternate financing, subject to the applicable conditions set forth in the merger agreement.

        Parent is required to keep the Company informed on a reasonably current basis of the status of Parent and Merger Sub's efforts to arrange the financing or any alternate financing.

        Prior to the closing, the Company shall, and shall cause each wholly-owned Company subsidiary to, and shall use its reasonable best efforts to cause its non-wholly-owned subsidiaries and representatives to, at Parent's sole cost and expense, provide to Parent cooperation reasonably requested by Parent in connection with, and customary for, the arrangement of the financing, including:

  •
  participating in a reasonable number of meetings, presentations, road shows, due diligence sessions, drafting sessions and sessions with rating agencies;

  •
  assisting with the preparation of materials for rating agency presentations, offering documents, private placement memoranda, bank information memoranda, prospectuses and similar documents required in connection with the financing; provided that any private placement memoranda or prospectuses shall contain disclosure and financial statements reflecting the surviving corporation and/or its subsidiaries as the obligor;

  •
  executing and delivering any pledge and security documents, currency or interest hedging arrangements, other definitive financing documents, or other certificates or documents as may be reasonably requested by Parent or otherwise reasonably facilitating the pledging of collateral; provided that such documents will not take effect until the effective rime;

  •
  furnishing Parent and its financing sources as promptly as practicable with financial and other pertinent information regarding the Company and its subsidiaries as may be reasonably requested by Parent, including all financial statements and projections and other pertinent information required by the debt financing commitment letter or as otherwise required in connection with the debt financing and the transactions contemplated by the merger agreement customary for the placement, arrangement and/or syndication of loans or distribution of debt contemplated by the debt financing commitment letter to assist in preparation of customary offering or information documents or rating agency or lender or investor presentations relating to such placement, arrangement and/or syndication of loans);

  •
  providing financial statements to the extent the Company customarily prepares such financial statements within the time frame such statements are prepared;

  •
  taking all actions reasonably necessary to (i) permit the prospective lenders involved in the financing to evaluate the Company and its subsidiaries' current assets, cash management and accounting systems, policies and procedures relating thereto for the purpose of establishing collateral arrangements and (ii) establish bank and other accounts and blocked account agreements and lock box arrangements in connection with the foregoing; provided that such accounts, agreements and arrangements should not become active or take effect until the effective time; and

  •
  furnishing Parent and its financing sources promptly with all documentation and other information required by governmental entities with respect to the financing under applicable "know your customer" and anti-money laundering rules and regulations.

        However, nothing in the financing cooperation described in the above would (i) require the Company to pay or agree to pay any fees, reimburse any expenses or give any indemnities prior to the effective time (it being understood, however, the Company shall bear all costs and expenses of its annual audit) or (ii) unreasonably interfere with the ongoing operations of the Company or the its subsidiaries.

 Indemnification; Directors' and Officers' Insurance

        From and after the effective time, the surviving corporation shall indemnify and hold harmless, to the fullest extent required by the Company's governing documents and, without limiting the foregoing, as required pursuant to any indemnity agreements of the Company or any of its subsidiaries in effect on the date of the merger agreement, each present and former director and officer of the Company and each subsidiary against any costs or expenses (including attorneys' fees and expenses), judgments, fines, losses, claims, settlements, damages or liabilities incurred in connection with any action, whether civil, criminal, administrative or investigative, arising out of or pertaining to such indemnified party's service as a director or officer of the Company or any of its subsidiaries or services performed by such person at the request of the Company or any of its subsidiaries, including (i) any and all matters pending, existing or occurring at or prior to the effective time, whether asserted or claimed prior to, at or after the effective time, and (ii) any claim arising from the transactions contemplated in the merger agreement, and any actions taken by Parent and/or Merger Sub with respect thereto. Out-of-pocket expenses (including attorneys' fees and expenses) actually incurred by any indemnified party in connection with the defense of any action for which indemnification may be available shall, if requested by the indemnified party, be paid by the surviving corporation in advance of the final disposition of such action (and in any event within thirty (30) days of request for reimbursement by such Indemnified Party) upon receipt of an irrevocable undertaking by the indemnified party to repay such amount if it shall ultimately be determined that such indemnified party is not entitled to be indemnified by the surviving corporation.

        Parent shall cause the surviving corporation as of the effective time to, obtain and fully pay the premium for the extension of the directors' and officers' liability coverage of the Company's existing directors' and officers' insurance policies, for a claims reporting or discovery period of at least six (6) years from and after the effective time with respect to any claim related to any period or time at or prior to the effective time from an insurance carrier with the same or better credit rating as the Company's current insurance carrier with respect to directors' and officers' liability insurance and fiduciary liability with terms, conditions, retentions and limits of liability that are at least as favorable as the coverage provided under the Company's existing policy with respect to any matter claimed against a director or officer of the Company or any Company Subsidiary by reason of him or her serving in such capacity that existed or occurred at or prior to the effective time (including in connection with the merger agreement or the transactions or actions contemplated hereby); provided that in no event shall Parent or the surviving corporation be required to expend for such policy pursuant to this sentence an annual premium amount in excess of 250% of the annual premiums currently paid by the Company for such insurance; provided, further that if the annual premiums of such insurance coverage exceed such amount, the surviving corporation shall obtain a policy with the greatest coverage available for a cost not exceeding such amount.

        Prior to the effective time, the Company may at its option purchase a six-year "tail" prepaid policy on terms and conditions no less advantageous to the indemnified parties than the existing D&O insurance and for a price no greater than $300,000. If such "tail" prepaid policy has been obtained by the Company prior to the effective time, Parent shall cause the surviving corporation to maintain such policy in full force and effect, and continue to honor the respective obligations thereunder.

Other Covenants

        The merger agreement contains additional agreements between the Company and Parent and/or Merger Sub relating to, among other things:

  •
  the filing of this proxy statement and the Rule 13e-3 transaction statement on Schedule 13E-3 with the SEC (and cooperation in response to any comments from the SEC with respect to either statement);

  •
  Parent, Merger Sub and their respect representatives' access to the Company's officers, employees, agents, properties, suppliers, customers, offices and other facilities, books, records and other information between the date of the merger agreement and the effective time (subject to all applicable legal or contractual obligations and restrictions);

  •
  notification of certain events;

  •
  coordination of press releases and other public announcements or filings relating to the merger;

  •
  resignation of directors;

  •
  matters relating to State takeover statutes;

  •
  actions to cause the disposition of our equity securities held by each individual who is a director or officer of the Company pursuant to the transactions contemplated by the merger agreement to be exempt under Rule 16b-3 promulgated under the Exchange Act;

  •
  obtaining requisite permits by the Company;

  •
  delisting and deregistration of the Company common stock.

Conditions to the Completion of the Merger

        The respective obligations of the Company, Parent and Merger Sub to consummate the merger are subject to the satisfaction or waiver (in the case of the Company, upon the approval of the special committee) of the following conditions:

  •
  the merger agreement must have been duly approved by the affirmative vote of (i) shareholders holding at least seventy-five percent (75%) of the outstanding shares of the Company common stock at the close of business on the record date and (ii) unaffiliated shareholders holding more than fifty percent (50%) of the outstanding shares of the Company common stock at the close of business on the record date (other than shares owned by the Rollover Investors, Voting Shareholders, and/or any holders of Company common stock who have entered into voting agreements or other similar shareholder support agreements with Parent, Merger Sub or their affiliates following May 20, 2011, agreeing to vote in favor of the merger);

  •
  The PRC Anti-Monopoly Bureau must have issued a decision under the PRC Anti-Monopoly Law approving the merger;

  •
  No order (whether temporary, preliminary or permanent in nature) issued by any court of competent jurisdiction or other restraint or prohibition of any governmental entity is in effect, and no law has been enacted, entered, promulgated, enforced or deemed applicable by any governmental entity that, in any case, prohibits or makes illegal the consummation of the merger.

        The obligations of Parent and Merger Sub to effect the merger are further subject to the satisfaction or waiver by Parent (if permissible under applicable law) as of the closing of the following additional conditions:

  •
  the representations and warranties of the Company set forth in the merger agreement (i) (other than regarding the Company's capitalization, corporate authority, compliance with anti-corruption laws, the absence of any company material adverse effect and the absence of any undisclosed broker's or finder's fee) shall be true and correct in all respects when made and as of the closing as if made at such time (or, to the extent such representations and warranties speak as of a specified date, they need only be true and correct in all respects as of such specified date), interpreted without giving effect to the words "materially" or "material" or to any qualifications based on such terms or based on the defined term "company material adverse effect," except where the failure of such representations and warranties to be true and correct, in the aggregate, does not constitute a company material adverse effect, (ii) regarding the Company's corporate authority and the absence of any undisclosed broker's or finder's fee, shall be true and correct in all material respects when made and as of the closing as if made at such time (or, to the extent such representations and warranties speak as of a specified date, they need only be true and correct in all material respects as of such specified date) interpreted without giving effect to the words "materially" or "material" or to any qualifications based on such terms or based on the defined term "company material adverse effect," (iii) regarding the Company's capitalization shall be true and correct in all respects when made and as of the closing as if made at such time, except for inaccuracies that do not, individually or in the aggregate, require payments at or after the closing in excess of $100,000, and (iv) regarding the Company's compliance with anti-corruption laws and the absence of any company material adverse effect shall be true and correct in all respects when made and as of the closing as if made at such time;

  •
  the Company has performed or complied in all material respects with all agreements and covenants required by the merger agreement to be performed or complied with by it on or prior to the closing;

  •
  Parent has received a certificate of a duly authorized officer of the Company confirming the satisfaction of the conditions with respect to the representations and warranties and covenants of the Company under the merger agreement described above; and

  •
  there shall not have occurred a company material adverse effect since the date of the merger agreement.

        The Company's obligation to effect the merger is subject to the satisfaction or waiver by the Company (if permissible under applicable law) as of the closing of the following additional conditions:

  •
  The representations and warranties of Parent and Merger Sub contained in the merger agreement shall be true and correct in all respects when made and as of the closing as if made at such time (or, to the extent such representations and warranties speak as of a specified date, they need only be true and correct in all respects as of such specified date) interpreted without giving effect to the words "materially" or "material" or to any qualifications based on such terms, except for such failure to be true and correct which, individually or in the aggregate, have not and would not reasonably be expected to prevent, materially delay or materially impede the performance by Parent or Merger Sub of its obligations under the merger agreement;

  •
  Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by the merger agreement to be performed or complied with by Parent and/or Merger Sub on or prior to the closing; and

  •
  The Company has received a certificate of a duly authorized officer of Parent confirming the satisfaction of the conditions with respect to the representations and warranties and covenants of the Parent and Merger Sub under the merger agreement described above.

 Termination of the Merger Agreement

        The Company and Parent may, by mutual written consent duly authorized by, in the case of the Company, the special committee, and in the case of Parent, its board of directors, terminate the merger agreement and abandon the merger at any time prior to the effective time, whether before or after the approval of the merger agreement by the Company's shareholders.

        The merger agreement may also be terminated at any time (whether before or after the approval of the merger agreement by the Company's shareholders, except as specified below) under the following circumstances, subject to the terms and conditions specified in the merger agreement regarding any such termination:

        by either Parent or the Company, if:

  •
  the merger has not been completed on or before 11:59 p.m., Hong Kong time, on November 15, 2011, provided that a party may not terminate the merger agreement for this reason if the failure to complete the merger by that date was primarily due to such party's material breach of any of its obligations under the merger agreement;

  •
  (i) any order of any governmental entity having competent jurisdiction is entered enjoining the Company, Parent or Merger Sub from consummating the merger and such order has become final and nonappealable or (ii) a law has been enacted or promulgated or become applicable to the parties or the transactions contemplated by the merger agreement that makes consummation of the merger illegal or otherwise prohibited;

  •
  our shareholders do not approve the merger agreement at the special meeting thereof at which the merger agreement has been voted upon;

        by the Company, if:

  •
  Parent or Merger Sub has breached any of its representations, warranties or covenants contained in the merger agreement, such that its breach would result in the failure of a condition to the Company's obligation to complete the merger and subject to specified notice and cure rights, so long as the Company has not breachedany of its representations, warranties or covenants contained in the merger agreement, which would result in the failure of the closing condition relating to the Company's representations, warranties or covenants to be satisfied;

  •
  all of the conditions to closing have been satisfied or waived by Parent and Parent and Merger Sub fail to complete the closing within two (2) business days following the date the closing should have occurred pursuant to the merger agreement (depending on the circumstances, the amount of the termination fee paid by Parent may be different);

  •
  prior to the obtaining of the shareholder approval, (i) the board of directors has, upon recommendation of the special committee, authorized the Company to enter into an alternative acquisition agreement with respect to a superior proposal and (ii) the Company has concurrently with the termination of the merger agreement entered into, or immediately after the termination of the merger agreement, enters into an alternative acquisition agreement with respect to the superior proposal, provided that the Company has paid the termination fee concurrently or in advance of such termination; or

  •
  prior to the obtaining of the shareholder approval, the Company has effected a company adverse recommendation change, provided that the Company has paid the termination fee concurrently or in advance of termination;

        by Parent, if:

  •
  the Company has breached any of its representations, warranties or covenants contained in the merger agreement such that the closing condition relating to the Company's representations, warranties or covenants would not be satisfied and subject to specified notice and cure rights, so long as Parent or Merger Sub has not breached any of its representations, warranties or covenants contained in the merger agreement, which would result in the failure of the closing condition relating to Parent and Merger Sub's representations, warranties or covenants to be satisfied;

  •
  the board of directors of the Company or any committee thereof has effected a company adverse recommendation change.

Termination Fees; Reimbursement of Expenses

        The Company is required to pay Bain Capital a termination fee in cash equal to $8.5 million if:

  •
  the merger agreement is terminated by the Company

  •
  if prior to the obtaining of the shareholder approval, (x) the board of directors has, upon recommendation of the special committee, authorized the Company to enter into an alternative acquisition agreement with respect to a superior proposal and (y) the Company has concurrently with the termination of the merger agreement entered into, or immediately after the termination of the merger agreement, enters into, an alternative acquisition agreement with respect to the superior proposal referred to in the foregoing clause (x) after the specified go-shop period; or

  •
  if prior to the obtaining of the shareholder approval the Company has effected a company adverse recommendation change but failed to enter into an alternative acquisition agreement within the go-shop period.

  •
  the merger agreement is terminated by Parent

  •
  if the Company has breached or failed to perform any of its representations, warranties, covenants or agreements, which breach or failure would cause certain conditions to the obligation of Parent and Merger Sub to effect the merger set forth in "The Merger Agreement—Conditions to the Completion of the Merger" not to be satisfied; or

  •
  if the board of directors or any committee thereof shall have effected a company adverse recommendation change and the Company failed to enter into an alternative acquisition agreement within the go-shop period.

  •
  (x) an acquisition proposal (or the intention of any Person to make an acquisition proposal), whether or not conditional, shall have been made public and not withdrawn prior to the termination of the merger agreement, (y) the merger agreement is terminated by either Parent or the Company if the merger shall not have been consummated by 11:59 p.m., Hong Kong time, on November 15, 2011, and (z) after the date of the merger agreement and prior to the first (1st) anniversary of the termination of the merger agreement, the Company consummates an acquisition proposal (whether or not such acquisition proposal was the same acquisition proposal referred to in the preceding clause (x)); provided that all percentages in the definition of acquisition proposal shall be replaced with 50% for purpose of termination in this regard.

        Notwithstanding the foregoing, the termination fee payable by the Company will instead be $6.4 million if:

  •
  the merger agreement is terminated by the Company

    •
    if prior to the obtaining of the shareholder approval, the board of directors has, upon recommendation of the special committee, authorized the Company to enter into an alternative acquisition agreement with respect to a superior proposal, and prior to or concurrently with such termination the Company enters into an alternative acquisition agreement with any person or group (other than any person who has submitted an acquisition proposal prior to May 20, 2011 or any of such party's affiliates) prior to July 14, 2011 or a continuing party (other than any person who has submitted an acquisition proposal prior to May 20, 2011 or any of such party's affiliates), prior to July 29, 2011;

    •
    if prior to the obtaining of the shareholder approval the Company has effected a company adverse recommendation change, and prior to or concurrently with such termination the Company enters into an alternative acquisition agreement with any person or group (other than any person who has submitted an acquisition proposal prior to May 20, 2011 or any of such party's affiliates) prior to July 14, 2011 or a continuing party (other than any person who has submitted an acquisition proposal prior to May 20, 2011 or any of such party's affiliates), prior to July 29, 2011;

  •
  the merger agreement is terminated by Parent

  •
  if the board of directors or any committee thereof shall have effected a company adverse recommendation change, and prior to or concurrently with such termination the Company enters into an alternative acquisition agreement with any person or group (other than any person who has submitted an acquisition proposal prior to May 20, 2011 or any of such party's affiliates) prior to July 14, 2011 or a continuing party (other than any person who has submitted an acquisition proposal prior to May 20, 2011 or any of such party's affiliates), prior to July 29, 2011;

  •
  the merger agreement is terminated by either Parent or the Company

  •
  if (x) an acquisition proposal (or the intention of any person to make an acquisition proposal), whether or not conditional, shall have been made public and not withdrawn prior to the termination of the merger agreement, (y) the shareholder approval is not obtained at the special meeting or any adjournment thereof at which the merger agreement has been voted upon, and (z) after the date of the merger agreement and prior to the first (1st) anniversary of the termination of the merger agreement, the Company consummates an acquisition proposal (whether or not such acquisition proposal was the same acquisition proposal referred to in the preceding clause (x)); provided that any expenses previously paid to Parent, if any, shall be deducted from such termination fee payable and all percentages in the definition of acquisition proposal shall be replaced with 50% for purpose of termination in this regard.

        For the avoidance of doubt, in no event shall the Company be obligated to pay, or cause to be paid, the Company termination fee on more than one occasion.

        Parent is required to pay the Company a reverse termination fee in cash equal to $10.7 million if the merger agreement is terminate by the Company:

  •
  if Parent or Merger Sub has breached or failed to perform any of its representations, warranties, covenants or agreements, which breach or failure would cause certain conditions to the obligation of the Company to effect the merger set forth in "The Merger Agreement—Conditions to the Completion of the Merger" not to be satisfied;

  •
  if (x) all of the conditions to closing contained in the merger agreement to the obligation of Parent or Merger Sub to effect the merger have been satisfied or waived by Parent (other than those conditions that by their nature are to be satisfied at closing (but subject to their satisfaction or waiver by Parent at closing)), (y) Parent and Merger Sub fail to complete the closing within two (2) business days following the date the closing should have occurred, and (z) (A) the debt financing has been funded or the lenders have irrevocably confirmed in writing that all conditions to the funding of the debt financing have been satisfied (other than funding of the equity financing) and the debt financing will be funded during such period if the equity financing is funded during such period, or (B) on the last day of the debt financing period, none of Parent, Merger Sub or the Surviving Corporation shall have received the proceeds of the debt financing in an amount sufficient to consummate the transactions contemplated by the merger agreement and the failure to receive such proceeds is caused by a material breach by Parent or Merger Sub of any of the covenants or agreements contained in the merger agreement to be complied with by Parent or Merger Sub or a material breach of any representation or warranty of Parent or Merger Sub contained in the merger agreement.

        Notwithstanding the foregoing, the reverse termination fee payable by Parent will instead be $8.5 million in the event Parent and Merger Sub have not consummated the Merger within two (2) business days after the date when Parent and Merger Sub are required to close under the merger agreement because Parent has not received proceeds of the debt financing sufficient to consummate the Merger and the failure to receive such proceeds is not caused by a material breach of Parent or Merger Sub.

        For the avoidance of doubt, in no event shall Parent be obligated to pay, or cause to be paid, the reverse termination fee on more than one occasion. Bain Capital Asia Fund, L.P. has agreed, subject to the conditions and limitations set forth in the limited guarantee, to guarantee the obligation of Parent to pay the reverse termination fee when due.

        In the event (i) the merger agreement is terminated by either Parent or the Company if the shareholder approval is not obtained at the special meeting or any adjournment thereof at which the merger agreement has been voted upon, and (ii) the Company is not required to pay the termination fee in connection therewith, then the Company shall, within thirty (30) business days following receipt of an invoice therefor, reimburse Bain Capital for all of Parent's reasonably documented out-of-pocket fees and expenses (including reasonable legal fees and expenses) actually incurred by Parent and its affiliates on or prior to the termination of the merger agreement in connection with the transactions contemplated by the merger agreement (including the Financing), which amount shall in no event exceed $3,000,000 in the aggregate and will be off-set against the termination fee subsequently payable by the Company, if any.

Limitations on Liabilities

        The Company's right to receive the reverse termination fee from Parent (or Bain Capital Asia Fund, L.P. pursuant to the limited guarantee) will be, subject to certain rights to equitable relief, including specific performance, described below, the sole and exclusive remedy of the Company Group (as defined below) against the Parent Group (as defined below) for any loss or damage suffered as a result of any breach of any representation, warranty, covenant or agreement or failure to perform under the merger agreement or other failure of the merger to be consummated. Other than the reverse termination fee, neither Parent nor any member of the Parent Group will have any liability for monetary damages of any kind or nature or arising in any circumstance in connection with the merger agreement or any of the transactions contemplated thereby. While the Company may pursue both a grant of specific performance as and only to the extent expressly permitted by the merger agreement and the payment of the reverse termination fee from Parent, under no circumstances will the Company (or any member of the Company Group or any other person) be permitted or entitled to receive both such grant of specific performance and payment of the reverse termination fee (or any other money damages).

        Parent's right to receive payment from the Company of the applicable termination fee and certain permitted expenses will be, subject to certain rights to equitable relief, including specific performance, described below, the sole and exclusive remedy of any member of the Parent Group against the Company Group (other than the Rollover Investors pursuant to the terms of the rollover agreement and/or the Voting Shareholders pursuant to the terms of the voting agreements) for any loss or damage suffered as a result of any breach of any representation, warranty, covenant or agreement or failure to perform under the merger agreement or other failure of the merger to be consummated. Other than the applicable termination fee and certain permitted expenses, neither the Company nor any member of the Company Group (other than the Rollover Investors pursuant to the terms of the rollover agreement and/or the Voting Shareholders pursuant to the terms of the voting agreements) will have any liability for monetary damages of any kind or nature or arising in any circumstance in connection with the merger agreement or any of the transactions contemplated thereby (including the financing and the limited guarantee) and in no event shall any of the members of the Parent Group seek, or permit to be sought, any monetary damages from any member of the Company Group (other than the Rollover Investors pursuant to the terms of the rollover agreement and/or the Voting Shareholders pursuant to the terms of the voting agreements) in connection with the merger agreement or any of the transactions contemplated thereby (including the financing and the limited guarantee). While Parent may pursue both a grant of specific performance and the payment of the applicable termination fee and certain expenses as permitted by the merger agreement, respectively, under no circumstances will Parent (or any member of the Parent Group or any other person) be permitted or entitled to receive both such grant of specific performance and payment of the termination fee and/or the permitted expenses (or any other money damages).

        In this proxy statement, the "Company Group" refers to, collectively, the Company, its subsidiaries, the direct or indirect shareholders of the Company or any other person, or any of their respective affiliates or representatives.

        In this proxy statement, the "Parent Group" refers to, collectively, the (A) Parent, Merger Sub, Bain Capital Asia Fund, L.P. or Bain Capital Fund X, L.P., (B) the former, current and future holders of any equity, partnership or limited liability company interest, controlling persons, directors, officers, employees, agents, attorneys, affiliates, members, managers, general or limited partners, shareholders, assignees of Parent, Merger Sub, Bain Capital Asia Fund, L.P. or Bain Capital Fund X, L.P., (C) any lender or prospective lender, lead arranger, arranger, agent or representative of or to Parent, Merger Sub, Bain Capital Asia Fund, L.P. or Bain Capital Fund X, L.P. or (D) any holders or future holders of any equity, stock, partnership or limited liability company interest, controlling persons, directors, officers, employees, agents, attorneys, affiliates, members, managers, general or limited partners, shareholders, assignees of any of the foregoing.

Specific Performance

        The parties are entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of the merger agreement and to enforce specifically the terms and provisions thereof, in addition to any other remedy to which they are entitled under the merger agreement. However, the right of the Company to seek an injunction, specific performance or other equitable remedies to prevent breaches of the merger agreement is limited to seeking (i) an injunction, specific performance or other equitable remedies to enforce Parent's obligation to cause the equity financing to be funded at the effective time, but only in the event that (A) Parent and Merger Sub are required to consummate the closing under the merger agreement, (B) the debt financing has been funded or the lenders party to the debt financing commitment letter have irrevocably confirmed in writing that all conditions to funding of the debt financing commitment letter have been satisfied (other than funding of the equity financing), (C) the Company has irrevocably confirmed in writing that if the financing is funded, then it would take such actions that are within its control to cause the consummation of the transactions contemplated by the merger agreement to occur, and (D) the equity financing has not been funded and Parent and Merger Sub have not consummated the Merger; and (ii) an injunction to specifically enforce certain obligations of Parent and Merger Sub relating to arranging the financing as provided in the merger agreement. In no event will the Company be entitled to enforce or seek to enforce specifically Parent's right to cause the equity financing to be funded if the debt financing has not been funded (or will not be funded at the effective time if the equity financing is funded at the effective time).

Modification or Amendment

        The merger agreement may be amended by the Parties, by an instrument in writing signed by Parent and the Company, at any time prior to the effective time; provided that the Company may only take such action with the approval of the special committee; provided, further that after approval of the Agreement by the shareholders of the Company, no amendment that, by law or in accordance with the rules of any relevant stock exchange, requires further approval by such shareholders may be made without further shareholder approval.

* * * * *

COMMON STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN
BENEFICIAL OWNERS

        The following table sets forth certain information regarding the beneficial ownership of our common stock, including 28,640,321 shares of common stock outstanding (including 27,890,321 shares outstanding and 750,000 shares of restricted stock) and 1,731,220 stock options that are exercisable within 60 days from June 8, 2011 by:

  •
  each person who is known by us to be the beneficial owner of more than 5% of our issued and outstanding shares of common stock;

  •
  each of our directors, executive officers and nominees to become directors; and

  •
  all directors and executive officers as a group.

		Shares Beneficially Owned
Title of Class	Name and Address of Beneficial Owner*:	Number and Nature of Beneficial Owner	%
Common	Li Brothers Holding Inc.(1)	12,000,000	41.9
Common	China Honour Investment Limited(2)	2,667,600	9.3
Common	Weigang Li(3)	15,699,350	54.4
Common	Jincai Li(4)	14,667,600	51.2
Common	Brian Lin(5)	1,224,100	4.2
Common	Weishe Zhang(6)	731,900	2.5
Common	Tongzhou Qin(7)	20,000	0.07
Common	Albert McLelland	0	0
Common	Yinqing Li	0	0
Common	Xianghua Li	0	0
Common	Guoyou Zhang(8)	2,000	0.007
Common	All directors and executive officers as a group (8 persons)(9)	17,677,350	60.1
Common	Amber Parent Limited(10)	16,916,600	59.1

*
The address for the officers and directors is B-2502 TYG Center, C2 Dongsanhuanbeilu, Chaoyang District, Beijing 100027, Beijing 100027, People's Republic of China, (86-10) 8441-7400. The address for Amber Parent Limited is c/o Bain Capital Partners, LLC, 111 Huntington Avenue, Boston, Massachusetts 02199, (617) 516-2000.

(1)
Weigang Li and Ms. Jincai Li, as directors, share the voting power of Li Brothers Holding Inc. Future Champion Limited and Alpha Great Holdings Limited are the shareholders of Li Brothers Holding Inc., holding 46.8% and 53.2% of the outstanding shares of Li Brothers Holding Inc respectively. Jade Ground Holdings Limited owns 100% of the outstanding shares of Alpha Great Holdings Limited. LGJ Family Trust owns 100% of the outstanding shares of Jade Ground Holdings Limited. Magic Express Limited owns 100% of the outstanding shares of Future Champion Limited. LWG Family Trust owns 100% of the outstanding shares of Magic Express Limited. Mr. Weigang Li is the brother of Ms. Jincai Li.

(2)
Mr. Weigang Li and Ms. Jincai Li, as directors, share the voting power of China Honour Investment Limited. Alpha Great Holdings Limited owns 100% of the outstanding shares of China Honour Investment Limited. Jade Ground Holdings Limited owns 100% of the outstanding shares of Alpha Great Holdings Limited. LGJ Family Trust owns 100% of the outstanding shares of Jade Ground Holdings Limited. Mr. Weigang Li, is the brother of Ms. Jincai Li.

(3)
Represents (i) his voting power of Li Brothers Holding Inc. and China Honour Investment Limited, (ii) his direct beneficial ownership of China Fire & Security Group, Inc., (iii) his indirect beneficial ownership of China Fire & Security Group, Inc. through Jin Zhan Limited which is 100% beneficially owned by Weigang Li, (iv) his options to purchase 193,750 shares of common stock that is exercisable within 60 days from June 8, 2011, and (v) 52,500 shares of released but unvested restricted stocks.

(4)
Represents her voting power of Li Brothers Holding Inc. and China Honour Investment Limited.

(5)
Represents (i) his direct beneficial ownership of China Fire & Security Group, Inc., (ii) his indirect beneficial ownership of China Fire & Security Group, Inc. through Vyle Investment Inc. of which he is the sole director with 100% voting power, (iii) his options to purchase 337,500 shares of common stock that is exercisable within 60 days from June 8, 2011 and (iv) 75,000 shares of released but unvested restricted stocks. Master Crest Holdings Limited, a BVI company, owns 100% of the outstanding shares of Vyle Investment Inc. Master Crest Holdings Limited is 100% owned by BL Family Trust, a Foreign Grantor Trust registered in Cayman Islands.

(6)
Represents (i) his indirect beneficial ownership of China Fire & Security Group, Inc. through Small Special Technology Inc. of which he is the sole director with 100% voting power, and (ii) his options to purchase 207,500 shares of common stock that is exercisable within 60 days from June 8, 2011.

(7)
Represents (i) his direct beneficial ownership of China Fire & Security Group, Inc., and (ii) 15,000 shares of released but unvested restricted stocks.

(8)
Represents his options to purchase 2,000 shares of common stock that is exercisable within 60 days from June 8, 2011.

(9)
Represents the number of shares of common stock plus options to purchase 740,750 shares of common stock that is exercisable within 60 days from June 8, 2011 and 142,500 shares of released but unvested restricted stocks.

(10)
Represents shares of Company common stock that may be deemed to be beneficially owned by Amber Parent Limited pursuant to voting agreements, and the irrevocable proxy contained therein, entered into by Amber Parent Limited with Merger Sub and the Voting Shareholders. Pursuant to the voting agreements, among other things, the Voting Shareholders have agreed to vote or cause to be voted 16,789,100 shares of Company common stock and 127,500 shares of restricted stock owned by them, aggregating approximately 59.1% of the outstanding shares of Company common stock as of June 8, 2011, in favor of the approval of the merger agreement and the transactions contemplated by the merger agreement, and against any acquisition proposal without regard to its terms. No payment was made in consideration for entering into the Voting Agreements.

COMMON STOCK TRANSACTION INFORMATION

Transactions by the Company and the Voting Shareholders

        There have been no purchases of shares of Company common stock by the Company or any of the Voting Shareholders during the past two years.

Transactions by Parent and Merger Sub

        There have been no purchases of shares of Company common stock by Parent or Merger Sub during the past two years.

APPRAISAL RIGHTS

        The following discussion is a summary of the law relating to appraisal rights available under Florida law. This description is qualified in its entirety by the full text of the relevant provisions of the Florida Business Corporation Act (FBCA), which are reprinted in their entirety as Appendix C to this proxy statement. If you desire to exercise appraisal rights, you should review carefully the FBCA and are urged to consult a legal advisor before electing or attempting to exercise these rights.

        Under Florida law, each holder of shares of Company common stock entitled to vote on the merger who strictly complies with the procedures set forth in Sections 607.1301 through 607.1333 of the FBCA relating to appraisal rights is entitled to receive in cash the "fair value" of his or her shares of Company common stock. "Fair value" means the value of the Company common stock as determined (using customary and current valuation concepts and techniques) immediately before the merger is effective, but excluding any appreciation or depreciation in anticipation of the merger (unless such exclusion would be inequitable to the Company and its shareholders). To perfect appraisal rights, a shareholder must comply strictly with the procedures set forth in Sections 607.1301 through 607.1333 of the FBCA. Failure to follow these procedures will result in a termination or waiver of the shareholder's appraisal rights. To assert appraisal rights, a holder of record of the Company common stock must NOT vote in favor of the approval of the merger agreement and must provide a written notice of intent to demand payment of fair value to the Company before the vote on the merger agreement is taken at the special meeting (i.e., before [                ], 2011) indicating that such shareholder intends to demand payment if the merger is effectuated. Simply not voting for the merger, abstaining, or voting against the merger agreement does not satisfy the requirement to give notice. Such written notification should be delivered either in person, via courier or by mail (certified mail, return receipt requested, being the recommended form of transmittal) to:

China Fire & Security Group, Inc.
B-2502 TYG Center, C2 Dongsanhuanbeilu
Chaoyang District, Beijing 100027
People's Republic of China

        All such notices must be signed in the same manner as the shares are registered on the books of the Company. If a shareholder has not provided written notice of intent to demand fair value before the vote is taken at the special meeting, the shareholder will be deemed to have waived his or her appraisal rights.

        A shareholder must demand appraisal rights with respect to all of the shares registered in his or her name, except that a record shareholder may assert appraisal rights as to fewer than all of the shares registered in the record shareholder's name but that are owned by one or more beneficial shareholders, if the record shareholder objects with respect to all shares owned by the beneficial shareholder. A record shareholder must notify the Company in writing of the name and address of each beneficial shareholder on whose behalf appraisal rights are being asserted. A beneficial shareholder may assert appraisal rights as to any shares held on behalf of the shareholder only if the shareholder submits to the Company the record shareholder's written consent to the assertion of such rights before the date specified in the appraisal notice as the due date to execute and return the form, and does so with respect to all shares that are beneficially owned by the beneficial shareholder.

        Within 10 days after the date of the merger's effective time, the surviving corporation will provide each former shareholder of the Company who has voted against the merger and properly and timely provided a written notice of intent to demand payment of fair value (as described above), a written appraisal notice and form, which will indicate the surviving corporation's estimate of the fair value of the Company common stock, contain an offer by the surviving corporation to pay the shareholder this estimate of fair value, and be accompanied by a copy of the Company's financial statements and a copy of Sections 607.1301 through 607.1333 of the FBCA. The appraisal notice will provide that a shareholder may obtain information on the number of shareholders who return the appraisal form and the number of shares owned by those shareholders. It will also indicate the date by which the surviving corporation must be notified if a shareholder wishes to withdraw from the appraisal process.

        A shareholder asserting appraisal rights must execute and return the form to the surviving corporation, and deposit the shareholder's certificates in accordance with the terms of the notice, before the date specified in the appraisal notice, which will not be fewer than 40 or more than 60 days after the appraisal notice and form were sent to the shareholder. A shareholder who timely returns the form and deposits shares in accordance with the appraisal notice has no further rights as a shareholder, but only has the right to receive "fair value" for the shares in accordance with the appraisal procedures, unless the appraisal demand is withdrawn.

        A shareholder who does not execute and return the form and deposit his or her certificates by the date set forth in the appraisal notice will no longer be entitled to appraisal rights, will be bound by the terms of the merger agreement, and will receive the merger consideration consisting of the right to receive cash. A shareholder who complies with the terms of the notice but wishes to withdraw from the appraisal process may do so by notifying the surviving corporation in writing no more than 20 days after the date set forth in the appraisal notice as the due date to execute and return the form. A shareholder who fails to withdraw from the appraisal process in a timely manner may not thereafter withdraw without the surviving corporation's written consent.

        If a shareholder timely accepts the offer to pay the fair value of the shares as set forth in the appraisal notice, payment will be made within 90 days after the surviving corporation receives the form from the shareholder. A shareholder who is dissatisfied with the offer must include in his or her returned form, a demand for payment of that shareholder's estimate of the fair value of the shares plus interest; otherwise the shareholder will be entitled to payment of only the amount offered. Interest is to be calculated at the interest rate on judgments in Florida in effect at the merger's effective time. Once the surviving corporation has made payment of an agreed value as described above, the shareholder will cease to have any interest in the shares.

        If the surviving corporation and the shareholder asserting appraisal rights are unable to agree on the fair value of the shares, under Section 607.1330 of the FBCA, the surviving corporation will be required to file within 60 days after receipt of the shareholders' demand, an appraisal action in the appropriate court in Broward County, Florida. The court would be required to determine the fair value of the shares of the Company common stock. If the surviving corporation fails to file such proceeding within 60 days, any shareholder asserting appraisal rights may do so in the name of the surviving corporation. All shareholders asserting appraisal rights in compliance with the FBCA, except for those that have agreed upon a value with the surviving corporation, are deemed to be parties to the proceeding. In such a proceeding, the court may, if it so elects, appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. There will be no right to a jury trial. The surviving corporation would be required to pay each shareholder asserting appraisal rights in the compliance with the FBCA the amount found to be due within ten days after final determination of the proceedings. At the court's discretion, the judgment may include interest at a rate determined by the court. Upon payment of this judgment, the shareholder would cease to have any interest in his or her shares.

        The court in any appraisal proceeding will determine the costs and expenses (including attorneys' and experts' fees) of any appraisal proceeding and such costs and expenses will be assessed against the surviving corporation. However, all or any part of such costs and expenses (including attorneys' and experts' fees) may be apportioned and assessed against all or some of the shareholders that request an appraisal, in such amount as the court deems equitable, if the court determines that the shareholders acted arbitrarily or not in good faith with respect to the shareholders' appraisal rights. If the court finds that counsel for one shareholder substantially benefited other shareholders, and attorneys' fees should not be assessed against the corporation, the court may award counsel fees to be paid out of the amounts awarded to benefited shareholders.

        You must do all of the things described in this section and as set forth in Sections 607.1301 through 607.1333 of the FBCA in order to preserve your appraisal rights and to receive the fair value of your shares in cash (as determined in accordance with those provisions). If you do not follow each of the steps as described above, you will have no right to receive cash for your shares as provided for appraisal rights by the FBCA. In view of the complexity of these provisions of Florida law, shareholders who are considering exercising their appraisal rights should consult their legal advisors.

SELECTED FINANCIAL INFORMATION

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

	(Unaudited)
	Three months ended March 31		Years ended December 31
	2011	2010	2010	2009
	(US$)
Total Revenues	20,995,876	20,943,726	79,976,682	81,181,198
Total cost of revenues	10,697,222	9,311,570	38,698,240	34,127,922
Gross Profit	10,298,654	11,632,156	41,278,442	47,053,276
Operating expenses	6,429,199	5,533,277	23,776,073	19,468,840
Income from operations	3,869,455	6,098,879	17,502,369	27,584,436
Net Income before non-controlling interest	3,108,984	5,215,068	15,352,607	24,359,592
Net Income attributable controlling interest	3,124,390	5,247,225	15,437,935	24,414,836
Basic earning per share
Weighted average number of shares	27,855,934	27,595,541	27,618,465	27,590,523
Earning per share	0.11	0.19	0.56	0.88
Diluted Earning per share
Weighted average number of shares	29,197,961	28,397,085	29,568,429	28,311,955
Earning per share diluted	0.11	0.18	0.52	0.86
Ratio of earnings to fixed Charges(1)	284.10	450.76	217.50	436.44

	(Unaudited)
	Three months ended March 31		Years ended December 31
	2011	2010	2010	2009
	(US$)
Current assets	155,029,354	126,624,125	150,088,321	121,046,728
Non Current assets	23,829,059	16,378,929	21,447,495	17,319,463
Total assets	178,858,413	143,003,054	171,535,816	138,366,191
Currents liabilities	46,032,314	32,373,241	43,556,150	33,966,635
Non current liabilities	—	—	—	—
Total liabilities	46,032,314	32,373,241	43,556,150	33,966,635
Book Value per common Share	4.77

(1)
The Company has only one type of fixed charges, which is the interest on the rental expenses.

        No pro forma data giving effect to the merger has been provided. The Company does not believe that such information is material to shareholders in evaluating the proposed merger and merger agreement because (i) the proposed per share merger consideration is all-cash, and (ii) if the merger is completed, the Company's common stock will cease to be publicly traded.

MARKET PRICE AND DIVIDEND INFORMATION

        The Company common stock is currently publicly traded on the NASDAQ under the symbol "CFSG." The following table sets forth the high and low sales prices of our common stock on the NASDAQ for the periods indicated.

Fiscal Year	High	Low
2009:
First Quarter	$8.73	$6.11
Second Quarter	$14.87	$7.69
Third Quarter	$21.72	$10.33
Fourth Quarter	$19.60	$12.14
2010:
First Quarter	$16.49	$10.64
Second Quarter	$14.79	$9.10
Third Quarter	$9.78	$6.53
Fourth Quarter	$8.82	$6.35
2011:
First Quarter	$7.33	$5.23
Second Quarter (through June 8, 2011)	$8.62	$5.79

        The Company has neither declared nor paid any cash dividends on shares of the common stock. We presently intend to retain earnings to finance the operation and expansion of our business and do not anticipate declaring cash dividends in the foreseeable future. Pursuant to the merger agreement, we are prohibited from declaring any dividends following execution of the merger agreement on May 20, 2011.

SUBMISSION OF SHAREHOLDER PROPOSALS

        If the merger is completed, we will cease to have public shareholders and there will be no public participation in any future meeting of shareholders. However, if the merger is not completed, we expect to hold a 2011 annual meeting of shareholders. Any proposal that a shareholder intends to present for inclusion in our proxy statement and form of proxy for our 2011 annual meeting of shareholders (assuming that the merger is not completed) was required to be received by us on or before [    ], 2011 in order to be included in the proxy statement and must otherwise comply with the requirements of Rule 14a-8 under the Exchange Act regarding shareholder proposals. All shareholder proposals described in this paragraph should be sent to our Corporate Secretary at B-2502 TYG Center, C2 Dongsanhuanbeilu, Chaoyang District, Beijing 100027, People's Republic of China.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended. We file reports, proxy statements and other information with the SEC. You may read and print these reports, proxy statements and other information at www.sec.gov, an Internet website maintained by the SEC that contains reports, proxy statements and other information regarding companies and individuals that file electronically with the SEC.

        You also may obtain free copies of the documents the Company files with the SEC by going to the "Investors Relations" section of our website at www.chinafiresecurity.com. Our website address is provided as an inactive textual reference only. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference.

        The information contained in this proxy statement speaks only as of the date indicated on the cover of this proxy statement unless the information specifically indicates that another date applies.

        Statements contained in this proxy statement, or in any document incorporated in this proxy statement by reference, regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to "incorporate by reference" information into this proxy statement. This means that we can disclose important information by referring to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement. This proxy statement may update and supersede the information incorporated by reference. Similarly, any amendments to this proxy statement that we later file with the SEC may update and supersede the information in this proxy statement. We also incorporate by reference into this proxy statement the following documents filed by us with the SEC under the Exchange Act and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the special meeting:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2010;

  •
  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011; and

  •
  our Current Reports on Form 8-K filed on January 21, 2011, March 7, 2011, March 21, 2011, March 24, 2011, and May 23, 2011.

        Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this proxy statement.

        We undertake to provide without charge to each person to whom a copy of this proxy statement has been delivered, upon request, by first class mail or other equally prompt means, within one business day of receipt of the request, a copy of any or all of the documents incorporated by reference into this proxy statement, other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference into the information that this proxy statement incorporates.

        Requests for copies of our filings should be directed to China Fire & Security Group, Inc., B-2502 TYG Center, C2 Dongsanhuanbeilu, Chaoyang District, Beijing 100027, People's Republic of China, Attention: Corporate Secretary, and should be made at least five business days before the date of the special meeting in order to receive them before the special meeting.

        The proxy statement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any offer or solicitation in that jurisdiction. The delivery of this proxy statement should not create an implication that there has been no change in our affairs since the date of this proxy statement or that the information herein is correct as of any later date.

        You should rely only on the information contained in this proxy statement. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this proxy statement does not extend to you. You should not assume that the information contained in this proxy statement is accurate as of any date other than the date of this proxy statement, unless the information specifically indicates that another date applies. The mailing of this proxy statement to our shareholders does not create any implication to the contrary.

ANNEX A

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

AMBER PARENT LIMITED,

AMBER MERGERCO, INC.

and

CHINA FIRE & SECURITY GROUP, INC.

Dated as of May 20, 2011

Exhibits
EXHIBIT A—Rollover Agreement
EXHIBIT B—Form of Voting Agreement
EXHIBIT C—Limited Guarantee
EXHIBIT D—Debt Financing Commitment Letter
EXHIBIT E—Equity Financing Commitment Letter

        AGREEMENT AND PLAN OF MERGER (including the exhibits and disclosure schedules attached hereto, this "Agreement"), dated as of May 20, 2011, by and among Amber Parent Limited, an exempted company incorporated in the Cayman Islands ("Parent"), Amber Mergerco, Inc., a Florida corporation and a wholly-owned Subsidiary of Parent ("Merger Sub"), and China Fire & Security Group, Inc., a Florida corporation (the "Company"). Each of Parent, Merger Sub and the Company are referred to herein as a "Party" and together as the "Parties".

        WHEREAS, the respective boards of directors of Parent and Merger Sub have each (i) determined that it is in the best interests of their respective shareholders for Parent to acquire the Company on the terms and subject to the conditions set forth herein, (ii) approved and declared advisable the merger of Merger Sub with and into the Company (the "Merger") upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Florida Business Corporation Act (the "FBCA"), (iii) adopted this Agreement and approved the execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation of the transactions contemplated hereby, including the Merger, and (iv) recommended the approval of this Agreement by Parent, as the sole shareholder of Merger Sub;

        WHEREAS, the board of directors of the Company (the "Company Board"), acting upon the recommendation of a special committee of independent directors of the Company (the "Special Committee") has (i) determined that it is fair and advisable for Parent to acquire the Company on the terms and subject to the conditions set forth herein, (ii) approved and adopted this Agreement, including the Merger, upon the terms and subject to the conditions set forth in this Agreement and in accordance with the FBCA, and (iii) is recommending that the shareholders of the Company approve the Merger and this Agreement, in each case on the terms and subject to the conditions of this Agreement;

        WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to Parent's and Merger Sub's willingness to enter into this Agreement, each of (i) the Rollover Shareholders has executed and delivered to Parent a rollover agreement, dated as of the date hereof and attached hereto as Exhibit A, among the Rollover Shareholders, Parent and Merger Sub (together with the schedules and exhibits attached thereto, the "Rollover Agreement"), pursuant to which the Rollover Shareholders will contribute to Parent and/or Merger Sub, subject to the terms and conditions therein, the Rollover Shares, and (ii) the Voting Shareholders has executed and delivered to Parent a voting agreement, dated as of the date hereof, in the form attached hereto as Exhibit B, among such Voting Shareholder, Parent and Merger Sub (each a "Voting Agreement");

        WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the willingness of the Company to enter into this Agreement, Parent has delivered to the Company a limited guarantee of Bain Capital Asia Fund, L.P. (the "Guarantor"), dated as of the date hereof and attached hereto as Exhibit C, in favor of the Company with respect to certain obligations of Parent under this Agreement (the "Limited Guarantee"); and

        WHEREAS, Parent, Merger Sub and the Company wish to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

        NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I
DEFINED TERMS AND INTERPRETATION

        Section 1.1     Certain Definitions.    For purposes of this Agreement, the term:

          (a)   "Acceptable Confidentiality Agreement" shall mean a confidentiality agreement with any Person that contains confidentiality and standstill provisions that are not less restrictive to such Person than those provisions contained in the NDA are to Bain Capital Asia, LLC.

          (b)   "Acquisition Proposal" shall mean any proposal or offer relating to (i) the acquisition, directly or indirectly, of twenty percent (20%) or more of the outstanding Company Shares by any Third Party, (ii) any merger, consolidation, business combination, reorganization, share exchange, sale of assets, recapitalization, equity investment, joint venture, liquidation, dissolution or other transaction which would result in any Third Party directly or indirectly acquiring assets (including capital stock of or interest in any Subsidiary or Affiliate of the Company) representing twenty percent (20%) or more of the assets of the Company and the Company Subsidiaries, taken as a whole, or to which twenty percent (20%) or more of the Company's consolidated revenues, net income and earnings before interest, taxes and depreciation are attributable, (iii) any tender offer or exchange offer, as such terms are defined under the Exchange Act, that, if consummated, would result in any Third Party beneficially owning directly or indirectly twenty percent (20%) or more of the outstanding Company Shares, or (iv) any combination of the foregoing, in each case other than the Merger.

          (c)   "Affiliate" shall mean a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first-mentioned Person, where "control" (including the terms "controlled by" and "under common control with") shall mean the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock or as trustee or executor, by Contract or otherwise.

          (d)   "Blue Sky Laws" shall mean state securities or "blue sky" Laws.

          (e)   "Business Day" shall mean any day other than a Saturday, Sunday and any day which is a legal holiday under the Laws of New York, Florida, Hong Kong or PRC or is a day on which banking institutions located in New York, Florida, Hong Kong or PRC are authorized or required by Law or other action of any Governmental Entity to close.

          (f)    "Code" shall mean the United States Internal Revenue Code of 1986, as amended.

          (g)   "Company Articles of Incorporation" shall mean the Articles of Incorporation of the Company, as filed with the Department of State of the State of Florida on June 17, 2003, as amended and restated and filed with the Department of State of the State of Florida on January 31, 2007 and as further amended and filed with the Department of State of the State of Florida on November 9, 2007.

          (h)   "Company By-laws" shall mean the Bylaws of the Company adopted by the Company Board, effective as of August 29, 2008, as amended.

          (i)    "Company Disclosure Schedule" shall mean the disclosure schedule delivered by the Company to Parent concurrently with the execution and delivery of this Agreement (it being understood that (i) any matter disclosed in any section of the Company Disclosure Schedule shall be deemed to be disclosed in any other section of the Company Disclosure Schedule to the extent that it is reasonably apparent from the face of such disclosure that such disclosure is applicable to such other section, other than, in each case, any matters required to be disclosed for purposes of Section 4.2 (Capitalization) of this Agreement which matters shall be specifically disclosed in Section 4.2 of the Company Disclosure Schedule, and (ii) the disclosure of any matter or item in the Company Disclosure Schedule shall not be deemed to constitute an acknowledgement that such matter or item is required to be disclosed therein or is material to a representation or warranty set forth in this Agreement and shall not be used as a basis for interpreting the terms "material," "materially," "materiality" or "Company Material Adverse Effect" or any word or phrase of similar import and does not mean that such matter or item would, alone or together with any other matter or item, have a Company Material Adverse Effect).

          (j)    "Company Material Adverse Effect" shall mean any fact, event, circumstance, development, condition, change, occurrence or effect, individually or in the aggregate with all other facts, events, circumstances, developments, conditions, changes, occurrences or effects, that (i) is or reasonably would be expected to be materially adverse to the business, assets, financial condition or results of operations of the Company and the Company Subsidiaries taken as a whole, or (ii) prevents or reasonably would be expected to prevent the consummation of the transactions contemplated by this Agreement in accordance with its terms; provided that in no event shall any of the following, either alone or in combination, constitute, or be taken into account in determining whether there has been, a "Company Material Adverse Effect": (A) changes affecting the economic conditions or financial markets generally in any country or region in which the Company or any Company Subsidiary conducts business; (B) changes in (x) GAAP, (y) any applicable laws, rules or regulations or (z) directives or policies of a Governmental Entity of general applicability that are binding on the Company or the Company Subsidiaries other than as a result of any breach by the Company, any Company Subsidiary or any of their Representatives of any such directives, policies or other Laws or, in the case of (y) or (z), any interpretation thereof after the date hereof; (C) changes that are the result of factors generally affecting the industries in which the Company and the Company Subsidiaries operate; (D) effects resulting from the public announcement of this Agreement and the transactions contemplated hereby, including, without limitation, the initiation of litigation or other legal proceeding by any Person with respect to this Agreement or the transactions contemplated hereby or any losses of employees; (E) the Company's failure to meet any estimates, forecasts or expectations of the Company's revenue, earnings or other financial performance or results of operation or a change in the Company's credit ratings (it being understood that any fact, event, circumstance, development, condition, change, occurrence or effect causing, contributing to or resulting from such failure to meet any estimates, forecasts or expectations or such change in credit ratings may be taken into account in determining whether a Company Material Adverse Effect has occurred or reasonably would be expected to occur); (F) natural disasters, declarations of war, acts of sabotage or terrorism or armed hostilities, in each case occurring after the date hereof; (G) changes in the market price or trading volume of the Company Shares (it being understood that any fact, event, circumstance, development, condition, change, occurrence or effect causing or contributing to such change in market price or trading volume may be taken into account in determining whether a Company Material Adverse Effect has occurred or reasonably would be expected to occur); (H) actions taken (or omitted to be taken) at the request of Parent; or (I) effects resulting from the identity of Parent or its Affiliates; provided that facts, events, circumstances, developments, conditions, changes, occurrences or effects set forth in clauses (A), (B), (C) and (F) above shall be taken into account in determining whether a "Company Material Adverse Effect" has occurred or reasonably would be expected to occur if and to the extent such facts, events, circumstances, developments, conditions, changes, occurrences or effects individually or in the aggregate have a materially disproportionate impact on the Company and the Company Subsidiaries, taken as a whole, relative to the other participants in the industries and geographic markets in which the Company and the Company Subsidiaries conduct their businesses.

          (k)   "Company Option" shall mean any option to acquire Company Shares issued or granted pursuant to any Company Share Plan.

          (l)    "Company Plans" shall mean all medical, dental, life insurance, equity (including the Company Share Plans), bonus or other incentive compensation, disability, salary continuation, severance, retention, retirement, pension, deferred compensation or any other material policy, plan or agreement (i) established, maintained, sponsored or contributed to (or with respect to which any obligation to contribute has been undertaken) by the Company or any Company Subsidiary on behalf of any employee, officer, director, shareholder or other service provider of the Company or any Company Subsidiary (whether current, former or retired) or their beneficiaries, or (ii) with respect to which the Company or any Company Subsidiary has any current or potential liability or obligation.

          (m)  "Company Restricted Share" shall mean Company Shares awarded under the Company's 2008 Omnibus Long Term Incentive Plan pursuant to the terms of a Restricted Stock Award Agreement in the form previously provided to Parent to the extent the vesting date for any such Company Share as set forth in Section 4.2(a) of the Disclosure Schedule falls after the Closing date.

          (n)   "Company Shares" shall mean the shares of common stock of the Company, par value $0.001 per share.

          (o)   "Company Termination Fee" shall mean (i) an amount in cash equal to $6,400,000 if the Company Termination Fee becomes payable (x) pursuant to (A) Section 8.2(b)(i) in connection with a termination of this Agreement pursuant to Section 8.1(c)(iv) or Section 8.1(c)(v) or (B) Section 8.2(b)(ii) in connection with a termination of this Agreement pursuant to Section 8.1(d)(ii); provided that in each of (A) and (B) prior to or concurrently with such termination the Company enters into an Alternative Acquisition Agreement with either (1) any Person or group (other than Parent, Merger Sub or any Former Bidder) prior to the Solicitation Period End Date or (2) a Continuing Party (other than any Former Bidder) prior to the Cut-Off Date, or (y) pursuant to Section 8.2(b)(iii) in connection with a termination of this Agreement pursuant to Section 8.1(b)(iii) or (ii) an amount in cash equal to $8,500,000 in all other circumstances.

          (p)   "Continuing Party" shall mean any Person or group (other than Parent or Merger Sub) (i) from whom the Company has received, after the date of this Agreement and prior to the Solicitation Period End Date, (x) a written Acquisition Proposal that the Special Committee determines, as of the Solicitation Period End Date, in good faith (after consultation with its independent financial advisor and outside legal counsel) is bona fide and would reasonably be expected to result in a Superior Proposal and (y) a written representation by such Person or group to the effect that such Person and the other members of such group, if any, who were members of such group immediately prior to the Solicitation Period End Date will provide at least 50% of the equity financing (measured by both voting power and value) to be provided by such group at all times from the date of the making of the Acquisition Proposal through the consummation of the Acquisition Proposal, and (ii) is engaged in good faith discussions with the Company with respect to such Acquisition Proposal immediately prior to the Solicitation Period End Date.

          (q)   "Contract" shall mean any note, bond, mortgage, indenture, Lease, license, permit, concession, franchise, contract, agreement, arrangement, plan or other instrument, right or obligation.

          (r)   "Debt Financing Period" shall mean the first period of ten (10) consecutive Business Days commencing after the date hereof and throughout which:

              (i)  Parent shall have the Required Financial Information;

             (ii)  the conditions set forth in Section 7.1 have been satisfied or waived by Parent (other than those conditions that by their terms are not capable of being satisfied until the Closing, but subject to the satisfaction of such conditions at the Closing); and

            (iii)  nothing has occurred and no condition exists that would cause any of the conditions set forth in Section 7.2 to fail to be satisfied (other than those conditions that by their terms are not capable of being satisfied until the Closing, but subject to the satisfaction of such conditions at the Closing), assuming that such conditions were applicable at any time during such 10-consecutive-Business-Day period.

          (s)   "Environmental Laws" shall mean any Law relating to pollution, the protection of the environment, public health and safety, occupational health and safety or fire safety.

          (t)    "Equity Interest" shall mean any share, capital stock, registered capital, partnership, member or similar interest in any entity and any option, warrant, right or security convertible, exchangeable or exercisable therefor or any other instrument or right the value of which is based on any of the foregoing.

          (u)   "Exchange Act" shall mean the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          (v)   "Exercise Price" shall mean with respect to any Company Option, the exercise price or purchase price per Company Share underlying such Company Option.

          (w)  "Former Bidder" shall mean any (i) Person or group that has submitted any Acquisition Proposal prior to the date hereof, whether or not such Acquisition Proposal was subsequently withdrawn or abandoned by such Person or group or rejected or abandoned by the Company, or (ii) member of a group or Affiliate of a Person or group referred to in clause (i) of this definition.

          (x)   "Fund Manager" shall mean Bain Capital Partners, LLC.

          (y)   "GAAP" shall mean the United States generally accepted accounting principles.

          (z)   "Governmental Entity" shall mean any and all PRC (including any subdivision, municipality, province or locality of the PRC), United States federal, state or local or other non-United States or Non-PRC governmental, administrative, judicial or regulatory Person or any instrumentality thereof, authority, agency, department, bureau, commission, body, court, self regulatory organization, or other legislative or judicial governmental entity or arbitrator.

          (aa) "Hazardous Material" shall mean (i) any petroleum products or byproducts, radioactive materials, asbestos, polychlorinated biphenyls, noise, odor or mold, (ii) any waste, material or substance defined as a "hazardous substance," "hazardous material," or "hazardous waste," "pollutant," "contaminant," or words of similar import, under any applicable Environmental Law or (iii) any other substances for which liability or standards of conduct can be imposed under Environmental Laws.

          (bb) "Indebtedness" shall mean, without duplication, (i) any indebtedness for borrowed money or issued in substitution for, or exchange of, indebtedness for borrowed money, (ii) any indebtedness evidenced by any note, bond, debenture or other debt security or under any swap, cap, future or other derivative financial instrument, (iii) any indebtedness for the deferred purchase price of property or services with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business), (iv) any obligation in respect of outstanding letters of credit, acceptances and similar obligations created for the account of such Person, (v) any commitment by which a Person assures a creditor against loss (including contingent reimbursement obligations with respect to letters of credit), (vi) any obligations under capitalized leases with respect to which a Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, (vii) any indebtedness secured by a Lien on a Person's assets and (viii) any guarantee (including guarantees in the form of an agreement to repurchase or reimburse) of any indebtedness, including such obligations described in clauses (i) through (vii) of this definition.

          (cc) "Intellectual Property" shall mean, collectively, all intellectual property rights, including all (i) patents, patent applications, patent disclosures and industrial designs, (ii) trademarks, service marks, trade dress, logos, designs, slogans, trade names, corporate names and domain names, and other source indicators, registrations and applications for registration for each of the foregoing (collectively, "Marks"), (iii) copyrights and copyrightable works, and registrations and applications for registration for each of the foregoing, (iv) trade secrets and confidential information (including, to the extent confidential, ideas, recipes, specifications, concepts, methods, processes, techniques, formulae, compositions, inventions, know-how, technology, research and development information, drawings, specifications, designs, plans, proposals, technical data, financial and marketing plans, and customer and supplier lists and information), (v) software (in both source code and object code form), data, databases and documentation related to any of the foregoing, (vi) privacy rights and data protection rights, and (vii) registrations and applications for any of the foregoing.

          (dd) "Intervening Event" shall mean a material event, occurrence or development that affects the business, assets or operations of the Company or the Company Subsidiaries that was not known or reasonably foreseeable to either the Company Board or the Special Committee on the date of this Agreement, which event, occurrence or development becomes known to the Company Board or the Special Committee before receipt of the Shareholder Approval; provided that in no event shall (i) any action taken by any Party pursuant to or in compliance with the terms of this Agreement or the consequences of any such action, constitute an Intervening Event and (ii) the receipt, existence of or terms of an Acquisition Proposal or a Superior Proposal or any inquiry relating thereto or the consequences thereof constitute an Intervening Event.

          (ee) "Knowledge" shall mean (i) in the case of the Company, the actual knowledge of Mr. Weigang Li, Mr. Brian Lin, Mr. Weishe Zhang, Mr. Tongzhou Qin and Mr. Bin Gu after reasonable inquiry, and (ii) in the case of Parent, Merger Sub or any other member of the Parent Group, the actual knowledge of each director thereof after reasonable inquiry.

          (ff)  "Law" shall mean any Order or any PRC (including any subdivision, municipality, province or locality of the PRC), United States federal, state or local or other non-United States or Non-PRC law, statute, treaty, convention or ordinance, common law, or any rule, regulation, standard, directive, requirement, policy, license or permit of any Governmental Entity.

          (gg) "Leased Real Property" shall mean all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures or other interest in real property held by the Company or any Company Subsidiary.

          (hh) "Leases" shall mean all leases, subleases, licenses, concessions and other agreements (written or oral), including all amendments, extensions, renewals, guarantees and other agreements with respect thereto, pursuant to which the Company or any Subsidiary holds any Leased Real Property, including the right to all security deposits and other amounts and instruments deposited by or on behalf of the Company or any Subsidiary thereunder.

          (ii)   "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien, license or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof) and, with respect to Equity Security, any right of first refusal, right of first offer, transfer restriction or call option.

          (jj)   "Merger Communication" shall mean, with respect to the Company, any document or other written communication prepared by or on behalf of the Company or any Company Subsidiary, or any document or other material or information posted or made accessible on the website of the Company or any Company Subsidiary (whether in written, video or oral form via webcast, hyperlink or otherwise), that is related to any of the transactions contemplated by this Agreement and, if reviewed by a shareholder of the Company, could reasonably be considered to constitute a "solicitation" of "proxies" (in each case, as defined in Rule 14a-1 of the Exchange Act) with respect to the Merger.

          (kk) "NDA" shall mean that certain confidentiality agreement, dated as of December 24, 2010, between the Company and Bain Capital Asia, LLC, as such agreement may be amended from time to time.

          (ll)   "Nasdaq" shall mean The Nasdaq Stock Market.

          (mm)  "Order" shall mean any order, judgment, writ, stipulation, settlement, award, injunction, decree, arbitration award or finding of any Governmental Entity.

          (nn) "Overseas Subsidiary" shall mean each Company Subsidiary incorporated outside of the PRC.

          (oo) "Owned Real Property" shall mean all land, together with all buildings, structures, improvements and fixtures located thereon, and all easements and other rights and interests appurtenant thereto, owned by the Company or any Company Subsidiary (in the case of land located in the PRC, with respect to which the Company or any Company Subsidiary is granted long term land use rights).

          (pp) "Parent Termination Fee" shall mean (i) an amount in cash equal to $8,500,000 if the Parent Termination Fee becomes payable pursuant to Section 8.2(c)(i) in connection with a termination of this Agreement pursuant to Section 8.1(c)(ii) or (ii) an amount in cash equal to $10,700,000 in all other circumstances.

          (qq) "Permitted Encumbrances" shall mean, with respect to each Owned Real Property: (i) real estate Taxes, assessments and other governmental levies, fees or charges imposed with respect to such real property which are not due and payable as of the Closing Date, or which are being contested in good faith and for which appropriate reserves have been established in accordance with GAAP, (ii) mechanics liens and similar liens for labor, materials or supplies provided with respect to such real property incurred in the ordinary course of business for amounts which are not due and payable and which shall be paid in full and released at Closing, (iii) zoning, building codes and other land use Laws regulating the use or occupancy of such real property or the activities conducted thereon which are imposed by any Governmental Entity having jurisdiction over such real property which are not violated by the current use or occupancy of such real property or the operation of the business thereon, (iv) easements, covenants, conditions, restrictions and other similar matters of record affecting title to such real property which do not or would not materially impair the use or occupancy of such real property in the operation of the business conducted thereon, and (v) nonexclusive licenses of or other nonexclusive grants of rights to use Intellectual Property entered into in the ordinary course of business.

          (rr)  "Permits" shall mean all permits, licenses, franchises, approvals, registrations, filings, qualifications, certificates, certifications, consents, approvals and Orders of all Governmental Entities.

          (ss)  "Person" shall mean an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, Governmental Entity or other entity.

          (tt)  "PRC" shall mean the People's Republic of China excluding, for the purposes of this Agreement only, the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan.

          (uu) "PRC Anti-Monopoly Bureau" shall mean the Anti-Monopoly Bureau of the Ministry of Commerce.

          (vv) "PRC Anti-Monopoly Law" shall mean the PRC Anti-Monopoly Law adopted on August 1, 2008, as amended.

          (ww)  "PRC Resident" shall have the meaning as set forth in SAFE Circular 75.

          (xx) "PRC Subsidiary" shall mean all Company Subsidiaries organized under the Laws of the PRC.

          (yy) "Representatives" shall mean, with respect to any Person, such Person's Affiliates and such Person and its Affiliates' respective directors, officers, employees, members, partners, accountants, consultants, advisors, attorneys, agents and other representatives.

          (zz)  "RMB" shall mean renminbi, the legal currency of the PRC.

          (aaa)  "Rollover Shareholders" shall mean each of Li Brothers Holdings Inc., Vyle Investment Inc., Small Special Technology Inc. and Jin Zhan Limited.

          (bbb)  "SAFE" shall mean the State Administration of Foreign Exchange of the PRC.

          (a)   "SAFE Circular 75" means Circular 75, issued by SAFE on October 21, 2005, titled "Notice Regarding Certain Administrative Measures on Financing and Inbound Investments by PRC Residents Through Offshore Special Purpose Vehicles", effective as of November 1, 2005 together with its implementing rules, issued by SAFE on May 29, 2007 and effective as of the same day, titled "Implementation Guidance Relating to Notice Regarding Certain Administrative Measures on Financing and Inbound Investments by PRC Residents Through Offshore Special Purpose Vehicles", or any successor rule or regulation under PRC Law.

          (b)   "SAFE Circular 78" means Circular 78, issued by SAFE on March 28, 2007, titled "Notice of the SAFE on Foreign Exchange Administration of the Involvement of Domestic Individuals in the Employee Stock Ownership Plans and Share Option Schemes of Overseas Listed Companies", effective as of March 28, 2007, or any successor rule or regulation under PRC Law.

          (c)   "Sarbanes-Oxley Act" shall mean the United States Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder.

          (d)   "SEC" shall mean the United States Securities and Exchange Commission.

          (e)   "Securities Act" shall mean the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          (f)    "Shareholder Approval" shall mean the approval of this Agreement and the transactions contemplated hereby (including the Merger) by (i) holders of at least seventy-five percent (75%) of the outstanding Company Shares and (ii) holders of more than fifty percent (50%) of the outstanding Company Shares (excluding any Company Shares held by (x) the Rollover Shareholders, (y) the Voting Shareholders and/or (z) any holders of Company Shares who have entered into voting agreements or other shareholder support agreements with Parent, Merger Sub or their Affiliates following the date hereof agreeing to vote in favor of the Merger).

          (g)   "Subsidiary" or "Subsidiaries" of any Person shall mean (a) any corporation of which a majority of the Equity Interests entitled to vote generally in the election of directors thereof, at the time as of which any determination is being made, are owned, directly or indirectly, by such Person, and (b) any joint venture, general or limited partnership, limited liability company or other legal entity in which such Person is the record or beneficial owner, directly or indirectly, of a majority of the voting interests or the general partner or the managing member.

          (h)   "Superior Proposal" shall mean a bona fide written Acquisition Proposal (with all of the percentages included in the definition of Acquisition Proposal increased to fifty percent (50%)) that is not obtained in violation of Section 6.4 of this Agreement and which the Company Board (upon recommendation of the Special Committee) determines in good faith, if consummated, would result in a transaction more favorable to the shareholders of the Company from a financial point of view than the transactions provided for in this Agreement after (i) consultation with its independent nationally recognized financial advisor and outside legal counsel and (ii) taking into consideration such factors as the Special Committee considers appropriate, which shall include, among other things, all of the terms, conditions, financing, regulatory approvals, expected timing and risk and likelihood of consummation and other relevant events and circumstances (in each case taking into account any revisions to this Agreement made or proposed in writing by Parent prior to the time of determination).

          (i)    "Tax Returns" shall mean any application, report, filing, election or return (including any information return) or statement filed or required to be filed with any Governmental Entity with respect to Taxes, including any schedules, attachments, supplements or amendments thereto.

          (j)    "Tax" or "Taxes" shall mean any and all PRC (including any subdivision, municipality, province or locality of the PRC), U.S. federal, state or local or other non-U.S. taxes, assessments, charges, duties, levies or other similar governmental charges, including all income, franchise, profits, capital gains, capital stock, transfer, sales, use, occupation, property, real estate, deed, land use, excise, severance, windfall profits, stamp, stamp duty reserve, license, payroll, withholding (as payor or payee), ad valorem, value added, unclaimed property, escheat, alternative or add-on minimum, environmental, customs, social security (or similar), unemployment, sick pay, disability, registration and other taxes, assessments, charges, duties, levies or other similar governmental charges, whether disputed or not, together with all estimated taxes, deficiency assessments, additions to tax, penalties and interest and any obligations with respect to such amounts arising as a result of being a member of an affiliated, consolidated, combined or unitary group for any period or under any agreements or arrangements with any other Person and including any liability for Taxes of another Person.

          (k)   "Third Party" shall mean any Person or group other than the Company, the Company Subsidiaries, the Parent Group or any Person in the Parent Group.

          (l)    "Transaction Agreements" shall mean this Agreement, the Voting Agreements, the Rollover Agreement, the Equity Financing Commitment Letter, the Limited Guarantee, the Debt Financing Commitment Letter and the Debt Financing Agreements.

          (m)  "Treasury Regulations" shall mean regulations promulgated by the United States Department of the Treasury under the Code, as amended.

          (n)   "Unvested Company Option" shall mean any Company Option other than a Vested Company Option.

          (o)   "Vested Company Option" shall mean any Company Option that shall have become vested on or prior to the Closing Date in accordance with (x) the terms of the Company Share Plan pursuant to which such Company Option was issued or (y) any written grant agreement executed and delivered by the Company prior to the date hereof, in each case other than as a result of any acceleration of vesting caused by, resulting from or arising in connection with the transactions contemplated by this Agreement and as and to the extent the vesting date with respect to such Company Option set forth in Section 4.2(a) of the Company Disclosure Schedule falls on or prior to the Closing Date.

          (p)   "Voting Shareholders" shall mean each of Li Brothers Holdings Inc., China Honour Investment Limited, Jin Zhan Limited, Vyle Investment Inc., Small Special Technology Inc., Weigang Li, Brian Lin and Weishe Zhang.

        Section 1.2    Terms Defined Elsewhere.    The following terms are defined elsewhere in this Agreement, as indicated below:

Action	Section 4.12
Agreement	Preamble
Alternate Financing	Section 6.6(a)
Alternative Acquisition Agreement	Section 6.4(d)(ii)
Anti-Corruption Laws	Section 4.5(b)
Articles of Merger	Section 2.3
Bankruptcy and Equity Exception	Section 4.3(a)
Buyer Group Contracts	Section 5.12
Certificates	Section 3.2(b)
claim	Section 5.9
Closing	Section 2.2
Closing Date	Section 2.2
Company	Preamble
Company Adverse Recommendation Change	Section 6.4(d)(i)
Company Board	Recitals
Company Financial Advisor	Section 4.3(b)
Company Financial Statements	Section 4.6(b)
Company Group	Section 8.2(f)(i)
Company Intellectual Property	Section 4.14(b)
Company Material Contract	Section 4.11(a)
Company Preferred Stock	Section 4.2(a)
Company Recommendation	Section 4.3(b)
Company Representatives	Section 6.3(a)
Company SEC Filings	Section 4.6(a)
Company Shareholders Meeting	Section 6.2(e)
Company Subsidiary	Section 4.1
Cut-Off Date	Section 6.4(b)
D&O Insurance	Section 6.12(b)
debt	Section 5.9
Debt Financing	Section 5.6
Debt Financing Agreements	Section 6.6(a)
Debt Financing Commitment Letter	Section 5.6
Dissenting Shares	Section 3.1(a)
Dissenting Shareholders	Section 3.1(a)
Effective Time	Section 2.3
End Date	Section 8.1(b)(i)
Equity Financing	Section 5.6
Equity Financing Commitment Letter	Section 5.6
Exchange Fund	Section 3.2(a)
FBCA	Recitals

Fee Letter	Section 5.6
Financing	Section 5.6
Financing Commitment Letters	Section 5.6
Guarantor	Recitals
Indemnified Parties	Section 6.12(a)
Investments	Section 4.2(d)
Lenders	Section 5.6
Limited Guarantee	Recitals
Merger	Recitals
Merger Consideration	Section 3.1(a)
Merger Sub	Preamble
New Financing Documents	Section 6.6(a)
Parent	Preamble
Parent Expenses	Section 8.2(d)
Parent Group	Section 8.2(f)(i)
Parent Representatives	Section 6.3(a)
Party	Preamble
Paying Agent	Section 3.2(a)
Proxy Statement	Section 6.2(a)
Record Date	Section 6.2(e)(ii)
Required Financial Information	Section 6.7(d)
Rollover Agreement	Recitals
Rollover Shares	Section 5.6
Schedule 13E-3	Section 6.2(b)
SEC Reports	Article IV
Solicitation Period End Date	Section 6.4(a)
Solvent	Section 5.9
Special Committee	Recitals
Sponsors	Section 5.6
Superior Proposal Notice Period	Section 6.4(e)(ii)
Surviving Corporation	Section 2.1
Takeover Statute	Section 4.18(a)
Transaction Litigation	Section 6.8
Voting Agreement	Recitals

        Section 1.3    Interpretation.    In this Agreement, unless otherwise specified, the following rules of interpretation apply:

          (a)   references to Sections, Schedules, Annexes, Exhibits, Clauses and Parties are references to sections or sub-sections, schedules, annexes, exhibits and clauses of, and parties to, this Agreement;

          (b)   references to any Person include references to such Person's successors and permitted assigns;

          (c)   words importing the singular include the plural and vice versa;

          (d)   words importing one gender include the other gender;

          (e)   references to the word "including" do not imply any limitation;

          (f)    references to months are to calendar months;

          (g)   the words "hereof", "herein" and "hereunder" and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

          (h)   references to "$" refer to U.S. dollars; and

          (i)    a defined term has its defined meaning throughout this Agreement and in each Exhibit and Schedule to this Agreement, regardless of whether it appears before or after the place where it is defined.

ARTICLE II
THE MERGER

        Section 2.1    The Merger.    Upon the terms and subject to satisfaction of the conditions set forth in this Agreement or waiver by the Party having the benefit of such condition, and in accordance with the FBCA, Merger Sub shall be merged with and into the Company at the Effective Time. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

        Section 2.2    Closing.    Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") shall take place on a day that is a Business Day (a) at the offices of Kirkland & Ellis LLP, 601 Lexington Avenue, New York, New York at 10:00 a.m., local time, no later than the second Business Day following the satisfaction of the conditions set forth in Article VII (other than (i) those conditions that are waived in accordance with the terms of this Agreement by the Party or Parties for whose benefit such conditions exist and (ii) any such conditions, which by their terms, are not capable of being satisfied until the Closing (but subject to their satisfaction or waiver prior to or at the Closing)); provided that, if the Debt Financing Period has not ended at the time of the satisfaction or waiver (by the Party or Parties for whose benefit such conditions exist) of all of the conditions set forth in Article VII (excluding any such conditions which by their terms are not capable of being satisfied until the Closing (but subject to their satisfaction or waiver prior to or at the Closing)), the Closing shall not occur until the earlier of (A) a date during the Debt Financing Period specified by Parent on two (2) Business Days' written notice to the Company and (B) the first (1st) Business Day immediately following the final day of the Debt Financing Period (subject in each case to the satisfaction or waiver of all of the conditions set forth in Article VII for the Closing as of the date determined pursuant to this proviso) or (b) at such other place, time and/or date as the Parties may otherwise agree. The date upon which the Closing actually occurs is referred to herein as the "Closing Date". For the avoidance of doubt, a condition set forth in Article VII may only be waived in writing by the party or parties entitled to such condition under this Agreement.

        Section 2.3    Effective Time.    As soon as practicable on the Closing Date, the Parties shall cause articles of merger (the "Articles of Merger") satisfying the requirements of Sections 607.0120 and 607.1105 of the FBCA to be executed and filed in accordance with the FBCA and the terms of this Agreement. The Merger shall become effective at such time as the Articles of Merger is duly filed with the Department of State of the State of Florida or at such other time as is specified by the Parties as the Effective Time in the Articles of Merger (the "Effective Time").

        Section 2.4    Effect of the Merger.    At the Effective Time, the effect of the Merger shall be as provided in this Agreement and in the applicable provisions of the FBCA. Without limiting the generality of the foregoing, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

        Section 2.5    Articles of Incorporation; By-laws

          (a)   At the Effective Time, the Articles of Incorporation of the Surviving Corporation shall, subject to Section 6.12 hereof, be amended in its entirety to contain the provisions set forth in the Articles of Incorporation of Merger Sub as in effect immediately prior to the Effective Time until duly amended as provided therein or by applicable Laws.

          (b)   At the Effective Time, the By-laws of the Surviving Corporation shall, subject to Section 6.12 hereof, be amended in their entirety to contain the provisions set forth in the By-laws of Merger Sub as in effect immediately prior to the Effective Time until duly amended as provided therein or by applicable Laws.

        Section 2.6    Directors and Officers

          (a)   The Parties shall take all actions necessary so that the directors of Merger Sub at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Articles of Incorporation and By-laws of the Surviving Corporation.

          (b)   The Parties shall take all actions necessary so that the officers of the Company at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Articles of Incorporation and By-laws of the Surviving Corporation.

ARTICLE III
CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

        Section 3.1    Conversion of Securities    At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or its shareholders, the following shall occur:

          (a)    Conversion Generally.    Each Company Share issued and outstanding immediately prior to the Effective Time (other than any (i) Company Shares to be cancelled pursuant to Section 3.1(b), (ii) Company Shares which are held by shareholders who have perfected and not withdrawn a demand for appraisal rights pursuant to Sections 607.1301-607.1333 of the FBCA (such Company Shares, the "Dissenting Shares" and such shareholders, the "Dissenting Shareholders") and (iii) Rollover Shares) shall be converted, subject to Section 3.2(d) , into the right to receive $9.00 in cash, payable to the holder thereof, without interest (the "Merger Consideration"). At the Effective Time, all such Company Shares shall cease to be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each Certificate which immediately prior to the Effective Time represented any such shares shall thereafter represent only the right to receive the Merger Consideration therefor.

          (b)    Cancellation of Certain Shares.    Each (i) Company Share (including Rollover Shares) held by Parent, Merger Sub, the Company or any Company Subsidiary immediately prior to the Effective Time and (ii) Rollover Share shall be cancelled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

          (c)    Merger Sub.    Each share of common stock, par value $0.001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and be exchanged for one newly and validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

          (d)    Change in Shares.    If between the date of this Agreement and the Effective Time the outstanding Company Shares shall have been changed into a different number of shares or a different class, solely by reason of any stock dividend, subdivision, reclassification, recapitalization, split, reverse split, combination or exchange of shares or any other similar transaction, the Merger Consideration shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, reverse split, combination or exchange of shares or any other similar transaction and to provide to the holders of Company Shares the same economic effect as contemplated by this Agreement prior to such action.

        Section 3.2    Exchange of Certificates.

          (a)    Paying Agent.    Prior to the Closing, Parent or Merger Sub shall appoint a bank or trust company reasonably satisfactory to the Company to act as the paying agent (the "Paying Agent") for making the payments required to be made at the Effective Time under Section 3.1 and Section 3.5 and in connection therewith, shall enter into an agreement with the Paying Agent in a form reasonably satisfactory to Merger Sub and the Company. Prior to the Closing, Merger Sub shall deposit or shall cause to be deposited with the Paying Agent, for the benefit of the holders of Company Shares and Vested Company Options, cash in U.S. dollars in an amount sufficient to pay the aggregate amount of the Merger Consideration payable in connection with the Merger pursuant to Section 3.1 in exchange for outstanding Company Shares and the aggregate amount payable at the Effective Time pursuant to Section 3.5 in respect of Vested Company Options (collectively, such cash being hereinafter referred to as the "Exchange Fund"). Merger Sub shall cause the Paying Agent to promptly deliver the Merger Consideration contemplated to be paid pursuant to Section 3.1 and the aggregate amounts to be paid at the Effective Time in respect of Vested Company Options pursuant to Section 3.5 out of the Exchange Fund. The Exchange Fund shall be invested by the Paying Agent as directed by Merger Sub or, after the Effective Time, the Surviving Corporation; provided that: (i) no such investment or losses thereon shall affect the Merger Consideration payable under Section 3.1 and the payments to be made pursuant to Section 3.5; (ii) no such investment shall have maturities that would reasonably be expected to prevent or delay payments to be made pursuant to Section 3.1 and Section 3.5, and (iii) such investments shall be in obligations of or guaranteed by the United States of America or any agency or instrumentality thereof and backed by the full faith and credit of the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker's acceptances of commercial banks with capital exceeding $1 billion (based on the most recent financial statements of such bank that are then publicly available). If for any reason (including investment losses) the cash in the Exchange Fund is insufficient to fully satisfy all of the payment obligations to be made in cash by the Paying Agent hereunder (including as a result of any Dissenting Shareholder effectively withdrawing its demand for, or losing its right to, appraisal rights), Merger Sub or, after the Effective Time, the Surviving Corporation shall promptly deposit or cause to be deposited cash in immediately available funds into the Exchange Fund in an amount which is equal to the deficiency in the amount of cash required to fully satisfy such cash payment obligations. Any net profit resulting from, or interest or income produced by, such investments shall become part of the Exchange Fund, and any amounts in excess of the aggregate amounts payable at the Effective Time under Section 3.1 and (in respect of Vested Company Options) Section 3.5 should be returned to the Surviving Corporation or Parent, as directed by Parent. The Exchange Fund shall not be used for any other purpose.

          (b)    Exchange Procedures.    Promptly following the Effective Time (but in no event later than three (3) Business Days following the Effective Time), Parent shall instruct the Paying Agent to mail to each holder of record of a Certificate or Certificates which immediately prior to the Effective Time represented outstanding Company Shares (the "Certificates", it being understood that any references herein to "Certificates" shall be deemed to include references to book-entry account statements relating to the ownership of Company Shares) (i) a letter of transmittal in customary form and with such other provisions as Parent and the Company may determine prior to the Closing (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent (or, if such shares are held in book-entry or other uncertificated form, upon the entry through a book-entry transfer agent of the surrender of such shares on a book-entry account statement)) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent together with such letter of transmittal, properly completed and duly executed, and such other documents as may be reasonably required pursuant to such instructions (or, if such shares are held in book-entry or other uncertificated form, upon the entry through a book-entry transfer agent of the surrender of such shares on a book-entry account statement), the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration which such holder has the right to receive in respect of the Company Shares formerly represented by such Certificate, to be mailed, made available for collection by hand or delivered by wire transfer, as elected by the surrendering holder, within three (3) Business Days following the later to occur of (i) the Effective Time and (ii) the Paying Agent's receipt of such Certificate (or, if such shares are held in book-entry or other uncertificated form, upon the entry through a book-entry transfer agent of the surrender of such shares on a book-entry account statement), and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any Merger Consideration payable to holders of Certificates. In the event of a transfer of ownership of Company Shares which is not registered in the transfer records of the Company, the Merger Consideration may be issued to a transferee if the Certificate representing such Company Shares is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer Taxes have been paid or reported, as required. Until surrendered as contemplated by this Section 3.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration or the right to demand to be paid the "fair value" of the shares represented thereby as contemplated by Section 3.3.

          (c)    Further Rights in Company Shares.    All Merger Consideration paid in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Company Shares.

          (d)    Termination of Exchange Fund.    Any portion of the Exchange Fund which remains undistributed to the holders of Company Shares for nine (9) months after the Effective Time shall be delivered to the Surviving Corporation upon demand, and any holders of Company Shares who have not theretofore complied with this Article III shall thereafter look only to the Surviving Corporation, and the Surviving Corporation shall remain liable, for payment of their claims for the Merger Consideration, without any interest thereon, to which such holders may be entitled.

          (e)    No Liability.    None of Parent, the Company or the Surviving Corporation shall be liable to any holder of Company Shares for any cash from the Exchange Fund delivered to a public official pursuant to any abandoned property, escheat or similar Law.

          (f)    Lost Certificates.    If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond, in such reasonable and customary amount as Parent may direct, as indemnity against any claim that may be made against Parent or the Surviving Corporation with respect to such lost, stolen or destroyed Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration without any interest thereon.

          (g)    No Further Dividends.    No dividends or other distributions with respect to capital stock of the Surviving Corporation with a record date on or after the Effective Time shall be paid to the holder of any unsurrendered Certificates.

          (h)    Withholding.

              (i)  Parent, Merger Sub, the Paying Agent, and the Company (and any other Person that has a payment obligation pursuant to this Agreement) shall only be entitled to deduct and withhold or cause to be deducted and withheld from the consideration otherwise payable pursuant to this Agreement such Taxes imposed under PRC Law or under the Code that are (A) specifically provided for in Section 3.2(h) of the Company Disclosure Schedule, (B) required as a result of a change in relevant Law or published administrative practice by a Governmental Entity on or prior to the Closing Date or (C) required pursuant to a written notice received from any Governmental Entity on or prior to the Closing Date.

             (ii)  Parent, Merger Sub, the Paying Agent and the Company (and any other Person that has a payment obligation pursuant to this Agreement) shall be entitled to deduct and withhold or cause to be deducted and withheld from the consideration otherwise payable pursuant to this Agreement such amounts as are required to be deducted and withheld under applicable Law other than PRC Law or under the Code.

            (iii)  In the event that Parent, Merger Sub, the Paying Agent or the Company (or any other Person that has a payment obligation pursuant to this Agreement) determines that withholding is required under applicable Law and permitted under this Agreement, Parent shall so notify the Company in writing at least five days prior to the Closing Date (or as soon as practicable prior to the Closing Date if the circumstances giving rise to such withholding obligation occur less than five days prior to the Closing Date) to provide the shareholders of the Company with sufficient opportunity to provide any forms or documentation or take such other steps in order to avoid such withholding. To the extent that amounts are deducted or withheld under applicable Law, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of whom such deduction and withholding was made.

        Section 3.3    Dissenters' Rights.    Notwithstanding anything in this Agreement to the contrary, if any Dissenting Shareholder shall demand to be paid the "fair value" of its Dissenting Shares, as provided in Sections 607.1301-607.1333 of the FBCA, such Dissenting Shares shall not be converted into or exchangeable for the right to receive the Merger Consideration (except as provided in this Section 3.3) and shall entitle such Dissenting Shareholder only to payment of the fair value of such Dissenting Shares, in accordance with Sections 607.1301-607.1333 of the FBCA, unless and until such Dissenting Shareholder withdraws (in accordance with Section 607.1323(2) of the FBCA) or effectively loses the right to dissent. The Company shall not, except with the prior written consent of Parent, voluntarily make (or cause or permit to be made on its behalf) any payment with respect to, or settle or offer to settle, any such demand for payment of fair value of Dissenting Shares prior to the Effective Time. The Company shall give Parent prompt notice of any such demands prior to the Effective Time and Parent shall have the right to participate in and control all negotiations and proceedings with respect to any such demands. If any Dissenting Shareholder shall have failed to perfect or effectively withdrawn or lost the right to be paid the fair value under Sections 607.1321 and 607.1323 of the FBCA, then the Dissenting Shares held by such Dissenting Shareholder shall be deemed to have been converted as of the Effective Time into the right to receive the Merger Consideration pursuant to Section 3.1.

        Section 3.4    Share Transfer Books.    At the Effective Time, the share transfer books of the Company shall be closed (after giving effect to the items contemplated by this Article III) and thereafter, there shall be no further registration of transfers of Company Shares theretofore outstanding on the records of the Company. From and after the Effective Time, the holders of

Certificates shall cease to have any rights with respect to such Company Shares except as otherwise provided herein or by Law.

        Section 3.5    Company Options and Company Restricted Shares.

          (a)    Equity Award Waivers.    Prior to the Effective Time, the Company shall use its reasonable best efforts to obtain all necessary waivers, consents or releases, in form and substance reasonably satisfactory to Parent, from holders of Company Options and Company Restricted Shares or other equity awards under the Company Share Plans and take all such other action, without incurring any liabilities in connection therewith, as Parent may deem to be necessary to give effect to the transactions contemplated by this Section 3.5. As promptly as practicable following the date of this Agreement, the Company Board (or, if appropriate, any committee thereof administering the Company Share Plans) shall adopt such resolutions or take such other actions as are required to give effect to the transactions contemplated by this Section 3.5.

          (b)    Vested Company Options.    At the Effective Time, each Vested Company Option shall be cancelled and, in exchange therefor, Parent shall cause the Surviving Corporation to pay to each former holder of any such cancelled Vested Company Option at the Effective Time a cash amount equal to the product of (i) the excess, if any, of the Merger Consideration over the Exercise Price of such Vested Company Option, and (ii) the number of Company Shares underlying such Vested Company Option, less applicable withholding Taxes; provided that if the Exercise Price of any such Vested Company Option is equal to or greater than the Merger Consideration, such Vested Company Option shall be canceled without any cash payment being made in respect thereof. Promptly following the date of this Agreement, the Company shall deliver written notice to each holder of a Vested Company Option informing such holder of the effect of the Merger on the Vested Company Options.

          (c)    Unvested Company Options.    At the Effective Time, each Unvested Company Option shall be cancelled and, in exchange therefor, the Surviving Corporation or one or more of the Company Subsidiaries shall pay from time to time after the Effective Time to each former holder of any such cancelled Unvested Company Option, on the dates such Unvested Company Options would have vested (subject to the same conditions on vesting as applied to the Unvested Company Option immediately prior to the Effective Time if such Unvested Company Option had not been cancelled at the Effective Time as contemplated hereby), without any crediting of interest for the period from the Effective Time until vesting, a cash amount equal to the product of (i) the excess, if any, of the Merger Consideration over the Exercise Price of such Unvested Company Option, and (ii) the number of Company Shares underlying such Unvested Company Option which would have vested on such date, less applicable withholding Taxes; provided that if the Exercise Price of any such Unvested Company Option is equal to or greater than the Merger Consideration, such Unvested Company Option shall be canceled without the requirement for any potential cash payment to be made in respect thereof. Promptly following the date of this Agreement, the Company shall deliver written notice to each holder of an Unvested Company Option informing such holder of the effect of the Merger on the Unvested Company Options.

          (d)    Company Restricted Shares.    At the Effective Time, each Company Restricted Share that is outstanding immediately prior thereto shall be converted automatically into the right to receive, on the date such Company Restricted Share would have vested (subject to the same conditions on vesting as applied to each Company Restricted Share immediately prior to the Effective Time if such Company Restricted Share had not been converted at the Effective Time as contemplated hereby), without any crediting of interest for the period from the Effective Time until vesting, an amount in cash equal to the Merger Consideration, less applicable withholding Taxes.

          (e)    Miscellaneous.    All amounts payable under this Section 3.5 shall be reduced by amounts as are required to be withheld or deducted under the Code, PRC Law or any other provision of applicable Tax Law with respect to the making of such payment or settlement of any historical Taxes incurred in connection with any Company Options, Company Restricted Shares and/or other equity awards under the Company Share Plans. To the extent that amounts are so withheld or deducted, such withheld or deducted amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of whom such withholding or deduction was made.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        With respect to any Section of this Article IV, except (i) as disclosed in any of the reports, statements and other documents filed by the Company with the SEC, in each case pursuant to the Exchange Act (other than any disclosures set forth in any "Risk Factors", "Forward-Looking Statements", "Quantitative and Qualitative Disclosures about Market Risk" sections and any other disclosures to the extent they are predictive, cautionary or forward-looking in nature), on or after December 31, 2009 and prior to the date of this Agreement (the "SEC Reports") (it being understood that any matter disclosed in any SEC Report shall be deemed to be disclosed in a section of the Company Disclosure Schedule only to the extent that it is reasonably apparent from the face of such disclosure in such SEC Report that such disclosure is applicable to such section of the Company Disclosure Schedule, other than, in each case, any matters required to be disclosed for purposes of Section 4.2 (Capitalization) of this Agreement which matters shall be specifically disclosed in Section 4.2 of the Company Disclosure Schedule) or (ii) as set forth in the Company Disclosure Schedule, the Company represents and warrants to Parent and Merger Sub as follows:

        Section 4.1    Organization and Qualification.    The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Florida. Except as set forth in Section 4.1 of the Company Disclosure Schedule, each Subsidiary of the Company (each, a "Company Subsidiary") has been duly organized, and is validly existing and, where such concept is recognized, in good standing under the Laws of the jurisdiction of its incorporation or organization, as the case may be, and the Company and each Company Subsidiary has obtained all applicable Permits relative to its formation and organization from all applicable Governmental Entities except to the extent the failure of any Company Subsidiary to be so organized, existing or in good standing or of the Company or any Company Subsidiary to have such Permits has not had and would not have a Company Material Adverse Effect. Section 4.1 of the Company Disclosure Schedule contains a correct and complete list of all of the Company Subsidiaries, the ownership interest of the Company in each Company Subsidiary, and the ownership interest of any other Person or Persons in each Company Subsidiary. Each of the Company and each Company Subsidiary has the requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted, except where the failure to have such power or authority has not had and would not have a Company Material Adverse Effect. The Company and each Company Subsidiary is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification, licensing or good standing necessary, except for such failures to be so qualified, licensed or in good standing that have not and would not have a Company Material Adverse Effect. The Company has delivered to Parent complete and correct copies of the articles of incorporation and by-laws (or similar organizational documents) of the Company and each Company Subsidiary (except for the Memorandum of Association of Zeetech System Private Ltd.), each as amended to date, and each as so delivered is in full force and effect.

        Section 4.2    Capitalization.

          (a)   The authorized capital stock of the Company consists of 65,000,000 Company Shares and 5,000,000 shares of serial preferred stock, par value $0.001 per share (the "Company Preferred Stock"). As of May 16, 2011, there were (i) 27,855,934 Company Shares (other than treasury shares) issued and outstanding, excluding Company Restricted Shares, (ii) no Company Shares held in the treasury of the Company, (iii) 1,765,607 Company Shares issuable upon exercise of outstanding Company Options, (iv) 750,000 Company Restricted Shares, (v) no Company Shares owned by any Company Subsidiary and (vi) no shares of Company Preferred Stock issued and outstanding. Section 4.2(a) of the Company Disclosure Schedule sets forth a list of the holders of Company Options and/or Company Restricted Shares as of May 16, 2011, including (to the extent applicable) the date on which each such Company Option or Company Restricted Share was granted, the maximum number of Company Shares subject to such Company Option, the expiration date of such Company Option, the Exercise Price for such Company Option may be exercised (if any) under an applicable Company Share Plan and the vesting schedule of each such Company Option or Company Restricted Share. All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. All Company Shares issuable upon exercise of Company Options have been duly reserved for issuance by the Company, and upon any issuance of such shares in accordance with the terms of the applicable Company Share Plan, will be duly authorized, validly issued and fully paid and nonassessable.

          (b)   Except as set forth in Section 4.2(a) of the Company Disclosure Schedule and except for this Agreement, the Rollover Agreement and the Voting Agreements, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary is bound relating to the issued or unissued Equity Interests of the Company, or securities convertible into or exchangeable for such Equity Interests, or obligating the Company to issue or sell any shares of its capital stock or other Equity Interests, or securities convertible into or exchangeable for such capital stock of, or other Equity Interests in, the Company (which, for purposes of this Agreement, will be deemed to include share appreciation rights, "phantom shares" or other commitments that provide any right to receive value or benefits similar to such capital stock, securities or other rights). Except as set forth in Section 4.2(a) of the Company Disclosure Schedule and except for this Agreement, the Rollover Agreement and the Voting Agreements, there are no outstanding Contracts or other obligations of the Company or any Company Subsidiary affecting the voting rights of or requiring the repurchase, redemption, issuance, creation or disposition of, any Equity Interests in the Company. Since May 16, 2011 through the date hereof, the Company has not issued any shares of its capital stock, or securities convertible into or exchangeable for such capital stock or any other Equity Interests in the Company, except for issuances pursuant to exercise of Company Options outstanding on such date in accordance with the terms of such Company Options as of such date. There are no outstanding bonds, debentures, notes or other Indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter on which the Company's shareholders may vote.

          (c)   Each outstanding share of capital stock or other Equity Interest of each Overseas Subsidiary is duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights and is held, directly or indirectly, by the Company or another Company Subsidiary free and clear of all Liens. Except as set forth in Section 4.2(c) of the Company Disclosure Schedule, the registered capital of each of the PRC Subsidiaries has been fully paid up within the prescribed time and is free and clear of all Liens. Subject to the Laws of the PRC and to the withholding of any applicable Tax, there are no restrictions upon any Company Subsidiary that would prevent the payment of dividends to the Company or any other Company Subsidiary. Except as set forth in Section 4.2(a) and Section 4.2(c) of the Company Disclosure Schedule, there are no subscriptions, options, warrants, rights, calls, Contracts or other commitments, understandings, restrictions or arrangements relating to the issuance, acquisition, redemption, repurchase, exchange, cancellation or sale of any Equity Security or other ownership interests of any Company Subsidiary, including any right of conversion or exchange under any outstanding security, instrument or agreement.

          (d)   Section 4.2(d) of the Company Disclosure Schedule sets forth as of the date hereof the name, jurisdiction of organization and the Company's (or the Company Subsidiary's) percentage ownership of any and all Persons in which the Company or any Company Subsidiary owns, or has the right or obligation to acquire any Equity Interest (other than any Company Subsidiary) as of the date hereof (collectively, the "Investments"). All of the Investments are owned by the Company or by a Company Subsidiary free and clear of all Liens. Except for the capital stock and other ownership interests of the Company Subsidiaries and the Investments, the Company does not own, directly or indirectly, any capital stock or other voting or equity securities or interests in any Person that is material to the business of the Company and the Company Subsidiaries, taken as a whole.

          (e)   There are no shareholder agreements, voting trusts, proxies or other agreements or understandings to which the Company or any Company Subsidiary is a party or by which any of them is bound relating to the voting or registration of any shares of capital stock of the Company or any Company Subsidiary or preemptive rights with respect thereto.

        Section 4.3    Corporate Authority; Approval and Fairness.

          (a)   The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company and no shareholder votes are necessary to authorize this Agreement or to consummate the transactions contemplated hereby other than the Shareholder Approval. This Agreement has been duly authorized and validly executed and delivered by the Company and, assuming due authorization, execution and delivery of this Agreement by Parent and Merger Sub, this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency (including all Laws relating to fraudulent transfers), reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors' rights and to general equity principles (the "Bankruptcy and Equity Exception").

          (b)   On or prior to the date of this Agreement, (i) the Special Committee has received from Barclays (the "Company Financial Advisor"), its written opinion, subject to the limitations, qualifications and assumptions set forth therein, that the Merger Consideration to be received by the holders of Company Shares (other than any Company Shares to be cancelled pursuant to Section 3.1(b), Dissenting Shares and Rollover Shares) is fair from a financial point of view to the holders of Company Shares and (ii) the Company Board (upon the recommendation of the Special Committee) has, at a meeting duly called and held in which all directors were present in person or through telephone or other electronic means, determined that this Agreement and the transactions provided for herein, including the Merger, are fair to and in the best interest of the Company and the holders of Company Shares, and validly adopted resolutions (A) adopting this Agreement, (B) declaring this Agreement and the Merger advisable, (C) directing that this Agreement be submitted to the Company's shareholders for their approval, and (D) recommending to the holders of Company Shares that they vote in favor of approving this Agreement in accordance with the terms hereof (the "Company Recommendation"), which resolutions, subject to Section 6.4(e), have not been subsequently withdrawn or modified in a manner adverse to Parent.

          (c)   The Special Committee is composed solely of directors who qualify as "independent directors" (as such term is defined in Section 5605(a)(2) of Nasdaq Marketplace Rule). The

  Special Committee has (i) determined that this Agreement and the transactions provided for herein, including the Merger, are fair to and in the best interest of the Company and the holders of Company Shares, and (ii) recommended that the Company adopt and approve this Agreement and the transactions contemplated hereby, including the Merger, which determination and recommendation, subject to Section 6.4(e), have not been subsequently withdrawn or modified in a manner adverse to Parent.

        Section 4.4    No Conflict; Required Filings and Consents.

          (a)   The execution and delivery by the Company of this Agreement do not, and the performance by the Company of this Agreement and the consummation by the Company of the Merger and the other transactions contemplated hereby will not, (i) assuming the Shareholder Approval is obtained, conflict with or violate any provision of the Company Articles of Incorporation or the Company By-laws or any equivalent organizational or governing documents of any Company Subsidiary, (ii) assuming that all consents, approvals and authorizations described in Section 4.4(b) will have been obtained prior to the Effective Time and all filings and notifications described in Section 4.4(b) will have been made and any waiting periods or approvals thereunder will have terminated, expired or been obtained prior to the Effective Time, conflict with or violate any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected or (iii) except as set forth in Section 4.4(a) of the Company Disclosure Schedule, require any consent or approval under, result in any breach of or any loss of any benefit under, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of the Company or any Company Subsidiary pursuant to, any Contract to which the Company or any Company Subsidiary is a party or by which any of their respective properties or assets are bound, except, with respect to clauses (ii) and (iii), for matters that have not and would not have a Company Material Adverse Effect.

          (b)   The execution and delivery of this Agreement by the Company do not, and the performance by the Company of this Agreement and the consummation by the Company of the Merger and the other transactions contemplated hereby will not, require any consent, approval or authorization of, or filing with or notification to, any Governmental Entity, except (i) for any consent, approval, authorization, filing or notification required under the Exchange Act, any applicable Blue Sky Laws, the rules and regulations of Nasdaq or the PRC Anti-Monopoly Law, (ii) for the filing of the Articles of Merger as required by the FBCA or (iii) where the failure to obtain such consents, approvals or authorizations, or to make such filings or notifications would not (x) prevent or materially delay the consummation of the Merger, (y) otherwise prevent or materially delay performance by the Company of any of its material obligations under this Agreement or (z) as would not have a Company Material Adverse Effect.

        Section 4.5    Compliance with Laws; Permits.

          (a)   Except as set forth in Section 4.5(a) and Section 4.5(c) of the Company Disclosure Schedule and except as has not had and would not have a Company Material Adverse Effect, (i) each of the businesses of the Company or any Company Subsidiary is, and since January 1, 2009 has been, conducted in compliance with all Laws applicable to the Company or such Company Subsidiary or by which any property, asset or right of the Company or such Company Subsidiary is bound, (ii) the Company is in compliance with the applicable listing, corporate governance and other rules and regulations of Nasdaq, (iii) each of the Company and each Company Subsidiary holds all Permits necessary for the lawful conduct of its business and the ownership, use, occupancy and operation of its assets and properties, (iv) the Company and each

  Company Subsidiary is in compliance with the terms of such Permits, and (v) no such Permit shall cease to be effective as a result of the transactions contemplated by this Agreement.

          (b)   Neither the Company, any Company Subsidiary nor any director or officer, nor, to the Knowledge of the Company, any agent, employee or other Person acting on behalf of the Company or any Company Subsidiary has, in the course of its actions for, or on behalf of, any of them taken any action or failed to take any action that directly or indirectly caused or reasonably would be expected directly or indirectly to cause the Company or any Company Subsidiary either to: (i) violate in any material respect the Foreign Corrupt Practices Act of 1977 of the United States of America, as amended (including the Laws promulgated thereunder or in connection therewith), or any other applicable Law relating to corruption, bribery, improper or illegal payments, kickbacks or other unlawful emoluments, including without limitation any recordkeeping or internal control Law promulgated thereunder or in connection therewith (collectively, "Anti-Corruption Laws"); or (ii) violate in any respect any Anti-Corruption Law, in each case in any manner that directly or indirectly caused or would reasonably be expected directly or indirectly to cause a condition or effect on the Company or any Company Subsidiary, or any of their officers, key employees, directors, Parent, Merger Sub, the Sponsors or the Lenders that is or reasonably would be expected to be adverse in any material respect.

          (c)   Except as set forth in Section 4.5(c) of the Company Disclosure Schedule, (i) to the Knowledge of the Company, each holder or beneficial owner of Company Shares, who is a PRC Resident and is subject to any of the registration or reporting requirements of Circular 75, has complied with such reporting and/or registration requirements under SAFE Circular 75 and (ii) the Company has complied with the reporting and/or registration requirements under SAFE Circular 78 with respect to the Company Share Plans, the Company Options and the Company Restricted Shares.

          (d)   This Section 4.5 shall not apply to Environmental Laws and Taxes, which are addressed in Section 4.13 and Section 4.15.

        Section 4.6    SEC Filings; Financial Statements.

          (a)    Company SEC Filings.    The Company has timely filed or furnished all material forms, reports and other documents required to be filed or furnished by it under the Securities Act or the Exchange Act, as the case may be, since December 31, 2009 (collectively, the "Company SEC Filings"). Each Company SEC Filing (i) as of its date, complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, and (ii) did not, at the time it was filed (or, if amended, at the time (and taking into account the content) of such amendment), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. As of the date hereof, there are no outstanding or unresolved comments in comment letters from the SEC staff with respect to any of the Company SEC Filings. As of the date hereof, none of the Company SEC Filings is the subject of outstanding SEC investigation, or to the Company's Knowledge, ongoing SEC review.

          (b)    Financial Statements.    Each of the consolidated financial statements (including, in each case, any notes thereto) contained in or incorporated by reference into the Company SEC Filings (collectively, the "Company Financial Statements") was prepared in accordance with GAAP applied (except as may be indicated in the notes thereto and, in the case of unaudited quarterly financial statements, as permitted by Form 10-Q under the Exchange Act) on a consistent basis during the periods indicated (except as may be indicated in the notes thereto), and each presented fairly in all material respects the consolidated financial position of the Company and the Company Subsidiaries as of the respective dates thereof, and the consolidated results of operations and cash flows and statements of shareholders equity of the Company and the Company Subsidiaries for the respective periods indicated therein are consistent in all material respects with the books and records of the Company and the Company Subsidiaries (subject, in the case of unaudited statements, to normal period-end adjustments which have not and would not have a Company Material Adverse Effect). The books and records of the PRC Subsidiaries have been maintained in all material respects in accordance with PRC generally accepted accounting principles, and the books and records of Zeetech System Private Ltd. have been maintained in all material respects in accordance with the generally accepted accounting principles in India.

        (c)    Internal Controls.

              (i)  Except as disclosed in Section 4.6(c)(i) of the Company Disclosure Schedule, the Company has established and maintains a system of internal control over financial reporting (as defined in Rule 13a-15 under the Exchange Act) that are designed to provide reasonable assurance regarding the reliability of the financial reporting and the preparation of financial statements of the Company and its Subsidiaries for external purposes in accordance with GAAP.

             (ii)  The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act); such disclosure controls and procedures are reasonably designed to ensure that material information relating to the Company, including its Subsidiaries, required to be included in reports filed under the Exchange Act is made known to the Company's principal executive officer and its principal financial officer.

        Section 4.7    No Undisclosed Liabilities.    Except as set forth in Section 4.7 of the Company Disclosure Schedule, none of the Company or any Company Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), except for liabilities or obligations (i) which have not and would not have a Company Material Adverse Effect, (ii) that were incurred after December 31, 2010, in the ordinary course of business consistent with past practice, (iii) that were set forth in the Company's consolidated balance sheet for the year ended December 31, 2010 included in the Company Financial Statements prior to the date hereof, or (iv) that were required to be incurred pursuant to the transactions contemplated by this Agreement.

        Section 4.8    Absence of Certain Changes or Events.    Since December 31, 2010, (i) the Company and the Company Subsidiaries have conducted their respective businesses in the ordinary course consistent with past practice, (ii) there has not been any Company Material Adverse Effect, and (iii) except as set forth in Section 4.8 of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary has taken any action that, if taken after the date of this Agreement without Parent's consent, would constitute a breach of any of the covenants set forth in Section 6.1(a) hereof (except Section 6.1(a)(ii)).

        Section 4.9    Company Plans; Employees and Employment Practices.

          (a)   The Company has made available to Parent: (i) copies of all documents setting forth the terms of each material Company Plan, including all amendments thereto and all related trust documents, (ii) the most recent actuarial reports (if applicable) for all material Company Plans and (iii) all material written Contracts, instruments or agreements relating to each material Company Plan, including administrative service agreements and group insurance Contracts. Section 4.9(a)(i) of the Company Disclosure Schedule sets forth all employee and director share plans of the Company and all individual consultant, employee, director or other Contracts that provide for any Company Option or Company Restricted Share other than any such Contracts that are consistent with the Company's standard form as set forth in Section 4.9(a)(ii) of the Company Disclosure Schedule (collectively, the "Company Share Plans").

          (b)   Neither the Company nor any Company Subsidiary or any of their respective predecessors has ever contributed to, contributes to, has ever been required to contribute to, or otherwise participated in or participates in or in any way, directly or indirectly, has any liability with respect to any benefit or compensation plan that is or was ever subject to any federal, state or local Law in the United States, nor have any of them ever had any employees located in the United States.

          (c)   Each material Company Plan has been established, maintained, funded and administered in material compliance with its terms and applicable Law, and all payments required by each material Company Plan, any collective bargaining agreement or, to the Knowledge of the Company, other Contract, or by Law (including all social welfare, house funds, contributions, insurance premiums or intercompany charges) have been made or provided for by the Company or the Company Subsidiaries. No Company Plan has any material unfunded liabilities.

          (d)   No material Action, audit, claim, investigation, arbitration or litigation has been asserted or instituted, is pending or, to the Knowledge of the Company, is threatened with respect to any of the Company Plans (other than non-material routine claims for benefits and appeals of such claims), any trustee or fiduciary thereof, or any of the assets of any trust of any of the Company Plans and, to the Knowledge of the Company, there are no facts or circumstances that would give rise to, or could reasonably be expected to give rise to, any such material Action, audit, claim, investigation, arbitration or litigation.

          (e)   No Company Plan is a defined benefit pension plan. No Company Plan provides post-retirement or post-termination health, life or other welfare benefits to any current or former employee of the Company or any Company Subsidiary or to any other Person, except to the extent required by applicable Law.

          (f)    The consummation of the Merger alone, or in combination with any subsequent event, will not give rise to any liability under any Company Plan or otherwise, including liability for severance pay, unemployment compensation, termination pay or withdrawal liability (excluding liability in an amount not exceeding $50,000), or, except as set forth in Section 4.4(a) of the Company Disclosure Schedule, accelerate the time of payment or vesting or increase the amount or result in the funding of compensation or benefits due to any employee, officer, director, shareholder or other service provider of the Company or any Company Subsidiary (whether current, former or retired) or their beneficiaries.

          (g)   The fair market value of the assets of each funded material Company Plan, the liability of each insurer for any material Company Plan funded through insurance or the book reserve established for any Company Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the date of this Agreement, with respect to all current and former participants in such Company Plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Company Plan, and no transaction contemplated by this Agreement shall cause such assets or insurance obligations to be less than such benefit obligations.

        Section 4.10    Labor and Employment Matters.    Neither the Company nor any Company Subsidiary is a party to or bound by any collective bargaining agreement and there are no labor unions, works councils or other organizations representing, purporting to represent or, to the Knowledge of the Company, attempting to represent any employee of the Company or any Company Subsidiary. Except for matters that have not and would not have Company Material Adverse Effect, (a) no strike, slowdown, picketing, work stoppage, concerted refusal to work overtime or other similar labor activity has occurred or, to the Knowledge of the Company, been threatened or is anticipated with respect to any employee of the Company or any Company Subsidiary, and (b) there are no labor disputes currently subject to any grievance procedure, arbitration or litigation and there is no representation petition pending or, to the Knowledge of the Company, threatened or anticipated with respect to any employee of the Company or any Company Subsidiaries. The Company and the Company Subsidiaries are in compliance in all material respects with all applicable Laws relating to employment and employment practices, workers' compensation, terms and conditions of employment, worker safety, wages and hours, civil rights, discrimination, immigration and collective bargaining.

        Section 4.11    Contracts; Indebtedness

          (a)   Except as disclosed in Section 4.11(a) of the Company Disclosure Schedule, to the Knowledge of the Company, neither the Company nor any Company Subsidiary is a party to or bound by any Contract which:

              (i)  as of the date hereof, is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC);

             (ii)  would prohibit or materially delay the consummation of the Merger or otherwise materially impair the ability of the Company to perform its obligations hereunder;

            (iii)  relates to a joint venture, partnership, limited liability or other similar agreement or arrangement relating to the formation, creation, operation, management or control of any partnership, Person or joint venture or relates to business cooperation or otherwise (A) that is material to the business of the Company and the Company Subsidiaries, taken as a whole, (B) in which the Company owns more than a 15% voting or economic interest, or (C) which imposes on the Company or any Company Subsidiary any obligation of more than $500,000 (or an equivalent amount in RMB) in the aggregate;

            (iv)  relates to any indenture, credit agreement, loan agreement, security agreement, guarantee, note, mortgage or other Contract relating to Indebtedness (in any case, whether incurred, assumed, guaranteed or secured by any asset of the Company or any Company Subsidiary) in excess of $100,000 (or an equivalent amount in RMB) for each such Contract individually, other than any Indebtedness between or among any of the Company and the Company Subsidiaries wholly-owned by the Company;

             (v)  prohibits the payment of dividends or distributions in respect of the Equity Interests of the Company or any of the wholly-owned Company Subsidiaries, prohibits the pledging of the Equity Interests of the Company or any wholly-owned Company Subsidiary or prohibits the issuance of guarantees by any wholly-owned Company Subsidiary;

            (vi)  requires or is reasonably likely to require either (x) annual payments from Third Parties to the Company and the Company Subsidiaries of at least $3,500,000 (or an equivalent amount in RMB) for each such Contract individually or (y) annual payments from the Company and Company Subsidiaries to Third Parties of at least $250,000 (or an equivalent amount in RMB) (or, in the case of any subcontracting Contracts, $500,000 (or an equivalent amount in RMB)) for each such Contract individually;

           (vii)  relates to any acquisition by the Company or any Company Subsidiary pursuant to which the Company or any Company Subsidiary has "earn-out" or other contingent payment or guarantee obligations;

          (viii)  contains any covenant that (A) limits the ability of the Company or any Company Subsidiary (or, after the Effective Time, Parent, the Surviving Corporation, or their respective Subsidiaries) to engage in any line of business or to compete with any Person or operate at any location, (B) could require the disposition of any material assets or line of business of the Company or any Company Subsidiary (or, after the Effective Time, Parent, the Surviving Corporation, or their respective Subsidiaries), or (C) prohibits or limits the right of the Company or any Company Subsidiary to make, sell or distribute any products or services;

            (ix)  any Contract that contains a put, call or similar right pursuant to which the Company or any Company Subsidiary could be required to purchase or sell, as applicable, any Equity Interests of any Person or assets that have a fair market value or purchase price of more than $1,000,000 (or an equivalent amount in RMB);

             (x)  involves any exchange-traded or over-the-counter swap, forward, future, option, cap, floor or collar financial Contract, or any other interest-rate, commodity price, equity value or foreign currency protection Contract, except for any such Contracts that are not material; or

            (xi)  relates to the licensing of any material Intellectual Property by or to (or transfer of any material Intellectual Property by) the Company or any Company Subsidiary (other than licenses of off-the-shelf software for an aggregate purchase price of less than $200,000 (or an equivalent amount in RMB) or non-exclusive licenses granted to customers in the ordinary course of business and other Contracts under which the license of Intellectual Property is an ancillary right) or limits, restricts or affects the Company's or any Company Subsidiary's ability to use or enforce any material Intellectual Property (including trademark co-existence agreements, consents, orders and settlement agreements).

          Each Contract of the type described in this Section 4.11(a) of the Company Disclosure Schedule is referred to herein as a "Company Material Contract."

          (b)   Except as has not had and would not have a Company Material Adverse Effect and except as set forth in Section 4.11(b) of the Company Disclosure Schedule, (i) each Company Material Contract is a legal, valid and binding obligation of the Company or a Company Subsidiary, as applicable, in full force and effect and enforceable against the Company or a Company Subsidiary in accordance with its terms, subject to the Bankruptcy and Equity Exception, (ii) to the Knowledge of the Company, each Company Material Contract is a legal, valid and binding obligation of the counterparty thereto, in full force and effect and enforceable against such counterparty in accordance with its terms, (iii) neither the Company nor any Company Subsidiary and, to the Company's Knowledge, no counterparty, is or is alleged to be in breach or violation of, or default under, any Company Material Contract, (iv) to the Company's Knowledge, no event has occurred which would result in a breach or violation of, or a default under, any Company Material Contract (in each case, with or without notice or lapse of time or both) and (v) to the Knowledge of the Company, no Third Party intends to terminate, or not renew any Company Material Contract, or is seeking the renegotiation thereof or substitute performance thereunder. True and correct copies of all Company Material Contracts have been either publicly filed with the SEC or made available to Parent by the Company.

          (c)   Section 4.11(c) of the Company Disclosure Schedule sets forth the respective principal amounts outstanding as of the date of this Agreement under all Contracts required to be disclosed under Section 4.11(a)(iv). Except as set forth in Section 4.11(c) of the Company Disclosure Schedule, none of the PRC Subsidiaries has borrowed any foreign currency Indebtedness.

        Section 4.12    Litigation.    Except as has not had and would not have a Company Material Adverse Effect, (a) there is no legal, administrative, arbitral or other suit, claim, action, inquiry, mediation, proceeding or investigation of any nature (whether sounding in contract, tort, equity or otherwise) (each, an "Action") pending or, to the Knowledge of the Company, threatened against the Company or any Company Subsidiary, except as set forth in Section 4.12(a) of the Company Disclosure Schedule, and (b) none of the Company or any of the Company Subsidiaries is subject to or bound by any material outstanding Order.

        Section 4.13    Environmental Matters.    Except as set forth in Section 4.13 of the Company Disclosure Schedule and except as has not had and would not have a Company Material Adverse Effect, (a) since January 1, 2009, the Company and each Company Subsidiary have complied and are in compliance in all respects with all Environmental Laws, (b) as of the date hereof, neither the Company nor any Company Subsidiary has received any written notice, report or other information regarding any violation of, or any liability under, any Environmental Law with respect to the Company's or any Company Subsidiary's past or current operations, properties or facilities, (c) neither the Company nor any Company Subsidiary has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, manufactured, distributed, exposed any Person to, or released any substance, including any Hazardous Material, or owned or operated its business or any property or facility which is or has been contaminated by any such substance, so as to give rise to any current or future liabilities pursuant to Environmental Laws, and (d) neither the Company nor any Company Subsidiary has assumed, undertaken, provided an indemnity with respect to, or otherwise become subject to, any liability of any other Person relating to Environmental Law.

        Section 4.14    Intellectual Property.

          (a)   Section 4.14(a) of the Company Disclosure Schedule sets forth a list of all (i) issued patents and pending patent applications, (ii) registrations of Marks and applications for registration thereof, and (iii) copyright registrations and applications for registration thereof, in each case, that are owned by, or filed in the name of, the Company or a Company Subsidiary as of the date of this Agreement.

          (b)   The Company or one of the Company Subsidiaries owns all right, title and interest in and to the Intellectual Property set forth in Section 4.14(a) of the Company Disclosure Schedule, free and clear of all Liens, except for Permitted Encumbrances. Except for matters that have not and would not have a Company Material Adverse Effect, the Company and each Company Subsidiary owns all right, title and interest in and to, or has valid and enforceable rights to use pursuant to licenses set forth in Section 4.14(b) of the Company Disclosure Schedule and licenses of off-the-shelf software, all other Intellectual Property used in the business of the Company or the Company Subsidiaries as it is currently conducted, free and clear of all Liens, except for Permitted Encumbrances (together with the Intellectual Property set forth in Section 4.14(a) of the Company Disclosure Schedule, the "Company Intellectual Property"); provided, however, that this representation shall be subject to the Knowledge of the Company with respect to third party patents.

          (c)   Neither the Company nor any Company Subsidiary has received written notice of any claim that it, or the business conducted by it, is infringing, diluting or misappropriating or has infringed, diluted or misappropriated any Intellectual Property right of any Person, including any demands or unsolicited offers to license any Intellectual Property, except as set forth in Section 4.14(c) of the Company Disclosure Schedule. Neither the Company nor any Company Subsidiary nor the business conducted by the Company or any Company Subsidiary infringes, dilutes or misappropriates or has during the past two (2) years infringed, diluted or misappropriated any Intellectual Property rights of any Person; provided, however, that this representation shall be subject to the Knowledge of the Company with respect to third party patents. To the Knowledge of the Company, no Third Party is currently infringing, diluting or misappropriating, in any material respect, Intellectual Property owned by the Company or any Company Subsidiary, except as set forth in Section 4.14(c) of the Company Disclosure Schedule.

          (d)   To the Knowledge of the Company, all of the Intellectual Property required to be set forth in Section 4.14(a) of the Company Disclosure Schedule is valid and enforceable. Except as set forth in Section 4.14(d) of the Company Disclosure Schedule, there are no pending or, to the Knowledge of the Company, threatened, claims, Actions, Orders or opposition, cancellation or other proceedings by any Person challenging the validity or enforceability of, or the Company's or any Company Subsidiary's use or ownership of, any of the Company Intellectual Property owned by the Company or a Company Subsidiary.

          (e)   The Company and the Company Subsidiaries have taken all reasonable actions to maintain and protect each material item of Intellectual Property that they own. Immediately subsequent to the Effective Time, the Company Intellectual Property shall be owned by or available for use by the Company and each Company Subsidiary on terms and conditions identical, in all material respects, to those under which the Company and each Company Subsidiary owned or used the Company Intellectual Property immediately prior to the Effective Time

          (f)    The representations and warranties set forth in Section 4.11 and in this Section 4.14 are the only representations and warranties given by the Company and the Company Subsidiaries in respect of Intellectual Property.

        Section 4.15    Taxes.    Except as disclosed in Section 4.15 of the Company Disclosure Schedule:

          (a)   All income and other material Tax Returns required to be filed by or with respect to the Company or any Company Subsidiary for all taxable periods ending on or before the date hereof have been timely filed in accordance with applicable Law (taking into account any extension of time within which to file). All such Tax Returns are true, correct, and complete in all material respects and were prepared in substantial compliance with applicable Law (it being understood that no representation is being made as to the amount or availability of any net operating loss, tax credit or other tax attribute). There are no unresolved claims by any Governmental Entity in a jurisdiction where the Company or any Company Subsidiary does not file Tax Returns that the Company or any Company Subsidiary is or may be subject to Taxes in such jurisdiction.

          (b)   All income and other material Taxes (whether or not shown on a Tax Return) of the Company and each Company Subsidiary due and payable have been timely paid.

          (c)   No deficiencies for Taxes for a taxable year that the statute of limitations is still open have been proposed or assessed in writing against the Company or any Company Subsidiary by any Governmental Entity and neither the Company nor any Company Subsidiary has received any (i) notice indicating an intent to open an audit or other review, (ii) request for information related to Tax matters or (iii) notice of any claim, proposal or assessment against the Company or any Company Subsidiary for any such deficiency for Taxes. As of the date of this Agreement, there is no pending or, to the Knowledge of the Company, threatened audit, judicial proceeding or other examination against or with respect to the Company or any Company Subsidiary with respect to any Taxes. Neither the Company nor any Company Subsidiary has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to the assessment or collection of any Taxes.

          (d)   The Company and each Company Subsidiary has duly and timely withheld and paid to the appropriate Governmental Entity all material Taxes required to have been withheld and paid in connection with any amounts paid or owing, including in respect of Company Options and Company Restricted Shares, to any employee, independent contractor, creditor, stockholder, or other third party and timely and accurately filed all associated forms and Tax Returns.

          (e)   There are no liens or other security interests upon any property or assets of the Company or any Company Subsidiary for Taxes, except for liens for Taxes not yet due and payable or being contested in good faith and for which adequate reserves have been established in accordance with GAAP.

          (f)    Neither the Company nor any Company Subsidiary has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock that was purported or intended to be governed in whole or in part by Section 355 or 361 of the Code.

          (g)   Neither the Company nor any Company Subsidiary (i) is or has ever been a member of an affiliated, combined, consolidated, unitary or other similar group prior to the Closing Date under any provision of PRC (including any subdivision, municipality, province, or locality of the PRC), U.S. federal, state, local, or other non-U.S. Tax Law, (ii) has any liability for Taxes of any person arising from the application of Treasury Regulation section 1.1502-6 or any analogous provision of PRC (including any subdivision, municipality, province, or locality of the PRC), state, local or other non-U.S. Tax Law, or as a transferee or successor, by Contract, or otherwise, or (iii) is, or ever has been, a party to any agreement for the sharing, indemnification, or allocation of Taxes (other than agreements among the Company and any Company Subsidiary and other than customary indemnifications for Taxes contained in credit or other commercial agreements the primary purposes of which do not relate to Taxes).

          (h)   The Company has not engaged in any "listed transaction" within the meaning of Section 6011 of the Code (including the Treasury Regulations promulgated thereunder).

          (i)    Section 4.15(i) of the Company Disclosure Schedule sets forth any entity classification election that has been made pursuant to Section 301.7701-3 of the U.S. Treasury Regulations with respect to any Company Subsidiary.

          (j)    Section 4.15(j) of the Company Disclosure Schedule contains details of any concession, agreements (including agreements for the deferred payment of any Tax liability) or other formal arrangement with any taxation authority relating to the Company or any Company Subsidiary that are currently applicable to the Company or any Company Subsidiary. The Tax rates, preferential Tax treatment and financial subsidies (if any) granted to any PRC Subsidiary (including, without limitation, Tax reduction, Tax rebates and Tax holidays) were granted upon true and correct information supplied by or on behalf of such Company Subsidiary. Except as disclosed in Section 4.15(j) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary has received any written notice with respect to the repeal, cancellation, revocation, or return of any such Tax rates, preferential Tax treatment and financial subsidies (if any) or Tax holidays.

          (k)   No Company Subsidiary is or was a "surrogate foreign corporation" within the meaning of Code Section 7874(a)(2)(B) or is or was treated as a U.S. corporation under Code Section 7874(b).

        Section 4.16    Insurance.    Except for matters that have not and would not have a Company Material Adverse Effect, (a) all insurance policies maintained by the Company and the Company Subsidiaries are in full force and effect and all premiums due and payable thereon have been paid; and (b) neither the Company nor any Company Subsidiary is in breach or default of any of the insurance policies.

        Section 4.17    Real Estate.

          (a)   Except for matters that have not and would not have a Company Material Adverse Effect, with respect to each Owned Real Property: (i) the Company or a Company Subsidiary (as the case may be) has good and marketable title, or validly granted long term land use rights and building ownership rights, as applicable, to such Owned Real Property, free and clear of all Liens, except Permitted Encumbrances, (ii) neither the Company nor any Company Subsidiary has leased or otherwise granted to any Person (other than the Company and the Company Subsidiaries) the right to use or occupy such Owned Real Property or any portion thereof, and (iii) other than the right of Parent pursuant to this Agreement, there are no outstanding options, rights of first offer or rights of first refusal to purchase such Owned Real Property or any portion thereof or interest therein.

          (b)   Except for matters that have not and would not have a Company Material Adverse Effect, with respect to each of the Lease Real Property: (i) to the Knowledge of the Company, such Lease is legal, valid, binding, enforceable and in full force and effect; (ii) neither the Company nor any Company Subsidiary is in breach or default under such Lease; (iii) neither the Company nor any Company Subsidiary has subleased, licensed or otherwise granted any Person the right to use or occupy such Leased Real Property or any portion thereof; and (iv) there are no Liens, except Permitted Encumbrances, on the estate or interest created by such Lease.

        Section 4.18    Anti-Takeover Provisions.

          (a)   The restrictions of Sections 607.0901 and 607.0902 of the FBCA and any takeover, anti-takeover, moratorium, "fair price", "control share," "affiliated transaction," "business combination" or other similar Law enacted under any Law applicable to the Company (each, a "Takeover Statute") (except for similar anti-takeover provisions in the Company Articles of Incorporation, which shall be satisfied upon receipt of the Company Shareholder Approval) do not apply to this Agreement, the Merger or the other transactions contemplated hereby.

          (b)   The Company does not have any shareholder rights plan in effect.

        Section 4.19    Customers.    Except for reduction or non-renewal that would not reasonably be expected to have a Company Material Adverse Effect, neither the Company nor any Company Subsidiary has received any notice from any of the ten largest customers of the Company and the Company Subsidiaries, taken as a whole (based on aggregate sales or purchases, as applicable, during the fiscal year ended December 31, 2010), that any such customer intends to terminate, reduce or not renew its relationship with the Company or the Company Subsidiaries and, to the Knowledge of the Company, no such customer intends to materially reduce, cancel or otherwise terminate its relationship with the Company and the Company Subsidiaries.

        Section 4.20    Brokers.    Other than the Company Financial Advisor, no broker, finder, financial advisor, investment banker or other Person is entitled to any brokerage, finder's, financial advisor's or other similar fee or commission in connection with the Merger based upon arrangements made by or on behalf of the Company or any Company Subsidiary, except as set forth in Section 4.20 of the Company Disclosure Schedule. The Company has provided to Parent a copy of the engagement letter of the Company Financial Advisor and such engagement letter has not been amended or modified.

        Section 4.21    No Additional Representations.    Except for the representations and warranties made by the Company in this Article IV and in the certificate to be delivered pursuant to Section 7.2(c), none of the Company, the Company Subsidiaries or the Company Representatives (other than the Rollover Shareholders and the Voting Shareholders) makes any other express or implied representation or warranty with respect to the Company or any Company Subsidiary or their respective business, operations, assets, liabilities, condition (financial or otherwise) or prospects or any information provided to Parent, Merger Sub or any of its Affiliates or Representatives, notwithstanding the delivery or disclosure to Parent or any of its Affiliates or Representatives of any documentation, forecasts or other information in connection with the transactions contemplated hereby. None of the Company, the Company Subsidiaries, or the Company Representatives (other than the Rollover Shareholders and the Voting Shareholders) will have or be subject to any liability or indemnity obligations to Parent, Merger

Sub or any other Person resulting from the distribution or disclosure or failure to distribute or disclose to Parent, Merger Sub or any of its Affiliates or Representatives, or their use of, any information unless and to the extent such information is expressly included in the representations and warranties contained in this Article IV and in the certificate to be delivered pursuant to Section 7.2(c).

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

        Parent and Merger Sub jointly and severally represent and warrant to the Company as follows:

        Section 5.1    Organization and Qualification.    Parent is an exempted company, duly organized, validly existing and in good standing under the Laws of the Cayman Islands, and Merger Sub is a corporation, duly organized, validly existing and in good standing under the Laws of the State of Florida. Each of Parent and Merger Sub has the requisite corporate or similar power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of Parent and Merger Sub is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification, licensing or good standing necessary. Parent has heretofore made available to the Company complete and correct copies of the memorandum and articles of association of Parent and the articles of incorporation of Merger Sub, each as amended to date, and each as so delivered is in full force and effect.

        Section 5.2    Authority.    Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions provided for herein. The execution and delivery of this Agreement, by each of Parent and Merger Sub, and the consummation by Parent and Merger Sub of the transactions provided for herein have been duly and validly authorized by all necessary corporate action on the part of Parent and Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub and no vote of Parent's or Merger Sub's shareholders are necessary to authorize this Agreement or to consummate the transactions provided for herein other than the adoption and approval of this Agreement by Parent in its capacity as the sole shareholder of Merger Sub, which adoption and approval Parent shall effect on the date hereof immediately following the execution hereof. This Agreement has been duly authorized and validly executed and delivered by Parent and Merger Sub and, assuming this Agreement has been duly authorized, executed and delivered by the Company, this Agreement constitutes a legal, valid and binding obligation of Parent and Merger Sub, enforceable against each of them in accordance with its terms, subject to the Bankruptcy and Equity Exception.

        Section 5.3    No Conflict; Required Filings and Consents.

          (a)   The execution and delivery by Parent and Merger Sub of this Agreement do not, and the performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby will not, (i) conflict with or violate any provision of the memorandum and articles of association of Parent or the articles of incorporation or by-laws of Merger Sub, (ii) assuming that all consents, approvals and authorizations described in Section 4.4(b) will have been obtained prior to the Effective Time and all filings and notifications described in Section 4.4(b) will have been made and any waiting periods thereunder will have terminated or expired prior to the Effective Time, conflict with or violate any Law applicable to any member of the Parent Group or by which any property or asset of any member of the Parent Group is bound or affected or (iii) result in any breach of, any loss of any benefit under, constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of Parent or Merger Sub pursuant to any Contract to which Parent or Merger Sub is a party.

          (b)   The execution and delivery by Parent and Merger Sub of this Agreement do not, and the performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity or other Person, except (i) for any consent, approval, authorization, filing or notification required under the Exchange Act, any applicable Blue Sky Laws, the rules and regulations of Nasdaq or the PRC Anti-Monopoly Law, (ii) for the filing and recordation of the Articles of Merger as required by the FBCA and (iii) any actions or filings the absence of which would not reasonably be expected to materially impair the ability of Parent and Merger Sub to consummate the transactions contemplated by this Agreement.

        Section 5.4    Litigation.    As of the date hereof, there is no material Action pending or, to the Knowledge of Parent, threatened against Parent or Merger Sub and neither Parent nor Merger Sub is subject to any outstanding Order. As of the date hereof, there is no Action pending or to the Knowledge of Parent, threatened against Parent or Merger Sub which seeks to, or would reasonably be expected to prevent or materially impair or delay the consummation of the Merger or any of the other transactions provided for herein.

        Section 5.5    Capitalization and Ownership of Merger Sub; No Prior Activities.

          (a)   The authorized share capital of Merger Sub consists of 1,000 shares of common stock, par value $0.01 per share, 10 of which are validly issued and outstanding. Parent owns 100% of the issued and outstanding capital stock of Merger Sub.

          (b)   Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement. Except for obligations or liabilities incurred in connection with its formation and related to the transactions contemplated by this Agreement and the other Transaction Agreements or other agreements that may be entered into pursuant to the Transaction Agreements, each of Parent and Merger Sub has not and will not, prior to the Effective Time, have incurred, directly or indirectly, through any Subsidiary or Affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

        Section 5.6    Financing.    Attached hereto as Exhibit D is a true and complete copy of the mandate letter (the "Debt Financing Commitment Letter"), dated as of May 20, 2011, from Bank of America, N.A., The Hong Kong and Shanghai Banking Corporation Limited and Citigroup Global Markets Asia Limited (collectively, the "Lenders"), regarding the amounts set forth therein for the purposes of financing the Merger and the other transactions contemplated by this Agreement and related fees and expenses (the "Debt Financing"). Attached hereto as Exhibit E is a true and complete copy of the equity commitment letter (the "Equity Financing Commitment Letter" and together with the Debt Financing Commitment Letter, the "Financing Commitment Letters"), dated as of the date of this Agreement, from the Guarantor and Bain Capital Fund X, L.P. (together with the Guarantor, the "Sponsors"), regarding the proposed equity investments set forth therein (the "Equity Financing" and together with the Debt Financing, the "Financing"). Exhibit A hereto sets forth a true and complete copy of the Rollover Agreement, pursuant to which the Rollover Shareholders agreed to contribute to Parent and/or Merger Sub, as applicable, subject to the terms and conditions therein, the number of Company Shares set forth therein (collectively, the "Rollover Shares"). Parent has also delivered to the Company a true and complete copy of any fee letter in connection with the Debt Financing (it being understood that any such fee letter provided to the Company may be redacted to omit the numerical fee amounts provided therein) (any such fee letter, a "Fee Letter"). Assuming (i) the Financing is funded in accordance with the Equity Financing Commitment Letter and the Debt Financing Commitment Letter, as applicable, (ii) the contributions contemplated by the Rollover Agreement are made in accordance with the terms of the Rollover Agreement, and (iii) Parent and Merger Sub are

obligated to close pursuant to Section 2.2, Parent and Merger Sub will have at and after the Closing funds sufficient for Merger Sub to pay the aggregate Merger Consideration and the amounts payable at the Effective Time in respect of Vested Company Options pursuant to Section 3.5 and for Parent and Merger Sub to pay all fees and expenses payable by them in connection with the consummation of the Merger and the other transactions contemplated hereby. The obligations of the financing sources to fund the commitments under the Financing Commitment Letters are not subject to any contractual conditions other than as set forth in the Financing Commitment Letters. As of the date of this Agreement, assuming Parent and Merger Sub are obligated to close pursuant to Section 2.2, Parent and Merger Sub do not have reason to believe that any of the conditions to the Financing will not be satisfied, that the Financing will not be available to Parent and Merger Sub at the Closing, any of the conditions to the contributions contemplated in the Rollover Agreement will not be satisfied or that the contribution contemplated by the Rollover Agreement will not be made to Parent on or before the Closing. The Equity Financing Letter provides that, subject to the terms and conditions contained therein, the Company is a third party beneficiary thereto with respect to the provisions therein. As of the date of this Agreement, (A) each of the Financing Commitment Letters and the Rollover Agreement is in full force and effect and is the legal, valid and binding obligations of Parent and Merger Sub and, to the Knowledge of Parent, of the other parties thereto, in accordance with the terms and conditions thereof, subject to the Bankruptcy and Equity Exception, (B) none of the Financing Commitment Letters and the Rollover Agreement has been amended or modified, no such amendment or modification is contemplated and the respective commitments contained in the Financing Commitment Letters and the Rollover Agreement have not been withdrawn, terminated, or rescinded in any respect and no such withdrawal, termination or rescission is contemplated, and (C) no event has occurred that (with or without notice, lapse of time, or both) would constitute a breach or default under the Financing Commitment Letters or the Rollover Agreement by Parent or Merger Sub and, to the Knowledge of Parent, by the other parties thereto. Parent or Merger Sub has fully paid any and all commitment fees or other fees in connection with the Financing Commitment Letters that are payable on or prior to the date hereof. As of the date hereof, there are no side letters or other oral or written Contracts to which Parent or any of its Affiliates is a party related to the funding or investing, as applicable, of the full amount of the Financing other than (x) as expressly set forth in the Financing Commitment Letters, (y) the Fee Letter, and (z) any other agreements that do not impact the conditionality or amount of the Financing.

        Section 5.7    Brokers.    No broker, finder, financial advisor, investment banker or other Person is entitled to any brokerage, finder's, financial advisor's or other similar fee or commission in connection with the Merger based upon arrangements made by or on behalf of Parent or Merger Sub for which the Company could have any liability prior to Closing.

        Section 5.8    Limited Guarantee.    Concurrently with the execution of this Agreement, Parent has delivered to the Company the duly executed Limited Guarantee with respect to certain matters on the terms specified therein. The Limited Guarantee is in full force and effect and constitutes a legal, valid, binding and enforceable obligation of the Guarantor, subject to the Bankruptcy and Equity Exception, and no event has occurred, which, with or without notice, lapse of time or both, would constitute a default on the part of the Guarantor under the Limited Guarantee.

        Section 5.9    Solvency.    Neither Parent nor Merger Sub is entering into the transactions contemplated hereby with the intent to hinder, delay or defraud either present or future creditors of the Company. As of the date hereof, neither Parent nor Merger Sub owns any asset (except for cash in a de minimis amount) and neither Parent nor Merger Sub have liabilities other than liabilities incidental to their formation or relating to the transactions contemplated by this Agreement or the other Transaction Agreements. Assuming that (a) the Company is Solvent immediately prior to the Effective Time and (b) the satisfaction of the conditions to the obligation of Parent and Merger Sub to consummate the Merger as set forth in Section 7.1 and Section 7.2, at and immediately following the

Effective Time, after giving effect to all of the transactions contemplated hereby, including the Financing, the payment of the aggregate Merger Consideration and the aggregate amount of consideration payable at the Effective Time in respect of the Vested Company Options in accordance with Section 3.5, the payment of all other amounts required to be paid in connection with the consummation of the transactions contemplated by this Agreement, and the payment of all related fees and expenses, each of Parent and the Surviving Corporation will be Solvent at and immediately after the Effective Time. As used in this Section 5.9, the term "Solvent" shall mean, with respect to a particular date, that on such date, in each case on a consolidated basis (i) the sum of the assets, at a fair valuation, of Parent and Merger Sub and, after the Merger, Parent and the Surviving Corporation and its Subsidiaries will exceed their debts, (ii) Parent and Merger Sub and, after the Merger, Parent and the Surviving Corporation and its Subsidiaries have not incurred or agreed to incur debts beyond their ability to pay such debts as such debts mature, and (iii) Parent and Merger Sub and, after the Merger, Parent and the Surviving Corporation and its Subsidiaries have sufficient capital and liquidity with which to conduct their business. For purposes of this Section 5.9, "debt" means any liability on a claim, and "claim" means any right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, secured or unsecured.

        Section 5.10    Ownership of Company Shares.    As of the date hereof, other than as a result of this Agreement, the Rollover Agreement or the Voting Agreements, neither Parent nor Merger Sub beneficially owns (as such term is used in Rule 13d-3 promulgated under the Exchange Act) any Company Shares or other securities or any other economic interest (through derivative securities or otherwise) of the Company or any options, warrants or other rights to acquire Company Shares or other securities of, or any other economic interest (through derivatives securities or otherwise) in the Company.

        Section 5.11    Certain Actions.    As of the date hereof, except for this Agreement, the Rollover Agreement and the Voting Agreements, there are no Contracts (whether oral or written) (i) between Parent, Merger Sub or any of their Affiliates, on the one hand, and any member of the Company's management or directors, on the other hand, that relate in any way to the transactions contemplated hereby; or (ii) pursuant to which any shareholder of the Company would be entitled to receive consideration of a different amount or nature than the Merger Consideration or pursuant to which any shareholder of the Company has agreed to vote to approve this Agreement or the Merger or has agreed to vote against any Superior Proposal.

        Section 5.12    Buyer Group Contracts.    Parent has delivered to the Company a true, correct and complete copy of: (a) the Rollover Agreement; (b) the Voting Agreements; and (c) the Equity Financing Commitment Letter (collectively, the "Buyer Group Contracts"). As of the date hereof, other than the Buyer Group Contracts, there are no side letters or other oral or written contracts relating to the transactions contemplated by this Agreement between two or more of the following Persons: each of the Rollover Shareholders, the Voting Shareholders, the Guarantor, the Sponsors and any of their respective Affiliates (excluding any agreements solely among the Rollover Shareholders, the Voting Shareholders and their respective Affiliates).

        Section 5.13    Independent Investigation.    Parent and Merger Sub have conducted their own independent investigation, review and analysis of the business, operations, assets, liabilities, results of operations, financial condition and prospects of the Company and the Company Subsidiaries, which investigation, review and analysis was performed by Parent, Merger Sub, their respective Affiliates and Representatives. Each of Parent and Merger Sub acknowledges that as of the date hereof, it, its Affiliates and their respective Representatives have been provided adequate access to the personnel, properties, facilities and records of the Company and the Company Subsidiaries for such purpose. In entering into this Agreement, each of Parent and Merger Sub acknowledges that it has relied solely upon the aforementioned investigation, review and analysis and not on any statements, representations or opinions of any of the Company, its Affiliates or their respective Representatives (except the representations and warranties of the Company set forth in this Agreement and in any certificate delivered pursuant to this Agreement).

        Section 5.14    Non-Reliance on Company Estimates.    The Company may make available to Parent and Merger Sub certain estimates, projections and/or other forecasts for the business of the Company and the Company Subsidiaries and/or certain plan and budget information. Each of Parent and Merger Sub acknowledges that any such estimates, projections, forecasts, plans and budgets and the assumptions on which they might be based will have been prepared for specific purposes and may vary significantly from each other. Further, each of Parent and Merger Sub acknowledges that there are uncertainties inherent in attempting to make such estimates, projections, forecasts, plans and budgets, that Parent and Merger Sub will take full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, plans and budgets (if any) so furnished to them, and that neither Parent nor Merger Sub is relying on any estimates, projections, forecasts, plans or budgets furnished by the Company, the Company Subsidiaries or their respective Affiliates and Representatives, and neither Parent nor Merger Sub shall, and shall cause its Affiliates and their respective Representatives not to, hold any such Person liable with respect thereto, other than fraud in connection therewith.

ARTICLE VI
COVENANTS

        Section 6.1    Conduct of Business by the Company Pending the Closing

          (a)   The Company agrees that, between the date of this Agreement and the Effective Time, except as set forth in Section 6.1(a) of the Company Disclosure Schedule, as otherwise expressly permitted by this Agreement, as required by applicable Law or as consented to in writing by Parent (which consent shall not be unreasonably withheld, conditioned or delayed), the Company will, and will cause each Company Subsidiary to (i) conduct its business in the ordinary course consistent with past practice in all material respects and (ii) use its reasonable best efforts to keep available the services of the current officers, key employees and consultants of the Company and each Company Subsidiary and to preserve the current relationships of the Company and each Company Subsidiary with each of the key customers, suppliers and other Persons with whom the Company or any Company Subsidiary has material business relations. Without limiting the foregoing, and as an extension thereof, except as set forth in Section 6.1(a) of the Company Disclosure Schedule, as otherwise expressly permitted by this Agreement, as required by applicable Law or as consented to in writing by Parent (which consent shall not be unreasonably withheld, conditioned or delayed), the Company shall not, and shall not permit any Company Subsidiary to, between the date of this Agreement and the Effective Time, directly or indirectly, take any of the following actions:

              (i)  amend or otherwise change the Company Articles of Incorporation, the Company By-laws or equivalent organizational documents of the Company Subsidiaries;

             (ii)  issue, deliver, sell, pledge, transfer, encumber or otherwise dispose of, or authorize, propose or agree to the issuance, delivery, sale, pledge, transfer, encumbrance or disposition of, any shares of any class or series of its capital stock or other Equity Interests, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of any class or series of its capital stock or other Equity Interests (other than pursuant to the exercise of Company Options existing on the date hereof on the terms in effect on the date hereof);

            (iii)  declare, set aside, establish a record date for, make or pay any dividend or other distribution (whether payable in cash, stock, property or a combination thereof) with respect to any of its capital stock (other than dividends paid by a Subsidiary to the Company or to any wholly-owned Subsidiary of the Company), or enter into any agreement with respect to the voting of its capital stock;

            (iv)  reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire or offer to acquire, directly or indirectly, any of its capital stock or other Equity Interests, or securities convertible or exchangeable into or exercisable for any of its capital stock or other Equity Interests, except pursuant to the exercise or settlement of Company Options, employee severance, retention, termination, change of control and other contractual rights existing on the date hereof on the terms in effect on the date hereof;

             (v)  acquire (including by merger, consolidation, or acquisition of stock or assets) any interest in any Person or any division thereof or any assets thereof, or make any loan, advance or capital contribution to, or investment in, any Person or any division thereof, except any such acquisitions, loans, advances, contributions or investments that are consistent with past practice and are for consideration not in excess of $300,000 (or an equivalent amount in RMB) individually or $1,000,000 (or an equivalent amount in RMB) in the aggregate for all such transactions by the Company and the Company Subsidiaries;

            (vi)  redeem, repurchase, prepay, defease, cancel, incur or otherwise acquire, or modify the terms of, any Indebtedness or issue any debt securities or other Contracts evidencing Indebtedness or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any Person for Indebtedness, except for (A) Indebtedness incurred under the Company's or any Company Subsidiary's existing credit facilities as in effect on the date hereof in an aggregate amount not to exceed the maximum amount authorized under the Contracts evidencing such Indebtedness, (B) Indebtedness for borrowed money incurred in the ordinary course of business consistent with past practices in a principal amount not in excess of $1,000,000 (or an equivalent amount in RMB) for all such Indebtedness by the Company and the Company Subsidiaries in the aggregate and (C) Indebtedness owed by any Company Subsidiary to the Company or any wholly-owned Company Subsidiary;

           (vii)  grant any Lien on any of its assets, other than Liens granted in connection with any Indebtedness permitted under Section 6.1(a)(vi), any Lien on any assets of the Company or any Company Subsidiary having a value in excess of $3,500,000 (or an equivalent amount in RMB), and (C) any Permitted Encumbrances;

          (viii)  sell, transfer, lease, license, assign or otherwise dispose of (including, by merger, consolidation, or sale of stock or assets) any entity, business, tangible assets or tangible properties of the Company or any Company Subsidiary having a current value in excess of $1,000,000 (or an equivalent amount in RMB) in the aggregate (other than the sale of inventory in the ordinary course of business consistent with past practice);

            (ix)  sell, transfer, license, assign or otherwise dispose of (including, by merger, consolidation or sale of stock or assets), abandon, permit to lapse or fail to maintain or enforce any material Company Intellectual Property owned by the Company or a Company Subsidiary (except the granting of nonexclusive licenses in the ordinary course of business consistent with past practice), or disclose to any Person any confidential information (except pursuant to confidentiality agreements);

             (x)  authorize, or make any commitment with respect to, any single capital expenditure in excess of $100,000 (or an equivalent amount in RMB) or capital expenditures for the Company and the Company Subsidiaries in excess of $400,000 (or an equivalent amount in RMB) in the aggregate;

            (xi)  enter into any new line of business outside of its existing business segments;

           (xii)  (A) grant or announce any stock option, equity, equity-linked or incentive awards or change the vesting dates of any Company Option or Company Restricted Share from the vesting date for the Company Options and Company Restricted Shares set forth in

    Section 4.2(a) of the Company Disclosure Schedule, (B) subject to Section 6.12(b), grant or announce any increase in the salaries, bonuses or other compensation and benefits payable by the Company or any Company Subsidiary to any of the employees, officers, directors, shareholders or other service providers of the Company or any Company Subsidiary having a total annual base salary and incentive compensation opportunity in excess of $100,000 (or an equivalent amount in RMB), other than in the ordinary course of business consistent with past practice, (C) hire (or enter into any employment agreements with) any employees having a total annual base salary and incentive compensation opportunity in excess of $100,000 (or an equivalent amount in RMB), (D) pay or agree to pay any pension, retirement allowance, termination or severance pay, bonus or other employee benefit not required by any existing Company Plan or (E) enter into or adopt any new, or materially increase benefits under or renew, amend or terminate any existing Company Plan or benefit arrangement or any collective bargaining agreement;

          (xiii)  except as may be required by GAAP or as a result of a change in Law, make any change in accounting principles, policies, practices, procedures or methods;

          (xiv)  change any method of Tax accounting, make or change any Tax election, adopt or change any accounting method, file any amended Tax Return, settle or compromise any Tax liability, agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of Taxes, enter into any closing agreement with respect to any Tax, surrender any right to claim a Tax refund or fail to pay any material Taxes as they become due and payable, except Taxes which are being or may after the date hereof be contested in good faith;

           (xv)  settle, release, waive or compromise any pending or threatened Action of or against the Company or any of the Company Subsidiaries (A) for an amount in excess of $500,000 (or an equivalent amount in RMB) in the aggregate, (B) entailing the incurrence of (x) any obligation or liability of the Company or any Company Subsidiary in excess of such amount, including costs or revenue reductions, or (y) obligations that would impose any material restrictions on the business or operations of the Company or any of the Company Subsidiaries, or (C) that is brought by or on behalf of any current, former or purported holder of any capital stock or debt securities of the Company or any Company Subsidiary relating to the transactions contemplated by this Agreement;

          (xvi)  (A) enter into, terminate (other than extensions at the end of a term in the ordinary course of business) or materially amend or modify any Company Material Contract or Contract that, if in effect on the date hereof, would have been a Company Material Contract, or (B) waive any material default under, or release, settle or compromise any material claim against the Company or liability or obligation owing to the Company under any Company Material Contract, in each case, which would reasonably be expected to adversely impact the Company or any Company Subsidiary in any material respect;

         (xvii)  adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any Company Subsidiary (other than the Merger or any merger or consolidation among wholly-owned Subsidiaries of the Company); or

        (xviii)  knowingly commit, authorize or agree to take any of the foregoing actions or enter into any letter of intent (binding or non-binding) or similar agreement or arrangement with respect to any of the foregoing actions.

          (b)   Nothing contained in this Agreement is intended to give Parent, directly or indirectly, the right to control or direct the operations of the Company or any Company Subsidiary prior to the

  Effective Time. Prior to the Effective Time, each of Parent and Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its respective Subsidiaries' respective operations.

        Section 6.2    Proxy Statement; Schedule 13e-3; Company Shareholders Meeting

          (a)    Proxy Statement.    As promptly as practicable after the date hereof, the Company shall, with assistance and cooperation of Parent and Merger Sub, prepare a proxy statement relating to the Company Shareholders Meeting (together with any amendments thereof or supplements thereto, the "Proxy Statement"). The Company shall use its reasonable best efforts to cause the Proxy Statement to be filed with the SEC within twenty-one (21) days following the date hereof. Parent and Merger Sub shall promptly furnish all information as the Company may reasonably request in connection with such actions and the preparation of the Proxy Statement. Subject to and without limiting the rights of the Special Committee and the Company Board pursuant to Section 6.4(e), the Proxy Statement shall include the Company Recommendation.

          (b)    Schedule 13e-3.    Concurrently with the preparation and filing of the Proxy Statement, the Company, Parent and Merger Sub shall, and Parent shall cause its Affiliates (if applicable) to, jointly prepare and file with the SEC a Rule 13e-3 transaction statement on Schedule 13E-3 (together with any amendments thereof or supplements thereto, the "Schedule 13E-3") with respect to the Merger. The Company, Parent and Merger Sub shall cooperate and consult with each other in preparation of the Schedule 13E-3, including, without limitation, furnishing to the others the information relating to it required by the Exchange Act to be set forth in the Schedule 13E-3.

          (c)    SEC Comments.    Each of Parent, Merger Sub and the Company will use its reasonable best efforts to resolve and respond to as promptly as practicable any comments made by the SEC with respect to the Proxy Statement and/or the Schedule 13E-3. The Company will advise Parent, promptly after it receives notice thereof, of any request by the SEC for amendment of the Proxy Statement and/or the Schedule 13E-3 or comments thereon and responses thereto or requests by the SEC for additional information and will promptly supply Parent with copies of all correspondence between the Company or any of the Company Representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement, the Schedule 13E-3 or the transactions contemplated by this Agreement. Prior to filing or mailing the Proxy Statement or filing the Schedule 13E-3 or any other required filings (or, in each case, any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company shall provide Parent with an opportunity to review and comment on such document or response and shall include in such document or response comments reasonably proposed by Parent. The Company shall use its reasonable best efforts to mail the Proxy Statement and all other proxy materials to the holders of Company Shares as promptly as practicable after having cleared SEC comments on the Proxy Statement and the Schedule 13E-3; provided that the Company shall not be required to mail the Proxy Statement on or before the Solicitation Period End Date or, in the event the Company is continuing to engage in activities pursuant to Section 6.4(a)(ii) with respect to an Acquisition Proposal submitted by a Continuing Party on or before the Solicitation Period End Date, the Cut-Off Date. If necessary in order to comply with applicable securities Laws, after the Proxy Statement shall have been so mailed, the Company shall promptly circulate amended, supplemental or supplemented proxy material, and, if required in connection therewith, re-solicit proxies.

          (d)    Information Supplied.    Each of Parent, Merger Sub and the Company agrees, as to it and its respective Affiliates, directors, officers, employees, agents or Representatives, that none of the information supplied or to be supplied by Parent, Merger Sub or the Company, as applicable, expressly for inclusion or incorporation by reference in the Proxy Statement, the Schedule 13E-3 or any other documents filed or to be filed with the SEC in connection with the transactions contemplated hereby, will, as of the time such documents (or any amendment thereof or supplement thereto) are mailed to the holders of Company Shares and at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of Parent, Merger Sub and the Company further agrees that all documents that such Party is responsible for filing with the SEC in connection with the Merger will comply as to form and substance in all material respects with the applicable requirements of the Securities Act, the Exchange Act and any other applicable Laws and will not contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time, any event or circumstance relating to Parent, Merger Sub or the Company, or their respective officers or directors, should be discovered which should be set forth in an amendment or a supplement to the Proxy Statement or the Schedule 13E-3 so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, the Party discovering such event or circumstance shall promptly inform the other Parties and an appropriate amendment or supplement describing such event or circumstance shall be promptly filed with the SEC and disseminated to the shareholders of the Company to the extent required by Law; provided that prior to such filing, the Company and Parent, as the case may be, shall consult with the other Party with respect to such amendment or supplement and shall afford the other Party and their Representatives reasonable opportunity to comment thereon.

          (e)    Shareholders Meeting.

              (i)  Subject to Section 6.4(e), the Company shall duly call, give notice of and hold a meeting of its shareholders in accordance with the FBCA, the Company Articles of Incorporation and the Company Bylaws (the "Company Shareholders Meeting") as promptly as practicable after the Proxy Statement is cleared by the SEC for the purpose of obtaining the Shareholder Approval; provided that the Company shall not be required to call, give notice of or hold the Company Shareholders Meeting on or before the Solicitation Period End Date or, in the event the Company is continuing to engage in activities pursuant to Section 6.4(a)(ii) with respect to an Acquisition Proposal submitted by a Continuing Party on or before the Solicitation Period End Date, the Cut-Off Date. The Company may adjourn or postpone the Company Shareholders Meeting to the extent necessary to ensure that any supplement or amendment to the Proxy Statement is provided to its shareholders within a reasonable number of days prior to the Company Shareholders Meeting, and the Company may, and Parent may on only one occasion require the Company to, adjourn or postpone the Company Shareholders Meeting if as of the time for which the Company Shareholders Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient Company Shares represented (either in person or by proxy) (A) to constitute a quorum necessary to conduct the business of the Company Shareholders Meeting or (B) voting in favor of approval of this Agreement and the transactions contemplated hereby to obtain the Shareholder Approval; provided that in no event shall any such adjournment or postponement (x) be longer than thirty (30) days after the originally scheduled meeting date or (y) result in the Company Shareholders Meeting being held later than five (5) Business Days prior to the End Date.

             (ii)  The Company shall establish a record date for purposes of determining shareholders entitled to notice of and vote at the Company Shareholders Meeting (the "Record Date") that is approximately forty (40) days prior to the date of the Company Shareholders Meeting. Once the Company has established the Record Date, the Company shall not change such

    Record Date or establish a different record date for the Company Shareholders Meeting without the prior written consent of Parent, unless required to do so by applicable Law. In the event that the date of the Company Shareholders Meeting as originally called is for any reason adjourned or postponed or otherwise delayed, the Company agrees that unless Parent shall have otherwise approved in writing, it shall implement such adjournment or postponement or other delay in such a way that the Company does not establish a new Record Date for the Company Shareholders Meeting, as so adjourned, postponed or delayed, except as required by applicable Law.

            (iii)  Subject to Section 6.4(e), at the Company Shareholders Meeting, the Company Board (after and subject to the Special Committee's recommendation) shall make the Company Recommendation and take all actions reasonably necessary in accordance with applicable Law, the Company Articles of Incorporation and the Company By-Laws to solicit and obtain the Shareholder Approval. Upon reasonable request of Parent, the Company shall use its reasonable best efforts to advise Parent on a daily basis on each of the last ten (10) Business Days prior to the date of the Company Shareholders Meeting, as to the aggregate tally of the proxies received by the Company with respect to the Company Shareholder Approval.

            (iv)  Notwithstanding anything to the contrary set forth in this Agreement, in the event the Company effects a Company Adverse Recommendation Change in accordance with Section 6.4(e), this Agreement shall not be submitted to the Company's shareholders for the purpose of obtaining the Shareholder Approval and Section 6.2 (other than this Section 6.2(e)(iv)) shall cease to apply.

        Section 6.3    Access to Information; Confidentiality

          (a)    Access to Information.    Subject to Section 6.3(b), from the date of this Agreement to the Effective Time, the Company shall, and shall instruct each of the Company Subsidiaries and each of its and their respective Representatives (collectively, the "Company Representatives") to: (i) provide to Parent and Merger Sub and each of their respective Representatives (collectively, the "Parent Representatives") access at reasonable times during normal business hours, upon reasonable prior notice, to the officers, employees, agents, properties, suppliers, customers, offices and other facilities of the Company or such Company Subsidiary and to the books and records thereof and (ii) furnish or cause to be furnished such information concerning the business, properties, Contracts, assets, liabilities, personnel and other aspects of the Company and the Company Subsidiaries as Parent, Merger Sub or any Parent Representative may reasonably request; provided that the Company shall not be required to (A) furnish, or provide any access to, any information to any Person not a party to, or otherwise covered by, the NDA or any similar agreement with respect to such information, (B) take or allow actions that would unreasonably interfere with the Company's or any Company Subsidiary's operation of its business or (C) provide access to or furnish any information if doing so would violate any applicable Law or agreement with any Third Party, or where such access to information may involve the waiver of any privilege so long as the Company has taken all reasonable steps to permit inspection of or to disclose such information on a basis that does not compromise the Company's or any Company Subsidiary's privilege with respect thereto.

          (b)    Confidentiality and Restrictions.    With respect to the information disclosed pursuant to Section 6.3(a), the Parties shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the NDA or any similar agreement entered into between the Company and any Person to whom the Company, any Company Subsidiary or any Company Representative provides information pursuant to this Section 6.3, except as may be required with respect to the filing of any Tax Return or in connection with any Tax controversy. The NDA shall continue in full force and effect in accordance with its terms until the earlier of the Effective Time or the expiration of the NDA according to its terms.

        Section 6.4    Solicitation; Change in Recommendation

          (a)   Notwithstanding anything to the contrary set forth in this Agreement, during the period beginning on the date of this Agreement and continuing until 11:59 p.m. (New York City time) on the day that is fifty-five (55) days following the date of this Agreement (the "Solicitation Period End Date"), the Company, the Company Subsidiaries and their respective Representatives shall have the right (acting under the direction of the Special Committee) to, directly or indirectly: (i) solicit, initiate, facilitate and encourage any Acquisition Proposal from any Third Party, including by way of providing access to information pursuant to one or more Acceptable Confidentiality Agreements, provided that any material non-public information concerning the Company or the Company Subsidiaries provided to any Third Party given such access shall, to the extent not previously provided to Parent or Merger Sub, be provided to Parent as promptly as reasonably practicable after it is provided to such Third Party; (ii) enter into, continue or otherwise participate in any discussions or negotiations with respect to any Acquisition Proposal or otherwise cooperate with or assist or participate in or facilitate any such discussions or negotiations or any effort or attempt to make any Acquisition Proposal. Notwithstanding the foregoing, the Company shall not provide any commercially sensitive non-public information to any competitor in connection with the actions contemplated by this Section 6.4(a), except in a manner consistent with the Company's past practice in dealing with the disclosure of such information in the context of considering Acquisition Proposals prior to the date of this Agreement.

          (b)   Except as expressly permitted by this Section 6.4, the Company and its officers and directors shall, and the Company shall instruct the Company Subsidiaries and Company Representatives to, immediately after the Solicitation Period End Date (or, as may relate to any Continuing Party, immediately after the Cut-Off Date):

              (i)  cease all discussions and negotiations with any Persons that may be ongoing with respect to an Acquisition Proposal and deliver a written notice to each such Person to the effect that the Company is ending all discussions and negotiations with such Person with respect to any Acquisition Proposal, and the notice shall also request such Person to promptly return or destroy all confidential information concerning the Company and the Company Subsidiaries; and

             (ii)  until the Effective Time or, if earlier, the termination of this Agreement in accordance with Article VIII, not:

              (A)  initiate, solicit, propose, knowingly encourage (including by providing non-public information) or knowingly facilitate any inquiries or the making of any proposal or offer that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal;

              (B)  engage in, continue or otherwise participate in any discussions or negotiations regarding, or provide any non-public information or data concerning the Company or any Company Subsidiary to any Person relating to, any Acquisition Proposal, or any proposal or offer that could reasonably be expected to lead to an Acquisition Proposal;

              (C)  grant any waiver, amendment or release under any standstill or confidentiality agreement or Takeover Statutes;

              (D)  approve, endorse, recommend, execute or enter into any letter of intent, agreement in principle, merger agreement, acquisition agreement or other similar agreement (other than an Acceptable Confidentiality Agreement) relating to an Acquisition Proposal or any proposal or offer that could reasonably be expected to lead to an Acquisition Proposal, or that requires the Company to abandon this Agreement or the Merger; or

              (E)  resolve, agree or publicly announce an intention to do any of the foregoing.

          For the avoidance of doubt, after the Solicitation Period End Date, the Company may continue to engage in the activities described in Section 6.4(b) with respect to any Acquisition Proposal submitted by a Continuing Party on or before the Solicitation Period End Date until 11:59 p.m. (New York City time) on the fifteenth (15th) day following the Solicitation Period End Date (the "Cut-Off Date"), including with respect to any amended or revised Acquisition Proposal submitted by such Continuing Party on or before the Cut-Off Date.

          (c)   Notwithstanding anything to the contrary contained in Section 6.4(b) but subject to the last sentence of this Section 6.4(c), at any time after the Solicitation Period End Date and prior to the receipt of the Shareholder Approval, following the receipt of a bona fide written Acquisition Proposal that did not result from a breach of Section 6.4(b) in any material respect, the Company and its Representatives may, subject to compliance with the other provisions of this Section 6.4 and acting under the direction of the Special Committee:

              (i)  contact the Person who has made such Acquisition Proposal to clarify and understand the terms and conditions thereof to the extent the Special Committee shall have determined in good faith that such contact is necessary to determine whether such Acquisition Proposal constitutes a Superior Proposal or is reasonably likely to result in a Superior Proposal;

             (ii)  provide information in response to the request of the Person who has made such Acquisition Proposal, if and only if, prior to providing such information, the Company has received from the Person so requesting such information an executed Acceptable Confidentiality Agreement, provided that the Company shall promptly make available to Parent any material non-public information concerning the Company and the Company Subsidiaries that is provided to any Person making such Acquisition Proposal that is given such access and that was not previously or concurrently made available to Parent or the Parent Representatives; or

            (iii)  engage or participate in any discussions or negotiations with the Person who has made such Acquisition Proposal;

  provided that prior to taking any action described in Section 6.4(c)(ii) or Section 6.4(c)(iii) above, (x) the Special Committee shall have determined in good faith, after consultation with outside legal counsel, that failure to take such action would be inconsistent with the directors' fiduciary duties under applicable Laws, and (y) the Special Committee shall have determined in good faith, based on the information then available and after consultation with its independent nationally recognized financial advisor and outside legal counsel, that such Acquisition Proposal either constitutes a Superior Proposal or is reasonably likely to result in a Superior Proposal. Notwithstanding the foregoing, the Company shall not provide any commercially sensitive non-public information to any competitor in connection with the actions permitted by Section 6.4(c)(ii), except in a manner consistent with the Company's past practice in dealing with the disclosure of such information in the context of considering Acquisition Proposals prior to the date of this Agreement.

          (d)   Except as expressly provided by Section 6.4(e), neither the Company Board nor any committee thereof shall:

              (i)  (A) withhold, withdraw, qualify or modify (or publicly propose or resolve to withhold, withdraw, qualify or modify), in a manner adverse to Parent or Merger Sub, the Company Recommendation with respect to the Merger, (B) adopt, approve or recommend or propose to adopt, approve or recommend (publicly or otherwise) an Acquisition Proposal, (C) publicly take, disclose a position with regard to or issue any statement referencing an Acquisition

    Proposal (other than a "stop, look and listen" communication of the type contemplated by Rule 14d-9(f) under the Exchange Act or a statement that the Company Board has received and is currently evaluating such Acquisition Proposal) that is not an express rejection of any applicable Acquisition Proposal or an express reaffirmation of its recommendation in favor of the transactions contemplated by this Agreement, (D) fail to include the Company Recommendation in the Proxy Statement or (E) cause or permit the Company or any Company Subsidiary to enter into any letter of intent, memorandum of understanding or similar document or Contract relating to any Acquisition Proposal (other than any Acceptable Confidentiality Agreement entered into in accordance with Section 6.4(a) or Section 6.4(c)) (any action described in clauses (A) through (E), a "Company Adverse Recommendation Change"); or

             (ii)  cause or permit the Company or any Company Subsidiary to enter into any acquisition agreement, merger agreement or other similar definitive agreement relating to any Acquisition Proposal (an "Alternative Acquisition Agreement").

          (e)   Notwithstanding anything to the contrary set forth in this Agreement, from the date of this Agreement and at any time prior to obtaining the Shareholder Approval, the Special Committee may (x) in response to an Intervening Event, (A) effect a Company Adverse Recommendation Change and/or (B) authorize the Company to terminate this Agreement or (y) if the Company has received an Acquisition Proposal from any Person (either before or after the Solicitation Period End Date) that is not withdrawn and that the Special Committee concludes in good faith constitutes a Superior Proposal, (A) effect a Company Adverse Recommendation Change with respect to such Superior Proposal and/or (B) authorize the Company to terminate this Agreement to enter into an Alternative Acquisition Agreement with respect to such Superior Proposal, in the case of both clause (x) and (y), if and only if:

              (i)  the Special Committee determines in good faith, after consultation with its independent nationally recognized financial advisor and outside legal counsel, that failure to do so would be inconsistent with the directors' fiduciary duties under applicable Laws;

             (ii)  prior to effecting a Company Adverse Recommendation Change or terminating this Agreement to enter into an Alternative Acquisition Agreement in accordance with Section 6.4(e)(y), (A) the Company shall have provided prior written notice to Parent at least five (5) Business Days in advance (the "Superior Proposal Notice Period"), to the effect that the Company has received an Acquisition Proposal that is not withdrawn and that the Special Committee concludes in good faith constitutes a Superior Proposal and, absent any revision to the terms and conditions of this Agreement, the Special Committee has resolved to effect a Company Adverse Recommendation Change and/or to terminate this Agreement pursuant to Section 8.1(c)(iv), which notice shall specify the identity of the party making the Superior Proposal, the material terms thereof and copies of all relevant documents relating to such Superior Proposal, and (B) the Company shall, and shall cause its financial and legal advisors to, during the Superior Proposal Notice Period, (1) negotiate with Parent and the Parent Representatives in good faith (to the extent Parent desires to negotiate) to make such adjustments in the terms and conditions of this Agreement, so that such Acquisition Proposal would cease to constitute a Superior Proposal, and (2) permit Parent and the Parent Representatives to make a presentation to the Company Board and the Special Committee regarding this Agreement and any adjustments with respect thereto (to the extent Parent desires to make such presentation); provided that in the event of any material revisions to the Acquisition Proposal that the Company Board has determined to be a Superior Proposal, the Company shall deliver a new written notice to Parent and to comply with the requirements of this Section 6.4 (including Section 6.4(e)) with respect to such new written notice; provided further, that references to the five (5) Business Day period above shall be deemed to be references to a two (2) Business Day period;

            (iii)  in the case of any action described in Section 6.4(e)(x)(B) above, the Company shall have validly terminated this Agreement in accordance with Section 8.1(c)(v), including the payment of the Company Termination Fee in accordance with Section 8.2(b)(i); and

            (iv)  in the case of any action described in Section 6.4(e)(y)(B) above, the Company shall have validly terminated this Agreement in accordance with Section 8.1(c)(iv), including the payment of the Company Termination Fee in accordance with Section 8.2(b)(i).

          (f)    Nothing contained in this Section 6.4 shall be deemed to prohibit the Company, the Company Board or the Special Committee from (i) complying with its disclosure obligations under U.S. federal or state Law with regard to an Acquisition Proposal, including taking and disclosing to its shareholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) under the Exchange Act; provided that any such disclosure (other than a "stop, look and listen" communication of the type contemplated by Rule 14d-9(f) under the Exchange Act or a statement that the Company Board has received and is currently evaluating such Acquisition Proposal) that is not an express rejection of any applicable Acquisition Proposal or an express reaffirmation of its recommendation in favor of the transactions contemplated by this Agreement shall be deemed to be a Company Adverse Recommendation Change, or (ii) making any "stop-look-and-listen" communication of the type contemplated by Rule 14d-9(f) under the Exchange Act.

          (g)   After the Solicitation Period End Date, the Company agrees that it will promptly (and, in any event, within 48 hours) notify Parent if any Acquisition Proposals are received by, any non-public information is requested from, or any discussions or negotiations are sought to be initiated or continued with, the Company, the Company Board, the Special Committee or any Company Representative indicating, in connection with such notice, the identity of the Person or group of Persons making such offer or proposal, the material terms and conditions of any proposals or offers and thereafter shall keep Parent reasonably informed, on a prompt basis (in any event, within 48 hours), of the status and terms of any such proposals or offers (including any amendments thereto that are material in any respect) and the status of any such discussions or negotiations, including any change in the Company's intentions as previously notified.

        None of the Company, the Company Board or any committee of the Company Board shall enter into any binding agreement or Contract with any Person to limit or not to give prior notice to Parent of its intention to effect a Company Adverse Recommendation Change or to terminate this Agreement in light of a Superior Proposal.

        Section 6.5    Reasonable Best Efforts.

          (a)   Subject to the terms and conditions of this Agreement, including Section 6.4, Parent, Merger Sub and the Company shall cooperate with each other and use (and shall cause their respective Subsidiaries to use) their respective reasonable best efforts to take or cause to be taken all actions and do or cause to be done all things reasonably necessary, proper or advisable on its respective part under this Agreement and applicable Laws to cause the conditions set forth in Article VII to be satisfied and to consummate and make effective the Merger and the other transactions contemplated hereby as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as practicable all consents, approvals, registrations, authorizations, waivers, Permits and Orders necessary or advisable to be obtained from any Third Party and/or any Governmental Entity in order to consummate the Merger or any of the other transactions contemplated by this Agreement; provided that all obligations of the Company, Parent and Merger Sub relating to the Financing shall be governed exclusively by Section 6.6 and Section 6.7, and not this Section 6.5. In furtherance and not in limitation of the foregoing, each party hereto agrees to (i) make an appropriate filing with the PRC Anti-Monopoly Bureau pursuant to the PRC Anti-Monopoly Law with respect to the transactions contemplated by this Agreement as promptly as practicable after the date hereof, (ii) supply as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to the PRC Anti-Monopoly Law and (iii) use its reasonable best efforts to take or cause to be taken all other actions necessary, proper or advisable consistent with this Section 6.5 to obtain receipt of the required authorization under the PRC Anti-Monopoly Law as soon as practicable.

          (b)   Each of Parent and the Company shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective Subsidiaries to any Third Party and/or any Governmental Entity in connection with the Merger and the transactions contemplated by this Agreement. Parent and the Company shall have the right to review in advance, and to the extent practicable each will consult with the other on and consider in good faith the views of the other in connection with, all of the information relating to Parent or the Company, as the case may be, and any of their respective Subsidiaries and Representatives, that appears in any filing made with, or written materials submitted to, any Third Party and/or any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement. In exercising the foregoing rights, each of the Company and Parent shall act reasonably and as promptly as practicable.

          (c)   Subject to applicable Laws and the instructions of any Governmental Entity, the Company and Parent each shall keep the other apprised of the status of matters relating to the completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other communications received by Parent or any Parent Representative, or the Company or any Company Subsidiary or Company Representative, as the case may be, from any Third Party and/or any Governmental Entity with respect to the Merger and the other transactions contemplated by this Agreement. Neither the Company nor Parent shall permit any of its officers or any of its other Representatives to participate in any meeting with any Governmental Entity in respect of any filings, investigation or other inquiry unless it consults with the other Party in advance and, to the extent permitted by such Governmental Entity, gives the other Party the opportunity to attend and participate thereat.

          (d)   In furtherance and not in limitation of the covenants of the parties contained in Section 6.5(a) through Section 6.5(c), if any objections are asserted with respect to the transactions contemplated hereby under any Law or if any Action is instituted (or threatened to be instituted) by any applicable Governmental Entity or any private party challenging any of the transactions contemplated hereby as violative of any Law or which would otherwise prevent, materially impede or materially delay the consummation of the transactions contemplated hereby, each Party shall use its reasonable best efforts to contest, resist and resolve any such objections or Actions, and to have vacated, lifted, reversed or overturned any Order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement so as to permit consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing, none of the Parties nor any of their Affiliates (including, after the Effective Time, the Surviving Corporation) shall be required to divest, hold separate or otherwise take or commit to take any action that limits its freedom of action with respect to, or its ability to retain, any of its businesses, services or assets.

        Section 6.6    Financing

          (a)   Each of Parent and Merger Sub shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to arrange the Financing in a timely manner including using reasonable best efforts to (i) negotiate and enter into definitive agreements (the "Debt Financing Agreements") with respect to, and on the terms and conditions contained in, the Debt Financing Commitment Letter in a timely manner, the terms and conditions of which shall not expand the conditions to the closing of the Debt Financing contained in the Debt Financing Commitment Letter, (ii) satisfy, or cause its Representatives to satisfy, on a timely basis all conditions in the Debt Financing Agreements and the Equity Financing Commitment Letter that are within its control, (iii) cause the Lenders and any other Persons providing the Debt Financing to fund the Debt Financing at or prior to the Closing, (iv) subject to the terms and conditions of the Equity Financing Commitment Letter, cause the Sponsors to fund the Equity Financing at or prior to the Closing, and (v) subject to the terms and conditions of the Debt Financing Commitment Letter and the Equity Financing Commitment Letter, draw upon and consummate the Financing at or prior to the Closing. If any portion of the Debt Financing becomes unavailable on the terms and conditions contemplated in the Debt Financing Commitment Letter or the Debt Financing Agreements, (x) Parent shall promptly so notify the Company, and (y) each of Parent and Merger Sub shall use its reasonable best efforts to arrange to obtain alternative debt financing from the same or alternate sources, as promptly as practicable following the occurrence of such event (and in any event no later than ten (10) Business Days prior to the End Date), on terms and conditions not materially less favorable, in the aggregate, to Parent and Merger Sub than those contained in the Debt Financing Commitment Letter, the Debt Financing Agreements and any related Fee Letter, in an amount sufficient (assuming (A) the Equity Financing is funded in accordance with the Equity Financing Commitment Letter, (B) the contributions contemplated by the Rollover Agreement are made in accordance with the terms of the Rollover Agreement, and (C) the satisfaction of the conditions to the obligation of Parent and Merger Sub to consummate the Merger as set forth in Section 7.1 and Section 7.2 or the waiver of such conditions by Parent) to consummate the Merger and other transactions contemplated by this Agreement (the "Alternate Financing"), and to enter into new definitive agreements with respect to such Alternate Financing (the "New Financing Documents"). For the purpose of the foregoing, Parent and Merger Sub shall, upon the request of the Company, execute such New Financing Documents or arrange for such Alternate Financing; provided that the terms and conditions thereof (including the flex provisions) are not materially less favorable to Parent and Merger Sub, in the aggregate, than those included in the Debt Financing Commitment Letter and the Debt Financing Agreements that such New Financing Documents are replacing. In the event any New Financing Document is entered into, (A) any reference in this Agreement to the "Financing" or "Debt Financing" shall mean the debt financing contemplated by the Debt Financing Commitment Letter as modified pursuant to clause (B) below, (B) any reference in this Agreement to the "Financing Commitment Letter" or the "Debt Financing Commitment Letter" shall be deemed to include the Debt Financing Commitment Letter that is not superseded by a New Financing Document at the time in question and the New Financing Document to the extent then in effect and (C) any reference in this Agreement to "Fee Letter" shall be deemed to include any fee letter relating to the Debt Financing Commitment Letter that is not superseded by a New Financing Document at the time in question and the New Financing Documents to the extent then in effect.

          (b)   Neither Parent nor Merger Sub shall agree to or permit any amendments or modifications to, or grant any waivers of, any condition or other provision under the Financing Commitment Letters and the Debt Financing Agreements without the prior written consent of the Company (which shall not be unreasonably withheld, conditioned or delayed) if such amendments, modifications or waivers would (i) reduce the aggregate amount of the Financing (unless the Equity Financing or Debt Financing, as the case may be, is increased by an amount corresponding to such reduction) or (ii) impose new or additional conditions that would reasonably be expected to (A) prevent or materially delay the ability of Parent or Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement or (B) adversely impact the ability of Parent or Merger Sub to enforce its rights against the other parties to the Financing Commitment Letters or Debt Financing Agreements. Neither Parent nor Merger Sub shall release or consent to the termination of the obligations of the Lenders or the Sponsors under the Financing Commitment Letters or Debt Financing Agreements, except as expressly contemplated thereby.

          (c)   Each of Parent and Merger Sub acknowledges and agrees that neither the obtaining of the Financing or any Alternate Financing is a condition to the Closing, and reaffirms its obligation to consummate the transactions contemplated by this Agreement irrespective and independently of the availability of the Financing or any Alternate Financing, subject to the applicable conditions set forth in Article VII, the breach of which obligation will give rise to the remedies set forth in Section 8.2 or Section 9.6, as applicable.

          (d)   Parent shall (i) furnish the Company complete, correct and executed copies of the Debt Financing Agreements as promptly as practicable upon their execution, (ii) prior to the Closing, give the Company prompt notice of any material breach or threatened material breach by any party to the Financing Commitment Letters or the Debt Financing Agreements, of which Parent or Merger Sub becomes aware, or any termination thereof, and (iii) prior to the Closing, otherwise keep the Company reasonably informed on a reasonably current basis of the status of Parent and Merger Sub's efforts to arrange the Financing or any Alternate Financing.

          (e)   Each of Parent and Merger Sub shall use its reasonable best efforts to consummate the transactions contemplated by the Rollover Agreement immediately prior to the Closing on the terms and conditions described in the Rollover Agreements and shall not agree to any amendment or modification to be made to, or any waiver of any provision or remedy under, the Rollover Agreement and Section 2.1(b) of the Voting Agreements without the prior written consent of the Company (which shall not be unreasonably withheld, conditioned or delayed) if such amendment, modification or waiver would reasonably be expected to prevent or materially delay the ability of Parent or Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement.

        Section 6.7    Financing Assistance.    Prior to the Closing, the Company shall, and shall cause each wholly-owned Company Subsidiary to, and shall use its reasonable best efforts to cause the Company Subsidiaries (other than those that are wholly-owned by the Company) and Company Representatives to, at Parent's sole cost and expense, provide to Parent cooperation reasonably requested by Parent in connection with, and customary for, the arrangement of the Financing, including:

          (a)   participating in a reasonable number of meetings, presentations, road shows, due diligence sessions, drafting sessions and sessions with rating agencies;

          (b)   assisting with the preparation of materials for rating agency presentations, offering documents, private placement memoranda, bank information memoranda, prospectuses and similar documents required in connection with the Financing; provided that any private placement memoranda or prospectuses shall contain disclosure and financial statements reflecting the Surviving Corporation and/or its Subsidiaries as the obligor;

          (c)   executing and delivering any pledge and security documents, currency or interest hedging arrangements, other definitive financing documents, or other certificates or documents as may be reasonably requested by Parent (including a certificate of the chief financial officer of the Company or any borrowing Subsidiary with respect to solvency matters and consents of accountants for use of their reports in any materials relating to the Debt Financing) or otherwise reasonably facilitating the pledging of collateral (including delivery of pay-off letters and other cooperation in connection with the pay off of existing Indebtedness and the release of all related Liens); provided that such documents will not take effect until the Effective Time;

          (d)   furnishing Parent and its Financing sources as promptly as practicable with financial and other pertinent information regarding the Company and the Company Subsidiaries as may be reasonably requested by Parent, including all financial statements and projections and other pertinent information required by the Debt Financing Commitment Letter or as otherwise required in connection with the Debt Financing and the transactions contemplated by this Agreement (including information relating to the Company and Company Subsidiaries (including information to be used in the preparation of one or more information packages regarding the business, operations and business plan or budget of the Company and Company Subsidiaries) customary for the placement, arrangement and/or syndication of loans or distribution of debt contemplated by the Debt Financing Commitment Letter to assist in preparation of customary offering or information documents or rating agency or lender or investor presentations relating to such placement, arrangement and/or syndication of loans) (all such information in this clause (d), the "Required Financial Information");

          (e)   providing financial statements (excluding footnotes) to the extent the Company customarily prepares such financial statements within the time frame such statements are prepared;

          (f)    taking all actions reasonably necessary to (i) permit the prospective lenders involved in the Financing to evaluate the Company and the Company Subsidiaries' current assets, cash management and accounting systems, policies and procedures relating thereto for the purpose of establishing collateral arrangements and (ii) establish bank and other accounts and blocked account agreements and lock box arrangements in connection with the foregoing; provided that such accounts, agreements and arrangements should not become active or take effect until the Effective Time; and

          (g)   furnishing Parent and its Financing sources promptly with all documentation and other information required by Governmental Entities with respect to the Financing under applicable "know your customer" and anti-money laundering rules and regulations.

Nothing in this Section 6.7 shall require such cooperation to the extent it would (i) require the Company to pay or agree to pay any fees, reimburse any expenses or give any indemnities prior to the Effective Time (it being understood, however, the Company shall bear all costs and expenses of its annual audit) or (ii) unreasonably interfere with the ongoing operations of the Company or the Company Subsidiaries. The effectiveness of any documents executed by the Company or any Company Subsidiary shall be subject to the Closing having occurred. Parent or Merger Sub shall, promptly upon request by the Company, reimburse the Company for all reasonable and documented out-of-pocket costs incurred by the Company or any Company Subsidiary or any of their Representatives in connection with such cooperation requested by Parent. All non-public or otherwise confidential information regarding the Company and its Subsidiaries obtained by Parent, Merger Sub, its Affiliates or their respective Representatives pursuant to this Section 6.7 shall be kept confidential in accordance with the terms of the NDA. Parent and Merger Sub acknowledge and agree that the Company and its Affiliates and its and their respective Representatives shall not, prior to the Effective Time, be required to incur any liability to any person under any financing that Parent and Merger Sub may raise in connection with the transactions contemplated by this Agreement or any cooperation provided pursuant to this Section 6.7 for which they are not reimbursed or indemnified by Parent. The Company hereby consents to the use of its and the Company Subsidiaries' logos in connection with the Debt Financing; provided that such logos shall be used in a manner that is not intended to or reasonably likely to harm, disparage or otherwise adversely affect the Company or any Company Subsidiary.

        Section 6.8    Notices of Certain Events.    From and after the date of this Agreement until the Effective Time, each of the Company and Parent shall promptly notify the other orally and in writing of (a) the occurrence, or non-occurrence, of any event that, individually or in the aggregate, would reasonably be expected to cause any condition to the obligations of any Party to effect the Merger or any of the other transactions contemplated by this Agreement not to be satisfied, (b) any Action commenced or, to any Party's knowledge, threatened against, such Party or any of its Subsidiaries or Affiliates or otherwise relating to, involving or affecting such Party or any of its Subsidiaries or Affiliates, in each case in connection with, arising from or otherwise relating to the Merger or any other transaction contemplated hereby (the "Transaction Litigation"), or (c) the failure of any such Party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement which, individually or in the aggregate, would reasonably be expected to result in any condition to the obligations of any Party to effect the Merger not to be satisfied; provided that the delivery of any notice pursuant to this Section 6.8 shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Agreement or otherwise limit or affect the remedies available hereunder to any Party. The failure to deliver any such notice shall not affect any of the conditions set forth in Article VII.

        Section 6.9    Transaction Litigation.    The Company and Parent shall give each other the opportunity to participate in the defense, settlement and/or prosecution of any Transaction Litigation; provided that neither the Company nor any Subsidiary nor any Company Representative shall compromise, settle, come to an arrangement regarding or agree to compromise, settle or come to an arrangement regarding any Transaction Litigation or consent to the same unless Parent shall have first consented thereto in writing (such consent not to be unreasonably withheld, conditioned or delayed).

        Section 6.10    Publicity.

          (a)   The initial press release regarding the Merger shall be a joint press release by the Company and Parent, and thereafter (except with respect to a Company Adverse Recommendation Change, an Acquisition Proposal or a Superior Proposal or any action taken by the Company, the Company Board or the Special Committee permitted under Section 6.4) the Company and Parent each shall consult with the other prior to issuing any press releases or otherwise making public announcements (including conference calls with investors and analysts) with respect to the Merger or any other transactions contemplated by this Agreement. No Party shall issue any such press release or make any such public statement prior to such consultation, except to the extent the disclosing Party determines it is required to do so by applicable Law (including pursuant to applicable fiduciary duties) or any listing agreement with Nasdaq, in which case such Party shall use all reasonable efforts to consult with the other Party before issuing any such release or making any such public statement.

          (b)   Before any Merger Communication of the Company or any of its "participants" (as defined in Item 4 of Schedule 14A of the Exchange Act) is (i) disseminated to any investor, analyst, member of the media, employee, client, customer or other Third Party or otherwise made accessible on the website of the Company or such participant (whether in written, video or oral form via webcast, hyperlink or otherwise), or (ii) utilized by any executive officer, key employee or advisor of the Company or any such participant, as a script in discussions or meetings with any such Third Parties, the Company shall (or shall cause any such participant to) cooperate in good faith with Parent with respect to any such Merger Communication for purposes of, among other things, determining whether that communication constitutes "soliciting material" that is required to be filed by Rule 14a-6(b) or Rule 14a-12(b) of the Exchange Act. The Company shall (or shall cause any such participant to) give reasonable and good faith consideration to any comments made by Parent and its counsel on any such Merger Communication.

        Section 6.11    Resignation of Directors.    At the Closing, except as otherwise may be agreed by Parent, the Company shall deliver to Parent the resignation of all members of the Company Board who are in office immediately prior to the Effective Time, which resignations shall be effective at the Effective Time.

        Section 6.12    Indemnification of Directors and Officers.

          (a)   From and after the Effective Time, the Surviving Corporation shall indemnify and hold harmless, to the fullest extent required by the Company Articles of Incorporation and Company By-Laws and, without limiting the foregoing, as required pursuant to any indemnity agreements of the Company or any Company Subsidiary in effect on the date hereof, each present and former director and officer of the Company and each Company Subsidiary (collectively, the "Indemnified Parties") against any costs or expenses (including attorneys' fees and expenses), judgments, fines, losses, claims, settlements, damages or liabilities incurred in connection with any Action, whether civil, criminal, administrative or investigative, arising out of or pertaining to such Indemnified Party's service as a director or officer of the Company or any Company Subsidiary or services performed by such Person at the request of the Company or any Company Subsidiary, including (i) any and all matters pending, existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, and (ii) any claim arising from the transactions contemplated herein, and any actions taken by Parent and/or Merger Sub with respect thereto (including any disposition of assets of the Surviving Corporation or any of its Subsidiaries which is alleged to have rendered the Surviving Corporation and/or any of its Subsidiaries insolvent). Out-of-pocket expenses (including attorneys' fees and expenses) actually incurred by any Indemnified Party in connection with the defense of any Action for which indemnification may be available hereunder shall, if requested by the Indemnified Party, be paid by the Surviving Corporation in advance of the final disposition of such Action (and in any event within thirty (30) days of request for reimbursement by such Indemnified Party) upon receipt of an irrevocable undertaking by the Indemnified Party to repay such amount if it shall ultimately be determined that such Indemnified Party is not entitled to be indemnified by the Surviving Corporation.

          (b)   Parent shall cause the Surviving Corporation as of the Effective Time to, obtain and fully pay the premium for the extension of the directors' and officers' liability coverage of the Company's existing directors' and officers' insurance policies, for a claims reporting or discovery period of at least six (6) years from and after the Effective Time with respect to any claim related to any period or time at or prior to the Effective Time from an insurance carrier with the same or better credit rating as the Company's current insurance carrier with respect to directors' and officers' liability insurance and fiduciary liability insurance (the "D&O Insurance") with terms, conditions, retentions and limits of liability that are at least as favorable as the coverage provided under the Company's existing policy with respect to any matter claimed against a director or officer of the Company or any Company Subsidiary by reason of him or her serving in such capacity that existed or occurred at or prior to the Effective Time (including in connection with this Agreement or the transactions or actions contemplated hereby); provided that in no event shall Parent or the Surviving Corporation be required to expend for such policy pursuant to this sentence an annual premium amount in excess of 250% of the annual premiums currently paid by the Company for such insurance; provided, further that if the annual premiums of such insurance coverage exceed such amount, the Surviving Corporation shall obtain a policy with the greatest coverage available for a cost not exceeding such amount. Prior to the Effective Time, the Company may at its option purchase a six-year "tail" prepaid policy on terms and conditions no less advantageous to the Indemnified Parties than the Existing D&O Insurance and for a price no greater than $300,000. If such "tail" prepaid policy has been obtained by the Company prior to the Effective Time, Parent shall cause the Surviving Corporation to maintain such policy in full force and effect, and continue to honor the respective obligations thereunder and all other obligations under this Section 6.12(b) shall terminate.

          (c)   The provisions of this Section 6.12 shall survive the consummation of the Merger and are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their respective heirs and representatives.

        Section 6.13    State Takeover Statutes.    Parent, the Company and their respective Boards of Directors (or with respect to the Company, the Special Committee, if appropriate) shall (a) take all reasonable action necessary to ensure that no Takeover Statute is or becomes applicable to this Agreement or the transactions provided for in this Agreement and (b) if any Takeover Statute becomes applicable to this Agreement or the transactions contemplated by this Agreement, take all reasonable action necessary to ensure that the transactions provided for in this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such Takeover Statute on this Agreement or the transactions provided for in this Agreement.

        Section 6.14    Section 16 Matters.    Prior to the Effective Time, the Company shall use its reasonable best efforts to take all such steps as may be reasonably necessary and permitted to cause the transactions contemplated by this Agreement, including any dispositions of Company Shares (including derivative securities with respect to such Company Shares) by each individual who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

        Section 6.15    Permits.    The Company shall use its reasonable best efforts to obtain or cause to be obtained as soon as practicable, but in any event prior to the Effective Time, the items set forth in Section 6.15(a) of the Company Disclosure Schedule. The Company shall use its reasonable best efforts to submit or cause to be submitted all required application materials to the relevant Governmental Entities prior to the Effective Time for the purposes of obtaining the item set forth in Section 6.15(b) of the Company Disclosure Schedule.

        Section 6.16    Adoption by Parent.    Promptly following the execution of this Agreement (and in any event prior to the Closing Date), Parent shall take all requisite action in accordance with FBCA and the Articles of Incorporation and By-laws of Merger Sub to adopt and approve this Agreement in its capacity as the sole shareholder of Merger Sub.

        Section 6.17    Stock Exchange De-listing.    Prior to the Effective Time, the Company shall cooperate with Parent and use reasonable best efforts to take or cause to be taken, and following the Effective Time, Parent shall take or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of the Nasdaq to cause the delisting of the Company of the Company Shares from the Nasdaq as promptly as practicable after the Effective Time and the deregistration of the Company Shares under the Exchange Act as promptly as practicable after such delisting.

        Section 6.18    Other Actions.    Prior to the Effective Time, subject to Section 6.2 and Section 6.4 none of Parent, Merger Sub or the Company shall (i) take any action that is intended to or would reasonably be likely to result in any of the conditions to effecting the Merger becoming incapable of being satisfied; or (ii) take any action or omission which would, or would be reasonably likely to, individually or in the aggregate, prevent, materially delay or materially impede the ability of Parent, Merger Sub or the Company, as applicable, to consummate the Merger or the other transactions contemplated by this Agreement.

 ARTICLE VII
CLOSING CONDITIONS

        Section 7.1    Conditions to Obligations of Each Party Under This Agreement.    The respective obligations of each Party to effect the Merger and the other transactions contemplated herein shall be subject to the satisfaction or waiver (in the case of the Company, upon the approval of the Special Committee), at or prior to the Closing Date of the following conditions:

          (a)    Shareholder Approval.    The Shareholder Approval shall have been obtained.

          (b)    PRC Anti-Monopoly.    The PRC Anti-Monopoly Bureau shall have issued a decision under the PRC Anti-Monopoly Law approving the Merger.

          (c)    No Injunctions or Restraints.    No Order (whether temporary, preliminary or permanent in nature) issued by any court of competent jurisdiction or other restraint or prohibition of any Governmental Entity shall be in effect, and no Law shall have been enacted, entered, promulgated, enforced or deemed applicable by any Governmental Entity that, in any case, prohibits or makes illegal the consummation of the Merger.

        Section 7.2    Additional Conditions to Obligations of Parent and Merger Sub.    The obligations of Parent and Merger Sub to effect the Merger and the other transactions contemplated herein are also subject to satisfaction as of the Closing of the following conditions, any one or more of which may be waived in writing by Parent:

          (a)    Representations and Warranties.    (i) Other than the representations and warranties of the Company contained in Section 4.2(a), Section 4.2(b), Section 4.3, Section 4.5(b) , Section 4.8(ii) and Section 4.20, the representations and warranties of the Company contained in this Agreement shall be true and correct in all respects when made and as of the Closing as if made at such time (or, to the extent such representations and warranties speak as of a specified date, they need only be true and correct in all respects as of such specified date) interpreted without giving effect to the words "materially" or "material" or to any qualifications based on such terms or based on the defined term "Company Material Adverse Effect," except where the failure of such representations and warranties to be true and correct, in the aggregate, does not constitute a Company Material Adverse Effect, (ii) the representations and warranties set forth in Section 4.3 and Section 4.20 shall be true and correct in all material respects when made and as of the Closing as if made at such time (or, to the extent such representations and warranties speak as of a specified date, they need only be true and correct in all material respects as of such specified date) interpreted without giving effect to the words "materially" or "material" or to any qualifications based on such terms or based on the defined term "Company Material Adverse Effect," (iii) the representations and warranties set forth in Section 4.2 (a) and Section 4.2(b) shall be true and correct in all respects when made and as of the Closing as if made at such time, except for inaccuracies that do not, individually or in the aggregate, require payments at the Closing under Section 3.1 or at or after the Closing under Section 3.5 in excess of $100,000 (or an equivalent amount in RMB), and (iv) the representations and warranties contained in Section 4.5(b) and Section 4.8(ii) shall be true and correct in all respects when made and as of the Closing as if made at such time.

          (b)    Agreements and Covenants.    The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

          (c)    Officer's Certificate.    Parent shall have received a certificate of a duly authorized officer of the Company confirming the satisfaction of the conditions set forth in Section 7.2(a) and Section 7.2(b).

          (d)    No Company Material Adverse Effect.    Since the date of this Agreement, there shall not have occurred a Company Material Adverse Effect.

        Section 7.3    Additional Conditions to Obligations of the Company.    The obligation of the Company to effect the Merger and the other transactions contemplated herein are also subject to satisfaction as of the Closing of the following conditions, any one of which may be waived in writing by the Company:

          (a)    Representations and Warranties.    The representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct in all respects when made and as of the Closing as if made at such time (or, to the extent such representations and warranties speak as of a specified date, they need only be true and correct in all respects as of such specified date) interpreted without giving effect to the words "materially" or "material" or to any qualifications based on such terms, except for such failure to be true and correct which, individually or in the aggregate, have not and would not reasonably be expected to prevent, materially delay or materially impede the performance by Parent or Merger Sub of its obligations under this Agreement.

          (b)    Agreements and Covenants.    Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by Parent and/or Merger Sub on or prior to the Closing Date.

          (c)    Officer's Certificate.    The Company shall have received a certificate of a duly authorized officer of Parent confirming the satisfaction of the conditions set forth in Section 7.3(a) and Section 7.3(b).

        Section 7.4    Frustration of Closing Conditions.    Prior to the End Date, none of the Company, Parent or Merger Sub may rely on the failure of any condition set forth in Article VII to be satisfied if such failure was caused by such Party's failure to act in good faith to comply with this Agreement and consummate the transactions provided for herein.

ARTICLE VIII
TERMINATION, AMENDMENT AND WAIVER

        Section 8.1    Termination.    This Agreement may be terminated, and the Merger contemplated hereby may be abandoned, at any time prior to the Effective Time, by action taken or authorized by, (i) in the case of the Company, the Special Committee, and (ii) in the case of Parent, its Board of Directors, whether before or after the Shareholder Approval:

          (a)   By mutual written consent of Parent and the Company;

          (b)   by either Parent or the Company:

              (i)  if the Merger shall not have been consummated by 11:59 p.m., Hong Kong time, on November 15, 2011 (the "End Date"); provided that the right to terminate this Agreement pursuant to this Section 8.1(b)(i) shall not be available to any Party whose material breach of any provision of this Agreement was the primary cause of the failure of the Merger to have been consummated prior to the End Date; provided, further that any purported termination of this Agreement under this Section 8.1(b)(i) shall be deemed a termination under Section 8.1(b)(iii) if, at the time of any such purported termination by the Company, either Parent or the Company is entitled to terminate this Agreement pursuant to Section 8.1(b)(iii);

             (ii)  if (x) any Order of any Governmental Entity having competent jurisdiction is entered enjoining the Company, Parent or Merger Sub from consummating the Merger and such Order has become final and nonappealable or (y) a Law shall have been enacted or promulgated or become applicable to the Parties or the transactions contemplated by this Agreement that makes consummation of the Merger illegal or otherwise prohibited; provided that prior to termination pursuant to this Section 8.1(b)(ii), each of the Parties shall have used its reasonable best efforts to resist, appeal, obtain consent under, resolve or lift, as applicable, the Order or Law and shall have complied in all material respects with its obligations under Section 6.5; provided, further that the right to terminate this Agreement pursuant to this Section 8.1(b)(ii) shall not be available to any Party whose breach of any provision of this Agreement primarily results in the imposition of any such Order or the enactment, promulgation or applicability of such Law; or

            (iii)  if the Shareholder Approval is not obtained at the Company Shareholders Meeting or any adjournment thereof at which this Agreement has been voted upon;

          (c)   by the Company:

              (i)  if (x) Parent or Merger Sub shall have breached any of the covenants or agreements contained in this Agreement to be complied with by Parent or Merger Sub such that the closing condition set forth in Section 7.3(b) would not be satisfied or (y) there exists a breach of any representation or warranty of Parent or Merger Sub contained in this Agreement such that the closing condition set forth in Section 7.3(a) would not be satisfied, and, in the case of either (x) or (y), such breach is incapable of being cured by the End Date or is not cured by Parent of Merger Sub within thirty (30) calendar days after Parent or Merger Sub receives written notice of such breach from the Company; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.1(c)(i) if, at the time of such termination, there exists a breach of any representation, warranty, covenant or agreement of the Company contained in this Agreement that would result in the closing conditions set forth in Section 7.2(a) or Section 7.2(b), as applicable, not being satisfied;

             (ii)  if (x) all of the conditions to closing contained in Section 7.1 and Section 7.2 have been satisfied or waived by Parent (other than those conditions that by their nature are to be satisfied at the Closing (but subject to their satisfaction or waiver by Parent at the Closing)), (y) on the last day of the Debt Financing Period, none of Parent, Merger Sub or the Surviving Corporation shall have received the proceeds of the Debt Financing in an amount sufficient to consummate the transactions contemplated by this Agreement and the failure to receive such proceeds is not caused by a material breach by Parent or Merger Sub of any of the covenants or agreements contained in this Agreement to be complied with by Parent or Merger Sub or a material breach of any representation or warranty of Parent or Merger Sub contained in this Agreement, and (z) Parent and Merger Sub fail to complete the Closing within two (2) Business Days following the date the Closing should have occurred pursuant to Section 2.2;

            (iii)  if (x) all of the conditions to closing contained in Section 7.1 and Section 7.2 have been satisfied or waived by Parent (other than those conditions that by their nature are to be satisfied at the Closing (but subject to their satisfaction or waiver by Parent at the Closing)), (y) Parent and Merger Sub fail to complete the Closing within two (2) Business Days following the date the Closing should have occurred pursuant to Section 2.2, and (z) (A) the Debt Financing has been funded or the Lenders have irrevocably confirmed in writing that all conditions to the funding of the Debt Financing have been satisfied (other than funding of the Equity Financing) and the Debt Financing will be funded during such period if the Equity Financing is funded during such period, or (B) on the last day of the Debt Financing Period, none of Parent, Merger Sub or the Surviving Corporation shall have received the proceeds of the Debt Financing in an amount sufficient to consummate the transactions contemplated by this Agreement and the failure to receive such proceeds is caused by a material breach by Parent or Merger Sub of any of the covenants or agreements contained in this Agreement to be complied with by Parent or Merger Sub or a material breach of any representation or warranty of Parent or Merger Sub contained in this Agreement;

            (iv)  if prior to the obtaining of the Shareholder Approval, (x) the Company Board has, upon recommendation of the Special Committee, authorized the Company to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal and (y) the Company has concurrently with the termination of this Agreement entered into, or immediately after the termination of this Agreement, enters into, an Alternative Acquisition Agreement with respect to the Superior Proposal referred to in the foregoing clause (x); provided that the right of the Company to terminate this Agreement pursuant to this Section 8.1(c)(iv) is conditioned on and subject to the concurrent or prior payment by the Company of the Company Termination Fee to the Fund Manager in accordance with Section 8.2(b)(i) and any purported termination pursuant to this Section 8.1(c)(iv) shall be void and of no force or effect if the Company shall not have paid the Company Termination Fee; provided, further that the Company shall not be entitled to terminate this Agreement pursuant to this Section 8.1(c)(iv) unless the Company has complied in all material respects with the requirements of Section 6.4 of this Agreement and the Company has complied in all respects with the requirements of Section 6.4(e) that the Company is required to satisfy before taking action pursuant to this Section 8.1(c)(iv); or

             (v)  if prior to the obtaining of the Shareholder Approval the Company has effected a Company Adverse Recommendation Change; provided that the right of the Company to terminate this Agreement pursuant to this Section 8.1(c)(v) is conditioned on and subject to the concurrent or prior payment by the Company of the Company Termination Fee to the Fund Manager in accordance with Section 8.2(b)(i) and any purported termination pursuant to this Section 8.1(c)(v) shall be void and of no force or effect if the Company shall not have paid the Company Termination Fee.

          (d)   by Parent:

              (i)  if (x) the Company shall have breached any of the covenants or agreements contained in this Agreement to be complied with by the Company such that the closing condition set forth in Section 7.2(b) would not be satisfied or (y) there exists a breach of any representation or warranty of the Company contained in this Agreement such that the closing condition set forth in Section 7.2(a) would not be satisfied, and, in the case of either (x) or (y), such breach is incapable of being cured by the End Date or is not cured by the Company, in the case of a breach of Section 6.4, within five (5) calendar days after the Company receives written notice of such breach from Parent, and in the case of any other breach by the Company, within thirty (30) calendar days after the Company receives written notice of such breach from Parent or Merger Sub; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.1(d)(i) if, at the time of such termination, there exists a breach of any representation, warranty, covenant or agreement of Parent or Merger Sub contained in this Agreement that would result in the closing conditions set forth in Section 7.3(a) or Section 7.3(b), as applicable, not being satisfied; or

             (ii)  if the Company Board or any committee thereof shall have effected a Company Adverse Recommendation Change.

          (e)    Notice of Termination.    The Party desiring to terminate this Agreement pursuant to this Section 8.1 (other than under Section 8.1(a)) shall give written notice of such termination to the other Parties specifying the provision or provisions of this Section 8.1 pursuant to which such termination is purportedly effected.

        Section 8.2    Effect of Termination; Termination Fee and Expense Reimbursement.

          (a)    Effect of Termination Generally.    Except as otherwise set forth in this Section 8.2, in the event of a termination of this Agreement by either the Company or Parent as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Merger Sub or the Company or their respective officers, directors or Affiliates; provided that the provisions of Section 6.3(b), this Section 8.2, Article IX and the NDA shall remain in full force and effect and survive any termination of this Agreement. Notwithstanding the foregoing, in no event shall any Party (or any member of the Parent Group or Company Group) be liable for punitive damages.

          (b)    Company Termination Fee.    Subject to Section 8.2(f):

              (i)  In the event this Agreement is terminated by the Company pursuant to Section 8.1(c)(iv) or Section 8.1(c)(v), the Company shall pay the Company Termination Fee to the Fund Manager concurrently with or prior to such termination by wire transfer of same day funds to one or more accounts designated by the Fund Manager; provided that in the event this Agreement is terminated by the Company pursuant to Section 8.1(c)(v) prior to the Solicitation Period End Date without the Company having entered into an Alternative Acquisition Agreement prior to or concurrently with such termination, then (x) the Company shall pay 75% of the Company Termination Fee to the Fund Manager concurrently with or prior to such termination and (y) in the event the Company fails to enter into an Alternative Acquisition Agreement with any Person or group (other than Parent, Merger Sub or any Former Bidder) prior to the Solicitation Period End Date, then the Company shall pay the balance of such Company Termination Fee to the Fund Manager within two (2) Business Days after the Solicitation Period End Date.

             (ii)  In the event this Agreement is terminated by Parent pursuant to Section 8.1(d)(i) or Section 8.1(d)(ii), the Company shall pay the Company Termination Fee to the Fund Manager promptly, but in any event within two (2) Business Days after the date of such termination, by wire transfer of same day funds to one or more accounts designated by the Fund Manager; provided that in the event this Agreement is terminated by Parent pursuant to Section 8.1(d)(ii) prior to the Solicitation Period End Date without the Company having entered into an Alternative Acquisition Agreement prior to or concurrently with such termination, then (x) the Company shall pay 75% of the Company Termination Fee to the Fund Manager promptly, but in any event within two (2) Business Days after the date of such termination and (y) in the event the Company fails to enter into an Alternative Acquisition Agreement with any Person or group (other than Parent, Merger Sub or any Former Bidder) prior to the Solicitation Period End Date, then the Company shall pay the balance of such Company Termination Fee to the Fund Manager within two (2) Business Days after the Solicitation Period End Date.

            (iii)  In the event that (x) an Acquisition Proposal (or the intention of any Person to make an Acquisition Proposal), whether or not conditional, shall have been made public and not withdrawn prior to the termination of this Agreement, (y) this Agreement is terminated by either Parent or the Company pursuant to Section 8.1(b)(i) or Section 8.1(b)(iii), and (z) after the date of this Agreement and prior to the first (1st) anniversary of the termination of this Agreement, the Company consummates an Acquisition Proposal (whether or not such Acquisition Proposal was the same Acquisition Proposal referred to in the preceding clause (x)), then the Company shall, on the date an Acquisition Proposal is consummated, pay the Company Termination Fee (less the amount of any Parent Expenses previously paid to

    Parent pursuant to Section 8.2(d), if any) to the Fund Manager by wire transfer of same day funds to one or more accounts designated by the Fund Manager; provided that for purposes of this Section 8.2(b)(iii), all percentages in the definition of Acquisition Proposal shall be replaced with 50%.

            (iv)  For the avoidance of doubt, in no event shall the Company be obligated to pay, or cause to be paid, the Company Termination Fee on more than one occasion.

          (c)    Parent Termination Fee.

              (i)  In the event that this Agreement is terminated by the Company in accordance with Section 8.1(c)(i), Section 8.1(c)(ii) or Section 8.1(c)(iii), then, subject to Section 8.2(f), Parent shall promptly, but in no event later than two (2) Business Days after the date of such termination, pay or cause to be paid to the Company (or its designees) an amount in cash equal to the Parent Termination Fee by wire transfer of same day funds to one or more accounts designated by the Company.

             (ii)  For the avoidance of doubt, in no event shall Parent be obligated to pay, or cause to be paid, the Parent Termination Fee on more than one occasion.

          (d)    Expense Reimbursement.    In the event this Agreement is terminated by either Parent or the Company pursuant to Section 8.1(b)(iii) under circumstances in which the Company Termination Fee is not then payable pursuant to Section 8.2(b), then the Company shall, within thirty (30) Business Days following receipt of an invoice therefor, reimburse the Fund Manager for all of Parent's reasonably documented out-of-pocket fees and expenses (including reasonable legal fees and expenses) actually incurred by Parent and its Affiliates on or prior to the termination of this Agreement in connection with the transactions contemplated by this Agreement (including the Financing) (the "Parent Expenses"), which amount shall in no event exceed $3,000,000 in the aggregate, by wire transfer of same day funds to one or more accounts designated by the Fund Manager; provided that the existence of circumstances which could require the Company Termination Fee to become subsequently payable by the Company pursuant to Section 8.2(b) shall not relieve the Company of its obligations to pay the Parent Expenses pursuant to this Section 8.2(d); provided, further that the payment by the Company of Parent Expenses pursuant to this Section 8.2(d) shall not relieve the Company of any subsequent obligation to pay the Company Termination Fee pursuant to Section 8.2(b) except to the extent indicated in Section 8.2(b).

          (e)    Acknowledgement.    Each Party acknowledges that (i) the agreements contained in this Section 8.2 are an integral part of the transactions contemplated in this Agreement, (ii) the damages resulting from termination of this Agreement under circumstances where a Company Termination Fee or Parent Termination Fee is payable are uncertain and incapable of accurate calculation and therefore, the amounts payable pursuant to Section 8.2(b) and Section 8.2(c) are not a penalty but rather constitute liquidated damages in a reasonable amount that will compensate Parent or the Company, as the case may be, for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, and (iii) without the agreements contained in this Section 8.2, the Parties would not have entered into this Agreement. If the Company or Parent fails to timely pay any amount due pursuant to this Section 8.2, and, in order to obtain the payment, Parent or the Company, as the case may be, commences an Action which results in a judgment against the other party for the payment set forth in this Section 8.2, such paying party shall pay the other party its reasonably documented costs and expenses (including reasonable legal fees and expenses) in connection with such Action, together with interest on such amount at the annual rate of five percent (5%) plus the prime rate as published in the Wall Street Journal in effect on the date such payment was required to be made through the date such payment is actually received.

          (f)    Limitations on Liabilities.

              (i)  Notwithstanding anything to the contrary in this Agreement, in the event that Parent or Merger Sub fails to effect the Closing when required by Section 2.2 for any reason or no reason or they otherwise breach this Agreement (whether willfully, intentionally, unintentionally or otherwise) or otherwise fail to perform hereunder (whether willfully, intentionally, unintentionally or otherwise), then, except for an order of specific performance as and only to the extent expressly permitted by Section 9.6, the Company's right to terminate this Agreement and receive the Parent Termination Fee pursuant to Section 8.2(c) and the guarantee of such obligations pursuant to the Limited Guarantee (subject to their terms, conditions and limitations), shall be the sole and exclusive remedy (whether at law, in equity, in contract, in tort or otherwise) of the Company, the Company Subsidiaries and all members of the Company Group (as defined below) against (A) Parent, Merger Sub or the Sponsors, (B) the former, current and future holders of any equity, partnership or limited liability company interest, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders, assignees of Parent, Merger Sub or the Sponsors, (C) any lender or prospective lender, lead arranger, arranger, agent or representative of or to Parent, Merger Sub or the Sponsors or (D) any holders or future holders of any equity, stock, partnership or limited liability company interest, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders, assignees of any of the foregoing (clauses A—D, collectively, the "Parent Group"), for any loss or damage suffered as a result of any breach of any representation, warranty, covenant or agreement (whether willfully, intentionally, unintentionally or otherwise) or failure to perform hereunder (whether willfully, intentionally, unintentionally or otherwise) or other failure of the Merger to be consummated (whether willfully, intentionally, unintentionally or otherwise). For the avoidance of doubt, neither Parent nor any member of the Parent Group shall have any liability for monetary damages of any kind or nature or arising in any circumstance in connection with this Agreement or any of the transactions contemplated hereby (including the Equity Financing Commitment Letter, the Limited Guarantee and the Debt Financing Commitment Letter) other than the payment of the Parent Termination Fee pursuant to Section 8.2(c) and in no event shall any of the Company, the Company Subsidiaries, the direct or indirect shareholders of the Company or any other Person, or any of their respective Affiliates or Representatives (collectively, the "Company Group") seek, or permit to be sought, on behalf of any member of the Company Group, any monetary damages from any member of the Parent Group in connection with this Agreement or any of the transactions contemplated hereby (including the Equity Financing Commitment Letter, the Limited Guarantee and Debt Financing Commitment Letter), other than (without duplication) from Parent or Merger Sub to the extent provided in Section 8.2(c) or the Guarantor to the extent provided in the Limited Guarantee. In no event shall the Company or any member of the Company Group be entitled to seek the remedy of specific performance of this Agreement other than as specifically set forth in Section 9.6. For the avoidance of doubt, while the Company may pursue both a grant of specific performance as and only to the extent expressly permitted by Section 9.6 and the payment of the Parent Termination Fee pursuant to Section 8.2(c), under no circumstances shall the Company (or any member of the Company Group or any other Person) be permitted or entitled to receive both such grant of specific performance and payment of the Parent Termination Fee (or any other money damages).

             (ii)  Notwithstanding anything to the contrary in this Agreement, in the event that the Company fails to effect the Closing for any reason or no reason or otherwise breaches this Agreement (whether willfully, intentionally, unintentionally or otherwise) or otherwise fails to perform hereunder (whether willfully, intentionally, unintentionally or otherwise), then, except for an order of specific performance as and only to the extent permitted by Section 9.6, Parent's right to terminate this Agreement and receive the Company Termination Fee pursuant to Section 8.2(b) and/or the Parent Expenses pursuant to Section 8.2(d), as applicable, shall be the sole and exclusive remedy (whether at law, in equity, in contract, in tort or otherwise) of any member of the Parent Group against the Company Group (other than the Rollover Shareholders pursuant to the terms of the Rollover Agreement and/or the Voting Shareholders pursuant to the terms of the Voting Agreements), for any loss or damage suffered as a result of any breach of any representation, warranty, covenant or agreement (whether willfully, intentionally, unintentionally or otherwise) or failure to perform hereunder (whether willfully, intentionally, unintentionally or otherwise) or other failure of the Merger to be consummated (whether willfully, intentionally, unintentionally or otherwise). For the avoidance of doubt, neither the Company nor any member of the Company Group (other than the Rollover Shareholders pursuant to the terms of the Rollover Agreement and/or the Voting Shareholders pursuant to the terms of the Voting Agreements) shall have any liability for monetary damages of any kind or nature or arising in any circumstance in connection with this Agreement or any of the transactions contemplated hereby (including the Financing and the Limited Guarantee) other than the payment of the Company Termination Fee pursuant to Section 8.2(c) and/or the Parent Expenses pursuant to Section 8.2(d) and in no event shall any of the members of the Parent Group seek, or permit to be sought, any monetary damages from any member of the Company Group (other than the Rollover Shareholders pursuant to the terms of the Rollover Agreement and/or the Voting Shareholders pursuant to the terms of the Voting Agreements) in connection with this Agreement or any of the transactions contemplated hereby (including the Financing and the Limited Guarantee), other than (without duplication) from the Company to the extent provided in Section 8.2(b) or Section 8.2(d). For the avoidance of doubt, while Parent may pursue both a grant of specific performance as permitted by Section 9.6 and the payment of the Company Termination Fee and Parent Expenses pursuant to Section 8.2(b) and Section 8.2(d), respectively, under no circumstances shall Parent (or any member of the Parent Group or any other Person) be permitted or entitled to receive both such grant of specific performance and payment of the Company Termination Fee and/or the Parent Expenses (or any other money damages).

            (iii)  The Parties expressly acknowledge and agree that, with respect to any termination of this Agreement under circumstances in which any of the Company Termination Fee, the Parent Expenses or the Parent Termination Fee is payable pursuant to Section 8.2, payment of the Company Termination Fee, the Parent Expenses or the Parent Termination Fee, as required hereunder, shall constitute liquidated damages with respect to any claim for damages or any other claim which the Company, on the one hand, or Parent or Merger Sub, on the other hand, as the case may be, would otherwise be entitled to assert against Parent or Merger Sub, on the one hand, or the Company, on the other hand, as the case may be, or their respective assets, or against any of their respective employees or equityholders (without limiting any claims otherwise available to Parent against the Rollover Shareholders pursuant to the Rollover Agreement and/or the Voting Shareholders pursuant to the Voting Agreements) or any other member of the Parent Group or the Company Group, as the case may be, with respect to any such termination of this Agreement. The Parties expressly acknowledge and agree that, in light of the difficulty of accurately determining actual damages with respect to the foregoing upon any such termination of this Agreement under circumstances in which any of the Company Termination Fee, the Parent Expenses or the Parent Termination Fee is payable pursuant to Section 8.2, the right to such payment (A) constitutes a reasonable estimate of the damages that will be suffered by reason of any such termination of this Agreement, and (B) shall be in full and complete satisfaction of any and all damages arising as a result of any such termination of this Agreement.

            (iv)  The provisions of this Section 8.2(f) are intended to be for the benefit of, and shall be enforceable by, each member of the Company Group and the Parent Group.

        Section 8.3    Extension; Waiver.    At any time prior to the Effective Time, the Parties may, to the extent permitted by applicable Law and, in the case of the Company upon the approval of the Special Committee, subject to Section 8.4, (i) extend the time for the performance of any of the obligations or other acts of the other Parties, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (iii) waive compliance with any of the agreements or conditions contained herein; provided that after any approval of this Agreement by the Company's shareholders, there may not be any extension or waiver of this Agreement which decreases the Merger Consideration or which adversely affects the rights of the Company's shareholders hereunder without the approval of such shareholders. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party. The failure of any Party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

        Section 8.4    Amendment.    This Agreement may be amended by the Parties by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided that the Company may only take such action with the approval of the Special Committee; provided, further that after approval of the Agreement by the shareholders of the Company, no amendment that, by Law or in accordance with the rules of any relevant stock exchange, requires further approval by such shareholders may be made without further Shareholder Approval. This Agreement may not be amended except by an instrument in writing signed by Parent and the Company.

ARTICLE IX
GENERAL PROVISIONS

        Section 9.1    Non-Survival of Representations, Warranties and Covenants.    None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. None of the covenants or agreements of the Parties in this Agreement shall survive the Effective Time, other than (i) the covenants and agreements contained in this Article IX, the agreements of Parent, Merger Sub and the Company in Article III (Conversion of Securities; Exchange of Certificates), Section 6.9 (Indemnification of Directors and Officers) and Section 8.2 (Effect of Termination; Termination Fee and Expense Reimbursement), and (ii) those other covenants and agreements contained herein that by their terms apply, or that are to be performed in whole or in part, after the Effective Time, which shall survive the consummation of the Merger until fully performed.

        Section 9.2    Notices.    Any notices or other communications required or permitted under, or otherwise in connection with this Agreement, shall be in writing and shall be deemed to have been duly given when delivered in person or upon confirmation of receipt when transmitted by facsimile transmission or by electronic mail (but only if followed by transmittal by overnight courier or hand for delivery on the next Business Day) or on receipt after dispatch by registered or certified mail, postage prepaid, addressed, or on the next Business Day if transmitted by international overnight courier, in each case as follows:

        If to Parent or Merger Sub, at:

Bain Capital Asia, LLC 47th Floor, Cheung Kong Center 2 Queen's Road, Central Hong Kong
Attention:	Jonathan Zhu Lihong Wang Craig Boyce
Facsimile:	+852-3656-6801

        with a copy (which shall not constitute notice) to:

Kirkland & Ellis International LLP 26th Floor, Gloucester Tower The Landmark 15 Queen's Road, Central Hong Kong
Attention:	David Patrick Eich Jesse Sheley
Facsimile:	+852-3761-3301

        If to the Company, at:

China Fire & Security Group, Inc. B1-25 TYG Center, C2 Dongsanhuanbeilu Chaoyang District, Beijing China 100027
Attention:	Weigang Li Brian Lin Bin Gu
Facsimile:	+86-10-84417898

        If to the Special Committee, addressed to it care of the Company, with a copy (which shall not constitute notice) to:

Shearman & Sterling LLP 12th Floor East Tower, Twin Towers B-12 Jianguomenwai Dajie Beijing, 100022 China
Attn:	Ling Huang
Facsimile:	+8610 6563 6005

        Section 9.3    Fees and Expenses.    The Surviving Entity shall pay all charges and expenses, including those of the Paying Agent and all transfer, documentary, sales, use, stamp, registration and other similar such Taxes and fees (including penalties and interest), incurred in connection with the transactions contemplated by Article III. Except as otherwise expressly set forth in this Agreement, all fees and expenses incurred in connection herewith and the transactions contemplated hereby shall be paid by the Party incurring such expenses, whether or not the Merger is consummated.

        Section 9.4    Severability.    If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the greatest extent possible.

        Section 9.5    Entire Agreement.    This Agreement (together with the Exhibits, Company Disclosure Schedule and the other documents delivered pursuant hereto), the Financing Commitment Letters, the Limited Guarantee, the Rollover Agreement, the Voting Agreements and the NDA constitute the entire agreement of the Parties and supersede all prior agreements and undertakings, both written and oral, between the Parties, or any of them, with respect to the subject matter hereof and thereof.

        Section 9.6    Specific Performance

          (a)   The Parties agree that irreparable damage would occur in the event that any provision of this Agreement were not performed in accordance with the terms hereof and that, subject to the limitations set forth in Section 9.6(b), each Party shall be entitled to specific performance of the terms and provisions hereof (including the other Parties' obligation to consummate the Merger, subject in each case to the terms and conditions of this Agreement), including an injunction or injunctions to prevent breaches of this Agreement, in addition to any other remedy at law or equity. Subject to the limitations set forth in Section 9.6(b), each Party hereby waives (i) any defenses in any action for specific performance, including the defense that a remedy at law would be adequate and (ii) any requirement under any Law to post a bond or other security as a prerequisite to obtaining equitable relief. If any Party brings any Action to enforce specifically the performance of the terms and provisions hereof by any other Party, the End Date shall automatically be extended by (x) the amount of time during which such Action is pending, plus twenty (20) Business Days or (y) such other time period established by the Delaware court presiding over such Action.

          (b)   Notwithstanding anything in this Agreement to the contrary, the right of the Company to obtain an injunction, specific performance or other equitable relief to prevent breaches of this Agreement shall be limited to seeking (i) an injunction, specific performance or other equitable remedies to enforce Parent's obligation to cause the Equity Financing to be funded at the Effective Time but only in the event that (A) Parent and Merger Sub are required to consummate the Closing pursuant to Section 2.2, (B) the Debt Financing (and any Alternate Financing, if applicable) has been funded or the lenders party to the Debt Financing Commitment Letter have irrevocably confirmed in writing that all conditions to funding of the Debt Financing Commitment Letter have been satisfied (other than funding of the Equity Financing) and the Debt Financing will be funded in accordance with the terms of the Debt Financing Commitment Letter or the Debt Financing Agreements (and any New Financing Documents, if applicable) at the Effective Time if the Equity Financing is funded at the Effective Time, (C) the Company has irrevocably confirmed in writing that if the Financing (and any Alternate Financing, if applicable) is funded, then it would take such actions that are within its control to cause the consummation of the transactions contemplated by this Agreement to occur, and (D) the Equity Financing has not been funded and Parent and Merger Sub have not consummated the Merger, and (ii) an injunction to specifically enforce the obligations of Parent and Merger Sub set forth in Section 6.6. For the avoidance of doubt, in no circumstance other than as expressly contemplated by this Section 9.6(b) shall the Company be entitled under this Agreement to enforce or seek to enforce specifically Parent's right to cause the Equity Financing to be funded if the Debt Financing has not been funded (or will not be funded at the Effective Time if the Equity Financing is funded at the Effective Time).

        Section 9.7    Governing Law; Jurisdiction; Waiver of Jury Trial.

          (a)   This Agreement shall be construed, performed and enforced in accordance with the Laws of the State of Delaware without giving effect to its principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the Laws of another jurisdiction other than the State of Delaware except that matters relating to the fiduciary duties of the Company Board and internal corporate affairs of the Company shall be governed by the Laws of the State of Florida. Any Action (whether sounding in contract, tort, equity or otherwise) arising out of or relating to this Agreement, the Limited Guarantee, the Equity Financing Commitment Letter, the Debt Financing Commitment Letter, the Rollover Agreement, the Voting Agreements or the transactions contemplated hereby or thereby, including any Action against any member of the Parent Group, shall be brought solely and exclusively in the Court of Chancery of the State of Delaware; provided that if (and only after) such court determines that it lacks subject matter jurisdiction over any such Action, such Action shall be brought solely and exclusively in the United States District Court for the District of Delaware; provided, further that if (and only after) both the Court of Chancery of the State of Delaware and the United States District Court for the District of Delaware determine that they lack subject matter jurisdiction over any such Action, such Action shall be brought solely and exclusively in the United States District Court for the Southern District of New York. Each of the Parties hereto agrees that a final judgment (subject to any appeals therefrom) in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each Party hereby irrevocably submits to the exclusive jurisdiction of such courts in respect of any such Action, and hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such Action in any such court in accordance with the provisions of this Section 9.7. Each of the Parties hereto hereby irrevocably waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such Action in any such court. Each of the Parties hereto hereby irrevocably and unconditionally consents to service of process in the manner provided for notices in Section 9.2 (Notices). Nothing in this Agreement or any of the other Transaction Agreements will affect the right of any Party to this Agreement to serve process in any other manner permitted by Law.

          (b)   Each Party acknowledges and agrees that any Action which may arise under or relate to this Agreement or the other Transaction Agreements is likely to involve complicated and difficult issues, and therefore each such Party hereby irrevocably and unconditionally waives any right such Party may have to a trial by jury in respect of any Action directly or indirectly arising out of or relating to this Agreement or the other Transaction Agreements or the transactions contemplated hereby or thereby, including any controversy or Action involving any member of the Parent Group under any such agreement. Each Party certifies and acknowledges that (i) no representative, agent or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of Action, seek to enforce the foregoing waiver, (ii) each Party understands and has considered the implications of this waiver, (iii) each Party makes this waiver voluntarily, and (iv) each Party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 9.7(b).

        Section 9.8    No Third-Party Beneficiaries.    Except as provided in Section 6.3(b) (Confidentiality and Restrictions), Section 6.12 (Indemnification of Directors and Officers), Section 8.2(f) (Limitations on Liabilities), Section 9.6 (Specific Performance), Section 9.7 (Governing Law; Exclusive Jurisdiction; Waiver of Jury Trial) and this Section 9.8 (No Third-Party Beneficiaries), each of Parent and the Company hereby agrees that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other Parties hereto, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the Parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein. The Parties hereto further agree that the rights of third party beneficiaries under Section 6.12 shall not arise unless and until the Effective Time occurs. The Fund Manager shall be a third party beneficiary of this Agreement with respect to the right to receive the Company Termination Fee pursuant to Section 8.2(b) and Parent Expenses pursuant to Section 8.2(d). The Fund Manager may assign its right to receive the Company Termination Fee and the Parent Expenses to one or more Persons in its sole discretion.

        Section 9.9    Assignment.    Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties (whether by operation of law or otherwise) without the prior written consent of the other Parties; provided that prior to the Closing, Parent and Merger Sub may assign all (but not less than all) of their rights and obligations hereunder to a direct or indirect wholly-owned Subsidiary of (x) Parent or (y) the Sponsors (or any other investment fund advised or managed by the Fund Manager) (provided that such assignment shall not (a) materially affect the obligations of the Sponsors under the Equity Financing Commitment Letter, the Lenders under the Debt Financing Commitment Letter or the Guarantor under the Limited Guarantee, (b) impede, delay or adversely affect in any material respect the consummation of the transactions contemplated hereby, including the Merger, or otherwise impede in any material respect the rights of the Company or the shareholders of the Company hereunder) or (c) be effected in favor of any entity that competes or is likely to compete with the Company or any Company Subsidiary). No assignment by any Party shall relieve such Party of any of its obligations hereunder. Subject to the foregoing, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns.

        Section 9.10    Obligations of Parent and of the Company.    Whenever this Agreement requires a Subsidiary of Parent to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause such Subsidiary to take such action. Whenever this Agreement requires a Company Subsidiary to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action and, after the Effective Time, on the part of the Surviving Corporation to cause such Subsidiary to take such action.

        Section 9.11    Mutual Drafting.    Each Party has participated in the drafting of this Agreement, which each Party acknowledges is the result of extensive negotiations between the Parties.

        Section 9.12    Headings.    The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        Section 9.13    Counterparts.    This Agreement may be executed by facsimile and in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[Signature page follows.]

        IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

AMBER PARENT LIMITED
By:	/s/ PAUL EDGERLEY
	Name:	Paul Edgerley
	Title:	Director
AMBER MERGERCO, INC.
By:	/s/ PAUL EDGERLEY
	Name:	Paul Edgerley
	Title:	President and Secretary
CHINA FIRE & SECURITY GROUP, INC.
By:	/s/ ALBERT MCLELLAND
	Name:	Albert McLelland
	Title:	Chairman Special Committee

Signature Page to Agreement and Plan of Merger

ANNEX B

OPINION OF BARCLAYS CAPITAL ASIA LIMITED

May 20, 2011

The Special Committee of the Board of Directors
China Fire & Security Group, Inc.
B-2502 TYG Center, C2 Dongsanhuanbeilu, Chaoyang District
Beijing 100027, PRC

Members of the Special Committee of the Board of Directors:

        We understand that China Fire & Security Group, Inc. (the "Company") intends to enter into a transaction (the "Proposed Transaction") whereby Amber Parent Limited, an exempted company incorporated in the Cayman Islands ("Parent"), will effect a merger involving the Company. We understand that Parent is an affiliate of Bain Capital Asia, LLC ("Bain Capital"). Pursuant to a proposed Agreement and Plan of Merger (the "Merger Agreement"), to be entered into among Parent, Amber Mergerco, Inc., a Florida corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and the Company, (i) Merger Sub will merge with and into the Company, whereupon the separate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation, and (ii) each issued and outstanding share of common stock of the Company (the "Company Common Stock"), other than (a) a portion of the Company Common Stock held by Li Brothers Holdings, Inc., Jin Zhan Limited, Vyle Investment, Inc. and Small Special Technology who are parties to the Rollover Agreement referred to in the Merger Agreement (the "Rollover Shareholders"), and (b) Company Common Stock held by Parent or Merger Sub, will be converted into the right to receive $9.00 in cash (the "Merger Consideration"). The terms and conditions of the Proposed Transaction are set forth in more detail in the Merger Agreement. The summary of the Proposed Transaction set forth above is qualified in its entirety by the terms of the Merger Agreement.

        We have been requested by the Special Committee of the Board of Directors of the Company (the "Special Committee") to render our opinion with respect to the fairness, from a financial point of view, to the holders of the Company Common Stock (other than the Rollover Shareholders) of the Merger Consideration to be offered to such holders in the Proposed Transaction. We have not been requested to opine as to, and our opinion does not in any manner address, the Company's underlying business decision to proceed with or effect the Proposed Transaction or the likelihood of consummation of the Proposed Transaction. In addition, we express no opinion on, and our opinion does not in any manner address, the fairness of the amount or the nature of any compensation to any officers, directors or employees of any parties to the Proposed Transaction, or any class of such persons, relative to the Merger Consideration to be offered to the holders of the Company Common Stock (other than the Rollover Shareholders) in the Proposed Transaction.

        In arriving at our opinion, we reviewed and analyzed: (1) the final Merger Agreement dated May 20, 2011 and the specific terms of the Proposed Transaction; (2) certain publicly available information concerning the Company that we believe to be relevant to our analysis, including the Company's financial statements; (3) financial and operating information with respect to the business, operations and prospects of the Company furnished to us by the Company, including financial projections of the Company prepared by management of the Company dated April 7, 2011 (the "Management Plan"); (4) independent broker research analysts with respect to the future price targets of the Company Common Stock and financial projections of the Company; (5) a trading history of the Company Common Stock, and compared with that of securities of certain publicly-traded companies that we deemed to be generally relevant; (6) a comparison of the financial performance of the Company with that of certain publicly-traded companies that we deemed to be generally relevant; (7) a comparison of the financial terms of the Proposed Transaction with the financial terms of certain other recent transactions that we deemed to be generally relevant; and (8) the premia paid in certain publicly available transactions that we deemed to be generally relevant. In addition, we have had discussions with the management of the Company concerning its business, operations, assets, liabilities, financial condition and prospects and have undertaken such other studies, analyses and investigations as we deemed appropriate.

        In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without any independent verification of such information and have further relied upon the assurances of the management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the Management Plan, upon the advice of the Company, we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company and we have relied upon such projections in performing our analysis. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of the Company and have not made or obtained any evaluations or appraisals of the assets or liabilities of the Company. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter. We assume no responsibility for updating, revising or reaffirming our opinion based on events or circumstances that may occur after the date of this letter.

        We have assumed that the final executed Merger Agreement will not differ in any material respect from the final Merger Agreement reviewed by us and that the Proposed Transaction will be consummated in accordance with the terms set forth in the Merger Agreement, without material modification, waiver or delay. We have also assumed that the representations and warranties made by the Company in the Merger Agreement are and will be true and correct in all respects material to our analysis. We have further assumed, upon advice of the Company, that all material governmental, regulatory or other consents or approvals necessary for the consummation of the Proposed Transaction will be obtained as contemplated by the Merger Agreement. We are not legal, regulatory or tax experts and have relied on the assessments made by advisors to the Company with respect to such issues. We do not express any opinion as to any tax or other consequences that might result from the Proposed Transaction, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand that the Company has obtained such advice as it deemed necessary from qualified professionals.

        Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the Merger Consideration to be received by the holders of the Company Common Stock (other than the Rollover Shareholders) in the Proposed Transaction is fair to such stockholders.

        We have acted as financial advisor to the Special Committee in connection with the Proposed Transaction and will receive a fee for our services, a portion of which is payable upon rendering this opinion and a substantial portion of which is contingent upon the consummation of the Proposed Transaction. In addition, the Company has agreed to reimburse our expenses subject to a cap and indemnify us for certain liabilities that may arise out of our engagement. Barclays Capital Asia Limited and its affiliates engage in a wide range of businesses from investment and commercial banking, lending, asset management and other financial and non-financial services. In the ordinary course of our business, we and our affiliates may actively trade and effect transactions in the equity, debt and/or other securities (and any derivatives thereof) and financial instruments (including loans and other obligations) of the Company or Parent or any of their respective affiliates for our own account and for the accounts of our customers and, accordingly, may at any time hold long or short positions and investments in such securities and financial instruments. During the two years preceding the date of this letter, we and our affiliates have had commercial or investment banking relationships with Bain Capital and certain of its portfolio companies and other affiliates, for which we and such affiliates have received customary compensation. In addition, our commercial banking affiliate is an agent bank and a lender under outstanding credit facilities of certain portfolio companies and other affiliates of Bain Capital, for which it receives customary compensation or other financial benefits.

        This opinion, the issuance of which has been approved by our Fairness Opinion Committee, is for the use and benefit of the Special Committee and is rendered to the Special Committee in connection with its consideration of the Proposed Transaction. This opinion is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote or act with respect to any matter relating to the Proposed Transaction. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy or information statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.

Very truly yours,
/s/ BARCLAYS CAPITAL ASIA LIMITED BARCLAYS CAPITAL ASIA LIMITED

ANNEX C

SECTIONS 607.1301 THROUGH 607.1333 OF THE FLORIDA BUSINESS CORPORATION ACT

Dissent and Appraisal Rights

607.1301 Appraisal rights; definitions.—

        The following definitions apply to ss. 607.1302-607.1333:

        (1)   "Affiliate" means a person that directly or indirectly through one or more intermediaries' controls, is controlled by, or is under common control with another person or is a senior executive thereof. For purposes of s. 607.1302(2)(d), a person is deemed to be an affiliate of its senior executives.

        (2)   "Beneficial shareholder" means a person who is the beneficial owner of shares held in a voting trust or by a nominee on the beneficial owner's behalf.

        (3)   "Corporation" means the issuer of the shares held by a shareholder demanding appraisal and, for matters covered in ss. 607.1322-607.1333, includes the surviving entity in a merger.

        (4)   "Fair value" means the value of the corporation's shares determined:

          (a)   Immediately before the effectuation of the corporate action to which the shareholder objects.

          (b)   Using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable to the corporation and its remaining shareholders.

          (c)   For a corporation with 10 or fewer shareholders, without discounting for lack of marketability or minority status.

        (5)   "Interest" means interest from the effective date of the corporate action until the date of payment, at the rate of interest on judgments in this state on the effective date of the corporate action.

        (6)   "Preferred shares" means a class or series of shares the holders of which have preference over any other class or series with respect to distributions.

        (7)   "Record shareholder" means the person in whose name shares are registered in the records of the corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with the corporation.

        (8)   "Senior executive" means the chief executive officer, chief operating officer, chief financial officer, or anyone in charge of a principal business unit or function.

        (9)   "Shareholder" means both a record shareholder and a beneficial shareholder.

607.1302 Right of shareholders to appraisal.—

        (1)   A shareholder of a domestic corporation is entitled to appraisal rights, and to obtain payment of the fair value of that shareholder's shares, in the event of any of the following corporate actions:

          (a)   Consummation of a conversion of such corporation pursuant to s. 607.1112 if shareholder approval is required for the conversion and the shareholder is entitled to vote on the conversion under ss. 607.1103 and 607.1112(6), or the consummation of a merger to which such corporation is a party if shareholder approval is required for the merger under s. 607.1103 and the shareholder is entitled to vote on the merger or if such corporation is a subsidiary and the merger is governed by s. 607.1104;

          (b)   Consummation of a share exchange to which the corporation is a party as the corporation whose shares will be acquired if the shareholder is entitled to vote on the exchange, except that appraisal rights shall not be available to any shareholder of the corporation with respect to any class or series of shares of the corporation that is not exchanged;

          (c)   Consummation of a disposition of assets pursuant to s. 607.1202 if the shareholder is entitled to vote on the disposition, including a sale in dissolution but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within 1 year after the date of sale;

          (d)   An amendment of the articles of incorporation with respect to the class or series of shares which reduces the number of shares of a class or series owned by the shareholder to a fraction of a share if the corporation has the obligation or right to repurchase the fractional share so created;

          (e)   Any other amendment to the articles of incorporation, merger, share exchange, or disposition of assets to the extent provided by the articles of incorporation, bylaws, or a resolution of the board of directors, except that no bylaw or board resolution providing for appraisal rights may be amended or otherwise altered except by shareholder approval; or

          (f)    With regard to a class of shares prescribed in the articles of incorporation prior to October 1, 2003, including any shares within that class subsequently authorized by amendment, any amendment of the articles of incorporation if the shareholder is entitled to vote on the amendment and if such amendment would adversely affect such shareholder by:

            1.     Altering or abolishing any preemptive rights attached to any of his or her shares;

            2.     Altering or abolishing the voting rights pertaining to any of his or her shares, except as such rights may be affected by the voting rights of new shares then being authorized of any existing or new class or series of shares;

            3.     Effecting an exchange, cancellation, or reclassification of any of his or her shares, when such exchange, cancellation, or reclassification would alter or abolish the shareholder's voting rights or alter his or her percentage of equity in the corporation, or effecting a reduction or cancellation of accrued dividends or other arrearages in respect to such shares;

            4.     Reducing the stated redemption price of any of the shareholder's redeemable shares, altering or abolishing any provision relating to any sinking fund for the redemption or purchase of any of his or her shares, or making any of his or her shares subject to redemption when they are not otherwise redeemable;

            5.     Making noncumulative, in whole or in part, dividends of any of the shareholder's preferred shares which had theretofore been cumulative;

            6.     Reducing the stated dividend preference of any of the shareholder's preferred shares; or

            7.     Reducing any stated preferential amount payable on any of the shareholder's preferred shares upon voluntary or involuntary liquidation.

        (2)   Notwithstanding subsection (1), the availability of appraisal rights under paragraphs (1)(a), (b), (c), and (d) shall be limited in accordance with the following provisions:

          (a)   Appraisal rights shall not be available for the holders of shares of any class or series of shares which is:

            1.     Listed on the New York Stock Exchange or the American Stock Exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.; or

            2.     Not so listed or designated, but has at least 2,000 shareholders and the outstanding shares of such class or series have a market value of at least $10 million, exclusive of the value of such shares held by its subsidiaries, senior executives, directors, and beneficial shareholders owning more than 10 percent of such shares.

          (b)   The applicability of paragraph (a) shall be determined as of:

            1.     The record date fixed to determine the shareholders entitled to receive notice of, and to vote at, the meeting of shareholders to act upon the corporate action requiring appraisal rights; or

            2.     If there will be no meeting of shareholders, the close of business on the day on which the board of directors adopts the resolution recommending such corporate action.

          (c)   Paragraph (a) shall not be applicable and appraisal rights shall be available pursuant to subsection (1) for the holders of any class or series of shares who are required by the terms of the corporate action requiring appraisal rights to accept for such shares anything other than cash or shares of any class or any series of shares of any corporation, or any other proprietary interest of any other entity, that satisfies the standards set forth in paragraph (a) at the time the corporate action becomes effective.

          (d)   Paragraph (a) shall not be applicable and appraisal rights shall be available pursuant to subsection (1) for the holders of any class or series of shares if:

            1.     Any of the shares or assets of the corporation are being acquired or converted, whether by merger, share exchange, or otherwise, pursuant to the corporate action by a person, or by an affiliate of a person, who:

              a.     Is, or at any time in the 1-year period immediately preceding approval by the board of directors of the corporate action requiring appraisal rights was, the beneficial owner of 20 percent or more of the voting power of the corporation, excluding any shares acquired pursuant to an offer for all shares having voting power if such offer was made within 1 year prior to the corporate action requiring appraisal rights for consideration of the same kind and of a value equal to or less than that paid in connection with the corporate action; or

              b.     Directly or indirectly has, or at any time in the 1-year period immediately preceding approval by the board of directors of the corporation of the corporate action requiring appraisal rights had, the power, contractually or otherwise, to cause the appointment or election of 25 percent or more of the directors to the board of directors of the corporation; or

            2.     Any of the shares or assets of the corporation are being acquired or converted, whether by merger, share exchange, or otherwise, pursuant to such corporate action by a person, or by an affiliate of a person, who is, or at any time in the 1-year period immediately preceding approval by the board of directors of the corporate action requiring appraisal rights was, a senior executive or director of the corporation or a senior executive of any affiliate thereof, and that senior executive or director will receive, as a result of the corporate action, a financial benefit not generally available to other shareholders as such, other than:

              a.     Employment, consulting, retirement, or similar benefits established separately and not as part of or in contemplation of the corporate action;

              b.     Employment, consulting, retirement, or similar benefits established in contemplation of, or as part of, the corporate action that are not more favorable than those existing before the corporate action or, if more favorable, that have been approved on behalf of the corporation in the same manner as is provided in s. 607.0832; or

              c.     In the case of a director of the corporation who will, in the corporate action, become a director of the acquiring entity in the corporate action or one of its affiliates, rights and benefits as a director that are provided on the same basis as those afforded by the acquiring entity generally to other directors of such entity or such affiliate.

          (e)   For the purposes of paragraph (d) only, the term "beneficial owner" means any person who, directly or indirectly, through any contract, arrangement, or understanding, other than a revocable proxy, has or shares the power to vote, or to direct the voting of, shares, provided that a member of a national securities exchange shall not be deemed to be a beneficial owner of securities held directly or indirectly by it on behalf of another person solely because such member is the recordholder of such securities if the member is precluded by the rules of such exchange from voting without instruction on contested matters or matters that may affect substantially the rights or privileges of the holders of the securities to be voted. When two or more persons agree to act together for the purpose of voting their shares of the corporation, each member of the group formed thereby shall be deemed to have acquired beneficial ownership, as of the date of such agreement, of all voting shares of the corporation beneficially owned by any member of the group.

        (3)   Notwithstanding any other provision of this section, the articles of incorporation as originally filed or any amendment thereto may limit or eliminate appraisal rights for any class or series of preferred shares, but any such limitation or elimination contained in an amendment to the articles of incorporation that limits or eliminates appraisal rights for any of such shares that are outstanding immediately prior to the effective date of such amendment or that the corporation is or may be required to issue or sell thereafter pursuant to any conversion, exchange, or other right existing immediately before the effective date of such amendment shall not apply to any corporate action that becomes effective within 1 year of that date if such action would otherwise afford appraisal rights.

        (4)   A shareholder entitled to appraisal rights under this chapter may not challenge a completed corporate action for which appraisal rights are available unless such corporate action:

          (a)   Was not effectuated in accordance with the applicable provisions of this section or the corporation's articles of incorporation, bylaws, or board of directors' resolution authorizing the corporate action; or

          (b)   Was procured as a result of fraud or material misrepresentation.

607.1303 Assertion of rights by nominees and beneficial owners.—

        (1)   A record shareholder may assert appraisal rights as to fewer than all the shares registered in the record shareholder's name but owned by a beneficial shareholder only if the record shareholder objects with respect to all shares of the class or series owned by the beneficial shareholder and notifies the corporation in writing of the name and address of each beneficial shareholder on whose behalf appraisal rights are being asserted. The rights of a record shareholder who asserts appraisal rights for only part of the shares held of record in the record shareholder's name under this subsection shall be determined as if the shares as to which the record shareholder objects and the record shareholder's other shares were registered in the names of different record shareholders.

        (2)   A beneficial shareholder may assert appraisal rights as to shares of any class or series held on behalf of the shareholder only if such shareholder:

          (a)   Submits to the corporation the record shareholder's written consent to the assertion of such rights no later than the date referred to in s. 607.1322(2)(b)2.

          (b)   Does so with respect to all shares of the class or series that are beneficially owned by the beneficial shareholder.

607.1320 Notice of appraisal rights.—

        (1)   If proposed corporate action described in s. 607.1302(1) is to be submitted to a vote at a shareholders' meeting, the meeting notice must state that the corporation has concluded that shareholders are, are not, or may be entitled to assert appraisal rights under this chapter. If the corporation concludes that appraisal rights are or may be available, a copy of ss. 607.1301-607.1333 must accompany the meeting notice sent to those record shareholders entitled to exercise appraisal rights.

        (2)   In a merger pursuant to s. 607.1104, the parent corporation must notify in writing all record shareholders of the subsidiary who are entitled to assert appraisal rights that the corporate action became effective. Such notice must be sent within 10 days after the corporate action became effective and include the materials described in s. 607.1322.

        (3)   If the proposed corporate action described in s. 607.1302(1) is to be approved other than by a shareholders' meeting, the notice referred to in subsection (1) must be sent to all shareholders at the time that consents are first solicited pursuant to s. 607.0704, whether or not consents are solicited from all shareholders, and include the materials described in s. 607.1322.

607.1321 Notice of intent to demand payment.—

        (1)   If proposed corporate action requiring appraisal rights under s. 607.1302 is submitted to a vote at a shareholders' meeting, or is submitted to a shareholder pursuant to a consent vote under s. 607.0704, a shareholder who wishes to assert appraisal rights with respect to any class or series of shares:

          (a)   Must deliver to the corporation before the vote is taken, or within 20 days after receiving the notice pursuant to s. 607.1320(3) if action is to be taken without a shareholder meeting, written notice of the shareholder's intent to demand payment if the proposed action is effectuated.

          (b)   Must not vote, or cause or permit to be voted, any shares of such class or series in favor of the proposed action.

        (2)   A shareholder who does not satisfy the requirements of subsection (1) is not entitled to payment under this chapter.

607.1322 Appraisal notice and form.—

        (1)   If proposed corporate action requiring appraisal rights under s. 607.1302(1) becomes effective, the corporation must deliver a written appraisal notice and form required by paragraph (2)(a) to all shareholders who satisfied the requirements of s. 607.1321. In the case of a merger under s. 607.1104, the parent must deliver a written appraisal notice and form to all record shareholders who may be entitled to assert appraisal rights.

        (2)   The appraisal notice must be sent no earlier than the date the corporate action became effective and no later than 10 days after such date and must:

          (a)   Supply a form that specifies the date that the corporate action became effective and that provides for the shareholder to state:

            1.     The shareholder's name and address.

            2.     The number, classes, and series of shares as to which the shareholder asserts appraisal rights.

            3.     That the shareholder did not vote for the transaction.

            4.     Whether the shareholder accepts the corporation's offer as stated in subparagraph (b)4.

            5.     If the offer is not accepted, the shareholder's estimated fair value of the shares and a demand for payment of the shareholder's estimated value plus interest.

          (b)   State:

            1.     Where the form must be sent and where certificates for certificated shares must be deposited and the date by which those certificates must be deposited, which date may not be earlier than the date for receiving the required form under subparagraph 2.

            2.     A date by which the corporation must receive the form, which date may not be fewer than 40 nor more than 60 days after the date the subsection (1) appraisal notice and form are sent, and state that the shareholder shall have waived the right to demand appraisal with respect to the shares unless the form is received by the corporation by such specified date.

            3.     The corporation's estimate of the fair value of the shares.

            4.     An offer to each shareholder who is entitled to appraisal rights to pay the corporation's estimate of fair value set forth in subparagraph 3.

            5.     That, if requested in writing, the corporation will provide to the shareholder so requesting, within 10 days after the date specified in subparagraph 2., the number of shareholders who return the forms by the specified date and the total number of shares owned by them.

            6.     The date by which the notice to withdraw under s. 607.1323 must be received, which date must be within 20 days after the date specified in subparagraph 2.

          (c)   Be accompanied by:

            1.     Financial statements of the corporation that issued the shares to be appraised, consisting of a balance sheet as of the end of the fiscal year ending not more than 15 months prior to the date of the corporation's appraisal notice, an income statement for that year, a cash flow statement for that year, and the latest available interim financial statements, if any.

            2.     A copy of ss. 607.1301-607.1333.

607.1323 Perfection of rights; right to withdraw.—

        (1)   A shareholder who wishes to exercise appraisal rights must execute and return the form received pursuant to s. 607.1322(1) and, in the case of certificated shares, deposit the shareholder's certificates in accordance with the terms of the notice by the date referred to in the notice pursuant to s. 607.1322(2)(b)2. Once a shareholder deposits that shareholder's certificates or, in the case of uncertificated shares, returns the executed forms, that shareholder loses all rights as a shareholder, unless the shareholder withdraws pursuant to subsection (2).

        (2)   A shareholder who has complied with subsection (1) may nevertheless decline to exercise appraisal rights and withdraw from the appraisal process by so notifying the corporation in writing by the date set forth in the appraisal notice pursuant to s. 607.1322(2)(b)6. A shareholder who fails to so withdraw from the appraisal process may not thereafter withdraw without the corporation's written consent.

        (3)   A shareholder who does not execute and return the form and, in the case of certificated shares, deposit that shareholder's share certificates if required, each by the date set forth in the notice described in subsection (2), shall not be entitled to payment under this chapter.

607.1324 Shareholder's acceptance of corporation's offer.—

        (1)   If the shareholder states on the form provided in s. 607.1322(1) that the shareholder accepts the offer of the corporation to pay the corporation's estimated fair value for the shares, the corporation shall make such payment to the shareholder within 90 days after the corporation's receipt of the form from the shareholder.

        (2)   Upon payment of the agreed value, the shareholder shall cease to have any interest in the shares.

607.1326 Procedure if shareholder is dissatisfied with offer.—

        (1)   A shareholder who is dissatisfied with the corporation's offer as set forth pursuant to s. 607.1322(2)(b)4. must notify the corporation on the form provided pursuant to s. 607.1322(1) of that shareholder's estimate of the fair value of the shares and demand payment of that estimate plus interest.

        (2)   A shareholder who fails to notify the corporation in writing of that shareholder's demand to be paid the shareholder's stated estimate of the fair value plus interest under subsection (1) within the timeframe set forth in s. 607.1322(2)(b)2. waives the right to demand payment under this section and shall be entitled only to the payment offered by the corporation pursuant to s. 607.1322(2)(b)4.

607.1330 Court action.—

        (1)   If a shareholder makes demand for payment under s. 607.1326 which remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60-day period, any shareholder who has made a demand pursuant to s. 607.1326 may commence the proceeding in the name of the corporation.

        (2)   The proceeding shall be commenced in the appropriate court of the county in which the corporation's principal office, or, if none, its registered office, in this state is located. If the corporation is a foreign corporation without a registered office in this state, the proceeding shall be commenced in the county in this state in which the principal office or registered office of the domestic corporation merged with the foreign corporation was located at the time of the transaction.

        (3)   All shareholders, whether or not residents of this state, whose demands remain unsettled shall be made parties to the proceeding as in an action against their shares. The corporation shall serve a copy of the initial pleading in such proceeding upon each shareholder party who is a resident of this state in the manner provided by law for the service of a summons and complaint and upon each nonresident shareholder party by registered or certified mail or by publication as provided by law.

        (4)   The jurisdiction of the court in which the proceeding is commenced under subsection (2) is plenary and exclusive. If it so elects, the court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have the powers described in the order appointing them or in any amendment to the order. The shareholders demanding appraisal rights are entitled to the same discovery rights as parties in other civil proceedings. There shall be no right to a jury trial.

        (5)   Each shareholder made a party to the proceeding is entitled to judgment for the amount of the fair value of such shareholder's shares, plus interest, as found by the court.

        (6)   The corporation shall pay each such shareholder the amount found to be due within 10 days after final determination of the proceedings. Upon payment of the judgment, the shareholder shall cease to have any interest in the shares.

607.1331 Court costs and counsel fees.—

        (1)   The court in an appraisal proceeding shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the shareholders demanding appraisal, in amounts the court finds equitable, to the extent the court finds such shareholders acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

        (2)   The court in an appraisal proceeding may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

          (a)   Against the corporation and in favor of any or all shareholders demanding appraisal if the court finds the corporation did not substantially comply with ss. 607.1320 and 607.1322; or

          (b)   Against either the corporation or a shareholder demanding appraisal, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

        (3)   If the court in an appraisal proceeding finds that the services of counsel for any shareholder were of substantial benefit to other shareholders similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to such counsel reasonable fees to be paid out of the amounts awarded the shareholders who were benefited.

        (4)   To the extent the corporation fails to make a required payment pursuant to s. 607.1324, the shareholder may sue directly for the amount owed and, to the extent successful, shall be entitled to recover from the corporation all costs and expenses of the suit, including counsel fees.

607.1332 Disposition of acquired shares.—

        Shares acquired by a corporation pursuant to payment of the agreed value thereof or pursuant to payment of the judgment entered therefor, as provided in this chapter, may be held and disposed of by such corporation as authorized but unissued shares of the corporation, except that, in the case of a merger or share exchange, they may be held and disposed of as the plan of merger or share exchange otherwise provides. The shares of the surviving corporation into which the shares of such shareholders demanding appraisal rights would have been converted had they assented to the merger shall have the status of authorized but unissued shares of the surviving corporation.

607.1333 Limitation on corporate payment.—

        (1)   No payment shall be made to a shareholder seeking appraisal rights if, at the time of payment, the corporation is unable to meet the distribution standards of s. 607.06401. In such event, the shareholder shall, at the shareholder's option:

          (a)   Withdraw his or her notice of intent to assert appraisal rights, which shall in such event be deemed withdrawn with the consent of the corporation; or

          (b)   Retain his or her status as a claimant against the corporation and, if it is liquidated, be subordinated to the rights of creditors of the corporation, but have rights superior to the shareholders not asserting appraisal rights, and if it is not liquidated, retain his or her right to be paid for the shares, which right the corporation shall be obliged to satisfy when the restrictions of this section do not apply.

        (2)   The shareholder shall exercise the option under paragraph (1)(a) or paragraph (b) by written notice filed with the corporation within 30 days after the corporation has given written notice that the payment for shares cannot be made because of the restrictions of this section. If the shareholder fails to exercise the option, the shareholder shall be deemed to have withdrawn his or her notice of intent to assert appraisal rights.

ANNEX D

ROLLOVER AGREEMENT

        This ROLLOVER AGREEMENT (this "Agreement"), by and among Amber Parent Limited, an exempted company incorporated in the Cayman Islands ("Parent"), Amber Mergerco, Inc., a Florida corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and the shareholders of China Fire & Security Group, Inc., a Florida corporation (the "Company"), listed on the signature page hereto (each, a "Rollover Shareholder" and collectively, the "Rollover Shareholders"), is made and entered into as of 20 May 2011. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement (defined below).

        WHEREAS, Parent and Merger Sub have entered into an Agreement and Plan of Merger, dated as of the date hereof (as may be amended, supplemented or otherwise modified from time to time, the "Merger Agreement"), by and among Parent, Merger Sub and the Company, pursuant to which Merger Sub will merge with and into the Company on the terms and subject to the conditions set forth in the Merger Agreement and the Company shall remain as the Surviving Corporation;

        WHEREAS, as a result of the Merger, the Company shall succeed to and assume all the rights and obligations of Merger Sub in accordance with the Merger, including the obligations of Merger Sub set forth in this Agreement, and references in this Agreement to Merger Sub encompass the Surviving Corporation after the Merger;

        WHEREAS, each Rollover Shareholder desires to contribute the number of Company Shares shown on Schedule 1 hereto opposite its name (the "Rollover Shares") to Parent immediately prior to the Effective Time, in exchange for the number of common shares of Parent shown on Schedule 1 hereto opposite its name (the "Parent Issued Securities"); and

        WHEREAS, the Rollover Shareholder named in Schedule 2 hereto (the "Cashed-Out Shareholder") desires to contribute the number of Company Shares shown on Schedule 2 hereto opposite its name (the "Cashed-Out Shares") to Merger Sub immediately prior to the Effective Time, in exchange for an aggregate cash payment from Merger Sub in an amount equal to the Deferred Amount, payable at such time or times as are set forth in this Agreement.

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained and intending to be legally bound hereby, the parties hereto hereby agree as follows:

        1.    Definitions.    The following terms are defined as follows:

          "Rollover Effective Time" means the time immediately prior to the Effective Time.

          "Shareholders Agreement" means the Shareholders Agreement among Parent, the Rollover Shareholders and the other shareholders of Parent, to be entered into on or about the Closing Date, containing terms and conditions substantially consistent with the terms contained in this term sheet attached hereto as Exhibit A and such other terms and conditions as are reasonably satisfactory to Parent, as may be amended, restated or otherwise modified from time to time.

        2.    Contribution of Rollover Shares.    At the Rollover Effective Time, each Rollover Shareholder shall contribute the Rollover Shares held by it to the capital of Parent and Parent shall accept as a contribution the Rollover Shares. In exchange for the Rollover Shares, Parent shall issue to each Rollover Shareholder a pro rata (in kind and amount) portion of the share capital of Parent (based on the number of Rollover Shares contributed by each Rollover Shareholder) (the "Parent Issued Securities") at the same price per share as is paid by the other shareholders of Parent in connection with the Closing (the "Per Share Price"), assuming that the price per share paid in respect of each Rollover Share is equal to the Merger Consideration payable in respect of one Company Share under the Merger Agreement. The number of Rollover Shares to be contributed by and of Parent Issued

Securities to be issued to each Rollover Shareholder in accordance with this Section 2 is set forth next to such Rollover Shareholder's name on Schedule 1 hereto.

        3.    Contribution of Cashed-Out Shares; Deferred Amount.    (a) At the Rollover Effective Time, the Cashed-Out Shareholder shall contribute the Cashed-Out Shares to Merger Sub and Merger Sub shall accept such contribution of Cashed-Out Shares. In exchange for the Cashed-Out Shares, Merger Sub shall pay or cause to be paid to the Cashed-Out Shareholder after the Rollover Effective Time as set forth in Section 3(b) below an amount in cash equal to the product of (x) the total number of such Cashed-Out Shares contributed to Merger Sub by the Cashed-Out Shareholder and (y) the Merger Consideration per share, less applicable withholding Taxes, but subject to Section 12(c) (such amount, in the aggregate for all Cashed-Out Shares, the "Deferred Amount"). The Cashed-Out Shares contributed to Merger Sub shall be cancelled upon the Effective Time in connection with the Merger.

          (b)   Merger Sub shall pay or cause to be paid to the Cashed-Out Shareholder the Deferred Amount as soon as practicable following such time as the Surviving Corporation has funds sufficient to make such payment and is permitted to make such payment under all applicable Laws and Contracts governing Indebtedness of the Surviving Corporation and the Company Subsidiaries and in any event, Merger Sub shall use its reasonable best efforts to make or cause to be made such payment within three months after the Rollover Effective Time.

        4.    Equity Interests Other Than Rollover Shares and Cashed-Out Shares.    Other than for the Rollover Shares and the Cashed-Out Shares, all equity securities of the Company (including, for the avoidance of doubt, Company Options, Company Restricted Shares and other Company Shares) held by each Rollover Shareholder shall be treated at the Effective Time and upon consummation of the Merger as set forth in the Merger Agreement and not be affected by the provisions of this Agreement.

        5.    Conditions.    (a) The consummation of the contribution by each Rollover Shareholder of the Rollover Shares pursuant to Section 2 hereof shall be subject to the satisfaction or (in the case of clauses (i), (ii) and (iii)) waiver by such Rollover Shareholder of the following conditions: (i) the execution and delivery to such Rollover Shareholder by Parent of a copy of the Shareholders Agreement duly executed by Parent; (ii) that the representations and warranties of Parent contained in this Agreement shall be true and correct in all material respects as of the Closing Date; (iii) that Parent shall have performed or complied with in all material respects all covenants required to be performed or complied with by it under this Agreement; (iv) the issuance of the Parent Issued Securities to which such Rollover Shareholder is entitled under Section 2 concurrently with such contribution; and (v) the consummation of the Merger immediately following such contribution.

          (b)   The consummation of the issuance of the Parent Issued Securities by Parent to each Rollover Shareholder pursuant to Section 2 hereof shall be subject to the satisfaction or (in the case of clauses (v), (w) and (x)) waiver by Parent of the following conditions: (v) the execution and delivery by each Rollover Shareholder of a copy of the Shareholders Agreement duly executed by such Rollover Shareholder, (w) that the representations and warranties of such Rollover Shareholder contained in this Agreement shall be true and correct in all material respects as of the Closing Date; (x) that such Rollover Shareholder shall have performed or complied with in all material respects all covenants required to be performed or complied with by it under this Agreement; (y) the contribution by such Rollover Shareholder of the Rollover Shares to be contributed by it under Section 2 and (z) the consummation of the Merger immediately following such issuance of the Parent Issued Securities.

          (c)   The contribution to Merger Sub and cancellation of the Cashed-Out Shares pursuant to Section 3 hereof shall be subject to the consummation of the Merger immediately following such cancellation.

        6.    Status of the Parent Issued Securities.    The Parent Issued Securities issued to the Rollover Shareholder in consideration for the Rollover Shares shall be issued and credited as fully paid as of the Effective Time.

        7.    Representations and Warranties by the Rollover Shareholders.    Each Rollover Shareholder hereby represents and warrants to Parent and Merger Sub, as of the date hereof and as of the Rollover Effective Time, that:

          (a)   this Agreement constitutes the legal, valid and binding obligation of such Rollover Shareholder, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by such Rollover Shareholder does not conflict with, violate or cause a breach of any agreement, contract or instrument to which such Rollover Shareholder is a party or any judgment, order or decree to which such Rollover Shareholder is subject;

          (b)   the execution, delivery and performance by such Rollover Shareholder of this Agreement requires no order, license, consent, authorization or approval of, or exemption by, or action by or in respect of, or notice to, or filing or registration with, any governmental body, agency or official, except, as applicable, (i) for such filings and approvals as may be required by any applicable state securities "blue sky" laws, (ii) for such as have been obtained and (iii) where the failure to obtain any such order, license, consent, authorization, approval or exemption or give any such notice or make any filing or registration would not reasonably be expected to adversely affect the ability of such Rollover Shareholder to perform its obligations hereunder;

          (c)   such Rollover Shareholder's Parent Issued Securities will be acquired for such Rollover Shareholder's own account and not with a view to, or intention of, or for sale in connection with, any distribution thereof in violation of applicable federal and state securities laws;

          (d)   such Rollover Shareholder is an "Accredited Investor" as such term is defined in Regulation D under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder;

          (e)   such Rollover Shareholder understands that the Parent Issued Shares acquired hereunder are a speculative investment which involves a high degree of risk of loss of the entire investment therein, that there are substantial restrictions on the transferability of the Parent Issued Shares under the applicable laws and the Shareholders Agreement, and that for an indefinite period following the date hereof there will be no public market for the Parent Issued Shares and that, accordingly, it may not be possible for such Rollover Shareholder to sell the Parent Issued Shares in case of emergency or otherwise;

          (f)    such Rollover Shareholder's financial situation is such that such Rollover Shareholder can afford to bear the economic risk of its investment in Parent for an indefinite period of time, and such Rollover Shareholder can afford to suffer the complete loss of such Rollover Shareholder's investment in Parent;

          (g)   such Rollover Shareholder and his or her representatives, including, to the extent such Rollover Shareholder deems appropriate, such Rollover Shareholder's professional, financial, tax and other advisors, have reviewed all documents provided to them in connection with the investment in Parent, and such Rollover Shareholder understands and is aware of the risks related to such investment;

          (h)   such Rollover Shareholder and his or her representatives have been given the opportunity to examine all documents and to ask questions of, and to receive answers from, Parent and its representatives concerning the terms and conditions of the investment in Parent and related matters and to obtain all additional information which such Rollover Shareholder or his or her representatives deem necessary;

          (i)    such Rollover Shareholder's knowledge and experience in financial and business matters are such that such Rollover Shareholder is capable of evaluating the merits and risks of the investment in Parent;

          (j)    such Rollover Shareholder holds of record and owns beneficially the Rollover Shares to be contributed by such Rollover Shareholder to Parent pursuant to this Agreement, free and clear of any restrictions on transfer (other than any restrictions under applicable federal and state securities laws), taxes, security interests, liens or other encumbrances;

          (k)   except as disclosed in Section 7(k) of the attached Rollover Disclosure Schedule, as of the date hereof, and without regard to the disclosures in Section 7(k) of the attached Rollover Disclosure Schedule, as of the Rollover Effective Time, such Rollover Shareholder and each of its direct or indirect shareholders or beneficial owners that is a PRC resident (as defined in SAFE Circular 75) has taken all required steps to comply with any applicable rules and regulations of SAFE, including, without limitation, completing any registration and other procedures required by SAFE in respect of overseas investments and "round trip" investments;

          (l)    except as disclosed in any of the SEC Reports, neither such Rollover Shareholder nor any of its Affiliates, nor any individual related by blood, marriage or adoption to any of its Affiliates, is a party to any material agreement, Contract, commitment or transaction with the Company or any Company Subsidiary or has any material interest in any property used by the Company or any Company Subsidiary; and

          (m)  to the extent the payment of the Merger Consideration to such Rollover Shareholder pursuant to the Merger Agreement is or may be treated as a distribution in redemption of stock for U.S. federal income Tax purposes, such distribution shall be treated as a "substantially disproportionate redemption of stock" with respect to such Rollover Shareholder pursuant to Code Section 302(b)(2) (after application of the constructive ownership rules of Code Section 318).

        8.    Representations and Warranties of Parent and Merger Sub.    Each of Parent and Merger Sub represents and warrants to the Rollover Shareholders, as of the date hereof and as of the Rollover Effective Time, that:

          (a)   Parent is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands, and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of Florida;

          (b)   each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby;

          (c)   this Agreement constitutes the legal, valid and binding obligation of each of Parent and Merger Sub, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by Parent and Merger Sub does not conflict with, violate or cause a breach of any agreement, contract or instrument to which Parent or Merger Sub is a party or any judgment, order or decree to which Parent or Merger Sub is subject;

          (d)   the execution, delivery and performance by Parent and Merger Sub of this Agreement requires no order, license, consent, authorization or approval of, or exemption by, or action by or in respect of, or notice to, or filing or registration with, any governmental body, agency or official except, as applicable, (i) for such filings and approvals as may be required by any applicable state securities "blue sky" laws, (ii) for such as have been obtained and (iii) where the failure to obtain any such order, license, consent, authorization, approval or exemption or give any such notice or make any filing or registration would not reasonably be expected to adversely affect the ability of Parent or Merger Sub to perform its obligations hereunder; and

          (e)   Immediately after the Closing, Parent shall have a number of shares outstanding such that: (i) the number of shares of Parent held by the Rollover Shareholders shall be equal to the number of Rollover Shares contributed by the Rollover Shareholders to Parent pursuant to Section 2 above; and (ii) the number of shares of Parent held by the shareholders of Parent other than the Rollover Shareholders shall be equal to a fraction, the numerator of which shall be the aggregate amount of the equity contributions of such shareholders made to Parent in connection with the Closing, and the denominator of which shall be an amount equal to the per share Merger Consideration. Other than for the shares described in clauses (i) and (ii) of the preceding sentence or as may be agreed prior to Closing by Rollover Shareholders owning no less than 50% of the Rollover Shares, immediately after the Closing, Parent shall not have issued any equity securities, securities convertible into or exchangeable for equity securities, or options or warrants to acquire the same. Assuming that all Rollover Shares are contributed to Parent at Closing as contemplated by Section 2 hereof and all Cashed-Out Shares are contributed to Merger Sub at Closing as contemplated by Section 3 hereof, the aggregate amount of the equity contributions of the shareholders of Parent other than the Rollover Shareholders made at Closing shall not exceed $165,000,000 (the "Equity Contribution Cap"); provided that (i) in the event that the fees and expenses incurred by or on behalf of the Company, Parent and their respective Representatives in connection with or in furtherance of the Merger and the other transactions contemplated by this Agreement, the Merger Agreement and the other agreements referenced herein and therein (including any losses, damages, liabilities, costs or expenses relating to the defense or settlement of any Actions relating to the Merger or any such other transactions and regardless of whether any additional event or occurrence, in addition to the consummation of the transactions contemplated by this Agreement, the Merger Agreement and the other agreements referenced herein and therein is required to give rise to such payment obligations) exceed an amount equal to $25,000,000, the Equity Contribution Cap shall be increased by an amount equal to such excess; and (ii) in the event that the amount of the Debt Financing provided by the Lenders at Closing is less than $60,000,000, the Equity Contribution Cap shall be increased by an amount equal to such deficiency. Immediately after the Closing, all shareholders of Parent shall hold the same class of shares.

        9.    Termination.    This Agreement shall terminate and be of no further force or effect upon the date of termination of the Merger Agreement in accordance with its terms. Notwithstanding the foregoing, this Section 9 and Section 13 hereof shall survive the termination of this Agreement.

        10.    No Transfer.    (a) Between the date of this Agreement and the consummation of the transactions contemplated by this Agreement, none of the Rollover Shareholders shall transfer, pledge, assign, encumber or otherwise dispose of any Rollover Shares or Cashed-Out Shares and each of the Rollover Shareholders shall abide by all covenants set forth in the Voting Agreement to which such Rollover Shareholder is a party.

          (b)   Except as may be agreed by Parent or as permitted under the Shareholders Agreement, following the Rollover Effective Time, none of the Rollover Shareholders shall transfer, pledge, assign, encumber or otherwise dispose of any Parent Issued Securities, and each Rollover Shareholder shall procure that no indirect transfer of Parent Issued Securities is made by the direct or indirect shareholder of such Rollover Shareholder.

        11.    Company Covenants.    Each of the Rollover Shareholders agrees to cause the Company to perform and comply with all of its covenants and agreements set forth under the Merger Agreement that are to be performed or complied with in whole or in part prior to the Closing Date. Notwithstanding anything to the contrary set forth in the preceding sentence, the Rollover Shareholders are signing this Agreement solely and only in the Rollover Shareholders' capacities as shareholders of the Company and, accordingly, nothing contained in this Section 11 shall in any way limit or affect any actions taken by any shareholder of any Rollover Shareholder, or any trustee of any shareholder of any

Rollover Shareholder, in his capacity as an officer or director of the Company, and no action taken in any such capacity as an officer or director of the Company shall be deemed to constitute a breach of this Agreement.

        12.    Other Covenants.    (a) Each Rollover Shareholder shall, severally but not jointly, bear and pay, reimburse, indemnify and hold harmless Parent, Merger Sub, the Company and any Affiliate thereof for, from and against any and all liability for Taxes imposed under PRC Law (or an official interpretation thereof) on Parent, Merger Sub and, after the Closing, the Company, or any Affiliate thereof, arising from or attributable to (i) the receipt of any Merger Consideration (or other amounts) by such Rollover Shareholder or its Affiliates (including (x) in the case of either Li Brothers Holdings Inc. or Jin Zhan Limited, China Honour Investment Limited, Jin Zhan Limited and Li Weigang, (y) in the case of Vyle Investment, Inc., Brian Lin, and (z) in the case of Small Special Technology, Inc., Zhang Weishe) pursuant to the Merger Agreement and (ii) the receipt of Parent Issued Securities by such Rollover Shareholder or its Affiliates (including (x) in the case of either Li Brothers Holdings Inc. or Jin Zhan Limited, China Honour Investment Limited, Jinzhan Limited and Li Weigang, (y) in the case of Vyle Investment, Inc., Brian Lin, and (z) in the case of Small Special Technology, Inc., Zhang Weishe) in exchange for the contribution of Rollover Shares to Parent pursuant to this Rollover Agreement (including, for the avoidance of doubt, any PRC withholding Taxes imposed on Parent, Merger Sub, the Company or any Affiliate thereof with respect to the payment of such amounts described in clauses (i) and (ii) above).

          (b)   Each Rollover Shareholder shall use its reasonable best efforts to obtain, or cooperate with the Company such that Parent, Merger Sub and/or the Company (as applicable) shall obtain, prior to the Closing, from all applicable PRC Governmental Entities, written documentation evidencing that all of the Permits required for the good standing of the Company Subsidiaries or relating to "round trip" investments in respect of the Company or overseas investment by such Rollover Shareholder or any of its Affiliates or beneficial owners who are PRC residents (as defined under SAFE Circular 75) and are subject to any of the registration or reporting requirements of SAFE Circular 75, have been obtained as required by applicable PRC Law

          (c)   The parties to this Agreement agree to treat the payment of the Merger Consideration to each Rollover Shareholder pursuant to the Merger Agreement as made in pursuance to a sale or exchange of a capital asset for U.S. federal income tax purposes. The parties to this Agreement further agree that the payment of the Merger Consideration will not be subject to withholding Taxes under Chapter 3 of the Code or under PRC law, except (i) as may be required as a result of a change in relevant Law or published administrative practice by a Governmental Entity on or prior to the Closing Date, (ii) as may be required pursuant to a written notice received from any Governmental Entity on or prior to the Closing Date (a copy of which shall be promptly provided to each applicable Rollover Shareholder), or (iii) as may be required to be deducted and withheld from amounts payable with respect to any Company Options, Company Restricted Shares, or other Company Share-Based Awards, as to which Section 3.5(e) of the Merger Agreement governs.

          (d)   At Parent's request, each Rollover Shareholder shall provide to Parent such information as may be reasonably necessary for Parent or its direct or indirect owners to file their U.S. federal, state, local, and non-U.S. Tax Returns (including historic cost basis information).

          (e)   Each Rollover Shareholder and Parent shall each negotiate the terms and conditions of the Shareholders Agreement in good faith such that the condition set forth in Section 5(b)(v) and Section 5(a)(i), respectively, shall be satisfied.

          (f)    The provisions set forth in Schedule 3 hereto are incorporated by reference herein and shall apply and be binding on the parties hereto with the same force as the provisions set forth herein.

        13.    Miscellaneous.

          (a)    Notices.    Any notices or other communications required or permitted under, or otherwise in connection with this Agreement, shall be in writing and shall be deemed to have been duly given when delivered in person or upon confirmation of receipt when transmitted by facsimile transmission or by electronic mail (but only if followed by transmittal by overnight courier or hand delivery on the next Business Day) or on receipt after dispatch by registered or certified mail, postage prepaid, addressed, or on the next Business Day if transmitted by international overnight courier, in each case as follows:

          If to Parent, at:

Bain Capital Asia, LLC 47th Floor, Cheung Kong Center 2 Queen's Road, Central Hong Kong
Attention:	Jonathan Zhu
Lihong Wang
Craig Boyce
Facsimile No.: +852-3656-6801

          with a copy (which shall not constitute notice to Parent) to:

Kirkland & Ellis International LLP 26th Floor, Gloucester Tower The Landmark 15 Queen's Road, Central Hong Kong
Attention:	David Patrick Eich
Jesse Sheley
Facsimile No.: +852-3761-3301

        If to the Rollover Shareholder, to the address set forth on the signature page hereto under the Rollover Shareholder's name, with a copy (in the case of notice to Li Brothers Holdings Inc. or Jin Zhan Limited only) to

DLA Piper UK LLP 20th Floor, South Tower Beijing Kerry Center 1 Guanghua Road Chaoyang District Beijing 100020, China Attention: Steven Liu Facsimile No.: +86-10-6561-5158

or, in each case, to such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

          (b)    Survival.    All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby indefinitely; provided that (i) the representations and warranties contained in Section 7(l) of this Agreement shall survive the

  Closing for a period of one year following the Closing and (ii) the representations and warranties contained in Section 7(k) and Section 7(m) of this Agreement shall survive the Closing for the applicable statute of limitations.

          (c)    Tax-Free Exchange.    The parties hereto intend that for U.S. federal tax purposes, the contribution of the Rollover Shares by each Rollover Shareholder and the receipt of the Parent Issued Securities by each Rollover Shareholder be treated collectively as a transaction governed by Section 721 of the Code, and none of such parties shall take any contrary position unless otherwise required by a change in applicable law; provided, however under no circumstances is it guaranteed that any contribution of the Rollover Shares by the Rollover Shareholders and the receipt of Parent Issued Securities by the Rollover Shareholders will be governed by Section 721 of the Code, and the parties hereto acknowledge and agree that it is in their best interests to consult their own advisors and to draw their own conclusions relating to the applicability of Section 721 of the Code.

          (d)    Time of the Essence.    Time is of the essence for each and every provision of this Agreement. Whenever the last day for the exercise of any privilege or the discharge or any duty hereunder shall fall upon any day that is not a Business Day, the party having such privilege or duty may exercise such privilege or discharge such duty on the next succeeding day which is a regular Business Day.

          (e)    Further Assurances.    From time to time following the date hereof, the parties hereto shall execute and deliver such other instruments of assignment, transfer and delivery (including the delivery by each Rollover Shareholder to Parent or Merger Sub of certificates representing the Rollover Shares or the Cashed-Out Shares) and shall take such other actions as any other party hereto reasonably may request in order to consummate, complete and carry out the transactions contemplated by this Agreement.

          (f)    Severability.    If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, Parent and the Rollover Shareholder shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the greatest extent possible.

          (g)    Entire Agreement.    This Agreement, the Merger Agreement and the Voting Agreements embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

          (h)    Specific Performance.    The parties hereto shall be entitled to enforce their rights under this Agreement specifically, to recover damages and costs (including reasonable attorneys' fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in their favor. Each party hereto agrees and acknowledges that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that, in addition to any other rights and remedies at law or in equity existing in its favor, each party hereto shall be entitled to specific performance and/or other injunctive relief from any court of law or equity of competent jurisdiction (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Agreement.

          (i)    Amendment and Waiver.    Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of Parent and each Rollover Shareholder. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

          (j)    Delivery by Facsimile and Electronically.    This Agreement and any signed agreement or instrument entered into in connection thereto or contemplated thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or email, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or email as a defense to the formation of a contract and each such party forever waives any such defense.

          (k)    Applicable Law; Dispute Resolution.    This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Except as set forth in Schedule 3 hereto, any dispute or action (whether sounding in contract, tort, equity or otherwise) against, arising out of or relating to this Agreement or the transactions contemplated hereby shall be brought solely and exclusively in the Court of Chancery of the State of Delaware; provided that if (and only after) such courts determine that they lack subject matter jurisdiction over any such dispute or action, legal action shall be brought in the Federal courts of the United States located in the State of Delaware; provided, further that if (and only after) both the Court of Chancery of the State of Delaware and the Federal courts of the United States located in the State of Delaware determine that they lack subject matter jurisdiction over any such dispute or action, such action shall be brought in the United States District Court for the Southern District of New York. Each of the parties hereto agrees that a final judgment (subject to any appeals therefrom) in any such dispute or action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of such courts in respect of any legal dispute or action arising out of or relating to this Agreement or the transactions contemplated hereby, and hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any dispute or action arising out of or relating to this Agreement or the transactions contemplated hereby in any such court in accordance with the provisions of this paragraph. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action in any such court. Each of the parties hereto hereby irrevocably and unconditionally consents to service of process in the manner provided for notices in Section 13(a) above. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by Law.

          (l)    WAIVER OF JURY TRIAL.    EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY OR ACTION WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION OR ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING

  TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION OR ACTION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THISSECTION 13(L).

          (m)    No Third Party Beneficiaries.    There are no third party beneficiaries of this Agreement and nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto (and their respective successors, heirs and permitted assigns), any rights, remedies, obligations or liabilities.

          (n)    Assignment.    Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party; provided that prior to the Closing, Parent or Merger Sub may assign this Agreement (in whole but not in part) in connection with a permitted assignment by Parent or Merger Sub, as applicable, of the Merger Agreement. Subject to the foregoing, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

          (o)    Mutual Drafting.    Each party hereto has participated in the drafting of this Agreement, which each party hereto acknowledges is the result of extensive negotiations between the parties hereto.

          (p)    Headings.    The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          (q)    Counterparts.    This Agreement may be executed by facsimile and in one or more counterparts, and by the different parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

*        *        *        *        *

        IN WITNESS WHEREOF, the parties hereto have executed this Rollover Agreement as of the date first written above.

AMBER PARENT LIMITED
By:	/s/ PAUL EDGERLEY
	Name:	Paul Edgerley
	Title:	Director
AMBER MERGERCO, INC.
By:	/s/ PAUL EDGERLEY
	Name:	Paul Edgerley
	Title:	President and Secretary

LI BROTHERS HOLDINGS INC.
By:	/s/ LI WEIGANG
	Name:	Li Weigang
	Title:	Director
By:	/s/ LI JINCAI
	Name:	Li Jincai
	Title:	Director

Address:

Signature Page to Rollover Agreement

VYLE INVESTMENT, INC.
By:	/s/ BRIAN LIN
	Name:	Brian Lin
	Title:	Director

Address:

Signature Page to Rollover Agreement

SMALL SPECIAL TECHNOLOGY INC.
By:	/s/ WEISHE ZHANG
	Name:	Weishe Zhang
	Title:	Director

Address:

Signature Page to Rollover Agreement

JIN ZHAN LIMITED
By:	/s/ LI WEIGANG
	Name:	Li Weigang
	Title:	Director

Address:

Schedule 1

Name	Rollover Shares	Parent Issued Securities
Li Brothers Holdings Inc.	4,132,000	4,132,000
Jin Zhan Limited	768,000	768,000
Vyle Investment, Inc.	400,000	400,000
Small Special Technology Inc.	400,000	400,000

 Schedule 2

Name	Cashed-Out Shares	Deferred Amount
Li Brothers Holdings Inc.	1,222,222	$11,000,000 (less withholding Taxes, but subject to Section 12(c))

Exhibit A

Shareholders Agreement Term Sheet

Sponsor	Funds affiliated with Bain Capital Asia, LLC (collectively with their affiliates, the "Sponsor"). Capitalized terms used but not defined herein shall take the meanings ascribed to such terms in the Rollover Agreement to which this term sheet is attached or, if not defined therein, in the Merger Agreement.
Board Composition
At Closing, the board of directors of Parent (the "Board") will consist of: (i) Mr. Weigang Li ("Mr. Li"), who shall be the Chairman of the Board; (ii) Mr. Brian Lin ("Mr. Lin"); and (iii) three directors designated by the Sponsor. The Rollover Shareholders, collectively, shall be entitled to appoint: (A) so long as they retain no less than 75% of the shares of Parent initially issued to the Rollover Shareholders (as appropriately adjusted for share splits, share dividends and recapitalizations), two directors, and (B) so long as they retain no less than 25% of the shares of Parent initially issued to the Rollover Shareholders (as appropriately adjusted for share splits, share dividends and recapitalizations), one director.
Employment Agreements
Mr. Li and Mr. Lin will each enter into a three-year employment agreement with Parent or one of its Subsidiaries that contains two automatic one-year extensions (i.e., up to five years in total) in the event certain mutually agreed upon targets set out in the annual business plan for the relevant year are achieved. The employment agreements will provide for an aggregate compensation package substantially consistent, in all material respects, with Mr. Li's and Mr. Lin's current aggregate compensation, and otherwise contain terms satisfactory to the Sponsor.
Mr. Li's employment agreement will provide that, during the employment term, Mr. Li will not be terminated other than for Cause.

Other than for Cause, Parent shall not remove or change the title of Mr. Lin as Chief Executive Officer of Parent, change the material conditions of employment or materially diminish Mr. Lin's duties, responsibilities or aggregate compensation (including employee benefits) without the consent of Mr. Li.

For purposes of the employment agreements, "Cause" shall mean, with respect to Mr. Li or Mr. Lin, as applicable, one or more of the following (occurring after or, other than with respect to clause (ii), before the Closing): (i) a material breach of a key term of his employment agreement; (ii) the commission of any act or omission involving dishonesty, disloyalty, fraud or illegality with respect to Parent or any of its Subsidiaries or any of their customers or suppliers that would be reasonably likely to reflect negatively upon Parent or any of its Subsidiaries; (iii) any willful or knowing act or willful or knowing omission aiding or abetting a competitor, supplier or customer of Parent or any of its Subsidiaries to the material disadvantage or detriment of Parent and its Subsidiaries; or (iv) breach of fiduciary duty, gross negligence or willful misconduct with respect to Parent or any of its Subsidiaries.

Transfer Restrictions	The equity securities of Parent would generally not be transferable by Parent's shareholders, whether directly or indirectly (including the Rollover Shareholders), without the prior written consent of the Sponsor, except pursuant to the Right of First Offer, Right of First Refusal, Tag-Along Rights and Drag-Along Rights discussed below and except pursuant to other customary exceptions (e.g., transfers to affiliates or to an executive's "family group" for estate planning purposes, in each case subject to compliance with SAFE requirements).
Right of First Offer
Subject to customary exceptions (e.g., transfers to affiliates), the Sponsor will not be permitted to transfer equity securities of Parent to a third-party without first granting to the Rollover Shareholders a right of first offer to acquire such securities.

The Sponsor will not be permitted to effect a sale of substantially all of the business of Parent and its Subsidiaries, taken as a whole, whether structured as a sale of equity or assets of Parent or its Subsidiaries, merger, consolidation or otherwise (a "Sale of Parent"); provided that, in the event that the Sponsor desires to initiate a process reasonably likely to result in a Sale of Parent, the Sponsor shall notify the Rollover Shareholders as soon as practicable and in any event no less than six (6) months prior to initiating such process such that the Rollover Shareholders shall have a right of first offer (including by introducing third parties to such sale process) to acquire such business; provided, further that the Sponsor shall notify the Rollover Shareholders of the material terms of any offer reasonably likely to result in a Sale of Parent prior to entering into a definitive agreement providing for such Sale of Parent such that the Rollover Shareholders shall have a reasonable opportunity to make a superior offer to the Sponsor.
Right of First Refusal
Following the third anniversary of the Closing, each of the Rollover Shareholders may sell its equity securities without the Sponsor's consent so long as it first grants each other shareholder of Parent (including the Sponsor) a right of first refusal to acquire such equity securities. In the event that, prior to the third anniversary of the Closing, the Sponsor removes Mr. Li as Chairman of the board or Parent removes Brian Lin as Chief Executive Officer of Parent, then, following such removal, such Rollover Shareholder may sell its equity securities without the Sponsor's consent, subject to the right of first refusal as set forth in the preceding sentence.
Tag Along/Liquidity Rights
Subject to customary exceptions (e.g., transfers to affiliates), each of the Rollover Shareholders would be entitled to participate in all transfers by the Sponsor on a pro rata basis; provided that in the event that, following the consummation of any such transfer, the Sponsor and the Rollover Shareholders, collectively, would no longer either (i) own 50% or more of the equity securities (on a fully-diluted basis) of Parent or (ii) possess, directly or indirectly, the power to direct the management and policies of Parent (whether through the ownership of voting securities, the authority to appoint a majority of the members of the board of directors, by contract or otherwise), then each of the Rollover Shareholders shall have the right to dispose of all of its equity securities as part of such transfer on the same terms (on a per-share basis) as are applicable to the Sponsor.

Drag Along Rights	Subject to the provisions set forth under the heading "Right of First Offer" above, upon the request of the Sponsor, each of the Rollover Shareholders would agree to vote in favor of, participate in and raise no objections to a Sale of Parent (other than to an Affiliate of the Sponsor); provided that such shareholder is entitled to the same price per share as all other holders of such class of shares; provided, further, that in the event that the Sponsor exercises its drag-along right in respect of a sale of less than all of its equity securities, then each of the Rollover Shareholders shall have the right (in lieu of selling a pro rata portion of its equity securities) to dispose of all of its equity securities as part of such transfer on the same terms (on a per-share basis) as are applicable to the Sponsor. In addition, all such shareholders would agree to waive any dissenters' rights, appraisal rights and similar rights in connection with any such sale and take all necessary or desirable actions in connection therewith as requested by the Sponsor.
Preemptive Rights
The Rollover Shareholders would have the right to participate in any offering by Parent of any of its equity interests (x) to the Sponsor or any of its Affiliates after the Closing, subject to customary exceptions, and (y) as described under clause (vi)(C) under the heading "Veto Rights" below.
Veto Rights
Subject to the terms set forth under the heading "Drag Along Right" above, so long as (x) the Rollover Shareholders, collectively, own no less than 10% of the fully-diluted issued and outstanding shares of Parent and (y) Mr. Li has not been removed for Cause or voluntarily resigned as a member of the Board, Parent shall not without the prior written consent of the Required Rollover Shareholders (as defined below):
(i) amend, restate, supplement or otherwise modify the memorandum and articles of association of Parent;

(ii) change the size of the board of directors of Parent (unless, following such change, the Rollover Shareholders shall have the right to designate a number of directors such that the percentage of the board members who are designated by the Rollover Shareholders after such change is no less than such percentage prior to such change);
(iii) declare or pay any dividend or other distribution in respect of the shares of Parent;

(iv) redeem, repurchase or otherwise acquire any equity securities of Parent, other than: (A) pursuant to the terms of any share option, share appreciation rights, phantom share or other similar plans; or (B) for a repurchase of equity securities of employees of Parent or any of its subsidiaries upon the termination of their employment or otherwise in accordance with the terms of contractual arrangements with such employees;
(v) effect a recapitalization or reorganization involving the capital structure of Parent, other than with the approval of a Special Majority of the Board;

(vi) issue equity securities, other than: (A) in connection with a public offering; (B) if the board of directors of Parent, in its good faith judgment, determines that a capital investment in Parent is required to avoid material harm to Parent and its subsidiaries, taken as a whole, as a result of any existing or anticipated insolvency event (but subject to preemptive rights by the Rollover Shareholders as described under the heading "Preemptive Rights" above); or (C) with the approval of a Special Majority of the Board, (w) to any entity that has, or in connection with such equity issuance will have, a material strategic business relationship with Parent or any of its subsidiaries; (x) to a third party lender in connection with such lender's bona fide loan to Parent or any of its subsidiaries; (y) to sellers in connection with an acquisition by Parent or any of its subsidiaries of another company or business; or (z) incentive equity securities to employees of Parent or any of its subsidiaries;

(vii) enter into, restate, supplement, amend or otherwise modify any transactions or agreements with the Sponsor or any of its affiliates, except for: (A) transactions or agreements approved by a Special Majority of the Board; or (B) agreements entered into with the Sponsor at closing and permitted by the Company;
(viii) effect a bankruptcy, liquidation or dissolution; and

(ix) consummate any transaction (other than an internal restructuring) involving a transfer, sale or other disposition of assets of Parent or its Subsidiaries (including equity securities of Parent's Subsidiaries), including by way of merger or consolidation, in each case, which transaction is material to the business or assets of Parent and its Subsidiaries, taken as a whole.
"Required Rollover Shareholders" shall mean Rollover Shareholders holding no less than 50% of the issued and outstanding shares of Parent that are held by the Rollover Shareholders.
"Special Majority of the Board" shall mean a majority of the members of the Board of Parent, including at least half of the directors appointed by the Rollover Shareholders.
To the extent permitted by applicable law, the veto rights contained in this section shall be included in the articles of association of Parent.
Information Rights
So long as the Rollover Shareholders, collectively, own no less than 5% of the fully-diluted issued and outstanding shares of Parent, the Rollover Shareholders shall have the right to receive: (i) within 120 days of the end of each fiscal year of Parent, financial statements of Parent and its subsidiaries for such year; (ii) within 45 days of the end of each of the first three fiscal quarters of each fiscal year of Parent, financial statements of Parent and its subsidiaries for such quarter; and (iii) prior to the beginning of each fiscal year of Parent, a budget and business plan of Parent and its subsidiaries for the following fiscal year.

Registration Rights	If Parent (or another entity that owns all or substantially all of the shares of Parent and that that was formed to serve as a listing vehicle in connection with an initial public offering) applies for the listing of its shares on a securities exchange on which registration rights are applicable, Parent (or such listing vehicle, as applicable) shall enter into a registration rights agreement pursuant to which the Sponsor and the Rollover Shareholders shall have demand and piggyback registration rights customary for an agreement of this type and on terms satisfactory to the Sponsor and the Rollover Shareholders.
Non-Compete	The Rollover Shareholders shall execute non-compete, non-solicitation and confidentiality agreements on terms and conditions customary for transactions of this nature.

ANNEX E

FORM OF VOTING AGREEMENT

        This VOTING AGREEMENT (this "Agreement") is entered into as of 20 May 2011 by and among Amber Parent Limited, a company incorporated under the laws of the Cayman Islands ("Parent"), Amber Mergerco, Inc., a Florida corporation and a wholly-owned subsidiary of Parent ("Merger Sub") and [    •    ] (the "Shareholder") [and, solely for purposes of Section 6.4 hereof, [    •    ], [    •    ] and [    •    ] (each, an "Indirect Owner")]. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).

        WHEREAS, Parent, Merger Sub and China Fire & Security Group, Inc. (the "Company") have, concurrently with the execution of this Agreement, entered into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), which provides, among other things, for the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation (the "Merger"), upon the terms and subject to the conditions set forth in the Merger Agreement;

        WHEREAS, the Shareholder, Parent and Merger Sub are executing this agreement concurrently with the execution of the Merger Agreement;

        WHEREAS, the Shareholder is the record and beneficial owner (as defined under Rule 13d-3 of the Exchange Act) of (i) [    •    ] Company Shares, (ii) [    •    ] Company Restricted Shares, and (iii) Company Options to acquire [    •    ] Company Shares (such Company Shares, Company Restricted Shares and Company Options, together with any other Company Shares acquired (whether beneficially or of record) by the Shareholder after the date hereof and prior to the earlier of the Effective Time and the termination of all of the Shareholder's obligations under this Agreement, including any Company Shares acquired by means of purchase, dividend or distribution, or issued upon the exercise of any Company Options or warrants or the conversion of any convertible securities or otherwise, being collectively referred to herein as the "Securities");

        [WHEREAS, the Shareholder, pursuant to that certain Rollover Agreement, dated as of the date hereof, by and among Parent, Merger Sub, the Shareholder and the other shareholders of the Company named therein (the "Rollover Agreement"), has agreed to contribute certain of its Securities to Parent and/or Merger Sub in accordance with the terms and conditions set forth therein;]

        WHEREAS, receipt of the Shareholder Approval is a condition to the consummation of the Merger; and

        WHEREAS, as a condition to the willingness of Parent and Merger Sub to enter into the Merger Agreement and as an inducement and in consideration therefor, the Shareholder has agreed to enter into this Agreement.

        NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

VOTING; GRANT AND APPOINTMENT OF PROXY

        Section 1.1    Voting.    From and after the date hereof until the earlier of (a) the Effective Time and (b) the termination of the Merger Agreement pursuant to and in compliance with the terms therein (such earlier time, the "Expiration Time"), the Shareholder irrevocably and unconditionally hereby agrees that at any meeting (whether annual or special and each adjourned or postponed meeting) of the Company's shareholders, however called, or in connection with any written consent of the Company's shareholders, the Shareholder shall (i) appear at such meeting or otherwise cause its Securities to be counted as present thereat for purposes of determining whether a quorum is present and (ii) vote or cause to be voted (including by proxy or written consent, if applicable) all of the Shareholder's Securities, without regard to any Company Adverse Recommendation Change,

          (a)   for approval and adoption of the Merger Agreement and the transactions contemplated by the Merger Agreement,

          (b)   against any Acquisition Proposal, without regard to the terms of such Acquisition Proposal, or any other transaction, proposal, agreement or action made in opposition to approval and adoption of the Merger Agreement or in competition or inconsistent with the Merger and the other transactions contemplated by the Merger Agreement,

          (c)   against any other action, agreement or transaction that is intended, that could reasonably be expected, or the effect of which could reasonably be expected, to materially impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement or this Agreement or the performance by the Shareholder of its obligations under this Agreement, including, without limitation: (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any Company Subsidiary (other than the Merger); (ii) a sale, lease or transfer of a material amount of assets of the Company or any Company Subsidiary or a reorganization, recapitalization or liquidation of the Company or any Company Subsidiary; (iii) an election of new members to the board of directors of the Company, other than nominees to the board of directors of the Company who are serving as directors of the Company on the date of this Agreement or as otherwise provided in the Merger Agreement; (iv) any material change in the present capitalization or dividend policy of the Company or any amendment or other change to the Company's articles of incorporation or bylaws, except if approved in writing by Parent; (v) any action that would require the consent of Parent pursuant to Section 6.1 of the Merger Agreement, except if approved in writing by Parent; or (vi) any other material change in the Company's corporate structure or business, except if approved in writing by Parent,

          (d)   against any action, proposal, transaction or agreement that would reasonably be expected to result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of the Shareholder contained in this Agreement, and

          (e)   in favor of any other matter necessary to the consummation of the transactions contemplated by the Merger Agreement.

        Section 1.2    Grant of Irrevocable Proxy; Appointment of Proxy.

        1.2.1 From and after the date hereof until the Expiration Time, the Shareholder hereby irrevocably and unconditionally grants to, and appoints, Parent and any designee thereof, the Shareholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Shareholder, to vote or cause to be voted (including by proxy or written consent, if applicable) the Securities, without regard to any Company Adverse Recommendation Change:

          (a)   for approval and adoption of the Merger Agreement and the transactions contemplated by the Merger Agreement;

          (b)   against any Acquisition Proposal, without regard to the terms of such Acquisition Proposal, or any other transaction, proposal, agreement or action made in opposition to approval and adoption of the Merger Agreement or in competition or inconsistent with the Merger and the other transactions contemplated by the Merger Agreement;

          (c)   against any other action, agreement or transaction that is intended, that could reasonably be expected, or the effect of which could reasonably be expected, to materially impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement or this Agreement or the performance by the Shareholder of its obligations under this Agreement, including, without limitation: (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any Company Subsidiary (other than the Merger); (ii) a sale, lease or transfer of a material amount of assets of the Company or any Company Subsidiary or a reorganization, recapitalization or liquidation of the Company or any Company Subsidiary; (iii) an election of new members to the board of directors of the Company, other than nominees to the board of directors of the Company who are serving as directors of the Company on the date of this Agreement or as otherwise provided in the Merger Agreement; (iv) any material change in the present capitalization or dividend policy of the Company or any amendment or other change to the Company's articles of incorporation or bylaws, except if approved in writing by Parent; (v) any action that would require the consent of Parent pursuant to Section 6.1 of the Merger Agreement, except if approved in writing by Parent; or (vi) any other material change in the Company's corporate structure or business, except if approved in writing by Parent;

          (d)   against any action, proposal, transaction or agreement that would reasonably be expected to result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of the Shareholder contained in this Agreement; and

          (e)   in favor of any other matter necessary to the consummation of the transactions contemplated by the Merger Agreement.

        1.2.2 The Shareholder hereby represents that any proxies heretofore given in respect of the Shareholder's Securities, if any, are revocable, and hereby revokes such proxies.

        1.2.3 The Shareholder hereby affirms that the irrevocable proxy set forth in this Section 1.2 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of the Shareholder under this Agreement. The Shareholder hereby further affirms that the irrevocable proxy is coupled with an interest and, except as set forth in this Section 1.2, is intended to be irrevocable prior to the Expiration Time. If for any reason the proxy granted herein is not irrevocable, then the Shareholder agrees to vote the Shareholder's Securities in accordance with Section 1.1 above as instructed by Parent in writing prior to the Expiration Time. The parties agree that the foregoing is a voting agreement.

        Section 1.3    Restrictions on Transfers.    Except [as provided for in the Rollover Agreement or] pursuant to the Merger Agreement, the Shareholder hereby agrees that, from the date hereof until the Expiration Time, the Shareholder shall not, directly or indirectly, (a) sell, transfer, assign, tender in any tender or exchange offer, pledge, encumber, hypothecate or similarly dispose of (by merger, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, or to enter into any Contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, Lien, hypothecation or similar disposition of (by merger, by testamentary disposition, by operation of law or otherwise) (collectively, "Transfer"), any Securities, (b) deposit any Securities into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, (c) convert or exchange, or take any action which would result in the conversion or exchange, of any Securities, or (d) agree (whether or not in writing) to take any of the actions referred to in the foregoing clauses (a), (b) or (c).

        Section 1.4    Inconsistent Agreements.    The Shareholder hereby covenants and agrees that, except for this Agreement, the Shareholder (a) has not entered into, and shall not enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to the Shareholder's Securities and (b) has not granted, and shall not grant at any time while this Agreement remains in effect, a proxy, consent or power of attorney with respect to the Shareholder's Securities.

ARTICLE II

NO SOLICITATION

        Section 2.1    Restricted Activities.    (a) Prior to the Expiration Time, the Shareholder in its capacity as a shareholder of the Company shall not, and shall use its reasonable best efforts to cause its officers, directors, employees, agents, advisors and other representatives (in each case, acting in their capacity as such to the Shareholder, in its capacity as a shareholder (the "Shareholder's Representatives")) not to, directly or indirectly: (a) initiate, solicit, propose, encourage or knowingly facilitate (including by providing information) any inquiries, proposals or offers with respect to, or the making or completion of, an Acquisition Proposal or offer that would reasonably be expected to lead to an Acquisition Proposal, (b) engage, continue or participate in any negotiations concerning, or provide or cause to be provided any non-public information or data relating to the Company or any Company Subsidiary in connection with, or have any discussions (other than to state that they are not permitted to have discussions) with any Person relating to, an actual or proposed Acquisition Proposal or offer that would reasonably be expected to lead to an Acquisition Proposal, or otherwise knowingly facilitate any effort or attempt to make or implement an Acquisition Proposal or offer that would reasonably be expected to lead to an Acquisition Proposal, (c) to the extent permitted by applicable Law, grant any waiver, amendment or release under any standstill or confidentiality agreement or Takeover Statutes, or otherwise knowingly facilitate any effort or attempt by any person to make an Acquisition Proposal (including providing consent or authorization to make an Acquisition Proposal to any officer or employee of the Company or to the Company Board (or any member thereof) pursuant to any confidentiality agreement entered into prior to the date hereof), (d) approve, endorse or recommend, or propose to approve, endorse or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement relating to any Acquisition Proposal or offer that would reasonably be expected to lead to an Acquisition Proposal, or (e) resolve to propose or agree to do any of the foregoing (the activities specified in clauses (a) through (e) being hereinafter referred to as the "Restricted Activities").

          (b)   Notwithstanding anything to the contrary contained in Section 2.1(a) above, at any time after the date hereof and prior to the Solicitation Period End Date (or, with respect to an Acquisition Proposal submitted to the Company by a Continuing Party on or before the Solicitation Period End Date, the Cut-Off Date), following the receipt by the Company of a bona fide written Acquisition Proposal that did not result from a breach by the Shareholder of Section 2.1(a) above or by any other Voting Shareholder of Section 2.1(a) of any other Voting Agreement, the Shareholder may engage or participate in discussions with the Person who has made such Acquisition Proposal regarding such Acquisition Proposal; provided that prior to taking any such action, the Special Committee shall have confirmed in writing to the Shareholder that it has determined in good faith, (x) after consultation with outside legal counsel, that, if such Acquisition Proposal had been submitted after the Solicitation Period End Date, failure by the Company to engage or participate in discussions with the Person who has made such Acquisition Proposal would have been inconsistent with the directors' fiduciary duties under applicable Laws, and (y) based on the information then available and after consultation with its independent nationally recognized financial advisor and outside legal counsel, that such Acquisition Proposal either constitutes a Superior Proposal or is reasonably likely to result in a Superior Proposal.

        Section 2.2    Notification.    The Shareholder, in its capacity as a shareholder of the Company, shall and shall use its reasonable best efforts to, cause the Shareholder's Representatives to, immediately cease and cause to be terminated any discussions or negotiations with any parties that may have been conducted heretofore with respect to an Acquisition Proposal. From and after the date hereof until the Expiration Time, the Shareholder shall promptly advise Parent orally (and in any event within 24 hours) and subsequently in writing of (x) any Acquisition Proposal, (y) any request it receives in its capacity as a shareholder of the Company for non-public information relating to the Company or any Company Subsidiary, other than requests for information not reasonably expected to be related to or result into an Acquisition Proposal, and (z) any inquiry or request for discussion or negotiation it receives in its capacity as a shareholder of the Company regarding an Acquisition Proposal, including in each case the identity of the person making any such Acquisition Proposal or indication or inquiry and the terms of any such Acquisition Proposal or indication or inquiry (including, if applicable, copies of any written requests, proposals or offers, including proposed agreements). The Shareholder, in its capacity as a shareholder of the Company, shall keep Parent reasonably informed on a reasonably current basis of the status and terms (including any material changes to the terms thereof) of any such Acquisition Proposal or indication or inquiry (including, if applicable, any revised copies of written requests, proposals and offers) and the status of any such discussions or negotiations to the extent known by the Shareholder. This Section 2.2 shall not apply to any Acquisition Proposal received by the Company. The Shareholder's receipt, in its capacity as a shareholder of the Company, of any Acquisition Proposal shall not relieve the Shareholder from any of its obligations hereunder.

        Section 2.3    Capacity.    Notwithstanding anything to the contrary set forth in this Article II, the Shareholder is signing this Agreement solely and only in the Shareholder's capacity as a shareholder of the Company and, accordingly, nothing contained herein shall in any way limit or affect any actions taken by [any shareholder of the Shareholder, or any trustee of any shareholder of the Shareholder,] [the Shareholder] in his capacity as an officer or director of the Company, and no action taken in any such capacity as an officer or director of the Company shall be deemed to constitute a breach of this Agreement.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS

OF THE SHAREHOLDER

        Section 3.1    Representations and Warranties.    The Shareholder represents and warrants to Parent and Merger Sub as follows: (a) the Shareholder has full legal right, power and authority to execute and deliver this Agreement, to perform the Shareholder's obligations hereunder and to consummate the transactions contemplated hereby; (b) this Agreement has been duly executed and delivered by the Shareholder and the execution, delivery and performance of this Agreement by the Shareholder and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Shareholder and no other actions or proceedings on the part of the Shareholder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, (c) assuming this Agreement constitutes the valid and binding agreement of Parent and Merger Sub, this Agreement constitutes the valid and binding agreement of the Shareholder, enforceable against the Shareholder in accordance with its terms, (d) the execution and delivery of this Agreement by the Shareholder does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, conflict with or violate any Law or agreement binding upon the Shareholder or the Shareholder's Securities, nor require any authorization, consent or approval of, or filing with, any Governmental Entity, except for filings with the Securities and Exchange Commission by the Shareholder, and (e) except for such transfer restrictions of general applicability as may be provided under the Securities Act of 1933, as amended, and the "blue sky" laws of the various states of the United States, the Shareholder owns, beneficially and of record, or controls all of its Securities (and any additional Securities acquired after the date hereof), and all of such Securities are free and clear of any proxy, voting restriction, adverse claim or other Lien (other than any restrictions created by this Agreement), and has sole voting power and sole power of disposition with respect to the Shareholder's Securities, with no restrictions on the Shareholder's rights of voting or disposition pertaining thereto and no person other than the Shareholder has any right to direct or approve the voting or disposition of any of the Shareholder's Securities. The Shareholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon the Shareholder's execution, delivery and performance of this Agreement.

        Section 3.2    Covenants.    The Shareholder hereby:

          (a)   agrees, prior to the Expiration Time, not to take any action that would make any representation or warranty of the Shareholder contained herein untrue or incorrect or have or could have the effect of preventing, impeding or interfering with or adversely affecting the performance by the Shareholder of its obligations under this Agreement;

          (b)   irrevocably waives, and agrees not to exercise, any rights of appraisal or rights of dissent from the Merger that the Shareholder may have with respect to the Shareholder's Securities (including without limitation any rights under Section 607.1302 of the FBCA) prior to the Expiration Time;

          (c)   agrees to promptly notify Parent and Merger Sub of the number of any new Securities acquired by the Shareholder after the date hereof and prior to the Expiration Time. Any such Securities shall be subject to the terms of this Agreement as though owned by the Shareholder on the date hereof;

          (d)   agrees to permit the Company to publish and disclose in the Proxy Statement, the Shareholder's identity and ownership of Company Shares or other equity securities of the Company and the nature of the Shareholder's commitments, arrangements and understandings under this Agreement;

          (e)   authorizes the Company, Parent, Merger Sub and their respective counsel and representatives to notify the Company's transfer agent that there is a stop transfer order with respect to all of the Shareholder's Securities (and that this Agreement places limits on the voting and transfer of such Securities);

          (f)    agrees that, prior to the Expiration Time, it shall support, and grant all approvals, and take all actions reasonably requested by Parent or Merger Sub to ensure that any and all Takeover Statutes shall be inapplicable to this Agreement, the Merger Agreement, the Merger or the other transactions contemplated by the Merger Agreement; and

          (g)   agrees that, upon request of Parent or Merger Sub, the Shareholder shall execute and deliver any additional documents, consents or instruments and take such further actions as may reasonably be deemed by Parent or Merger Sub to be necessary or desirable to carry out the provisions of this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

        Section 4.1    Representations and Warranties of Parent and Merger Sub.    Each of Parent and Merger Sub hereby, jointly and severally, represents and warrants to the Shareholder as follows: (a) this Agreement has been duly and validly authorized by each of Parent's and Merger Sub's respective board of directors, (b) this Agreement has been duly executed and delivered by a duly authorized officer or other representative of each of Parent and Merger Sub and (c) assuming this Agreement constitutes a valid and binding agreement of the Shareholder, this Agreement constitutes a valid and binding agreement of Merger Sub and Parent, enforceable against Merger Sub or Parent, as applicable, in accordance with its terms.

ARTICLE V

TERMINATION

        This Agreement shall terminate and be of no further force or effect upon the earlier to occur of (A) the Closing and (B) the date of termination of the Merger Agreement in accordance with its terms. Notwithstanding the preceding sentence, this Article V and Article VI shall survive any termination of this Agreement. Nothing in this Article V shall relieve or otherwise limit any party of liability for willful breach of this Agreement.

ARTICLE VI

MISCELLANEOUS

        Section 6.1    Expenses.    Except as otherwise may be agreed in writing, all costs, fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring or required to incur such costs, fees and expenses.

        Section 6.2    Notices.    Any notices or other communications required or permitted under, or otherwise in connection with this Agreement, shall be in writing and shall be deemed to have been duly given when delivered in person or upon confirmation of receipt when transmitted by facsimile transmission or by electronic mail (but only if followed by transmittal by overnight courier or hand for delivery on the next Business Day) or on receipt after dispatch by registered or certified mail, postage prepaid, addressed, or on the next Business Day if transmitted by international overnight courier, in each case as follows:

          If to Parent or Merger Sub, at:

Bain Capital Asia, LLC 47th Floor, Cheung Kong Center 2 Queen's Road, Central Hong Kong
Attention:	Jonathan Zhu
Lihong Wang
Craig Boyce
Facsimile No.: +852-3656-6801

          with a copy (which shall not constitute notice) to:

Kirkland & Ellis International LLP 26th Floor, Gloucester Tower The Landmark 15 Queen's Road, Central Hong Kong
Attention:	David Patrick Eich
Jesse Sheley
Facsimile No.: +852-3761-3301

    If to the Shareholder [or an Indirect Owner], to the address set forth on the signature page hereto under the Shareholder's [or Indirect Owner's] name[, with a copy to:

DLA Piper UK LLP 20th Floor, South Tower Beijing Kerry Center 1 Guanghua Road Chaoyang District Beijing 100020, China Attention: Steven Liu Facsimile No.: +86 10 6561 5158]

or, in each case, to such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

        Section 6.3    No Partnership, Agency, or Joint Venture.    This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between the parties hereto.

        [Section 6.4    Guarantee.    (a) Each Indirect Owner hereby unconditionally and irrevocably guarantees to Parent and Merger Sub the performance of all obligations of the Shareholder under and in accordance with this Agreement and the Rollover Agreement and agrees, on demand and without any other notice whatsoever, to perform or cause to be performed all of the obligations of the Shareholder hereunder and thereunder, and it shall not be necessary for Parent or Merger Sub, in order to enforce such performance by the Shareholder or such Indirect Owner, first to institute suit or pursue or exhaust any rights or remedies against the Shareholder or others liable for the performance of such obligation, or to join the Shareholder in any action to enforce the Shareholder's obligations hereunder, or to resort to any other means of obtaining performance from the Shareholder.

          (b)   Each Indirect Owner hereby waives all defenses based upon suretyship or impairment of collateral, together with any defenses that it may have or assert with respect to the applicable guaranteed obligations (other than actual performance), including, without limitation, discharge in bankruptcy, failure of consideration, breach of warranty, statute of frauds, statute of limitations, accord and satisfaction, release, usury, lack of legal capacity, delay or lack of diligence.]

        Section 6.5    Severability.    Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only as broad as is enforceable.

        Section 6.6    Entire Agreement; Benefit.    This Agreement, the Merger Agreement and [the Rollover Agreement] embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. The representations and warranties set forth herein and the covenants set forth herein have been made solely for the benefit of the parties to this Agreement and (a) may be intended not as statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate and (b) may apply standards of materiality in a way that is different from what may be viewed as material by shareholders of, or other investors in, the Company.

        Section 6.7    Specific Performance.    The Shareholder acknowledges that monetary damages would not be an adequate remedy in the event that any covenant or agreement in this Agreement is not performed in accordance with its terms, and it is therefore agreed that, in addition to and without limiting any other remedy or right it may have, Parent and Merger Sub will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof. The Shareholder agrees not to oppose the granting of such relief in the event a court determines that such a breach has occurred, and to waive any requirement for the securing or posting of any bond in connection with such remedy. All rights, powers, and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by Parent or Merger Sub shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

        Section 6.8    Amendments; Waivers.    At any time prior to the Expiration Time, any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Shareholder, Parent and Merger Sub, or in the case of a waiver, by the party against whom the waiver is to be effective. Notwithstanding the foregoing, no failure or delay by Merger Sub or Parent in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

        Section 6.9    Governing Law.    This Agreement, and all claims or causes of action (whether at Law, in contract or in tort) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice or conflict of Law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware except matters relating to the fiduciary duties of the Company Board and internal corporate affairs and the Company shall be governed by the laws of the State of Florida.

        Section 6.10    Jurisdiction; Enforcement.    Any Action (whether sounding in contract, tort, equity or otherwise) against, arising out of or relating to this Agreement or the transactions contemplated hereby shall be brought solely and exclusively in the Court of Chancery of the State of Delaware; provided that if (and only after) such court determines that it lacks subject matter jurisdiction over any such Action, legal action shall be brought in the Federal courts of the United States located in the State of Delaware; provided, further that if (and only after) both the Court of Chancery of the State of Delaware and the Federal courts of the United States located in the State of Delaware determine that they lack subject matter jurisdiction over any such Action, such Action shall be brought in the United States District Court for the Southern District of New York. Each of the parties hereto agrees that a final judgment (subject to any appeals therefrom) in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of such courts in respect of any legal dispute or action arising out of or relating to this Agreement or the transactions contemplated hereby, and hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any dispute or action arising out of or relating to this Agreement or the transactions contemplated hereby in any such court in accordance with the provisions of this Section 6.9. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action in any such court. Each of the parties hereto hereby irrevocably and unconditionally consents to service of process in the manner provided for notices in Section 6.2 above. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by Law.

        Section 6.11    WAIVER OF JURY TRIAL.    EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY OR ACTION WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY

IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION OR ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION OR ACTION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

        Section 6.12    No Third Party Beneficiaries.    There are no third party beneficiaries of this Agreement and nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto (and their respective successors, heirs and permitted assigns), any rights, remedies, obligations or liabilities.

        Section 6.13    Assignment; Binding Effect.    Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties, except that (i) Merger Sub may assign, in its sole discretion, any of or all of its rights, interest and obligations under this Agreement to Parent or to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Merger Sub of its obligations hereunder and (ii) Parent and Merger Sub may assign this Agreement (in whole but not in part) in connection with a permitted assignment of the Merger Agreement by Parent or Merger Sub, as applicable. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns [and, in the case of the Shareholder, his estate, heirs, beneficiaries, personal representatives and executors.] Parent shall cause Merger Sub, and any assignee thereof, to perform its obligations under this Agreement and shall be responsible for any failure of Merger Sub or such assignee to comply with any representation, warranty, covenant or other provision of this Agreement.

        Section 6.14    Mutual Drafting.    Each party hereto has participated in the drafting of this Agreement, which each party hereto acknowledges is the result of extensive negotiations between the parties hereto.

        Section 6.15    Headings.    Headings of the Articles and Sections of this Agreement are for convenience of the parties only and shall be given no substantive or interpretive effect whatsoever.

        Section 6.16    Interpretation.    When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word "or" shall be deemed to mean "and/or." All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Each of the parties hereto has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

        Section 6.17    Counterparts.    This Agreement may be executed in two or more consecutive counterparts (including by facsimile or email pdf format), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy, email pdf format or otherwise) to the other parties.

[Signature Pages to follow]

        IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

AMBER PARENT LIMITED
By:
Name:
Title:
AMBER MERGERCO, INC.
By:
Name:
Title:

Address:

ANNEX F

Directors and Executive Officers of Each Filing Person

        During the past five years, none of the Filing Persons and none of their respective partners, controlling persons, directors or executive officers, as applicable, have been (i) convicted in a criminal proceeding (excluding traffic violations and similar misdemeanors) or (ii) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining such person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

        China Fire & Security Group, Inc.:    Set forth below for each director and executive officer of the Company is his or her respective present principal occupation or employment, the name of the corporation or other organization in which such occupation or employment is conducted and the five-year employment history of each such director and executive officer. The business address and business telephone number of Mr. Weigang Li, Mr. Brian Lin and Mr. Weishe Zhang is c/o China Fire & Security Group, Inc., South Banbidian Industrial Park, Liqiao Township, Shunyi District, Beijing, 101304, People's Republic of China and their telephone number is +86-10-84417400.

Executive Officers

        Mr. Weigang Li, Chairman of the Board, Vice President of Sales of the Company and General Manager of Sureland Industrial Fire Safety Limited, one of the Company's indirect subsidiaries ("Sureland Industrial"), PRC citizen, 43. Mr. Li has served as VP of Sales of the Company since February 2009. Mr. Li co-founded Sureland Industrial in 1995 and held various positions, including deputy director, director and Deputy General Manager of Sales. Mr. Li has been influential in winning a number of large, notable contracts since the Company's inception. Mr. Li has over 15 years of hands on experience in project sales and sales force management in the China fire protection industry. He is currently completing a business diploma in an advanced program for young Chinese entrepreneurs at Tsinghua University.

        Mr. Brian Lin, Chief Executive Officer, Director, Canadian citizen, 46. Since March 2010, Mr. Lin has served as Chief Executive Officer of the Company. From December 2009 through March 2010, Mr. Lin served as Chief Financial Officer of the Company. Mr. Lin has served as a director since October 2006 and served as Chief Executive Officer of the Company from October 2006 to December 2009. Mr. Lin has over 17 years of management and technical experience both in the United States and China. Mr. Lin is an early stage investor and co-founder of the Company and has been providing strategic guidance since its inception. Prior to joining the Company full time in January 2006, Mr. Lin served as CEO of Beijing Linkhead Technologies from 2001 to 2005. Mr. Lin received his Master's Degree in Electrical Engineering from University of Toronto, Canada in 1989.

        Mr. Tongzhou Qin, Chief Financial Officer, Deputy General Manager of Sureland Industrial, PRC citizen, 41. Mr. Qin joined the Company in March 2010 as the Deputy General Manager of Sureland Industrial, responsible for finance, internal audit, human resources and administration. Mr. Qin has over 18 years of accounting, finance and general management experience. Prior to joining the Company, he was the senior manager at Ernst & Young Huaming Certified Public Accounting Firm in Beijing from March 2001 to February 2010, where he led the audit team and advised clients on internal controls, corporate governance and other public listing rules. Mr. Qin is a Certified Public Accountant, Certified Public Valuer and Certified Tax Agent in the PRC. Mr. Qin obtained his Bachelors degree in Investment Economy Management from China's Central University of Finance and Economy in 1992.

        Mr. Weishe Zhang, Vice President of Strategic Planning, Director, PRC citizen, 46. Since December 2009, Mr. Zhang has served as Vice President of strategic planning and management of marketing, technology and product development. Mr. Zhang has served as a director since February 2009 and served as Chief Technology Officer from February 2009 to December 2009. From 2002 to February 2009, Mr. Zhang held various positions in the field of product research and development, including Director of System Integration, Director of Product Research and Development Center and Chief Engineer in Sureland Industrial. With over 15 years of experience in the China fire protection industry, Mr. Zhang is the inventor of dozens of international and domestic product and technology patents. Mr. Zhang received a Master's Degree in Engineering from Beijing University of Aeronautics & Astronautics in 1989.

  Directors (other than Weigang Li, Brian Lin and Weishe Zhang)

        Mr. Xianghua Li, Director, PRC citizen, 66. Mr. Xianghua Li has served as an independent Director since September 2008. Mr. Li was the vice chairman of China Fire Protection Association since October 2003. Mr. Li received his diploma from the Military School of Mechanical Technology.

        Mr. Yinqing Li, Director, PRC citizen, 58. Mr. Yinqing Li is the president of the Institute of Building Fire Research, China Academy of Building Research. Mr. Li also holds several concurrent positions including Secretary-general of the Fire-proof and Comprehensive Technique Institute of the Architectural Society of China, the executive director of the China Fire Protection Association, and the director of the National Fire Standardization Technical Committee. Mr. Li has more than 30 years of experience in the fire protection industry including experience with technology innovation, industry standardization and new product development. Mr. Li has also hosted several fire protection design workshops for the mega-buildings in Beijing including the Beijing Capital Airport Terminal 3, the National Stadium and the National centre for the Performing Arts. Mr. Li received his Bachelor's Degree from Tsinghua University in 1977.

        Mr. Guoyou Zhang, Director, PRC citizen, 59. Mr. Zhang has served as an independent Director since April 2007. Mr. Zhang is currently the Vice President of Beijing University and the director of the Institute of International Business Management, Beijing University. Professor Zhang has extensive experience in teaching economics and business management and has written and/or edited many published articles and books over the past 20 years. Mr. Zhang has been teaching in Beijing University since 1976. He received his Ph.D. degree in Economics from Beijing University in 1991.

        Mr. Albert McLelland, Director, American citizen, 52. Mr. McLelland has served as an independent Director since September 2008. Since 2003, Mr. McLelland has been the Senior Managing Director of AmPac Strategic Capital LLC (AmPac). Prior to founding AmPac, Mr. McLelland was responsible for the day-to-day operations of the cross-border transactions initiative of PricewaterhouseCoopers' ("PwC") Financial Advisory Services. Albert possesses extensive investment and merchant banking experience. He has built two Asian based financial service firms and also ran corporate finance at CEF Taiwan Limited. Mr. McLelland began his investment banking career at Shearson Lehman. Mr. McLelland is also teaching "Venturing in China" at the Caruth Institute for Entrepreneurship at the Cox School of Business at Southern Methodist University. Since 2009, Mr. Mclleland has been an Independent Director and Chairman of the Audit Committee for Yanglin Soybean, Inc. ("YSYB.OB") and China Housing and Land Development, Inc. ("CHLN"). Mr. McLelland holds an MBA degree from the University of Chicago and a Master of International Affairs from Columbia. He did his undergraduate studies at the University of South Florida and also studied Mandarin at the National Normal University in Taiwan.

        Li Brothers Holdings Inc.:    Set forth below for each director of Li Brothers is his or her respective present principal occupation or employment, the name of the corporation or other organization in which such occupation or employment is conducted and the five-year employment history of each such director.

        Ms. Jincai Li, Director, PRC citizen, 44. Ms. Li has served as a Director of Li Brothers Holdings Inc. since April 2010. Since June 1988 to October 1997, she was a procurator at Cangzhou City Suburban People's Procuratorate of Hebei Province. Ms. Li worked at the Department of Law of People's University of China from September 1985 to June 1987. Since October 1997 to present, Ms. Li also serves as the Vice Director of Anti-Corruption Bureau and Second Grade Procurator of Xihua District People's Procuratorate of Cangzhou City of Hebei Province.

        Mr. Weigang Li, Director, PRC citizen, 43. Mr. Li has served as a Director of Li Brothers Holdings Inc. since April 2010. Mr. Li is the Chairman of the Board, Vice President of Sales of the Company and General Manager of Sureland Industrial. Mr. Li has served as VP of Sales of the Company since February 2009. Mr. Li co-founded Sureland Industrial in 1995 and held various positions, including deputy director, director and Deputy General Manager of Sales. Mr. Li has been influential in winning a number of large, notable contracts since the Company's inception. Mr. Li has over 15 years of hands on experience in project sales and sales force management in the China fire protection industry. He is currently completing a business diploma in an advanced program for young Chinese entrepreneurs at Tsinghua University.

        Jin Zhan Limited:    Set forth below for each director of Jin Zhan is his or her respective present principal occupation or employment, the name of the corporation or other organization in which such occupation or employment is conducted and the five-year employment history of each such director.

        Mr. Weigang Li, Director, PRC citizen, 43. Mr. Li is the Chairman of the Board, Vice President of Sales of the Company and General Manager of Sureland Industrial. Mr. Li has served as VP of Sales of the Company since February 2009. Mr. Li co-founded Sureland Industrial in 1995 and held various positions, including deputy director, director and Deputy General Manager of Sales. Mr. Li has been influential in winning a number of large, notable contracts since the Company's inception. Mr. Li has over 15 years of hands on experience in project sales and sales force management in the China fire protection industry. He is currently completing a business diploma in an advanced program for young Chinese entrepreneurs at Tsinghua University.

        Vyle Investment Inc.:    Set forth below for each director of Vyle Investment is his or her respective present principal occupation or employment, the name of the corporation or other organization in which such occupation or employment is conducted and the five-year employment history of each such director.

        Mr. Brian Lin, Director, Canadian citizen, 46. Since March 2010, Mr. Lin has served as Chief Executive Officer of the Company. From December 2009 through March 2010, Mr. Lin served as Chief Financial Officer of the Company. Mr. Lin has served as a director since October 2006 and served as Chief Executive Officer of the Company from October 2006 to December 2009. Mr. Lin has over 17 years of management and technical experience both in the United States and China. Mr. Lin is an early stage investor and co-founder of the Company and has been providing strategic guidance since its inception. Prior to joining the Company full time in January 2006, Mr. Lin served as CEO of Beijing Linkhead Technologies from 2001 to 2005. Mr. Lin received his Master's Degree in Electrical Engineering from University of Toronto, Canada in 1989.

        Small Special Technology Inc.:    Set forth below for each director of Small Special is his or her respective present principal occupation or employment, the name of the corporation or other organization in which such occupation or employment is conducted and the five-year employment history of each such director.

        Mr. Weishe Zhang, Director, PRC citizen, 46. Mr. Zhang is the Vice President of Strategic Planning and Director of the Company. Since December 2009, Mr. Zhang has served as Vice President of strategic planning and management of marketing, technology and product development. Mr. Zhang has served as a director since February 2009 and served as Chief Technology Officer from February

2009 to December 2009. From 2002 to February 2009, Mr. Zhang held various positions in the field of product research and development, including Director of System Integration, Director of Product Research and Development Center and Chief Engineer in Sureland Industrial. With over 15 years of experience in the China fire protection industry, Mr. Zhang is the inventor of dozens of international and domestic product and technology patents. Mr. Zhang received a Master's Degree in Engineering from Beijing University of Aeronautics & Astronautics in 1989.

        Parent:    The name, current principal occupation or employment and material occupations, positions, offices or employment during the past five years of each director of Parent is set forth below. Bain Capital Investors, LLC ("Bain Capital Investors") is engaged in the business of acting as the general partner of persons primarily engaged in the business of making private equity and other types of investments. Bain Capital Partners, LLC ("Bain Capital Partners") is a private investment firm that manages several private equity funds. Each of the directors listed below is a U.S. citizen. The business address of the directors listed below is c/o Bain Capital Partners, LLC, 111 Huntington Avenue, Boston, Massachusetts 02199.

        Paul B. Edgerley.    Mr. Edgerley is a Director of Parent. Mr. Edgerley is also a managing director of Bain Capital Investors and Bain Capital Partners. He joined Bain Capital Partners in 1988 and became a managing director in 1990.

        Michael Goss.    Mr. Goss is a Director of Parent. Mr. Goss is also a managing director and chief operating officer of Bain Capital Partners. He joined Bain Capital Partners in 2001 as a managing director-chief financial officer.

        James G. Boudreau.    Mr. Boudreau is a Director of Parent. Mr. Boudreau is also senior vice president of Bain Capital Partners. He joined Bain Capital Partners in 2001.

        Merger Sub:    The name, current principal occupation or employment and material occupations, positions, offices or employment during the past five years of each director or executive officer of Merger Sub is set forth below. Bain Capital is engaged in the business of acting as the general partner of persons primarily engaged in the business of making private equity and other types of investments. Bain Capital Partners is a private investment firm that manages several private equity funds. Each of the directors listed below is a U.S. citizen. The business address of the directors and executive officers listed below is c/o Bain Capital Partners, LLC, 111 Huntington Avenue, Boston, Massachusetts 02199.

        Paul B. Edgerley.    Mr. Edgerley is the Director, President and Secretary of Merger Sub. Mr. Edgerley is a managing director of Bain Capital and Bain Capital Partners. He joined Bain Capital Partners in 1988 and became a managing director in 1990.

        Michael Goss.    Mr. Goss is the Director, Vice President and Assistant Secretary of Merger Sub. Mr. Goss is a managing director and chief operating officer of Bain Capital Partners. He joined Bain Capital Partners in 2001 as a managing director-chief financial officer.

THERE ARE THREE WAYS TO VOTE:  BY INTERNET, TELEPHONE OR MAIL

Internet and telephone voting is available 24 hours a day, 7 days a week through
11:59 PM Eastern Time the day prior to the special meeting date.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET	TELEPHONE	MAIL

www.proxyvote.com	(800) 454 8683

Go to the website listed above.	Use any touch-tone telephone.	Mark, sign and date your proxy card.

Have your proxy card ready.	Have your proxy card ready.	Detach your proxy card.

Follow the simple instructions that appear on your computer screen.	Follow the simple recorded instructions.	Return your proxy card in the postage-paid envelope provided.

Please Vote, Sign, Date and Return Promptly in the Enclosed Postage-Paid Envelope

(Continued from the Other Side)

The Board of Directors, acting on the unanimous recommendation of the special committee composed entirely of independent directors, recommends a vote “FOR” the approval of the merger agreement and a vote “FOR” Proposal 2.

	FOR	AGAINST	ABSTAIN
1.

To approve the Agreement and Plan of Merger, dated May 20, 2011 (the “merger agreement”) with Amber Parent Limited, an exempted company incorporated in the Cayman Islands (“Parent”), Amber Mergerco, Inc., a Florida corporation and a wholly owned subsidiary of Parent (“Merger Sub”) providing for the merger of Merger Sub with and into the Company (the “merger”), with the Company surviving the merger as a wholly owned subsidiary of Parent.

	☐	☐	☐

	FOR	AGAINST	ABSTAIN
2.

To approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement.

	☐	☐	☐

Note:  Please sign your name exactly as it appears hereon.  If signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, give your title.  When shares are in the names of more than one person, each should sign

Dated:	, 2011

Signature:

Title or Authority:

Signature (if held jointly):

PRELIMINARY PROXY MATERIAL SUBJECT TO COMPLETION

SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON [  ], 2011

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints [  ] and [  ], or either of them, as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of common stock of China Fire & Security Group, Inc. (the “Company”) held of record by the undersigned on [  ], 2011, at the Special Meeting of Shareholders to be held at [  ] local time, on [  ], 2011, at [  ] or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED SHAREHOLDER.  IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS LISTED ON THE REVERSE SIDE.  IF OTHER MATTERS THAN THE PROPOSALS LISTED ON THE REVERSE SIDE ARE PRESENTED AT THE SPECIAL MEETING, THE PERSONS NAMED ABOVE WILL VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT WITH RESPECT TO THOSE MATTERS.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE OR VOTE BY INTERNET OR TELEPHONE FOLLOWING THE INSTRUCTIONS ON THE REVERSE SIDE.

(Continued and to be signed on the Reverse Side)